Exhibit 10(a)
BELLINGHAM EXECUTION AGREEMENT

THIS BELLINGHAM EXECUTION AGREEMENT (the "Agreement") is entered into as of August 19, 2004 (the "Contract Date"), between Boston Edison Company ("BECo") and Commonwealth Electric Company ("CECo") (BECo and CECo each, a "Utility", jointly, the "Utilities") and Northeast Energy Associates, A Limited Partnership, a Massachusetts limited partnership ("NEA"). The Utilities and NEA are sometimes referred to individually in this Agreement as a "Party" and collectively as the "Parties."

RECITALS

A. The Utilities and NEA are parties to certain Power Purchase Agreements, as amended, and as set forth in Schedule A hereof (individually, BECo A, BECo B, CECo 1, CECo 2, collectively, the "Power Purchase Agreements") pursuant to which the Utilities purchase from NEA contract capacity and the associated energy generated by NEA's Bellingham power generation facility (the "Facility"). On October 17, 2003, Utilities requested the submission of proposals regarding the transfer of entitlements to certain power purchase agreements. In response, on December 3, 2003, NEA proposed the restructuring of the Power Purchase Agreements. The implementation of the agreement of the Parties with respect to the Utilities' request for proposals and NEA's proposal for the restructuring of the Power Purchase Agreements is effectuated by the provisions of this Agreement, including the Interim Amount Adjustments (as hereinafter defined), and the Amended and Restated Power Purchase Agreements (as hereinafter defined).

B. In connection with a financing relating to the Facility and a nominal 300 MW natural gas-fired electrical and steam generating plant owned by North Jersey Energy Associates, A Limited Partnership ("NJEA") in the town of Sayreville, New Jersey (the "Sayreville Facility"), ESI Tractebel Funding Corp., a Delaware corporation (formerly IEC Funding Corporation) ("ESI Funding") issued its senior secured securities (the "Senior Secured Notes") pursuant to that certain Trust Indenture, dated as of November 15, 1994, among ESI Funding, NEA, NJEA and State Street Bank and Trust Company, as trustee (the "Senior Trustee"), as supplemented by that certain First Supplemental Indenture dated as of November 15, 1994, and that certain Second Supplemental Trust Indenture dated as of January 14, 1998, (collectively, the "Senior Indenture"). As part of the security for the Senior Secured Notes, NEA collaterally assigned its right, title and interest in and to the Power Purchase Agreements to the Senior Trustee on behalf of the holders of the Senior Secured Notes (the "Senior Note Holders"), and pledged all of the revenues received under, and granted a priority perfected security interest in, the Power Purchase Agreements to the Senior Trustee on behalf of the holders of the Senior Note Holders pursuant to the Senior Indenture and related security documents. The Senior Secured Notes are also secured by NEA's interests in the Facility and its related revenue-generating agreements.

C. In connection with an additional financing to, among other purposes, acquire and provide additional capital for the Facility and the Sayreville Facility, ESI Tractebel Acquisition Corp., a Delaware corporation ("ESI Acquisition," and together with ESI Funding, the "Issuers") issued its secured securities (the "Junior Secured Notes") pursuant to that certain Indenture, dated as of February 19, 1998, among ESI Acquisition, Northeast Energy, LP, a Delaware limited partnership ("NELP") and Northeast Energy, LLC, a Delaware limited liability company ("NELLC") directly and wholly owned by NELP, and State Street Bank and Trust Company, as trustee (the "Junior Trustee"), as supplemented by that certain First Supplemental Indenture dated as of February 19, 1998, (collectively, the "Junior Indenture"). The Junior Secured Notes are payable by NELP from distributions to it by NEA and NJEA.

D. Simultaneously with the execution of this Agreement, the Utilities and NEA have executed and delivered amended and restated power purchase agreements (attached hereto as Schedule D and, as amended by the New PPA Amendments (as hereinafter defined), if any, collectively, the "Amended and Restated Power Purchase Agreements") to provide, among other things, that NEA will sell and deliver and the Utilities will purchase and receive certain energy and a stated amount of capacity from the Facility and/or from sources other than the Facility. The Amended and Restated Power Purchase Agreements, the agreements and documents described in Section 2.2 hereof to which either or both of the Utilities is a party and the other certificates, instruments and documents to be delivered by the Utilities to consummate the Transactions (as hereinafter defined) and perform its obligations as contemplated hereby and thereby are collectively referred to as the "NSTAR Documents".

E. NEA will collaterally assign all of its rights under the Amended and Restated Power Purchase Agreements to the Senior Trustee on behalf of the Senior Note Holders as collateral security for the Senior Secured Notes pursuant to the "Assignment Agreement".

F. On the Closing Date (as hereinafter defined): (1) the Amended and Restated Power Purchase Agreements will become effective in accordance with their terms, superceding the Power Purchase Agreements and (2) the collateral assignment contemplated by the Assignment Agreement will occur. The foregoing (and any necessary transactions between NEA and the Utilities incident to any of them) shall collectively be referred to herein as the "Transactions".

G. The Closing Date will not occur until the Massachusetts Department of Telecommunications and Energy (the "MDTE") has approved this Agreement, the Amended and Restated Power Purchase Agreements, and the Transactions, in each case, by a written decision (herein, the "MDTE Order") that: (1) is reasonably acceptable in form and substance to the Utilities and NEA; (2) is final and non-appealable, unless such condition is waived in writing by the Parties (the "Final Decision"); and (3) includes the findings set forth in Schedule G hereof (the "Required Findings"). The date on which the MDTE Order containing the Required Findings becomes the Final Decision is referred to herein as the "Final Order Date." The date on which the Utilities shall cause the Petition (as hereinafter defined) to be filed with the MDTE is referred to herein as the "Filing Date".

H. The Parties believe that the consummation of the Transactions on the terms set forth herein and in the Execution Documents (as hereinafter defined) is in their respective best interests.
NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein, the Parties agree as follows:
ARTICLE 1 DEFINITIONS
In addition to terms defined in the introductory paragraph to this Agreement, the following terms shall have the meanings set forth below:

"Adjusted Bid Price Amount" shall mean the Initial NEA Bid Price Amount plus the Bid Date On-Peak Energy Cost, minus the Calculation Date On-Peak Energy Cost. The Adjusted Bid Price Amount will be calculated and agreed to by the Parties on the Calculation Date.

(i) Schedule 1 to this Agreement sets forth specific numerical values used to calculate various components of the Bid Date On-Peak Energy Cost and the Calculation Date On-Peak Energy Cost as well as sample numerical values used to calculate a sample Bid Date On-Peak Energy Cost and a sample Calculation Date On-Peak Energy Cost, which sample values shall be replaced with actual values for the Bid Date On-Peak Energy Cost and the Calculation Date On-Peak Energy Cost as of the Calculation Date in order to calculate the actual Adjusted Bid Price Amount, which shall be calculated and set forth on Schedule 1.5. The Parties acknowledge and agree that the mathematical operations (addition, subtraction, multiplication and division) performed on the numerical values contained or to be contained in Schedules 1 and 1.5 in order to calculate the Adjusted Bid Price Amount are embedded as functions in a Microsoft Excel spreadsheet, a copy of which has been provided to each Party.

(ii) It is the intent of the Parties that the provisions of this Agreement shall be construed consistently with Schedules 1 and 1.5 and the sample calculations contained therein, and that together such provisions and schedules shall embody the agreement of the Parties with respect to the calculation of the Adjusted Bid Price Amount.

"Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries' controls, is controlled by, or is under common control with, such first Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Amended and Restated Power Purchase Agreements" shall have the meaning set forth in the Recitals.
"Assignment Agreement" shall have the meaning set forth in the Recitals.
"Audit" shall have the meaning set forth in Section 5.2(c).
"BECo A" shall have the meaning set forth in Schedule A.
"BECo B" shall have the meaning set forth in Schedule A.
"Bid Date Gas Price" shall mean, for any month during the Term, the price of natural gas for such months as set forth in Schedule 1.

"Bid Date On-Peak Energy Cost" shall mean the present value of the monthly Bid Date On-Peak Energy Cost for each month in the Term, which shall be calculated on the Calculation Date, pursuant to which (a) for each month during the Term, the monthly Bid Date On-Peak Energy Cost, expressed in dollars, will equal the product of (i) the applicable monthly Bid Date Gas Price, expressed in $/MMBtu, (ii) 8.6 MMBtu/MWh, and (iii) the applicable aggregate monthly volume of On-Peak MWh as set forth in Schedule 1 and (b) the present value of the monthly Bid Date On-Peak Energy Cost will be discounted to April 1, 2004, at an annual discount factor of 8.1%.

"Business Day" shall mean any day that is not a Saturday, Sunday, or NERC Holiday.
"Calculation Date" shall mean the Business Day immediately prior to the Closing Date.

"Calculation Date On-Peak Energy Cost" shall mean the present value of the monthly Calculation Date On-Peak Energy Cost for each month in the Term, which shall be calculated on the Calculation Date, pursuant to which (a) for each month during the Term, the monthly Calculation Date On-Peak Energy Cost, expressed in dollars, will equal the product of (i) the applicable monthly Forward NYMEX Gas Price, expressed in $/MMBtu, (ii) 8.6 MMBtu/MWh, and (iii) the applicable aggregate monthly volume of On-Peak MWh as set forth in Schedule 1 and (b) the present value of the monthly Calculation Date On-Peak Energy Cost will be discounted to April 1, 2004, at an annual discount factor of 8.1%.

"CECo 1" shall have the meaning set forth in Schedule A.
"CECo 2" shall have the meaning set forth in Schedule A.
"Closing Date" shall have the meaning set forth in Section 2.2.

"Closing Date Amount" shall mean the sum of (a) through (g) below. The amounts in (b) through (g) result from the calculations described therein and performed on the Calculation Date for each calendar month (or portion of a calendar month) during the Interim Period:

(a) $27,747,383.90, plus

(b) the product of (i) the Net Delivered MWhs delivered from the Facility in that month plus any Interim Period Make Up Delivery, but in no event an energy quantity greater than the aggregate of the Interim Period On-Peak Delivery Quantities and Interim Period Off-Peak Delivery Quantities and (ii) the Interim Period Support Payment Rate, plus

(c) the product of (i) the Net Delivered MWhs delivered from the Facility during On-Peak Hours at the applicable Interim Period Delivery Points up to the Interim Period On-Peak Delivery Quantities, and (ii) the Interim Period On-Peak Energy Price at the applicable Interim Period Delivery Point, expressed as a $/MWh, plus

(d) the product of (i) the Net Delivered MWhs delivered from the Facility during On-Peak Hours at the applicable Interim Period Delivery Points in excess of the Interim Period On-Peak Delivery Quantities and (ii) the applicable hourly DAM LMP Prices at the applicable Interim Period Delivery Points, expressed as a $/MWh, plus

(e) the product of (i) the Net Delivered MWhs delivered from the Facility during Off-Peak Hours at the applicable Interim Period Delivery Points and (ii) the applicable hourly DAM LMP Prices at the applicable Interim Period Delivery Points, plus

(f) the product of (i) a price, expressed in dollars per MW-month and determined in accordance with the procedure set forth in Section 4.1(b) of the Amended and Restated Power Purchase Agreements and (ii) the quantity of capacity, expressed in units of MW, delivered under the Power Purchase Agreements during such month, minus

(g) any amounts actually paid by the Utilities to NEA under the Power Purchase Agreements during such month;

provided, that where applicable, a good faith estimate will be made of the amounts under clauses (a) through (g), above, which amounts will be adjusted in the next billing cycle to reflect actual calculations performed promptly after the Contract Date in the case of (a) above or after the Closing Date in the case of (b) through (g) above. Prior to the Closing Date, the Utilities and NEA shall, at the request of either Party, exchange sample calculations of the Closing Date Amount.

"Closing Payment" shall have the meaning set forth in Section 5.5.
"Consent to Collateral Assignment" shall have the meaning set forth in Section 2.2(b)(iii).
"Contract Date" shall have the meaning set forth in the Preamble.
"DAM LMP Prices" in any hour for any node in NEPOOL shall mean the LMP prices resulting from the Day-Ahead Energy Market.
"Day-Ahead Energy Market" or "DAM" shall have the meaning as set forth in that certain Manual for Definitions and Abbreviations prepared by ISO, as may be amended from time to time.
"Data" shall have the meaning set forth in Section 5.4(b).
"Deadline" shall mean March 31, 2005.
"Effective Time" shall mean 11:59 PM EPT on the Closing Date.
"EPT" shall mean either Eastern Standard Time or Eastern Daylight Savings Time, as in effect from time to time.
"ESI Acquisition" shall have the meaning set forth in the Recitals.
"ESI Funding" shall have the meaning set forth in the Recitals.

"Execution Documents" shall mean, collectively, this Agreement, together with the Schedules hereto, the Amended and Restated Power Purchase Agreements, that certain Stipulation of Agreement of Non-Disclosure of Confidential or Protected Information entered into between the Parties, and any amendments to any of these documents made after the Contract Date.

"Existing Prices" shall mean the prices for energy and capacity set forth in the Power Purchase Agreements, as applicable.
"Facility" shall have the meaning set forth in the Recitals.
"FERC" shall mean the United States Federal Energy Regulatory Commission and shall include its successors.
"Filing Date" shall have the meaning set forth in the Recitals.
"Final Decision" shall have the meaning set forth in the Recitals.
"Final Order Date" shall have the meaning set forth in the Recitals.

"Forward NYMEX Gas Price" shall mean, for any month during the Term, the forward price for natural gas delivered to the Henry Hub for such month as posted by NYMEX as of the close of trading on the trading day immediately preceding the Calculation Date. With respect to any calendar month during the Term for which no such price is posted by NYMEX, the Forward NYMEX Gas Price will be such price posted by NYMEX for the same calendar month of the latest year for which such a forward price is posted by NYMEX.

"Gas Transactions" shall mean natural gas wholesale transactions.
"Initial NEA Bid Price Amount" shall mean negative $12,566,453.
"Interim Amount Adjustments" shall mean the Closing Date Amount paid pursuant to Section 5.4.

"Interim Period" shall mean the period commencing with the hour ending 0100 EPT on the day immediately following the Contract Date and ending on, and including, the earlier of (a) the Closing Date and (b) the Deadline.

"Interim Period Delivery Points" shall mean the delivery points for the delivery of energy by NEA to the Utilities during the Interim Period, which shall be the same delivery points as the delivery points under the applicable Power Purchase Agreement, as shown on attached Schedule 5.3 hereto.

"Interim Period Delivery Rate" shall mean the hourly rates during each month of the Interim Period at which NEA is projected to deliver energy to the Utilities at each of the Interim Period Delivery Points, expressed in MW and as set forth on Schedule 5.3.

"Interim Period Make Up Delivery" shall have the meaning set forth in Section 5.4(a).

"Interim Period Off-Peak Delivery Quantities" shall mean the monthly aggregate quantities of Off-Peak Hours energy that NEA is projected to deliver to the Utilities at each of the Interim Period Delivery Points during the Interim Period, expressed in MWh and as set forth on Schedule 5.3.

"Interim Period On-Peak Delivery Quantities" shall mean the monthly aggregate quantities of On-Peak Hours energy that NEA is projected to deliver to the Utilities at each of the Interim Period Delivery Points during the Interim Period, expressed in MWh and as set forth on Schedule 5.3.

"Interim Period On-Peak Energy Price" shall mean, during the Interim Period, a monthly scheduled price the Utilities will pay NEA for energy delivered from the Facility during On-Peak Hours at each of the Interim Period Delivery Points, expressed in $/MWh and as set forth on Schedule 5.3.

"Interim Period Support Payment Rate" shall mean, during the Interim Period, a scheduled dollar amount the Utilities will pay NEA for delivered energy in each month at each of the Interim Delivery Points, expressed in $/MWh and as set forth on Schedule 5.3.

"ISO" shall mean ISO New England, Inc., or its successors.
"Issuers" shall have the meaning set forth in the Recitals.
"Junior Indenture" shall have the meaning set forth in the Recitals.
"Junior Secured Notes" shall have the meaning set forth in the Recitals.
"Junior Trustee" shall have the meaning set forth in the Recitals.

"LMP" shall mean, for any ISO nodal point for any hour on any day, the "Day Ahead LMP" or "Real Time LMP" ($/MWh) at such ISO nodal point calculated in accordance with Section 2 of Market Rule 1, as reported on the ISO website at www.iso-ne.com on the "Data & Reports" page, "Hourly Markets Data" subpage and "Selectable Hourly LMP Data" category, for such nodal point on such date and time. If such price should ever cease to be published, then the LMP shall be a regularly published comparable substitute price, as agreed to by the Parties in writing.

"Material Adverse Change" shall mean an event, matter or circumstance (including any omission to act) arising after the Contract Date (but not an event, matter or circumstance which is reasonably likely to arise as of the date hereof) that has a detrimental economic impact of $10,000,000 or more to the party claiming such event, including, without limitation, a change in applicable law or in the interpretation of any applicable law by any court of competent jurisdiction or any other governmental entity, including, without limitation, a change in tax law or a change to the Public Utility Regulatory Policies Act of 1978, as amended, or a change in applicable accounting standards. A Materiel Adverse Change shall not include: (a) any act or omission expressly contemplated by this Agreement, (b) the execution or announcement of this Agreement or compliance with the terms hereof, or (c) any payment of the Interim Amount Adjustments or the Adjusted Bid Price Amount.

"MDTE" shall have the meaning set forth in the Recitals.
"MDTE Order" shall have the meaning set forth in the Recitals.
"Mutual Release" shall have the meaning set forth in Section 2.2(b)(iv).

"NEA Documents" shall mean, collectively, the agreements and documents described in Section 2.2 hereof to which NEA is a party (including, without limitation, the Amended and Restated Power Purchase Agreements) and the other certificates, instruments and documents to be delivered by NEA to consummate the Transactions and perform its obligations as contemplated hereby and thereby.

"NELP" shall have the meaning set forth in the Recitals.
"NELLC" shall have the meaning set forth in the Recitals.

"Net Delivered MWhs" shall mean, in any hour at any Interim Period Delivery Point during the Interim Period, the applicable net generation from the Facility allocated to the Power Purchase Agreements as follows: the gross generation from the Facility as reported by the Utilities to the ISO (and to NEA as Data pursuant to Section 5.4) shall be allocated to the Power Purchase Agreements according to the following percentages: BECO A - 46.5517%, BECO B - 28.9655%, CECo 1 - 8.6207% and CECo 2 - 7.2414%, with each such allocated amount then multiplied by the following applicable percentage: BECO A - 99.9711%, BECO B - 100%, CECo 1 - 99% and CECo 2 - 99%.

"NEPOOL" shall mean the New England Power Pool, or its successor.
"NERC" shall mean the North American Electric Reliability Council, or its successor.
"NERC Holiday" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and any other day declared a holiday by NERC.

"New PPA Amendments" shall mean any amendments to the Amended and Restated Power Purchase Agreements which are entered into after the Contract Date and before the Closing Date, which such amendments shall not impair the validity or effectiveness of the Final Decision.

"NJEA" shall have the meaning set forth in the Recitals.
"NSTAR" shall mean NSTAR Electric & Gas Corporation.
"NSTAR Documents" shall have the meaning set forth in the Recitals.
"NYMEX" shall mean the New York Mercantile Exchange.
"Off-Peak Hours" shall mean all hours that are not On-Peak Hours.
"On-Peak Hours" shall mean, on any Business Day, the sixteen (16)-hour period beginning at the hour ending 0800 EPT and ending with the end of the hour ending 2300 EPT.
"Petition" shall have the meaning set forth in Section 5.2(a).
"Power Purchase Agreements" shall have the meaning set forth in the Recitals.
"Real-Time Energy Market" or "RTM" shall have the meaning as set forth in that certain Manual for Definitions and Abbreviations prepared by ISO, as may be amended from time to time.
"RTM LMP Prices" in any hour for any node in NEPOOL shall mean the LMP prices resulting from the Real-Time Energy Market.
"Required Finding" shall have the meaning set forth in the Recitals.
"Sayreville Facility" shall have the meaning set forth in the Recitals.
"Senior Indenture" shall have the meaning set forth in the Recitals.
"Senior Note Holders" shall have the meaning set forth in the Recitals.
"Senior Secured Notes" shall have the meaning set forth in the Recitals.
"Senior Trustee" shall have the meaning set forth in the Recitals.
"Term" shall mean the period from and including the first day of the month immediately following the month in which the Closing Date occurs through and including September 30, 2016.
"Transactions" shall have the meaning set forth in the Recitals.
ARTICLE 2 TRANSACTION DELIVERABLES
2.1. Amended and Restated Power Purchase Agreements.

(a) On the Closing Date each Party shall deliver a certificate stating that all of the applicable conditions precedent set forth herein and in the Amended and Restated Power Purchase Agreements have been satisfied or waived by the Party entitled to the benefit thereof and that the "Effective Date" under the Amended and Restated Power Purchase Agreements and the New PPA Amendments has occurred. The Amended and Restated Power Purchase Agreements shall, among other things, provide: (i) that NEA will sell and deliver, and the Utilities will purchase and receive, certain energy and capacity from the Facility and/or from sources other than the Facility and (ii) that the Utilities shall purchase and receive such energy and capacity for the "Energy Payment" and at the "Capacity Price" specified therein.

(b) Subject to the terms and conditions set forth herein (including, without limitation, the satisfaction or waiver of the applicable conditions precedent set forth in Article 6 hereof), on the Closing Date, the Utilities and NEA agree to commence performance under the Amended and Restated Power Purchase Agreements and any New PPA Amendments in accordance with their terms and cause to be executed and delivered such other instruments and documents as are contemplated hereby and thereby.

2.2 Closing.

(a) Closing Date and Effective Time. Unless this Agreement is earlier terminated pursuant to the terms hereof, the Transactions shall be consummated at a closing to be held at approximately 10:00 a.m. EPT, at a location to be agreed upon by the Parties, on or as soon as reasonably practicable after the date that the conditions described in Article 6 hereof have been satisfied or waived by the Party entitled to the benefit thereof (the "Closing Date"), provided that the Closing Date shall not be earlier than January 2, 2005.

(b) Deliverables by the Utilities. On the Closing Date and subject to the terms and conditions set forth herein, the Utilities (as appropriate) shall deliver, or cause to be delivered, to NEA or its designee:

(i) the closing certificate described in the first sentence of Section 2.1(a) hereof;
(ii) any New PPA Amendments duly executed by the appropriate Utility;

(iii) the Affirmation of Consent to Collateral Assignment ("Consent to Collateral Assignment") between the appropriate Utility and the Senior Trustee (on behalf of the Senior Note Holders), in form and substance reasonably acceptable to the Utility, NEA and the Senior Trustee, the form of which is attached hereto as Schedule 2.2(b)(iii), duly executed by the Utility, in which the Utility consents to the collateral assignment by NEA of the Amended and Restated Power Purchase Agreements to the Senior Trustee (on behalf of the Senior Note Holders) contemplated by the Assignment Agreement and provides certain rights and benefits to the Senior Trustee on behalf of the Senior Note Holders with respect to the Amended and Restated Power Purchase Agreements;

(iv) the Mutual Release between the appropriate Utility and NEA duly executed by the Utility which provides for a mutual release between the Utility and NEA of all of their respective obligations and liabilities under the Power Purchase Agreement arising prior to the Effective Time (the "Mutual Release") the form of which is attached as Schedule 2.2(b)(iv);

(v) a certificate, executed by a duly authorized representative of the Utility (as appropriate), stating that the representations and warranties of the Utilities set forth in this Agreement and the Amended and Restated Power Purchase Agreements are true and correct as of the Closing Date; and

(vi) such other instruments and documents executed or provided by the appropriate Utility as may reasonably be required by NEA, the Senior Trustee or their respective legal counsel to evidence the consummation of the Transactions, including, without limitation, those items to be delivered by the Utilities pursuant to Article 6 hereof.

(c) Deliverables by NEA. On the Closing Date and subject to the terms and conditions set forth herein, NEA shall deliver, or cause to be delivered, to the Utilities or their designee:
(i) the closing certificate described in the first sentence of Section 2.1(a) hereof;
(ii) any New PPA Amendments duly executed by NEA;
(iii) the Mutual Release between the appropriate Utility and NEA duly executed by NEA;

(iv) a certificate, executed by a duly authorized representative of NEA, stating that the representations and warranties of NEA set forth in this Agreement and the Amended and Restated Power Purchase Agreements are true and correct as of the Closing Date; and

(v) such other instruments and documents executed or provided by NEA as may reasonably be required by the Utilities to evidence the consummation of the Transactions, including, without limitation, those items to be delivered by NEA pursuant to Article 6 hereof.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE UTILITIES

Each Utility represents and warrants to NEA as of the Contract Date and as of the Closing Date (except in the event such representation or warranty by its terms is made only as of a certain date) as follows:

3.1. Authority.

The Utility is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to enter into and be bound by the terms of this Agreement and, subject to the satisfaction or waiver by the Utility of the conditions set forth in Section 6.1 hereof, the NSTAR Documents. The execution and delivery of, and the performance by the Utility of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action of the Utility. This Agreement has been duly and validly executed and delivered by the Utility and constitutes a valid and binding obligation of the Utility, enforceable against the Utility in accordance with its terms, except as such enforceability may be limited by law or principles of equity. On the Closing Date and subject to the satisfaction or waiver by the Utility of the conditions set forth in Section 6.1 hereof, the NSTAR Documents, when executed and delivered by the Utility in accordance with this Agreement, shall constitute the valid and binding obligations of the Utility enforceable against the Utility in accordance with their respective terms, except as such enforceability may be limited by law or principles of equity.

3.2 No Conflicts.

Subject to the satisfaction or waiver by the Utility of the conditions set forth in Section 6.1 hereof, neither the execution and delivery of this Agreement and the NSTAR Documents by the Utility, nor the consummation or performance of the Transactions by the Utility, will (a) violate or conflict with any provisions of the Utility's articles of organization or bylaws, (b) violate, conflict with or result in the breach or termination of any material agreement or instrument to which the Utility is a party or (c) violate or conflict with (or require any filing, consent, or similar action under) any law, rule, regulation, judgment, order, injunction, decree or award that applies to or binds the Utility or its property.

3.3 Litigation.

There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of the Utility, threatened against or relating to the Utility or the Transactions which could reasonably be expected to (a) have a material adverse effect on the Transactions or (b) prevent the performance by the Utility of its obligations under the NSTAR Documents.

3.4 No Additional Conditions.

Except for the satisfaction of the conditions specifically identified in this Agreement (which may be waived by the applicable Utility), there are no other conditions precedent to (a) the Utility's execution, delivery or performance of this Agreement and the NSTAR Documents or (b) the Utility's implementation of the Transactions.

3.5 No Brokers.
Except as set forth on Schedule 3.5 hereto, no finder, broker or agent has been employed, appointed or authorized to act on behalf of the Utility in connection with the Transactions.
3.6 No Assignment; Amendment.

BECo and CECo are the sole owners of all right, title and interest of the power purchaser in, to and under the Power Purchase Agreements and have not assigned or otherwise transferred their rights or obligations under the Power Purchase Agreements to any third party. As of the Closing Date no amendment or modification of the Power Purchase Agreements is effective, except as identified in Schedule A hereof. As of the Closing Date no further amendment or modification of the Power Purchase Agreements will be effective or pending nor shall the Utility have assigned or otherwise transferred its rights or obligations under the Power Purchase Agreements, except pursuant to the Amended and Restated Power Purchase Agreements and the New PPA Amendments, if any.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF NEA

NEA represents and warrants to the Utilities as of the Contract Date and as of the Closing Date (except in the event such representation or warranty by its terms is made only as of a certain date) as follows:

4.1 Authority.

NEA is a limited partnership validly formed and validly existing under the laws of the Commonwealth of Massachusetts and has all requisite partnership power and authority to be bound by the terms of this Agreement and, subject to the satisfaction or waiver by NEA of the conditions set forth in Section 6.2 hereof, the NEA Documents. The execution and delivery of, and the performance by NEA of its obligations under, this Agreement have been duly and validly authorized by all necessary partnership action of NEA. This Agreement has been duly and validly executed and delivered by NEA and constitutes a valid and binding obligation of NEA, enforceable against NEA in accordance with its terms, except as such enforceability may be limited by law or principles of equity. On the Closing Date and subject to the satisfaction or waiver by NEA of the conditions set forth in Section 6.2 hereof, the NEA Documents, when executed and delivered by NEA in accordance with this Agreement, shall constitute the valid and binding obligations of NEA enforceable against it in accordance with their respective terms, except as such enforceability may be limited by law or principles of equity.

4.2 No Conflicts.

Subject to the satisfaction or waiver by NEA of the conditions set forth in Section 6.2 hereof, neither the execution and delivery of this Agreement and the NEA Documents by NEA, nor the consummation or performance of the Transactions by NEA, will (a) violate or conflict with any provisions of NEA's formation or governance documents, (b) violate, conflict with or result in the breach or termination of any material agreement or instrument to which NEA is a party or (c) violate or conflict with (or require any filing, consent, or similar action under) any law, rule, regulation, judgment, order, injunction, decree or award that applies to or binds NEA or its property.

4.3 Litigation.

There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of NEA, threatened against or relating to NEA or the Transactions which could reasonably be expected to (a) have a material adverse effect on the Transactions or (b) prevent the performance by NEA of its obligations under the NEA Documents.

4.4 No Additional Conditions.

Except for the satisfaction of the conditions specifically identified in this Agreement (which may be waived by NEA), there are no other conditions precedent to (a) NEA's execution, delivery or performance of this Agreement and the NEA Documents or (b) NEA's implementation of the Transactions.

4.5 No Brokers.
Except as set forth in Schedule 4.5, no finder, broker or agent has been employed, appointed or authorized to act on behalf of NEA in connection with the Transactions.
ARTICLE 5 COVENANTS
5.1 Satisfaction of Conditions.

The Parties agree to cooperate in good faith and to take all commercially reasonable actions and devote resources reasonably necessary to comply with their obligations under this Article 5 and to obtain satisfaction of the conditions set forth in Article 6 hereof as soon as reasonably practicable, including using diligent efforts to secure the execution and delivery of the agreements and other instruments to be executed and delivered pursuant to Article 2 and Article 6 hereof. Each Party entitled to the benefit of conditions set forth in Article 6 hereof shall have the right to waive such conditions.

5.2 MDTE Approval.

(a) At any time after the Contract Date and no later than forty-five (45) days after NEA provides the Utilities with notice of waiver or satisfaction of the condition set forth in Section 6.2 (k) hereof, the Utilities shall file, or cause to be filed, an initial petition (a "Petition") with the MDTE requesting that the MDTE cause the Final Order Date to occur as soon as reasonably practicable, but in no event later than January 1, 2005. As and to the extent permitted by applicable law, the applicable Utility and NEA intend that certain provisions of this Agreement and related documents shall be "Confidential Information" and the applicable Utility and NEA shall seek confidential treatment by the MDTE of all confidential materials included in such Petition, or otherwise provided to the MDTE in support of the Petition. Prior to the Filing Date, the applicable Utility and NEA will reasonably cooperate with respect to identifying their respective confidential material in such agreements and related documents for which the Utility shall seek confidential treatment and any other materials to be submitted to the MDTE in support of the Petition. Upon filing of the Petition with the MDTE, the Parties will support the Petition and the data contained therein and shall use commercially reasonable efforts to obtain the Final Decision; provided that if the Final Order Date has not occurred by January 1, 2005, the Parties shall continue to use diligent efforts to secure the Final Decision, subject to their respective rights of termination under Section 7.1 hereof.

(b) Each party shall promptly provide to the other (whether in writing or orally) any information relating to any material event or development relating to the MDTE review and approval process referenced in Section 5.2(a) above. In addition, each Party shall respond promptly and fully to any reasonable inquiries that a requesting Party may make at any other time relating to such process.

(c) From the Contract Date through the Closing Date, neither Party shall enter into Gas Transactions outside of its ordinary course of business where such transactions are designed to manipulate the Adjusted Bid Price Amount. If a Party has cause to believe that such Gas Transactions have been executed by the other Party, the first Party may request an audit of the other Party's records (an "Audit"). The Audit shall be conducted by a nationally recognized accounting firm reasonably acceptable to the audited Party and shall be confined to relevant Gas Transactions executed thirty (30) days prior to the Calculation Date. The Party requesting the Audit shall bear all costs of the Audit; provided, however, if the Audit reveals that there is a reasonable basis to conclude that the audited Party, acting outside of its ordinary course of business, has manipulated the Adjusted Bid Price Amount, then the auditor shall recalculate the Adjusted Bid Price Amount and the audited Party will pay the difference between the Adjusted Bid Price Amount originally paid and the corrected amount, plus the cost of the Audit. To the extent the audited Party disputes the Audit's findings, the audited Party may submit the dispute to the dispute resolution process set forth at Article 10 of the Amended and Restated Power Purchase Agreements.

5.3 Status Pending Closing.

(a) Continued Effectiveness. The Power Purchase Agreements will remain in force and effect during the Interim Period and nothing herein shall constitute or be considered as an amendment or modification to the Power Purchase Agreements.

(b) Facility Scheduling. NEA shall continue to use the Facility to satisfy all capacity and energy obligations under the Power Purchase Agreements during the Interim Period. The Utilities will schedule NEA's energy deliveries on a day-ahead basis at the Interim Period Delivery Points according to the market rules, manuals and procedures adopted by ISO and/or the members of NEPOOL. In addition, the bidding, scheduling and operation of the Facility during the Interim Period shall be conducted in the same manner and on the same basis as was conducted during the period preceding the Contract Date, and shall be based on information customarily and routinely provided by NEA to the Utilities.

(c) Energy and Capacity Pricing. During the Interim Period, NEA will deliver energy and capacity from the Facility and the Utilities will purchase and receive such energy and capacity from the Facility. Energy generated by the Facility, and capacity attributable to the Facility, will be delivered by NEA to the Utilities at the Interim Period Delivery Points and will be purchased by the Utilities at the Existing Prices and paid for by the Utilities in accordance with the terms of the Power Purchase Agreements.

(d) Termination of Interim Period. Upon the earlier to occur of (i) the Closing Date or (ii) the Deadline, the Interim Period shall terminate and the provisions set forth in Sections 5.3 and 5.4 shall have no effect and will become void. If the Closing Date occurs prior to the Deadline, then from and after the termination of the Interim Period the Amended and Restated Power Purchase Agreements will govern the relationship between the Parties. If the Deadline occurs prior to the Closing Date, then from and after the termination of the Interim Period the terms and conditions of the Power Purchase Agreements will continue to govern the relationship between the Parties.

5.4 Deliveries of Energy Outside of the Power Purchase Agreements During the Interim Period.

(a) Interim Period Make Up Delivery. For any hour that the Facility is not capable of generating energy in a quantity sufficient for NEA to deliver energy at the Interim Period On-Peak Delivery Quantities and Interim Period Off-Peak Delivery Quantities, NEA, or a third party acting on behalf of NEA, shall deliver at the Interim Period Delivery Points, electric energy in a quantity equal to the difference between the Net Delivered MWhs delivered from the Facility and the sum of the Interim Period On-Peak Delivery Quantities and Interim Period Off-Peak Delivery Quantities ("Interim Period Make Up Delivery"). An Interim Period Make Up Delivery will not be subject to a loss adjustment factor.

(b) Interim Period Facility Meter Data. During the Interim Period, the Utilities will use commercially reasonable efforts to provide NEA with the prior day's hourly net generator values in ISO upload format applicable to the Facility ("Data") by no later than 1:00 PM EPT on the next NSTAR regular working day. NEA will schedule an Interim Period Make Up Delivery pursuant to Manual 28, Section 9.1.1 in the RTM upon receipt of such Data. Any errors will be corrected in the RTM pursuant to Manual 28, Section 9.1.1. In the event that a Utility fails to confirm a scheduled Interim Period Make Up Delivery in accordance with NEPOOL scheduling procedures for the RTM, then the Interim Period Make Up Delivery scheduled by NEA (whether or not confirmed by the Utility) plus the Net Delivered MWhs delivered by the Facility during the relevant period will be deemed to be the relevant Interim Period On-Peak Delivery Quantities and Interim Period Off-Peak Delivery Quantities.

(c) Interim Period Pricing. Energy delivered by or on behalf of NEA and received by the Utilities pursuant to an Interim Period Make Up Delivery will be purchased and sold at the RTM LMP Prices at the applicable Interim Period Delivery Points. Interim Period Make Up energy will be paid for by the Utilities directly to NEA or directly to the party providing energy on behalf of NEA within twenty (20) days of the receipt by the applicable Utility of an invoice for such energy.

5.5 Closing Payment.

(a) Payment Amount. The Closing Payment (equal to the sum of the Closing Date Amount and the revised Adjusted Bid Price Amount, as calculated pursuant to Section 5.5(b)), shall be paid on the Closing Date. If the Closing Payment is a positive amount, the Utilities shall cause NSTAR to make payment to NEA of such amount. If the Closing Payment is a negative amount, NEA shall pay NSTAR, on behalf of the Utilities, the absolute value of such amount.

(b) Revised Adjusted Bid Price Amount. For purposes of calculating the Closing Payment components, the revised Adjusted Bid Price Amount shall be determined as provided below:

(i) If, on the Calculation Date, the Adjusted Bid Price Amount is less than negative $27,566,453, then (A) NEA may elect to have the revised Adjusted Bid Price Amount be the calculated Adjusted Bid Price Amount, in which event the Closing Date will occur as scheduled or (B) the Utilities may elect to have the revised Adjusted Bid Price Amount be negative $27,566,453, in which event the Closing Date will occur as scheduled.

(ii) If, on the Calculation Date, the Adjusted Bid Price Amount is greater than negative $27,566,453 and less than positive $2,433,547, the revised Adjusted Bid Price Amount will be the Adjusted Bid Price Amount.

(iii) If, on the Calculation Date, the Adjusted Bid Price Amount is greater than positive $2,433,547, then (A) the Utilities may elect to have the revised Adjusted Bid Price Amount be the calculated Adjusted Bid Price Amount, in which event the Closing Date will occur as scheduled or (B) NEA may elect to have the revised Adjusted Bid Price Amount equal $2,433,547, in which event the Closing Date will occur as scheduled.

(iv) For the avoidance of doubt, if on the Calculation Date, the Adjusted Bid Price Amount equals zero, the revised Adjusted Bid Price Amount will be zero.

(v) If neither election as set forth in Section 5.5(b)(i) above is made, then the Closing Date may be postponed as provided in this Section 5.5(b)(v) and on each successive Business Day the Parties will recalculate the Adjusted Bid Price Amount until the earlier of: (A) the Business Day preceding the Deadline or (B) the first date on which the Adjusted Bid Price Amount is greater than or equal to an amount between negative $27,566,453 and positive $2,433,547. None of the Parties shall have the obligation to extend or permit extension of the Closing Date beyond the Deadline. It is agreed that if the calculation described in clause (B) does not occur on or before the Business Day preceding the Deadline, then this Agreement will terminate on the Deadline. It is further agreed that if such calculation does occur on or before the Business Day preceding the Deadline, then the Closing Date will occur on the Business Day immediately following the date of such calculation, and the revised Adjusted Bid Price Amount will be determined in accordance with Section 5.5(b)(ii).

(vi) If neither election as set forth in Section 5.5(b)(iii) above is made, then the Closing Date may be postponed as provided in this Section 5.5(b)(vi) and on each successive Business Day the Parties will recalculate the Adjusted Bid Price Amount until the earlier of: (A the Business Day preceding the Deadline or (B) the first date on which the Adjusted Bid Price Amount is less than or equal to positive $2,433,547 (and not less than negative $27,566,453). None of the Parties shall have the obligation to extend or permit extension of the Closing Date beyond the Deadline. It is agreed that if the calculation described in clause (B) does not occur on or before the Business Day preceding the Deadline, then this Agreement will terminate on the Deadline. It is further agreed that if such calculation does occur on or before the Business Day preceding the Deadline, then the Closing Date will occur on the Business Day immediately following the date of such calculation, and the revised Adjusted Bid Price Amount will be determined in accordance with Section 5.5(b)(ii).

ARTICLE 6 CONDITIONS
6.1 Conditions to the Obligations of the Utilities.
The Utility's obligation to effect the Transactions is subject to the satisfaction at or before the Closing Date of the following conditions (any of which the applicable Utility may waive):

(a) Representations and Warranties. All of the representations and warranties of NEA herein shall be true and correct in all respects as though made on and as of the Closing Date (unless the incorrectness of such representations and warranties does not have a material adverse effect on the Utility's rights herein), and NEA shall have delivered the certificate referred to in Section 2.2(c)(iv). NEA shall have performed, or caused to be performed, all of the agreements and covenants to be performed by NEA under this Agreement as of the Closing Date, unless the non-performance of such agreements and covenants does not have a Material Adverse Change on the Utility's rights herein.

(b) No Legal Restraint. The applicable Utility shall not be subject to any order, decree, injunction, or other legal restraint or prohibition of a court or agency of competent jurisdiction that would enjoin, prohibit or interfere with the consummation of the Transactions.

(c) Documents. NEA shall have executed and delivered the Amended and Restated Power Purchase Agreements and any New PPA Amendments and the other NEA Documents, and all other documents required to be executed and delivered by it pursuant to this Agreement.

(d) MDTE Final Decision. The MDTE Order containing the Required Findings shall have become a Final Decision.

(e) Litigation. There shall be no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal or regulatory, in law or in equity, by or before any governmental authority with valid jurisdiction pending, or to the knowledge of the Utility, threatened in writing against the Utility or against or related to the Transactions which could reasonably be expected to have a Material Adverse Change on the consummation of the Transactions.

(f) NEPOOL/ISO. As related to the Amended and Restated Power Purchase Agreements, any and all necessary filings or notices shall have been given or made with NEPOOL and/or ISO and any and all approvals or authorizations concerning the Amended and Restated Power Purchase Agreements shall have been received in a form reasonably acceptable to the Utilities.

(g) Accounting and Tax Treatment. Each Utility and each of their Affiliates shall be entitled to accounting treatment and tax treatment reasonably satisfactory to each of them relating to the Transactions.

6.2 Conditions to the Obligations of NEA.
NEA's obligation to effect the Transactions is subject to the satisfaction at or before the Closing Date of the following conditions (any of which NEA may waive):

(a) Representations and Warranties. All of the representations and warranties of the Utilities herein shall be true and correct in all respects as though made on and as of the Closing Date (unless the incorrectness of such representations and warranties does not have a material adverse effect on NEA's rights herein), and each Utility shall have delivered the certificate referred to in Section 2.2(b)(v). Each Utility shall have performed, or caused to be performed, all of the agreements and covenants to be performed by the Utilities under this Agreement as of the Closing Date, unless the non-performance of such agreements and covenants does not cause a Material Adverse Change on NEA's rights herein.

(b) No Legal Restraint. NEA shall not be subject to any order, decree, injunction, or other legal restraint or prohibition of a court or agency of competent jurisdiction that would enjoin, prohibit or interfere with the consummation of the Transactions.

(c) Documents. Each Utility shall have executed and delivered any New PPA Amendments and the other NSTAR Documents, and all other documents required to be executed and delivered by it pursuant to this Agreement.

(d) MDTE Final Decision. The MDTE Order containing the Required Findings shall have become a Final Decision.

(e) Litigation. There shall be no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal or regulatory, in law or in equity, by or before any governmental authority with valid jurisdiction pending, or to the knowledge of NEA, threatened in writing against NEA or against or related to the Transactions which could reasonably be expected to have a Material Adverse Change on the consummation of the Transactions.

(g) Lender Approvals. NEA shall have obtained approvals, certifications, rating confirmations and other arrangements acceptable to NEA in its sole discretion (not to be arbitrarily exercised) that will permit the amendment of the Power Purchase Agreements, the execution of the Amended and Restated Power Purchase Agreements and the consummation by NEA of its obligations under the NEA Documents in order to consummate the Transactions, in each case, in accordance with the requirements of the Senior Indenture and the Junior Indenture. NEA shall have satisfied all conditions or requirements necessary for the approvals, certifications, rating confirmations and other arrangement described in the preceding sentence to be effective.

(h) Governmental Approvals. All necessary government approvals and authorizations required for the effectiveness of this Agreement and for the performance by NEA of its obligations under this Agreement, specifically including final approvals of FERC pursuant to Section 205 of the Federal Power Act and authorization by FERC of "exempt wholesale generator" status, shall have been received in a form reasonably acceptable to NEA, and such approvals and authorizations shall no longer subject to reconsideration or appeal.

(i) NEPOOL/ ISO. Any and all necessary filings or notices shall have been given or made with NEPOOL and/or ISO and any and all approvals or authorizations concerning this Agreement and the Amended and Restated Power Purchase Agreements shall have been received in a form reasonably acceptable to NEA.

(j) Accounting and Tax Treatment. NEA, its respective partners and members and each of their Affiliates shall be entitled to accounting treatment and tax treatment reasonably satisfactory to each of them relating to the Transactions.

(k) Approvals. NEA shall have obtained all necessary partnership approvals (including, without limitation, the approval of the restructuring transactions by Suez-Tractebel S.A., the indirect owner of a general partnership interest in NELP) for the restructuring activities as described in the Recitals, including, without limitation, the execution of all the Execution Documents.

ARTICLE 7 MISCELLANEOUS
7.1 Termination.
(a) This Agreement will terminate automatically, without liability to either Party, if the Closing Date does not occur by the Deadline.
(b) In addition to the right of termination under Sections 5.2(a), 5.4(b) and 7.1(a) hereof, this Agreement and the Transactions may only be terminated prior to the Closing Date as follows:

(i) By both Utilities if a representation or warranty herein of NEA is or becomes false or inaccurate in any material respect or if NEA fails to comply in any material respect with one or more of its covenants herein in a timely manner and, in either event, such falsity, inaccuracy, or failure is not cured within thirty (30) days of notice thereof and such failure to cure causes a Material Adverse Change on a Utility's rights herein;

(ii) By NEA if a representation or warranty herein of a Utility is or becomes false or inaccurate in any material respect, or if a Utility fails to comply in any material respect with one or more of its covenants herein in a timely manner and, in either event, such falsity, inaccuracy, or failure is not cured within thirty (30) days of notice thereof and such failure to cure causes a Material Adverse Change on NEA's rights herein;

(iii) By NEA or both Utilities if consummation of the Transactions shall violate any final order, decree, or judgment of any court or governmental body having competent jurisdiction applicable to NEA on the one hand or a Utility on the other hand;

(iv) By NEA or both Utilities if the MDTE Order containing the Required Findings has not become a Final Decision in form and substance acceptable to each Party in its reasonable discretion by January 1, 2005;

(v) By a Party if at any time prior to the Closing Date such Party is affected by a Material Adverse Change, the effect of which will or is likely to continue after the Closing Date, has occurred and is not cured at least five (5) days prior to the Closing Date; or

(vi) By the Utilities if Suez-Tractebel S.A. does not give the approvals referred to in Section 6.2(k) by August 31, 2004.

(c) Upon termination of this Agreement pursuant to Sections 7.1(a) or 7.1(b) hereof, all rights and obligations of the Parties under this Agreement (other than any rights and obligations arising from the breach of this Agreement before termination) shall terminate. Any right of termination under Sections 7.1(b)(i) through (vi) shall be exercised by delivery of a written notice of termination to the other Party within ten (10) days after the right of termination arises, which with respect to the right of termination under Sections 7.1(b)(i) and (ii) hereof shall be the day following the cure periods referenced therein, and with respect to Section 7.1(b)(iii) hereof shall be within five (5) days of the date of discovery of the violation referenced therein. If not so timely exercised, such right of termination shall be deemed waived by the Party entitled thereto. Upon any termination of this Agreement (other than the expiration hereof upon the closing in accordance with Section 2.2 hereof), the Amended and Restated Power Purchase Agreements shall automatically terminate and be of no further force and effect, and none of the parties thereunder shall have any liability to each other in respect of such termination or otherwise in connection with any Execution Documents. Notwithstanding the foregoing, such a termination shall not cause the Utilities, NEA or the Facility to be in default under the Power Purchase Agreements.

7.2 Amendment and Waiver.

This Agreement may be amended, or its provisions and the effects thereof waived only by a writing executed by both Parties, and no subsequent conduct of any Party or course of dealings between the Parties shall effect or be deemed to effect any such amendment or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Except for the failure to timely provide a notice of termination under Section 7.1 hereof, the failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver of or an acquiescence to such provision.

7.3 Assignment.
(a) This Agreement shall be binding upon and inure to the benefit of the respective administrators, representatives, successors and permitted assigns of the Parties.

(b) Neither Party may assign, sell, transfer or in any other way convey its rights, duties or obligations under this Agreement, either in whole or in part, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), except that (i) NEA may assign its interests in this Agreement to the Senior Note Holders and the Senior Trustee as collateral security without the consent of the Utilities; provided, however, that in the case of any such assignment, NEA shall not be released from any obligations under this Agreement and (ii) any subsequent assignment of the rights and interests under this Agreement and the Amended and Restated Power Purchase Agreements by the holders of the Senior Secured Notes or the Senior Trustee in accordance with the documents referenced in Schedule 2.2(b)(iii); to any third party arising as a result of a default hereunder or under the Senior Secured Notes may be made without the Utilities' consent provided, however, that in the case of any such subsequent assignment, NEA shall not be released from any obligations under this Agreement.

7.4 Notices.

Any notice or communication given pursuant hereto shall be in writing and (a) delivered personally (personally delivered notices shall be deemed given upon written acknowledgment of receipt after delivery to the address specified or upon refusal of receipt); (b) mailed by registered or certified mail, postage prepaid (mailed notices shall be deemed given on the actual date of delivery, as set forth in the return receipt, or upon refusal of receipt); or (c) delivered in full by telecopy (telecopied notices shall be deemed given upon actual receipt), in either case addressed or telecopied as follows or to such other addresses or telecopy numbers as may hereafter be designated by either Party to the other in writing:

If to NEA:

Northeast Energy Associates, A Limited Partnership
c/o Northeast Energy LP
c/o ESI Northeast Energy GP, Inc.
Its Administrative General Partner
700 Universe Blvd.
P.O. Box 14000
Juno Beach, FL 33408
Attention: Business Manager
Facsimile: 561-304-5161

with a copy to: Tractebel Power, Inc. 1990 Post Oak Blvd Suite 1900 Houston, TX 77056 Attention: General Counsel Facsimile: 713-636-1858
If to the Utilities: Boston Edison Company One NSTAR Way, NE 220 Westwood, MA 02090-9230 Attention: Ellen K. Angley, Vice President, Energy Supply and Transmission Facsimile: (781) 441-8078
and Commonwealth Electric Company One NSTAR Way, NE 220 Westwood, MA 02090-9230 Attention: Ellen K. Angley, Vice President, Energy Supply and Transmission Facsimile: (781) 441-8078
with a copy to: Legal Department NSTAR Electric & Gas Corporation 800 Boylston Street Boston, Ma 02109 Attention: T.N. Cronin, Assistant General Counsel Facsimile: (617) 424-2733
7.5 Entire Agreement.

Upon the Effective Time, the Execution Documents shall constitute the entire agreement between the Parties with respect to the subject matter hereof. Upon the Effective Time, all prior or contemporaneous agreements, proposals, understandings or communications between or involving the Parties, whether oral or written (other than that certain Stipulation of Agreement of Non-Disclosure of Confidential or Protected Information) pertaining to or made in connection with the Execution Documents are void, shall have no binding force or effect, and are replaced in their entirety by the Execution Documents. Except as otherwise specifically provided in the Execution Documents, the Parties thereto do not intend to create rights in, or grant remedies to, any third party as a beneficiary of the Execution Documents or of any duty, covenant, obligation or understanding established under this Agreement or the other Execution Documents.

7.6 Expenses.
Each Party shall pay for its own fees and expenses incurred by it in structuring, negotiating and consummating the Execution Documents and the Transactions.
7.7 Interpretation.

This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either of the Parties. This Agreement shall be construed as if both Parties were its author and each Party adopts the language of this Agreement as if it were its own. Each term, clause and provision of this Agreement is separate and independent, and should any term, clause or provision of this Agreement be found to be invalid, the validity of the remaining terms, clauses and provisions shall, to the fullest extent feasible, not be affected thereby.

7.8 Counterparts, Headings.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.9 Governing Laws.

This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts. All disputes arising between the Parties concerning the construction or enforcement of this Agreement that the Parties are unable to settle between themselves shall be submitted to a trial by judge. The Parties hereby waive any rights to a trial by jury. All proceedings shall be held in Massachusetts.

7.10 Damage Limitation.
Notwithstanding anything in this Agreement to the contrary, in no event shall any party be liable to one another hereunder for any indirect, consequential, incidental, punitive or exemplary damages.
7.11 Further Assurances.

The Parties acknowledge and agree that the Transactions are complex and that it shall require the reasonable, good faith cooperation of the Parties to implement the terms of this Agreement. If either Party reasonably determines or is advised that any further instruments, agreements or other matters are necessary or desirable to carry out the terms of this Agreement or to consummate the Transactions, the other Party shall do all things reasonably necessary and appropriate to carry out the terms of this Agreement and to execute and deliver all such instruments, agreements and to otherwise address such matters, including, without limitation, adjustments to Schedule 4.1(a) of both of the Amended and Restated Power Purchase Agreements with BECo (the schedules in the two agreements, collectively, the "BECo Support Payment Schedules") and/or Schedule 4.1(a) of both of the Amended and Restated Power Purchase Agreements with CECo (the schedules in the two agreements, collectively, the "CECo Support Payment Schedules"); provided no adjustments will be made to the BECo Support Payment Schedules or the CECo Support Payment Schedules without the written agreement of the Parties.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, NEA and the Utilities have caused this Agreement to be executed by their duly authorized officers or representatives, as applicable, as of the date first above written.
BOSTON EDISION COMPANY
By:	ELLEN K. ANGLEY

Name: Ellen K. Angley Title: VP Energy Supply & Transmission

COMMONWEALTH ELECTRIC COMPANY
By:	ELLEN K. ANGLEY

Name: Ellen K. Angley Title: VP Energy Supply & Transmission

NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By:	Northeast Energy LP Its general partner
By:	ESI Northeast Energy GP Inc. Its Administrative General Partner
By:	NATHAN E. HANSON

Authorized Representative
Nathan E. Hanson

List of Schedules
Schedule A	Power Purchase Agreements (including all amendments)
Schedule D	Executed Amended and Restated Power Purchase Agreements
Schedule G	Required Findings
Schedule 1	Adjusted Bid Price Amount: Sample Calculations
Schedule 1.5	Calculation Date Adjusted Bid Price Amount
Schedule 2.2(b)(iii)	Form of Callateral Assignment
Schedule 2.2(b)(iv)	Form of Mutual Release
Schedule 3.5	Utility Broker/Agent
Schedule 4.5	NEA Broker/Agent
Schedule 5.3	Interim Period Deliveries
	-	Interim Period Delivery Points
	-	Interim Period On-Peak Energy Price
	-	Interim Period On-Peak Delivery Quantities
	-	Interim Period Off-Peak Delivery Quantities
	-	Interim Period Delivery Rate
	-	Interim Period Support Payment Rate

SCHEDULE A POWER PURCHASE AGREEMENTS
BECo A

Power Purchase Agreement between NEA and BECo, dated April 1, 1986
First Amendment to Power Purchase Agreement, dated June 8, 1987
Second Amendment to Power Purchase Agreement, dated June 21, 1989
Third Amendment to Power Purchase Agreement, dated August 31, 1990
Letter from BECo to NEA, dated April 29, 1999
Protocol Agreement between NEA and BECo, dated February 28, 2003

BECo B

Power Purchase Agreement between NEA and BECo, dated January 28, 1988
First Amendment to Power Purchase Agreement, dated June 21, 1989
Letter from BECo to NEA, dated April 29, 1999
Protocol Agreement between NEA and BECo, dated February 28, 2003

CECo 1

Power Sale Agreement between CECo and NEA, dated November 26, 1986
First Amendment to Power Sale Agreement, dated August 15, 1988
Second Amendment to Power Sale Agreement, dated January 1, 1989
Letter from CECo to NEA, dated July 9, 1993
Protocol Agreement between NEA and CECo, dated February 28, 2003

CECo 2

Power Sale Agreement between CECo and NEA, dated August 15, 1988
Amendment to Power Sale Agreement, dated January 1, 1989
Letter from CECo to NEA, dated July 9, 1993
Protocol Agreement between NEA and CECo, dated February 28, 2003

SCHEDULE D EXECUTED AMENDED AND RESTATED POWER PURCHASE AGREEMENTS
BECo A
Amended and Restated Power Purchase Agreement between BECO and NEA, dated as of August 19, 2004 (attached hereto).
BECo B
Amended and Restated Power Purchase Agreement between BECO and NEA, dated as of August 19, 2004 (attached hereto).
CECo 1
Amended and Restated Power Purchase Agreement between CECo and NEA, dated as of August 19, 2004 (attached hereto).
CECo 2
Amended and Restated Power Purchase Agreement between CECo and NEA, dated as of August 19, 2004 (attached hereto).

AMENDED AND RESTATED POWER PURCHASE AGREEMENT

THIS AMENDED AND RESTATED POWER PURCHASE AGREEMENT (the "Agreement") is entered into as of August 19, 2004 (the "Agreement Date"), by and between Boston Edison Company, a Massachusetts corporation ("BECO") and Northeast Energy Associates Limited Partnership, a Massachusetts limited partnership ("NEA"). BECO and NEA are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties".

WHEREAS, NEA owns a nominal 300 MW natural gas-fired electricity and steam generating plant located in Bellingham, Massachusetts (the "Facility");

WHEREAS, BECO and NEA are parties to a certain Power Purchase Agreement dated April 1, 1986, as amended to date (the "Existing NEA A PPA"), pursuant to which BECO purchases from NEA a portion of the Facility's capacity and associated energy;

WHEREAS, BECO and NEA desire to amend and restate the Existing NEA A PPA as provided for herein; and

WHEREAS, such amendment and restatement of the Existing NEA A PPA is consistent with BECO's invitation, dated October 17, 2003, to submit proposals regarding the transfer of entitlements to certain power purchase agreements and NEA's response, dated December 3, 2003, related to the restructuring of four (4) power purchase agreements (including the Existing NEA A PPA) existing between NEA and each of BECO and Commonwealth Electric Company ("CECO") (the four (4) existing agreements, the "Existing Agreements", are set forth at Exhibit A).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS
In addition to terms defined in the recitals hereto, the following terms shall have the meanings set forth below.

"Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries' controls, is controlled by, or is under common control with, such first Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall have the meaning set forth in the first paragraph of this Agreement.
"Agreement Date" shall have the meaning set forth in the first paragraph of this Agreement.
"Approved Capacity Buyer" shall mean any of the Persons set forth on Schedule 4.1(c) hereto.

"BECO Reorganization Event" shall mean (a) any consolidation, merger or other form of combination of BECO with any other Person, (b) the acquisition of a majority of the outstanding shares of BECO by any Person or (c) the sale, conveyance, lease, transfer or other disposition, in one transaction or a series of related transactions, including without limitation the transfer or "spin-off" of shares of a subsidiary (collectively, a "Transfer"), affecting all or substantially all of the assets of BECO existing on the Agreement Date or hereafter acquired. For purposes of this definition, the transfer, sale or other disposition of all or substantially all of the transmission and/or distribution assets of BECO, will, in either case, constitute a "BECO Reorganization Event."

"BECO Termination Payment" shall mean, with respect to this Agreement and NEA, an amount payable by BECO to NEA equal to the sum of the Losses (including, without limitation, the adverse financial impact, if any, of NEA being caused to forego its ability to reduce the Energy Bank balance by performing its obligations under this Agreement, but net of Gains) and Costs, expressed in U.S. Dollars, which NEA incurs as a result of the termination of this Agreement pursuant to Section 8.2(a)(i) hereof. The BECO Termination Payment shall be net of any amounts then owed to BECO in the Energy Bank.

"Business Day" shall mean any day that is not a Saturday, Sunday, or NERC Holiday.
"Capacity" shall mean "Unforced Capacity" as presently defined in the NEPOOL Manual for Definitions and Abbreviations (and, throughout the Term, any successor product thereto).
"Capacity Payment" with respect to any given time period, shall mean the product of (a) the Capacity Price and (b) Capacity Requirement, for such period.

"Capacity Price" with respect to any month, shall mean (a) the Negotiated Capacity Price or (b) in the event that the Parties fail to agree upon a Negotiated Capacity Price on or before the Contract UCAP Transfer Deadline, the price for UCAP for such month established pursuant to the next UCAP Monthly Supply Auction; provided, however, if no price for UCAP is established in the next UCAP Monthly Supply Auction, the price to be used is that established pursuant to the last UCAP Monthly Supply Auction in which UCAP was transacted.

"Capacity Receipt Shortfall" shall have the meaning set forth in Section 3.8(c) hereof.
"Capacity Replacement Damages" shall have the meaning ascribed thereto in Section 3.8(b) herein.

"Capacity Replacement Price" with respect to any portion of the Capacity Requirement that NEA fails to deliver to BECO hereunder, shall mean (a) the price at which BECO, acting in a commercially reasonable manner, purchases Capacity in lieu of such portion of the Capacity Requirement, plus transaction and other administrative costs reasonably incurred by BECO in purchasing such Capacity, or (b) to the extent BECO has not purchased Capacity in lieu of such portion of the Capacity Requirement, the market price for such portion of the Capacity Requirement determined in a commercially reasonable manner.

"Capacity Requirement," shall mean for the applicable month, for so long as NEA is the owner of the Facility during the Term hereof, the lesser of (a) 100 MW or (b) 50% of the Capacity recognized by the ISO as attributable to the Facility. Upon the sale, assignment or transfer by NEA of its interest in the Facility during the Term hereof, Capacity Requirement shall be fixed at the Capacity Requirement in effect on the date immediately prior to such sale, assignment or transfer.

"Capacity Resale Damages" shall have the meaning ascribed thereto in Section 3.8(c) herein.

"Capacity Resale Price" with respect to any portion of the Capacity Requirement that BECO fails to accept delivery from NEA hereunder, shall mean (a) the price at which NEA, acting in a commercially reasonable manner, re-sells Capacity in lieu of such portion of the Capacity Requirement, less transaction and other administrative costs reasonably incurred by NEA in selling such Capacity or (b) to the extent NEA has not sold Capacity in lieu of such portion of the Capacity Requirement, the market price for such portion of the Capacity Requirement determined in a commercially reasonable manner.

"Capacity Supply Shortfall" shall have the meaning set forth in Section 3.8(b) hereof.

"Change in Law or Market Structure" shall mean any of the following events that has a material adverse economic effect on one or both of the Parties: (a) the adoption, promulgation, modification, repeal or reinterpretation by any Governmental Entity of any Law which (or the effects of which) amends or conflicts with the Laws established or in effect as of the Agreement Date, (b) the adoption, promulgation, modification, repeal or reinterpretation by ISO of the ISO Policies which (or the effect of which) amends or conflicts with the ISO Policies established or in effect as of the Agreement Date or (c) the adoption or promulgation of a market structure that differs from the market structure reflected in the ISO Policies established or in effect as of the Agreement Date. For avoidance of doubt, a Change in Law or Market Structure shall include any event described in clauses (a), (b) or (c) above that results in BECO not being able to sell the Contract Energy purchased hereunder at a price greater than or equal to the Energy Payment prices (excluding the Support Payment) paid to NEA hereunder.

"Claiming Party" shall have the meaning set forth in Section 9.2(b) hereof.
"Contract Energy" shall have the meaning set forth in Section 3.1 hereof.

"Contract UCAP Transfer Deadline" with respect to any month, shall mean 5 PM Eastern Prevailing Time on the Business Day preceding the day by which final bids into the NEPOOL ISO Supply Auction must be submitted to be considered timely under the NEPOOL Practices and Market Rules and Procedures governing suppliers' participation in the UCAP Monthly Supply Auction.

"Costs" shall mean brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred in terminating this Agreement; and all reasonable attorneys' fees and expenses incurred in connection with the termination of this Agreement.

"Cover Damages" shall have the meaning set forth in Section 3.6 hereof.
"Credit Support" shall have the meaning set forth in Section 8.2(a)(i)(B) hereof.
"Day-Ahead Energy Market" or "DAM" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"Delivery Point" shall mean the Facility Bus; provided, however, that (a) if a LMP is not established for a node at the Facility Bus, or during periods of Force Majeure, NEA may deliver Contract Energy to an alternate node within the ISO control area that has a published LMP price and (b) NEA may deliver to any other delivery point mutually agreed to by the Parties.

"Delivery Shortfall" shall have the meaning set forth in Section 3.6 hereof.
"DTE" shall mean the Massachusetts Department of Telecommunications and Energy or its successor state regulatory agency.
"Eastern Prevailing Time" shall mean either Eastern Standard Time or Eastern Daylight Savings Time, as in effect from time to time.
"Effective Date" shall have the meaning set forth in Section 2.1 hereof.
"Energy Bank" shall mean that certain account described in Article 9A of the Existing NEA PPA.
"Energy Payment" shall have the meaning set forth in Section 4.1(a)(i) hereof.
"Event of Default" shall have the meaning set forth in Section 8.1 hereof.
"Existing Agreements" shall have the meaning set forth in the Recitals.
"Execution Agreement" shall mean the Execution Agreement by and among NEA, Commonwealth Electric Company and BECO dated as of August 19, 2004.
"Existing NEA A PPA" shall have the meaning set forth in the Recitals.
"Facility" shall have the meaning set forth in the Recitals.
"Facility Bus" shall mean the point of interconnection between the Facility and the NEPOOL transmission system, which as of the Agreement Date is the UN.Bellinghm 13.2 NEA bus.
"FERC" shall mean the United States Federal Energy Regulatory Commission, and shall include its successors.
"Force Majeure" shall have the meaning set forth in Section 9.1(a) hereof.

"Gains" shall mean an amount equal to the present value, at an eight point one percent (8.1%) discount rate, of the economic benefit, if any (exclusive of Costs) resulting from the termination of this Agreement, determined in a commercially reasonable manner.

"Governmental Entity" shall mean any federal, state or local governmental agency, authority, department, instrumentality or regulatory body, and any court or tribunal, with jurisdiction over NEA, BECO or the Facility.

"IBT Containers" shall have the meaning as set forth in Section 3.3(a) hereof.
"Indemnified Party" shall have the meaning set forth in Section 12.1 hereof.
"Indemnifying Party" shall have the meaning set forth in Section 12.1 hereof.
"Internal Bilateral Transaction" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"ISO" or ISO-NE" shall mean the ISO New England, Inc., the independent system operator established in accordance with the NEPOOL Agreement, or its successor.
"ISO Policies" shall mean the Market Rules and Procedures, NEPOOL Agreement, NEPOOL Manual for Definitions and Abbreviations and NEPOOL Practices.
"ISO Settlement Market System" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"ISO UCAP Transfer Deadline" with respect to any month, shall mean the latest date upon which Capacity for that month may be transferred under an Internal Bilateral Transaction in accordance with ISO rules.

"Late Payment Rate" shall have the meaning set forth in Section 4.3 hereof.
"Law" shall mean all federal, state and local statutes, regulations, rules, orders, executive orders, decrees, policies, judicial decisions and notifications.
"Lead Participant" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"LMP" shall mean, for any ISO nodal point for any hour on any day, the "Day Ahead LMP" or "Real Time LMP" ($/MWh) at such ISO nodal point calculated in accordance with Section 2 of Market Rule 1, as reported on the ISO website at www.iso-ne.com on the "Data & Reports" page, "Hourly Markets Data" subpage and "Selectable Hourly LMP Data" category, for such nodal point on such date and time. If such price should ever cease to be published, then the LMP shall be a regularly published comparable substitute price, as agreed to by the Parties in writing.

"Losses" shall mean, with respect to any Party, an amount equal to the present value, at an eight point one percent (8.1%) discount rate, of the economic loss to it, if any (exclusive of Costs), resulting from termination of this Agreement, determined in a commercially reasonable manner.

"Market Rules and Procedures" shall mean the Market Rules, Manuals and Procedures adopted by the ISO and/or members of NEPOOL, as may be amended from time to time, and as administered by the ISO to govern the operation of the NEPOOL markets, and any applicable successor rules, manuals and procedures.

"Moody's" shall mean Moody's Investors Service, Inc., and any successor thereto.
"MW" shall mean a megawatt.
"MWh" shall mean a megawatt-hour (one MWh shall equal 1,000 kWh).

"NEA Termination Payment" shall mean, with respect to this Agreement and BECO, an amount payable by NEA to BECO equal to the Losses (net of Gains) and Costs, expressed in U.S. Dollars, which BECO incurs as a result of the termination of this Agreement pursuant to Section 8.2(a)(ii) hereof plus the balance then due BECO under the Energy Bank.

"Negotiated Capacity Price" shall mean the price for Capacity as agreed to by the Parties pursuant to Section 4.1(b) herein.
"NEPOOL" shall mean the New England Power Pool, or its successor.

"NEPOOL Agreement" shall mean that certain Restated New England Power Pool Agreement, as restated by an amendment dated as of December 1, 1996, as amended and restated from time to time, and any applicable successor agreement.

"NEPOOL ISO Supply Auction" shall mean the auction currently defined as the "Supply Auction" in the Market Rules and Procedures, or any successor to such auction.

"NEPOOL Manual for Definitions and Abbreviations" shall mean that certain Manual for Definitions and Abbreviations prepared by ISO-NE, as may be amended from time to time, and any applicable successor manual.

"NEPOOL Practices" shall mean the NEPOOL practices and procedures for delivery and transmission of electricity and capacity and capacity testing in effect from time to time and shall include, without limitation, applicable requirements of the NEPOOL Agreement, and any applicable successor practices and procedures.

"NERC Holiday" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and any other day declared a holiday by NERC.
"Ownership Share" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"Party" and "Parties" shall have the meaning set forth in the first paragraph of this Agreement.
"Performance Assurance" shall mean collateral in the form of either cash, letter(s) of credit, or other security acceptable to the requesting Party.

"Person" shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, limited partnership, association, trust, unincorporated organization, or a government authority or agency or political subdivision thereof.

"PURPA" shall mean the Public Utility Regulatory Policies Act of 1978, as amended.
"QF" shall have the meaning set forth in Section 6.3(a)(i) hereof.
"Quote Period" shall have the meaning set forth in Section 4.1(b) herein.
"Real-Time Energy Market" or "RTM" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"Rejected Power" shall have the meaning set forth in Section 3.7 hereof.

"Replacement Power" shall mean electricity purchased by BECO and delivered to the Delivery Point as replacement for any Delivery Shortfall. Replacement Power shall not include Contract Energy delivered to BECO on behalf of NEA pursuant to Section 3.1 hereof.

"Replacement Price" shall mean the lesser of (a) the price at which BECO, acting in a commercially reasonable manner, purchases Replacement Power, plus (i) transaction and other administrative costs reasonably incurred by BECO in purchasing such Replacement Power and (ii) additional transmission charges, if any, reasonably incurred by BECO to transmit Replacement Power to the Delivery Point, or (b) the locational marginal pricing at the Delivery Point for such Replacement Power; provided, however, that in no event shall the Replacement Price include any penalties, ratcheted demand or similar charges, nor shall BECO be required to utilize or change its utilization of its owned or controlled assets or market positions to minimize NEA's liability.

"Resale Damages" shall have the meaning set forth in Section 3.7 hereof.

"Resale Price" shall mean the higher of (a) the price at which NEA, acting in a commercially reasonable manner, sells or is paid for Rejected Power, plus transaction and other administrative costs reasonably incurred by NEA in re-selling such Rejected Power; or (b) the LMP at the Delivery Point for such Rejected Power; provided, however, that in no event shall such price include any penalties, ratcheted demand or similar charges, and further provided that in no event shall NEA be required to utilize or change its utilization of the Facility or its other assets or market positions in order to minimize BECO's liability for Rejected Power.

"Schedule or Scheduling" shall mean the actions of NEA or BECO and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity of Contract Energy to be delivered on any given day or days (or in any given hour or hours) during the Term at the Delivery Point.

"S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and any successor thereto.
"Support Payment" shall have the meaning set forth in Section 4.1(a)(i) hereof.
"Term" shall have the meaning set forth in Section 2.2 hereof.

"Third-Party Quote" with respect to any Capacity Requirement, shall mean a firm offer by an Approved Capacity Buyer to purchase Capacity from BECO in a volume and for a time period equal to such Capacity Requirement.

"Transmission Provider" shall mean (a) ISO, its respective successor or Affiliates; (b) NEPOOL; (c) BECO; or (d) such other third parties from whom transmission services are necessary for NEA to fulfill its performance obligations to BECO hereunder.

"UCAP" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"UCAP Monthly Supply Auction" shall mean the auction currently defined as the "UCAP Monthly Auction" in the NEPOOL Manual for Definitions and Abbreviations, or any successor to such auction that establishes a price for UCAP or its successor product.

2. EFFECTIVE DATE; CONDITIONS; TERM
2.1 Effective Date. The "Effective Date" of this Agreement shall be the Closing Date as established under the Execution Agreement.
2.2 Term.

(a) The "Term" of this Agreement shall mean the period from and including 11:59 p.m. (Eastern Prevailing Time) on the Effective Date through and including 11:59 p.m. (Eastern Prevailing Time) on September 15, 2016, unless this Agreement is sooner terminated in accordance with the provisions hereof.

(b) At the expiration of the Term, the Parties shall no longer be bound by the terms and provisions hereof (including, without limitation, any payment obligation hereunder), except (i) to the extent necessary to provide invoices and make payments or refunds with respect to Contract Energy or Capacity delivered prior to such expiration or termination, (ii) to the extent necessary to enforce the rights and the obligations of the Parties arising under this Agreement before such expiration or termination and (iii) the obligations of the Parties hereunder with respect to confidentiality and indemnification shall survive the expiration or termination of this Agreement and shall continue for a period of two (2) calendar years following such expiration or termination.

3. DELIVERY OF CONTRACT ENERGY AND CAPACITY

3.1 Obligation to Sell and Purchase Contract Energy. During each hour of the Term, NEA shall sell and deliver at the Delivery Point, and BECO shall purchase and receive at the Delivery Point, electricity in the amounts set forth in Section 3.3 and otherwise in accordance with the terms and conditions of this Agreement ("Contract Energy"). NEA shall be permitted to satisfy its obligation to deliver Contract Energy from any source of supply available to NEA. Contract Energy delivered to BECO by NEA or on behalf of NEA by NEA's suppliers, designees or any other Person engaged by NEA to deliver Contract Energy shall be deemed delivered by NEA hereunder and NEA shall be solely responsible for any costs payable to its suppliers for such delivery. The aforementioned obligations for NEA to sell and deliver the Energy and for BECO to purchase and receive the Energy shall be firm and subject to adjustment only to reflect performance interruptions excused by this Agreement.

3.2 Characteristics. Contract Energy delivered by NEA to BECO at the Delivery Point shall be in the form of three (3)-phase, sixty (60) hertz, alternating current and otherwise in the form required by Market Rules and Procedures.

3.3 Scheduling.

(a) NEA shall Schedule deliveries of Contract Energy delivered hereunder with ISO in equal hourly quantities in accordance with all NEPOOL Practices and Market Rules and Procedures applicable thereto as set forth in Schedule 3.3. Furthermore, Contract Energy will be sold and delivered for purchase by BECO in the form of Internal Bilateral Transactions ("IBTs") and NEA will use commercially reasonable efforts to transfer Contract Energy in the DAM; provided, however, that if such transfer cannot be made in the DAM, the Contract Energy shall be transferred in the RTM. All Contract Energy will be delivered to a specific node and not a zone. NEA will submit IBT Containers, as defined below, and notify BECO that the IBT Containers have been submitted into the ISO Settlement Market System.

Subject to the satisfaction of NEA's obligations in this Section 3.3, BECO will confirm the IBT Container in the ISO Settlement Market System. For purposes of this Agreement, "IBT Container" shall mean the form of electronic contract submittal, as implemented in the ISO Settlement Market System effective March 1, 2003 as amended from time to time, that requires BECO to confirm the general parameters of the IBT. IBTs shall be submitted and confirmed for the longest term permitted by the ISO. NEA shall be responsible for any inaccuracies in any schedules and shall correct such schedules upon notification by BECO; provided, however, BECO shall cooperate with NEA in connection with any such Scheduling and bidding and in complying with all NEPOOL Practices and shall promptly provide information reasonably requested by NEA for the purpose of assisting NEA with its Scheduling obligations hereunder. Notwithstanding the agreement to Schedule all Contract Energy in the DAM, the Energy Payment made by BECO to NEA shall be as calculated pursuant to Section 4.1(a) hereof.

(b) The Parties agree to use commercially reasonable efforts to comply with all applicable ISO Policies in connection with the Scheduling and delivery of Contract Energy hereunder. For administrative convenience, the Parties agree that all Contract Energy deliveries and receipts made pursuant to this Agreement and any other power purchase agreement between the Parties may be provided for in a single Schedule. Penalties or similar charges assessed by a Transmission Provider and caused by a Party's noncompliance with the Scheduling obligations set forth in this Section 3.3 shall be the responsibility of the Party whose action or inaction caused the penalty.

3.4 Lead Participant; Ownership Share. NEA, or any entity so identified by NEA, shall be the Lead Participant of the Facility and BECO shall use commercially reasonable efforts to transfer such designation to NEA or the entity so identified by NEA. BECO shall use commercially reasonable efforts to transfer to NEA, or any entity so identified by NEA, the Ownership Share now held by BECO relating to the Facility.

3.5 Sales for Resale. All Contract Energy delivered by NEA to BECO hereunder shall be sales for resale, with BECO reselling such Contract Energy. BECO shall provide NEA with any certificates reasonably requested by NEA to evidence that the deliveries of Contract Energy hereunder are sales for resale. Nothing in this Agreement shall be construed to prohibit or restrict such resale by BECO.

3.6 Failure of NEA to Deliver Scheduled Contract Energy; Cover Damages.

Subject to Section 8.1(g) hereof, in the event NEA fails to deliver Contract Energy it is obligated to deliver hereunder and such failure is not excused under the terms of this Agreement (such undelivered Contract Energy to be referred to herein as the "Delivery Shortfall"), then NEA shall pay BECO, on the date payment would otherwise be due in respect of the month in which the failure occurred, an amount for such Delivery Shortfall equal to the Cover Damages. "Cover Damages" means an amount equal to (i) the amount, if any, by which (A) the Replacement Price ($/MWh) multiplied by the quantity (in MWh) of the Delivery Shortfall, exceeds (B) the Energy Payment that would have been paid pursuant to Section 4.1 hereof had the Delivery Shortfall been delivered, plus (ii) any applicable penalties assessed by NEPOOL, ISO-NE or any other party against BECO as a direct result of NEA's failure to deliver such Contract Energy; provided, however, BECO shall use commercially reasonable efforts to purchase replacement power or otherwise mitigate such damages, penalties and related costs and charges wherever possible pursuant to applicable NEPOOL, ISO-NE or any other party's tariffs and operating procedures then in effect. Except as otherwise provided in Section 8.1(g) and 8.2 hereof, the damages provided in this Section 3.6 shall be the sole and exclusive remedy of BECO for any failure of NEA to deliver Contract Energy that it is obligated to deliver hereunder. The invoice for the amount payable pursuant to this Section 3.6 shall include a written statement explaining in reasonable detail the calculation of such amount.

3.7 Failure by BECO to Accept Delivery of Contract Energy; Resale Damages. If BECO fails to accept all or part of the Contract Energy it is obligated to accept hereunder and such failure to accept is not excused under the terms of this Agreement (such Contract Energy is referred to herein as "Rejected Power"), then BECO shall pay NEA, on the date payment would otherwise be due in respect of the month in which the failure occurred, an amount for such Rejected Power equal to the Resale Damages. "Resale Damages" means an amount equal to (a) the amount, if any, by which (i) the Energy Payment that would have been paid pursuant to Section 4.1(a) hereof for such Rejected Power, had it been accepted, exceeds (ii) the Resale Price ($/MWh) multiplied by the quantity (in MWh) of Rejected Power resold by NEA, plus (b) any applicable penalties assessed by NEPOOL, ISO-NE or any other party against NEA as a direct result of BECO's failure to accept such Contract Energy; provided, however, NEA shall use commercially reasonable efforts to sell such Rejected Power or otherwise mitigate such damages, penalties and related costs and charges wherever possible pursuant to applicable NEPOOL, ISO-NE or any other party's tariffs and operating procedures then in effect. Except as otherwise provided in Section 8.1(h) and 8.2 hereof, the damages provided in this Section 3.7 shall be the sole and exclusive remedy of NEA for any failure of BECO to accept delivery of Contract Energy that it is obligated to accept hereunder. The invoice for the amount payable pursuant to this Section 3.7 shall include a written statement explaining in reasonable detail the calculation of such amount.

3.8 Obligation to Sell and Purchase Capacity Requirements.

(a) During the Term, NEA shall sell to BECO and BECO shall purchase from NEA the Capacity Requirement. In the event there is no longer a market for Capacity in New England, NEA shall not be obligated to sell and BECO shall not be obligated to purchase the Capacity Requirement.

(i) For so long as NEA is the owner of the Facility, NEA shall be permitted to satisfy its obligation to deliver the Capacity Requirement only from the Facility. In the event that NEA sells, assigns or transfers its interests in the Facility, NEA shall be permitted to satisfy its obligation to deliver the Capacity Requirement from any source of supply available to NEA. Nothing in this Agreement shall be construed to restrict or bar NEA from any sale, assignment or transfer of its interests in the Facility.

(ii) The Parties acknowledge that as of the Agreement Date, the Market Rules and Procedures do not impose any locational requirement with respect to Capacity. In the event that, at any time during the Term, the Market Rules and Procedures do impose a zonal, nodal or other geographic locational requirement, the Capacity Requirement will be fulfilled for the zone, node or other geographic area in which the Facility is located.

(b) If NEA fails to provide BECO with all or part of the Capacity Requirement it is required to provide pursuant to Section 3.8 (a) hereof (a "Capacity Supply Shortfall") and such failure is not excused under the terms of this Agreement, then the Capacity Replacement Damages associated with such Capacity Supply Shortfall shall be deducted from amounts payable by BECO hereunder for the next succeeding month or paid by NEA to BECO, at BECO's election. "Capacity Replacement Damages," with respect to any portion of the Capacity Requirement that NEA fails to deliver to BECO hereunder, means an amount equal to: (i) the amount, if any, by which the Capacity Replacement Price exceeds the Capacity Price, multiplied by the Capacity Supply Shortfall, plus (ii) any penalties assessed by NEPOOL, ISO-NE or any other party against BECO as a direct result of NEA's failure to deliver the Capacity Requirement in accordance with Section 3.8(a) hereof. Subject to Section 8.1(g) hereof, the damages provided in this Section 3.8(b) shall be the sole and exclusive remedy of BECO for any failure of NEA to deliver the Capacity Requirement hereunder. With respect to any calendar month during the Term, NEA will be deemed to have failed to deliver the Capacity Requirement for such calendar month if it has not scheduled a bilateral transfer of the Capacity Requirement (or otherwise effected delivery in accordance with applicable Market Rules and Procedures as in effect at any time during the Term) on or before the Contract UCAP Transfer Deadline.

(c) If BECO fails to accept delivery of all or part of the Capacity Requirement it is required to purchase pursuant to Section 3.8(a) hereof (a "Capacity Receipt Shortfall"), and such failure is not excused under the terms of this Agreement, then the Capacity Resale Damages associated with such Capacity Receipt Shortfall shall be payable by BECO on the date payment would otherwise be due in respect of the month in which the failure occurred. "Capacity Resale Damages," with respect to any portion of the Capacity Requirement that BECO fails to accept delivery of from NEA hereunder, means an amount equal to: (i) the amount, if any, by which the Capacity Price exceeds the Capacity Resale Price, multiplied by the Capacity Receipt Shortfall, plus (ii) any penalties assessed by NEPOOL, ISO-NE or any other party against NEA as a direct result of BECO's failure to accept delivery of the Capacity Requirement in accordance with Section 3.8(a) hereof. Subject to Section 8.1(h) hereof, the damages provided in this Section 3.8(c) shall be the sole and exclusive remedy of NEA for any failure of BECO to accept delivery of the Capacity Requirement hereunder and there shall be no adjustment of the Energy Payment or Support Payment as a result of BECO's failure to accept delivery of such Capacity Requirement. With respect to any calendar month during the Term, BECO will be deemed to have failed to accept delivery of the Capacity Requirement for such calendar month if it has not confirmed a schedule (or an equivalent commitment instrument) entered by NEA for bilateral transfer of the Capacity Requirement (or otherwise effected acceptance of delivery in accordance with applicable Market Rules and Procedures as in effect at any time during the Term) on or before the Contract UCAP Transfer Deadline.

3.9 Delivery Point.
(a) All Contract Energy shall be delivered hereunder by NEA to BECO at the Delivery Point.

(b) Except as provided for in Section 3.3(b) herein, NEA shall be responsible for all transmission and distribution charges, including applicable ancillary service charges, line losses, congestion charges and other NEPOOL or applicable system costs or charges associated with transmission incurred, in each case, in connection with the delivery of Contract Energy to the Delivery Point.

(c) Except as provided for in Section 3.3(b) herein, BECO shall be responsible for all transmission charges, ancillary services charges, line losses, congestion charges and other NEPOOL or applicable system costs or charges associated with transmission, incurred, in each case, in connection with the transmission of Contract Energy delivered under this Agreement from and after the Delivery Point.

4. PAYMENTS FOR CONTRACT ENERGY AND CAPACITY REQUIREMENTS
4.1 Payment for Contract Energy and Capacity Requirements.
(a) All Contract Energy delivered to BECO under this Agreement shall be purchased by BECO for an amount calculated pursuant to this Section 4.1(a).

(i) Beginning on the Effective Date and continuing for the Term, BECO shall pay NEA a monthly energy payment (the "Energy Payment") equal to the sum of: (A) the product of (I) the Contract Energy (in MWhs) delivered to BECO hereunder during each hour during such month that cleared in the DAM and (II) the hourly DAM LMP Price for such hour at the Delivery Point for MWhs that cleared in the DAM for such month, plus (B) the product of (I) the Contract Energy (in MWhs) delivered to BECO hereunder during each hour during such month that cleared in the RTM and (II) the hourly RTM LMP Price for such hour at the Delivery Point for MWhs that cleared in the RTM for such month, plus (C) a support payment (the "Support Payment") equal to the product of (I) the lesser of: the total Contract Energy (in MWhs) delivered to BECO hereunder during such month or the MWh quantity for the applicable month, as set forth in Schedule 4.1(a), and (II) the $/MWh price (the "Monthly Support Payment Price") for the applicable month, as set forth in Schedule 4.1(a). Notwithstanding anything in this Agreement to the contrary, no exercise by NEA of its right under Section 8.2 to reduce Contract Energy delivered to BECO as a result of BECO's failure to timely pay for such Contract Energy shall have the effect of reducing the Support Payment as calculated pursuant to this Section.

(ii) BECO's sole payment obligation, including without limitation any Support Payment obligation, with respect to Contract Energy is limited to the payment of the Energy Payment for Contract Energy delivered in accordance with the terms of this Agreement by or on behalf of NEA to the Delivery Point.

(b) All Capacity delivered to BECO under this Agreement shall be purchased by BECO at the Capacity Price. BECO's sole payment obligation with respect to Capacity is limited to the payment of the Capacity Payment for the Capacity Requirement actually provided to BECO in accordance with the terms of this Agreement by or on behalf of NEA. The Parties will negotiate in good faith and in a commercially reasonable manner towards agreement upon a negotiated price for Capacity (the "Negotiated Capacity Price") for each month of the Term in accordance with the terms and provisions of this Section 4.1(b). At any time during the Term, NEA may request BECO to provide it with an indicative quote for the Capacity Requirement for one month or any period of months (the "Quote Period") as set forth in such request. Within six (6) Business Days after BECO's receipt of such request, BECO will provide NEA with an indicative quote for a purchase price of such Capacity Requirement for the Quote Period which BECO in its commercially reasonable judgment believes reflects the fair market value for such Capacity Requirement. Within one Business Day after its receipt of such indicative quote, NEA will inform BECO as to whether NEA accepts or rejects the indicative quote.

(i) In the event that NEA accepts the indicative quote, the pricing reflected in such indicative quote will be established as the Negotiated Capacity Price for such Capacity Requirement unless BECO notifies NEA, within one Business Day after NEA's acceptance, that BECO retracts the indicative quote. BECO may retract the indicative quote only in the event that BECO, in its commercially reasonable judgment, believes that the fair market value of the Capacity Requirement has materially declined since BECO delivered the indicative quote to NEA. In the event that BECO retracts the indicative quote, NEA may, at its election, (A) provide Third-Party Quotes to BECO for the applicable Capacity Requirement, provided that NEA does so within two (2) Business Days after BECO's retraction of the indicative quote (and, in which event, the procedures set forth in Section 4.1(b)(ii) will be followed to determine the Negotiated Capacity Price), or (B) request a new indicative quote from BECO (which request may be for the same or a different period), in which event the negotiation process set forth in this Section 4.1(b) will be repeated with respect to such request.

(ii) In the event that NEA rejects such indicative quote, NEA may, at its election, provide one or more Third-Party Quotes to BECO for the Capacity Requirement, provided that NEA does so within two (2) Business Days after NEA's rejection of the indicative quote. In the event that NEA so delivers one or more Third-Party Quotes to BECO, BECO will, within one Business Day after delivery of the Third-Party Quotes, either (A) agree to establish any one of the Third-Party Quotes as the Negotiated Capacity Price or (B) sell Capacity (in an amount equal to the Capacity Requirement and for the Quote Period) to any of the Approved Capacity Buyers cited in the Third-Party Quotes at a different price, in which case such different price will be established as the Negotiated Capacity Price. Notwithstanding the foregoing, if, by the close of business on the Business Day immediately following NEA's delivery of Third-Party Quotes, BECO, after making commercially reasonable efforts, is able to neither consummate a transaction as described in clause (B) of the immediately preceding sentence, nor confirm to its reasonable satisfaction the validity and firmness of at least one of the Third Party Quotes, then no Negotiated Capacity Price will be deemed to have been established for the applicable Capacity Requirement. In such event (or in the event that NEA does not deliver any Third-Party Quotes to BECO within two (2) Business Days after its rejection of the indicative quote), NEA may request a new indicative quote from BECO (which request may be for the same or a different period), in which event the negotiation process set forth in this Section 4.1(b) will be repeated with respect to such request.

(c) If, despite their good faith efforts, the Parties are not able to agree upon a Negotiated Capacity price prior to the Contract UCAP Transfer Deadline then the Capacity Requirement shall be purchased by BECO from NEA on a bilateral basis and the Capacity Price paid by BECO to NEA shall be the settlement price set at the UCAP Monthly Supply Auction.

4.2 Payment and Netting.

(a) Billing Period. Unless otherwise specifically agreed upon by the Parties, the calendar month shall be the standard period for all payments under this Agreement (other than Termination Payments). On or before the third (3rd) day following the end of each month, NEA will render to BECO an invoice for the Energy Payment and Capacity Payment obligations incurred hereunder during the preceding month.

(b) Timeliness of Payment. BECO shall use its reasonable efforts to pay all NEA invoices under this Agreement on the fifteenth (15th) day after receipt of the invoice; provided, however, unless otherwise agreed by the Parties, all invoices under this Agreement shall be due and payable in accordance with each Party's invoice instructions on or before the later of thirty (30) days following the receipt of such invoice or, if such day is not a Business Day, then on the next Business Day. Each Party will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by the other Party. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Late Payment Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

(c) Disputes and Adjustments of Invoices. A Party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the Late Payment Rate from and including the due date but excluding the date paid. Inadvertent overpayments shall be reimbursed or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Late Payment Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment, as directed by the other party. Any dispute with respect to an invoice is waived unless the other Party is notified in accordance with this Section 4.2 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the month during which performance occurred, the right to payment for such performance is waived.

(d) Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other under this Agreement on the same date through netting, in which case all amounts owed by each Party to the other Party for the purchase and sale of Contract Energy during the monthly billing period under this Agreement, including any related damages calculated pursuant to this Agreement, interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other during the monthly billing period, such Party shall pay such sum in full when due. The Parties agree to provide each other with reasonable detail of such net payment or net payment request.

4.3 Interest on Late Payment. If a payment is not received when due under this Agreement, the delinquent Party shall pay to the other Party interest on such unpaid amount which shall accrue from the due date until the date upon which payment in full is made at the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published) (the "Late Payment Rate").

5. ENERGY BANK

The Parties acknowledge that in order to enhance the economic viability of the Facility, the Existing NEA A PPA provided an Energy Bank for the purpose of tracking the difference between the Floor Price Amount paid by BECO to NEA and an Energy Bank Amount calculated each month by BECO (as such terms are defined in the Existing NEA A PPA). A positive balance in the Energy Bank represented a debt owed by NEA to BECO. The Energy Bank also provided a methodology whereby positive balances will be reduced and the Energy Bank would be paid off over time and eliminated. It is hereby agreed by the Parties that the provisions in the Existing NEA A PPA related to the Energy Bank, including, without limitation, Articles 9A and 9B (such Articles 9A and 9B are reproduced and attached hereto as Schedule 5(a)) be incorporated herein by reference; provided, the Parties agree that the amortization schedule attached hereto at Schedule 5(b) reflects accurately the current Energy Bank balance and the monthly amount by which such balance is being reduced. Such amortization schedule shall be adjusted to reflect the Energy Bank balance as of the Effective Date to reflect deliveries under the Existing NEA A PPA for the period from the Agreement Date through and including the Effective Date.

6. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDMENTS
6.1 Representations and Warranties of BECO. BECO hereby represents and warrants to NEA as of the Effective Date as follows:

(a) Organization and Good Standing; Power and Authority. BECO is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. BECO has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement.

(b) Due Authorization; No Conflicts. The execution and delivery by BECO of this Agreement, and the performance by BECO of its obligations hereunder, have been duly authorized by all necessary actions on the part of BECO and do not and, under existing facts and law, will not: (i) contravene its restated certificate of incorporation or any other governing documents; (ii) conflict with, result in a breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, contract or other agreement to which it is a party or by which any of its properties may be bound or affected; (iii) assuming receipt of the requisite regulatory approvals, violate any order, writ, injunction, decree, judgment, award, statute, law, rule, regulation or ordinance of any Governmental Entity or agency applicable to it or any of its properties; or (iv) result in the creation of any lien, charge or encumbrance upon any of its properties pursuant to any of the foregoing.

(c) Binding Agreement. This Agreement has been duly executed and delivered on behalf of BECO and, assuming the due execution hereof and performance hereunder by NEA, constitutes a legal, valid and binding obligation of BECO, enforceable against it in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(d) No Proceedings. There are no actions, suits or other proceedings, at law or in equity, by or before any Governmental Entity or agency or any other body pending or, to the best of its knowledge, threatened against or affecting BECO or any of its properties (including, without limitation, this Agreement) which relate in any manner to this Agreement or any transaction contemplated hereby, or which BECO reasonably expects to lead to a material adverse effect on (i) the validity or enforceability of this Agreement or (ii) BECO's ability to perform its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by BECO of its obligations under this Agreement does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any Person which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(f) Negotiations. The terms and provisions of this Agreement are the result of arm's length and good faith negotiations on the part of BECO.
6.2 Representations and Warranties of NEA. NEA hereby represents and warrants to BECO as of the Effective Date as follows:

(a) Organization and Good Standing; Power and Authority. NEA is a limited partnership, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. NEA has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement.

(b) Due Authorization; No Conflicts. The execution and delivery by NEA of this Agreement, and the performance by NEA of its obligations hereunder, have been duly authorized by all necessary actions on the part of NEA and do not and, under existing facts and law, will not: (i) contravene any of its governing documents; (ii) conflict with, result in a breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, contract or other agreement to which it is a party or by which any of its properties may be bound or affected; (iii) assuming receipt of the requisite regulatory approvals, violate any order, writ, injunction, decree, judgment, award, statute, law, rule, regulation or ordinance of any Governmental Entity or agency applicable to it or any of its properties; or (iv) result in the creation of any lien, charge or encumbrance upon any of its properties pursuant to any of the foregoing.

(c) Binding Agreement. This Agreement has been duly executed and delivered on behalf of NEA and, assuming the due execution hereof and performance hereunder by NEA, constitutes a legal, valid and binding obligation of NEA, enforceable against it in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(d) No Proceedings. There are no actions, suits or other proceedings, at law or in equity, by or before any Governmental Entity or agency or any other body pending or, to the best of its knowledge, threatened against or affecting NEA or any of its properties (including, without limitation, this Agreement) which relate in any manner to this Agreement or any transaction contemplated hereby, or which NEA reasonably expects to lead to a material adverse effect on (i) the validity or enforceability of this Agreement or (ii) NEA's ability to perform its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by NEA of its obligations under this Agreement does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any Person which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(f) Negotiations. The terms and provisions of this Agreement are the result of arm's length and good faith negotiations on the part of NEA.

(g) Other Agreements. NEA has not entered into any (i) agreements for the sale of energy or capacity other than (A) the Existing Agreements and (B) that certain Power Purchase Agreement between NEA and Montaup Electric Company dated October 17, 1986 (the "Montaup PPA"), and (ii) amendment or modification of the Montaup PPA other than as set forth in Schedule 6.2(g).

6.3 PURPA Acknowledgements.
(a) The Parties acknowledge and agree that:

(i) Under the Existing NEA A PPA, NEA was entitled to all rights afforded to a "qualifying facility" (as defined in 18 C.F.R. Part 292) ("QF") under applicable law, including, but not limited to, PURPA, for as long as the Facility maintained its status as a QF, and

(ii) The consideration for NEA's agreement to amend and restate the Existing NEA A PPA and to waive its rights under PURPA, as provided in Section 6.3(c) below, is the execution and delivery of this Agreement by BECO.

(b) It is the express intent of the Parties that this Agreement shall be deemed a successor to, replacement of and substitute for the Existing NEA A PPA, which is being amended and restated in its entirety as of the Effective Date.

(c) As of the Effective Date, NEA forever relinquishes and waives any rights it may have or may have in the future under PURPA or any federal or state regulation, act or order implementing PURPA, to require BECO or any of its affiliates to purchase electricity and or capacity generated at the Facility. NEA shall cause any third party successor to NEA's rights and interest in the Facility to agree to be bound by the foregoing waiver. NEA shall indemnify, defend and hold BECO and its partners, shareholders, members, directors, officers, employees and agents harmless from and against all liabilities, damages, losses, penalties, claims, demands, suits and proceedings of any nature whatsoever suffered or incurred by BECO arising out of any failure by NEA to comply with the waiver of PURPA rights set forth in this Section 6.3 (c).

(d) As of the Effective Date and continuing throughout the Term, each Party hereby irrevocably waives its right to seek or support, and agrees not to seek or support, in any way, including, but not limited to, seeking or supporting through application, complaint, petition, motion, filing before any Governmental Entity (including, without limitation, DTE and FERC), rule, regulation or statute: (i) reconsideration by DTE of its approval of this Agreement; (ii) modification or invalidation of this Agreement or any term or condition contained herein (including, without limitation, any pricing provision herein); or (iii) disallowance or impairment, in whole or in part, of BECO's right to fully and timely recover from its customers its costs of purchasing electricity and capacity pursuant to this Agreement.

(e) Nothing contained herein shall be deemed or construed as (i) a waiver by either Party of any right to challenge any attempt by DTE, FERC or any other Governmental Entity to disallow rate recovery or modify, amend or supplement this Agreement or (ii) an acknowledgment by any such Party that DTE, FERC or any other Governmental Entity would have such authority if it so attempted.

(f) As of the Effective Date, NEA's and BECO's obligations under this Agreement are expressly not conditioned on the maintenance of the QF status of the Facility under PURPA, and this Agreement shall remain binding upon the Parties without regard to whether the Facility or any other source of power delivered to BECO under this Agreement is, was or remains a QF. Each Party shall obtain and maintain all permits or licenses necessary for it to perform its obligations under this Agreement.

(g) The Parties acknowledge and agree that, to the extent this Agreement is or becomes subject to review pursuant to the Federal Power Act, the standard of review for any change or modification to the pricing provisions of this Agreement proposed by any Person who is not a party hereto or FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

6.4 Release. The Parties agree to each release the other of all obligations, liabilities and costs arising under the Existing NEA A PPA as of the Effective Date, and to further release each other regarding potential claims against one another and related to differing interpretations of the Existing NEA A PPA (the "PPA and Related Potential Claims"). Such claims include, without limitation, the obligations to deliver, sell, receive and purchase energy and capacity under the Existing NEA A PPA, and disputes related to: (a) the payment for Capacity and Associated Energy (as such terms are defined in the Existing NEA A PPA) delivered by NEA and received by BECO in excess of the Company's Entitlement (as such term is defined in the Existing NEA A PPA); (b) the application of Article 21, Other Terms to Third Parties, as set forth in the Existing NEA A PPA; (c) the allocation of certain congestion charges/credits imposed by the ISO; and (d) the calculation of the Qualifying Facility Power Purchase Rate (as such term is defined in the Existing NEA A PPA). The Parties agree that it is in their mutual best interests to waive such PPA and Related Potential Claims and to release each other from liability thereunder. Therefore, as of the Effective Date, the Parties, intending to be legally bound on behalf of themselves and their past, present and future parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, insurers, employees, stockholders, members, partners and representatives ABSOLUTELY, IRREVOCABLY, AND UNCONDITIONALLY, FULLY AND FOREVER ACQUIT, RELEASE, AND DISCHARGE AND COVENANT NOT TO SUE each other and any and all of their past, present and future parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, insurers, employees, stockholders, members, partners and representatives, from any and all claims, causes of action, demands, obligations, charges, complaints, controversies, damages, liabilities, costs, expenses, judgments, guarantees, agreements, or defaults of every and any nature, relating to or arising out of the PPA and Related Potential Claims, whether in law or equity and whether arising in contract (including breach), tort or otherwise, and irrespective of fault, negligence or strict liability, which a Party may have had, or may now have, prior to the Effective Date.

7. RESERVED
8. BREACHES; REMEDIES
8.1 Events of Default; Cure Rights. It shall constitute an event of default ("Event of Default") hereunder if:

(a) Representation or Warranty. Any representation or warranty set forth herein is not accurate and complete in all material respects as of the date made, unless such inaccuracy or incompleteness is capable of cure by the payment of money and is cured within thirty (30) days after written notice thereof is given by the non-defaulting Party to the defaulting Party, or unless such inaccuracy or incompleteness is not capable of cure by the payment of money, but is otherwise capable of cure, and the Party in default promptly begins and diligently and continuously pursues such cure activity.

(b) Payment Obligations. Any undisputed payment due and payable hereunder is not made on the date due, and such failure continues for more than five (5) Business Days after notice thereof is given by the non-defaulting Party to the defaulting Party.

(c) Other Covenants. Subject to Sections 3.6, 3.7, 3.8, 8.1(g) and 8.1(h) hereof, a Party fails to perform, observe or otherwise to comply with any obligation hereunder and such failure continues for more than thirty (30) days after notice thereof is given by the non-defaulting Party to the defaulting Party, or if such default is not capable of cure within thirty (30) days, the Party in default promptly begins such cure activity within such thirty (30) day period and diligently and continuously pursues the cure activity such that the failure is cured within ninety (90) days after notice thereof is given by the non-defaulting Party to the defaulting Party.

(d) BECO Bankruptcy. BECO (i) is adjudged bankrupt or files a petition in voluntary bankruptcy under any provision of any bankruptcy law or consents to the filing of any bankruptcy or reorganization petition against BECO under any such law, or (without limiting the generality of the foregoing) files a petition to reorganize BECO pursuant to 11 U.S.C. Subsection 101 or any similar statute applicable to BECO, as now or hereinafter in effect, (ii) makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of BECO, or (iii) is subject to an order of a court of competent jurisdiction appointing a receiver or liquidator or custodian or trustee of BECO or of a major part of its property.

(e) NEA Bankruptcy. NEA (i) is adjudged bankrupt or files a petition in voluntary bankruptcy under any provision of any bankruptcy law or consents to the filing of any bankruptcy or reorganization petition against NEA under any such law, or (without limiting the generality of the foregoing) files a petition to reorganize NEA pursuant to 11 U.S.C. Subsection 101 or any similar statute applicable to NEA, as now or hereinafter in effect, (ii) makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of NEA, or (iii) is subject to an order of a court of competent jurisdiction appointing a receiver or liquidator or custodian or trustee of NEA or of a major part of its property.

(f) Consolidation. A Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party.

(g) Continuing Failure by NEA to Deliver Contract Energy or Satisfy the Capacity Requirement. NEA (i) fails to deliver and sell Contract Energy hereunder for a period of ten (10) continuous days during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than five (5) days after written notice thereof is given by BECO to NEA, or if such failure is not capable of cure within five (5) days, NEA shall cure such failure as soon as commercially practicable but not later than six (6) months after notice thereof is given by BECO to NEA or (ii) fails to satisfy the Capacity Requirement hereunder for a period of one (1) calendar month during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than two (2) calendar months after written notice thereof is given by BECO to NEA, or if such failure is not capable of cure within two (2) calendar months, NEA shall cure such failure as soon as commercially practicable but not later than six (6) months after notice thereof is given by BECO to NEA; provided, however, the foregoing shall not be construed to limit or otherwise affect NEA's obligation to pay Cover Damages or Capacity Replacement Damages for any day on which NEA fails to deliver Contract Energy or satisfy the Capacity Requirement.

(h) Continuing Failure by BECO to Accept Delivery of Contract Energy or the Capacity Requirement. BECO fails to accept delivery of Contract Energy or the Capacity Requirement hereunder for a period of ten (10) continuous days during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than five (5) days after written notice thereof is given by NEA to BECO, or if such failure is not capable of cure within five (5) days, BECO promptly begins such cure activity within such five (5) day period and diligently and continuously pursues the cure activity such that the failure is cured within thirty (30) days after notice thereof is given by BECO to NEA; provided, however, the foregoing shall not be construed to limit or otherwise affect BECO's obligation to pay Resale Damages or Capacity Resale Damages for any day on which BECO fails to accept Contract Energy or the Capacity Requirement.

8.2 Remedies.
(a) Declaration of an Early Termination Date and Calculation of Termination Payments.
(i) BECO Termination Payment.

(A) If an Event of Default with respect to BECO shall have occurred and be continuing, NEA shall have the right (I) to designate a day on which this Agreement will terminate (the "BECO Early Termination Date"), (II) withhold any payments due to BECO under this Agreement and (III) suspend performance. NEA shall calculate, in a commercially reasonable manner, a BECO Termination Payment as of the BECO Early Termination Date. As soon as practicable after termination, notice shall be given by NEA to BECO of the amount of the BECO Termination Payment. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. BECO shall make the BECO Termination Payment within two (2) Business Days after such notice is effective. If BECO disputes NEA's calculation of the BECO Termination Payment, in whole or in part, BECO shall, within two (2) Business Days of receipt of the calculation of the BECO Termination Payment, provide to NEA a detailed written explanation of the basis for such dispute; provided, however, BECO shall first transfer Performance Assurance to NEA in an amount equal to the BECO Termination Payment as calculated by NEA.

(B) Notwithstanding the provisions of Section 8.2(a)(i)(A), if on the first occasion that an Event of Default by BECO pursuant to Section 8.1(b) shall have occurred and be continuing, and NEA has exercised its rights under Section 8.2(a)(i)(A) to designate a BECO Early Termination Date, which date shall be no less than twenty (20) Business Days from the date NEA provides BECO with the notice of default under Section 8.1(b), BECO may, within twenty (20) Business Days of such notice, provide NEA with any amounts then due, plus credit support in an amount equal to the aggregate of the payments to be made by BECO pursuant to Article 4 hereof for the subsequent three (3) month period, as calculated in good faith by NEA (and disregarding any suspension of performance by NEA under Section 8.2(a)(i)) ("Credit Support") in any of the following forms: (I) a letter of credit with an initial term of at least six (6) months issued by a bank or other financial institution reasonably acceptable to NEA, which will allow NEA to draw on the letter of credit up to the full amount upon a subsequent Event of Default by BECO, or (II) such other credit support proposed by BECO that is reasonably acceptable to NEA. If BECO makes such payments and provides such Credit Support, then NEA's rights under Section 8.2(a)(i) shall no longer be in effect and, if NEA has suspended performance under Section 8.2(a)(i), NEA shall recommence such performance.

(C) In the event of either (I) a subsequent Event of Default by BECO pursuant to Section 8.1(b) and a failure by BECO to maintain Credit Support as required under Section 8.2(a)(i)(B) or (II) a failure by BECO to maintain Credit Support as required under Section 8.2(a)(i)(B), NEA will have all rights as set forth in Section 8.2(a)(i).

(D) BECO shall be relieved of the obligation to maintain such Credit Support to the extent that each of the following shall have occurred: (I) for at least six (6) months BECO shall have provided and maintained the Credit Support in accordance with Section 8.2(a)(i)(B) and there shall have been no drawdown by NEA under such Credit Support on account of a subsequent Event of Default by BECO; (II) BECO's senior secured Credit Rating, not supported by third party credit enhancements, is at or above BBB-/Stable Outlook from S&P and at or above Baa3, Stable Outlook from Moody's (or in the event BECO does not have, or no longer has, a senior secured credit rating, its issuer and/or long term debt rating shall be referenced); and (III) no other Event of Default has occurred and is continuing, including an event of Default under Section 8.1(b).

(ii) NEA Termination Payment. If an Event of Default with respect to NEA shall have occurred and be continuing, BECO shall have the right (A) to designate a day on which this Agreement will terminate (the "NEA Early Termination Date"), (B) withhold any payments due to NEA under this Agreement and (C) suspend performance. BECO shall calculate, in a commercially reasonable manner, a NEA Termination Payment as of the NEA Early Termination Date. As soon as practicable after termination, notice shall be given by BECO to NEA of the amount of the NEA Termination Payment. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. NEA shall make the NEA Termination Payment within two (2) Business Days after such notice is effective. If NEA disputes BECO's calculation of the NEA Termination Payment, in whole or in part, NEA shall, within two (2) Business Days of receipt of the calculation of the NEA Termination Payment, provide to BECO a detailed written explanation of the basis for such dispute; provided, however, NEA shall first transfer Performance Assurance to BECO in an amount equal to the NEA Termination Payment as calculated by BECO.

(b) Limitation of Remedies, Liability and Damages. EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

9. FORCE MAJEURE
9.1 Force Majeure.

(a) The term "Force Majeure" means an event or circumstance which prevents one Party from performing its obligations under this Agreement, which event or circumstance was not anticipated as of the date this Agreement was agreed to, which is not within the control of, or the result of the negligence of, the Claiming Party or its agents, contractors, suppliers or Affiliates, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided, including storms, floods, earthquakes, tornados, fires, explosions, wars, riots or other civil disturbances, acts of war or acts of a public enemy, strikes, lockout, work stoppage or other industrial disturbances, labor or material shortage, and failure of the plant or plant equipment resulting from such force majeure events. Force Majeure shall not be based on (i) the loss of BECO's markets; (ii) BECO's inability economically to use or resell the Contract Energy purchased hereunder; (iii) the loss or failure of NEA's supply; or (iv) NEA's ability to sell the Contract Energy at a price greater than the amount provided for in Section 4.1(a).

(b) Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Contract Energy to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff; provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in Section 9.1(a) has occurred.

9.2 Notice and Excuse of Performance.

(a) Following a Force Majeure event, if either Party believes that such event will, or is reasonably likely to, adversely affect the performance of its obligations under this Agreement, then as early as commercially practicable but in no event later than two (2) Business Days after the initial occurrence of such event and for contingency planning purposes, such Party shall provide preliminary telephonic notice of the occurrence of a Force Majeure to the other Party promptly followed by written notice on or before the tenth (10th) Business Day after the initial occurrence of such event. Such written notice shall specify the nature and, if known, cause of the Force Majeure, its anticipated effect on the ability of such Party to perform obligations under this Agreement and the estimated duration of any interruption in service or other adverse effects resulting from such Force Majeure and shall be updated or supplemented as necessary to keep the other Party advised of the effect and remedial measures being undertaken to overcome the Force Majeure.

(b) To the extent either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations under this Agreement and such Party (the "Claiming Party") gives notice and details of the Force Majeure to the other Party as soon as practicable, then the Claiming Party shall be excused from the performance of its obligations with respect to such obligations (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

10. DISPUTE RESOLUTION

In the event of any dispute, controversy or claim between the Parties arising out of or relating to this Agreement (collectively, a "Dispute"), the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations between the Parties. If such consultations do not result in a resolution of the Dispute within fifteen (15) Days after notice of the Dispute has been delivered to either Party, then such Dispute shall be referred to the senior management of the Parties for resolution. If the Dispute has not been resolved within fifteen (15) Days after such referral to the senior management of the Parties, then either Party may pursue all of its remedies available hereunder. The Parties agree to attempt to resolve all Disputes promptly, equitably and in a good faith manner. In the event a dispute hereunder is resolved pursuant to arbitration or judicial proceedings, the Party whose position does not prevail in such proceedings shall reimburse all of the other Party's third party costs (including reasonable attorney's fees) incurred to prosecute or defend (as the case may be) such proceedings.

11. CONFIDENTIALITY

11.1 Nondisclosure. BECO and NEA each agree not to disclose to any Person and to keep confidential, and to cause and instruct its Affiliates, officers, directors, employees, partners and representatives not to disclose to any Person and to keep confidential, any and all of the following non-public information relating to the terms and provisions of this Agreement; any financial, pricing or supply quantity information relating to the Contract Energy to be supplied by NEA hereunder, the Facility or NEA and any information that is clearly marked or identified as "Confidential". Notwithstanding the foregoing, any such information may be disclosed: (a) to the extent required by applicable laws and regulations or by any subpoena or similar legal process of any court or agency of federal, state or local government so long as the receiving Party gives the non-disclosing Party written notice at least three (3) Business Days prior to such disclosure, if practicable; (b) to lenders and potential lenders to BECO or to lenders to NEA or other Person(s) in connection with the implementation of this Agreement and to financial advisors, rating agencies, and any other Persons involved in the acquisition, marketing or sale or placement of such debt; (c) to agents, trustees, advisors and accountants of the Parties or their Affiliates involved in the financings described in clause (b) above, (d) to potential assignees of BECO or NEA or other Persons in connection with such proposed assignment and to financial advisors, rating agencies, and any other Persons involved in the marketing, placement or rating of such assignment, (e) to agents, trustees, advisors and accountants of the Parties or their Affiliates or agents, trustees, advisors and accountants of Persons involved in the potential assignment described in clause (d) above or (f) to the extent the non-disclosing Party shall have consented in writing prior to any such disclosure.

11.2 Public Statements.  No public statement, press release or other voluntary publication regarding this Agreement shall be made or issued without the prior consent of the other Party, which consent shall not be unreasonably withheld.

12. INDEMNIFICATION AND INDEMNIFICATION PROCEDURES

12.1 Indemnification. Each Party ("Indemnifying Party") shall indemnify, defend and hold the other Party ("Indemnified Party") and its partners, shareholders, partners, directors, officers, employees and agents (including, but not limited to, Affiliates and contractors and their employees), harmless from and against all liabilities, damages, losses, penalties, claims, demands, suits and proceedings of any nature whatsoever related to this Agreement suffered or incurred by such Indemnified Party arising out of the Indemnifying Party's gross negligence or willful misconduct (including, without limitation, any breach of this Agreement resulting from gross negligence or willful misconduct). In the event injury or damage results from the joint or concurrent grossly negligent or willful misconduct of the Parties, each Party shall be liable under this indemnification in proportion to its relative degree of fault. Such duty to indemnify shall not apply to any claims which arise or are first asserted more than two (2) years after the termination of this Agreement. Such indemnity shall not include or compensate for indirect, punitive, exemplary, incidental or consequential damages incurred by either Party.

12.2 Indemnification Procedures. Each Indemnified Party shall promptly notify the Indemnifying Party of any claim in respect of which the Indemnified Party is entitled to be indemnified under this Article 12. Such notice shall be given as soon as is reasonably practicable after the Indemnified Party becomes aware of each claim; provided, however, that failure to give prompt notice shall not adversely affect any claim for indemnification hereunder except to the extent the Indemnifying Party's ability to contest any claim by any third party is materially adversely affected. The Indemnifying Party shall have the right, but not the obligation, at its expense, to contest, defend, litigate and settle, and to control the contest, defense, litigation and/or settlement of, any claim by any third party alleged or asserted against any Indemnified Party arising out of any matter in respect of which such Indemnified Party is entitled to be indemnified hereunder. The Indemnifying Party shall promptly notify such Indemnified Party of its intention to exercise such right set forth in the immediately preceding sentence and shall reimburse the Indemnified Party for the reasonable costs and expenses paid or incurred by it prior to the assumption of such contest, defense or litigation by the Indemnifying Party. The Indemnifying Party shall have the right to select legal counsel to defend a claim for which the Indemnified Party is seeking indemnification pursuant to this Section 12.2, subject to the consent of the Indemnified Party, which shall not be unreasonably delayed or withheld. If the Indemnifying Party exercises such right in accordance with the provisions of this Article 12 and any Indemnified Party notifies the Indemnifying Party that it desires to retain separate counsel in order to participate in or proceed independently with such contest, defense or litigation, such Indemnified Party may do so at its own expense. If the Indemnifying Party fails to exercise it rights set forth in the third sentence of this Section 12.2, then the Indemnifying Party will reimburse the Indemnified Party for its reasonable costs and expenses incurred in connection with the contest, defense or litigation of such claim. No Indemnified Party shall settle or compromise any claim in respect of which the Indemnified Party is entitled to be indemnified under this Article 12 without the prior written consent of the Indemnifying Party; provided, however, that such consent shall not be unreasonably withheld by the Indemnifying Party.

13. ASSIGNMENT

13.1 Prohibition on Assignment. Except as provided in Section 13.2 hereof, this Agreement may not be assigned by either Party without the prior written consent of the other Party, which may not be unreasonably withheld. Any attempted or purported assignment of this Agreement that is not expressly permitted pursuant to Section 13.2 hereof shall be null and void and shall have no effect on or with respect to the rights and obligations of the Parties hereunder.

13.2 Permitted Assignment.

(a) NEA shall have the right to assign all or any portion of its rights or obligations under this Agreement without the consent of BECO solely for financing purposes to existing and any future lenders secured, in whole or in part, by interests in the Facility, NEA's contractual rights, or NEA or Affiliates of NEA. Such assignment to lenders shall not operate to relieve NEA of any duty or obligation under this Agreement. In connection with the exercise of remedies under the security documents relating to such financing(s), the lender(s) or trustee(s) shall be entitled to assign this Agreement to any third-party transferee designated by such lender(s) or trustee(s), provided that BECO determines, in BECO's reasonable discretion, that such proposed transferee or assignee is qualified and capable to satisfy NEA's obligations hereunder.

(b) BECO shall have the right to assign this Agreement in connection with a BECO Reorganization Event to any assignee without the consent of NEA so long as (i) the proposed assignee serves load in NEPOOL and (ii) the proposed assignee's credit rating as established by Moody's or S&P is equal to or better than that of BECO at the time of the proposed assignment (provided, that any such rating that is on "watch" for downgrading shall not satisfy the credit rating criteria described in clause (ii)).

(c) If either Party assigns this Agreement as provided in this Section 13.2, then such Party shall cause to be delivered to the other Party an assumption agreement (in form and substance reasonably satisfactory to the non-assigning Party) of all of the obligations of the assigning Party hereunder by such assignee.

(d) An assignment of this Agreement pursuant to this Section 13.2 shall not release or discharge the assignor from its obligations hereunder unless the assignee executes a written assumption agreement in accordance with Section 13.2(c) hereof.

14. NOTICES

Any notice or communication given pursuant hereto shall be in writing and (1) delivered personally (personally delivered notices shall be deemed given upon written acknowledgment of receipt after delivery to the address specified or upon refusal of receipt); (2) mailed by registered or certified mail, postage prepaid (mailed notices shall be deemed given on the actual date of delivery, as set forth in the return receipt, or upon refusal of receipt); (3) e-mailed (e-mailed notices shall be deemed given upon actual receipt) or (4) delivered in full by telecopy (telecopied notices shall be deemed given upon actual receipt), in either case addressed or telecopied as follows or to such other addresses or telecopy numbers as may hereafter be designed by either Party to the other in writing:

If to BECO: Boston Edison Company One NSTAR Way, NE 220 Westwood, MA 02090-9230 Attention: Ellen K. Angley, Vice President, Energy Supply and Transmission Facsimile: (781) 441-8078
Copy to: Legal Department NSTAR Electric & Gas Corporation 800 Boylston Street Boston, Ma 02109 Attention: T.N. Cronin, Assistant General Counsel Facsimile: (617) 424-2733

If to NEA:

Northeast Energy Associates, A Limited Partnership
c/o Northeast Energy LP
c/o ESI Northeast Energy GP, Inc.
Its Administrative General Partner
700 Universe Blvd.
P.O. Box 14000
Juno Beach, FL 33408
Attention: Business Manager
Facsimile: 561-304-5161

With a copy to: Tractebel Power, Inc. 1990 Post Oak Blvd Suite 1900 Houston, TX 77056 Attention: General Counsel Facsimile: 713-636-1858
15. WAIVER AND MODIFICATION

This Agreement may be amended and its provisions and the effects thereof waived only by a writing executed by the Parties, and no subsequent conduct of any Party or course of dealings between the Parties shall effect or be deemed to effect any such amendment or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver of or acquiescence in or to such provision.

16. INTERPRETATION

16.1 Choice of Law. Interpretation and performance of this Agreement shall be in accordance with, and shall be controlled by, the laws of the Commonwealth of Massachusetts (without regard to its principles of conflicts of law).

16.2 Headings. Article and Section headings are for convenience only and shall not affect the interpretation of this Agreement. References to articles, sections and appendices, and schedules are, unless the context otherwise requires, references to articles, sections, appendices, and schedules of this Agreement. The words "hereof" and "hereunder" shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

17. COUNTERPARTS
Any number of counterparts of this Agreement may be executed, and each shall have the same force and effect as an original.
18. NO DUTY TO THIRD PARTIES

Except as provided in any consent to assignment of this Agreement, nothing in this Agreement nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person not a Party to this Agreement.

19. SEVERABILITY

If any term or provision of this Agreement or the interpretation or application of any term or provision to any prior circumstance is held to be unenforceable, illegal or invalid by a court or agency of competent jurisdiction, the remainder of this Agreement and the interpretation or application of all other terms or provisions to Persons or circumstances other than those which are unenforceable, illegal or invalid shall not be affected thereby, and each term and provision shall be valid and be enforced to the fullest extent permitted by law.

20. ENTIRE AGREEMENT

Upon the Effective Date, this Agreement, together with the agreements executed or delivered on the Effective Date in connection herewith, shall constitute the entire agreement and understanding between the Parties hereto and shall supersede all prior agreements including, without limitation, the Existing NEA A PPA and understandings relating to the subject matter hereof.

21. CHANGE IN LAW OR MARKET STRUCTURE

The Parties acknowledge that this Agreement is based on the Laws, ISO Policies and market structure in effect as of the Agreement Date. In the event of a Change in Law or Market Structure, the Parties shall make such amendments to this Agreement as are necessary to accommodate such Change in Law or Market Structure, provided that any such amendments shall preserve the economic and business arrangements embodied or referenced in this Agreement.

IN WITNESS WHEREOF, each of BECO and NEA has caused this Agreement to be duly executed on its behalf as of the date first above written.
Boston Edison Company
By:	ELLEN K. ANGLEY

Name: Title:	Ellen K. Angley VP Energy Supply & Transmission

NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By Northeast Energy LP Its General Partner
By ESI Northeast Energy GP Inc. Its Administrative General Partner
By:	NATHAN E. HANSON

Authorized Representative
Nathan E. Hanson

EXHIBIT A
to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
EXISTING AGREEMENT
NEA-A PPA between BECO and NEA executed on April 1, 1986, as amended.

SCHEDULE 3.3 to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
DELIVERY SCHEDULE FOR CONTRACT ENERGY

Month	MWh/h

January	150.0000
February	150.0000
March	140.0000
Apri	140.0000
May	100.0000
June	120.0000
July	130.0000
August	130.0000
September	130.0000
October	130.0000
Novembe	110.0000
December	140.0000

SCHEDULE 4.1(a) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT

Month Ending	No. of Days	MWh/hr BECO A	MWhs BECO A	Monthly Support Payment Price ($/MWh) BECO A

04/30/04	30	140.0000	100,800.0000	29.4643
05/31/04	31	100.0000	74,400.0000	39.9194
06/30/04	30	120.0000	86,400.0000	34.3750
07/31/04	31	130.0000	96,720.0000	30.7072
08/31/04	31	130.0000	96,720.0000	30.7072
09/30/04	30	130.0000	93,600.0000	31.7308
10/31/04	31	130.0000	96,720.0000	30.7072
11/30/04	30	110.0000	79,200.0000	37.5000
12/31/04	31	140.0000	104,160.0000	28.5138
01/31/05	31	150.0000	111,600.0000	19.2652
02/28/05	28	150.0000	100,800.0000	21.3294
03/31/05	31	140.0000	104,160.0000	20.6413
04/30/05	30	140.0000	100,800.0000	21.3294
05/31/05	31	100.0000	74,400.0000	28.8978
06/30/05	30	120.0000	86,400.0000	24.8843
07/31/05	31	130.0000	96,720.0000	22.2291
08/31/05	31	130.0000	96,720.0000	22.2291
09/30/05	30	130.0000	93,600.0000	22.9701
10/31/05	31	130.0000	96,720.0000	22.2291
11/30/05	30	110.0000	79,200.0000	27.1465
12/31/05	31	140.0000	104,160.0000	20.6413
01/31/06	31	150.0000	111,600.0000	20.4301
02/28/06	28	150.0000	100,800.0000	22.6190
03/31/06	31	140.0000	104,160.0000	21.8894
04/30/06	30	140.0000	100,800.0000	22.6190
05/31/06	31	100.0000	74,400.0000	30.6452
06/30/06	30	120.0000	86,400.0000	26.3889
07/31/06	31	130.0000	96,720.0000	23.5732
08/31/06	31	130.0000	96,720.0000	23.5732
09/30/06	30	130.0000	93,600.0000	24.3590
10/31/06	31	130.0000	96,720.0000	23.5732
11/30/06	30	110.0000	79,200.0000	28.7879
12/31/06	31	140.0000	104,160.0000	21.8894
01/31/07	31	150.0000	111,600.0000	21.6846
02/28/07	28	150.0000	100,800.0000	24.0079
03/31/07	31	140.0000	104,160.0000	23.2335
04/30/07	30	140.0000	100,800.0000	24.0079
05/31/07	31	100.0000	74,400.0000	32.5269
06/30/07	30	120.0000	86,400.0000	28.0093
07/31/07	31	130.0000	96,720.0000	25.0207
08/31/07	31	130.0000	96,720.0000	25.0207
09/30/07	30	130.0000	93,600.0000	25.8547
10/31/07	31	130.0000	96,720.0000	25.0207
11/30/07	30	110.0000	79,200.0000	30.5556
12/31/07	31	140.0000	104,160.0000	23.2335
01/31/08	31	150.0000	111,600.0000	18.8172
02/29/08	29	150.0000	104,400.0000	20.1149
03/31/08	31	140.0000	104,160.0000	20.1613
04/30/08	30	140.0000	100,800.0000	20.8333
05/31/08	31	100.0000	74,400.0000	28.2258
06/30/08	30	120.0000	86,400.0000	24.3056

Month Ending	No. of Days	MWh/hr BECO A	MWhs BECO A	Monthly Support Payment Price ($/MWh) BECO A

07/31/08	31	130.0000	96,720.0000	21.7122
08/31/08	31	130.0000	96,720.0000	21.7122
09/30/08	30	130.0000	93,600.0000	22.4359
10/31/08	31	130.0000	96,720.0000	21.7122
11/30/08	30	110.0000	79,200.0000	26.5152
12/31/08	31	140.0000	104,160.0000	20.1613
01/31/09	31	150.0000	111,600.0000	15.9498
02/28/09	28	150.0000	100,800.0000	17.6587
03/31/09	31	140.0000	104,160.0000	17.0891
04/30/09	30	140.0000	100,800.0000	17.6587
05/31/09	31	100.0000	74,400.0000	23.9247
06/30/09	30	120.0000	86,400.0000	20.6019
07/31/09	31	130.0000	96,720.0000	18.4036
08/31/09	31	130.0000	96,720.0000	18.4036
09/30/09	30	130.0000	93,600.0000	19.0171
10/31/09	31	130.0000	96,720.0000	18.4036
11/30/09	30	110.0000	79,200.0000	22.4747
12/31/09	31	140.0000	104,160.0000	17.0891
01/31/10	31	150.0000	111,600.0000	13.1720
02/28/10	28	150.0000	100,800.0000	14.5833
03/31/10	31	140.0000	104,160.0000	14.1129
04/30/10	30	140.0000	100,800.0000	14.5833
05/31/10	31	100.0000	74,400.0000	19.7581
06/30/10	30	120.0000	86,400.0000	17.0139
07/31/10	31	130.0000	96,720.0000	15.1985
08/31/10	31	130.0000	96,720.0000	15.1985
09/30/10	30	130.0000	93,600.0000	15.7051
10/31/10	31	130.0000	96,720.0000	15.1985
11/30/10	30	110.0000	79,200.0000	18.5606
12/31/10	31	140.0000	104,160.0000	14.1129
01/31/11	31	150.0000	111,600.0000	10.2151
02/28/11	28	150.0000	100,800.0000	11.3095
03/31/11	31	140.0000	104,160.0000	10.9447
04/30/11	30	140.0000	100,800.0000	11.3095
05/31/11	31	100.0000	74,400.0000	15.3226
06/30/11	30	120.0000	86,400.0000	13.1944
07/31/11	31	130.0000	96,720.0000	11.7866
08/31/11	31	130.0000	96,720.0000	11.7866
09/30/11	30	130.0000	93,600.0000	12.1795
10/31/11	31	130.0000	96,720.0000	11.7866
11/30/11	30	110.0000	79,200.0000	14.3939
12/31/11	31	140.0000	104,160.0000	10.9447
01/31/12	31	150.0000	111,600.0000	5.3763
02/29/12	29	150.0000	104,400.0000	5.7471
03/31/12	31	140.0000	104,160.0000	5.7604
04/30/12	30	140.0000	100,800.0000	5.9524
05/31/12	31	100.0000	74,400.0000	8.0645
06/30/12	30	120.0000	86,400.0000	6.9444
07/31/12	31	130.0000	96,720.0000	6.2035
08/31/12	31	130.0000	96,720.0000	6.2035
09/30/12	30	130.0000	93,600.0000	6.4103

Month Ending	No. of Days	MWh/hr BECO A	MWhs BECO A	Monthly Support Payment Price ($/MWh) BECO A

10/31/12	31	130.0000	96,720.0000	6.2035
11/30/12	30	110.0000	79,200.0000	7.5758
12/31/12	31	140.0000	104,160.0000	5.7604
01/31/13	31	150.0000	111,600.0000	1.6129
02/28/13	28	150.0000	100,800.0000	1.7857
03/31/13	31	140.0000	104,160.0000	1.7281
04/30/13	30	140.0000	100,800.0000	1.7857
05/31/13	31	100.0000	74,400.0000	2.4194
06/30/13	30	120.0000	86,400.0000	2.0833
07/31/13	31	130.0000	96,720.0000	1.8610
08/31/13	31	130.0000	96,720.0000	1.8610
09/30/13	30	130.0000	93,600.0000	1.9231
10/31/13	31	130.0000	96,720.0000	1.8610
11/30/13	30	110.0000	79,200.0000	2.2727
12/31/13	31	140.0000	104,160.0000	1.7281
01/31/14	31	150.0000	111,600.0000	1.8817
02/28/14	28	150.0000	100,800.0000	2.0833
03/31/14	31	140.0000	104,160.0000	2.0161
04/30/14	30	140.0000	100,800.0000	2.0833
05/31/14	31	100.0000	74,400.0000	2.8226
06/30/14	30	120.0000	86,400.0000	2.4306
07/31/14	31	130.0000	96,720.0000	2.1712
08/31/14	31	130.0000	96,720.0000	2.1712
09/30/14	30	130.0000	93,600.0000	2.2436
10/31/14	31	130.0000	96,720.0000	2.1712
11/30/14	30	110.0000	79,200.0000	2.6515
12/31/14	31	140.0000	104,160.0000	2.0161
01/31/15	31	150.0000	111,600.0000	1.8817
02/28/15	28	150.0000	100,800.0000	2.0833
03/31/15	31	140.0000	104,160.0000	2.0161
04/30/15	30	140.0000	100,800.0000	2.0833
05/31/15	31	100.0000	74,400.0000	2.8226
06/30/15	30	120.0000	86,400.0000	2.4306
07/31/15	31	130.0000	96,720.0000	2.1712
08/31/15	31	130.0000	96,720.0000	2.1712
09/30/15	30	130.0000	93,600.0000	2.2436
10/31/15	31	130.0000	96,720.0000	2.1712
11/30/15	30	110.0000	79,200.0000	2.6515
12/31/15	31	140.0000	104,160.0000	2.0161
01/31/16	31	150.0000	111,600.0000	(3.4946)
02/29/16	29	150.0000	104,400.0000	(3.7356)
03/31/16	31	140.0000	104,160.0000	(3.7442)
04/30/16	30	140.0000	100,800.0000	(3.8690)
05/31/16	31	100.0000	74,400.0000	(5.2419)
06/30/16	30	120.0000	86,400.0000	(4.5139)
07/31/16	31	130.0000	96,720.0000	(4.0323)
08/31/16	31	130.0000	96,720.0000	(4.0323)
09/30/16	15	130.0000	46,800.0000	(4.1667)

SCHEDULE 4.1(c) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
LIST OF APPROVED CAPACITY BUYERS

Constellation Power Source, Inc.
J Aron & Company
Morgan Stanley Group Capital
PP&L Energy Plus, LLC
PSE&G Energy Resources & Trading, LLC
Select Energy, Inc.
Sempra Energy Trading Corp.
TransCanada Power Marketing Ltd.

SCHEDULE 5(a) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
ENERGY BANK PROVISIONS

SCHEDULE 5(b) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
ENERGY BANK BALANCE AND AMORTIZATION SCHEDULE

	Days	MWh/hr	MWhs	Contractual $/kWh Difference	Prior Month Ending Balance	Forecasted Difference	Interest Calculation	Current Month Ending Balance	Monthly Amortization

Apr-04	30	144.5911	104,105.6	(0.03369)	96,372,875.14	(3,507,317.66)	873,783.95	93,739,341.43	2,633,533.71
May-04	31	42.6573	31,737.0	(0.03369)	93,739,341.43	(1,069,219.53)	849,906.49	93,520,028.39	219,313.04
Jun-04	30	131.6134	94,761.6	(0.03369)	93,520,028,39	(3,192,518.30)	847,918.04	91,175,428.13	2,344,600.26
Jul-04	31	128.3207	95,470.6	(0.03369)	91,175,428.13	(3,216,404.51)	826,660.25	88,785,683.87	2,389,744.26
Aug-04	31	129.2221	96,141.2	(0.03369)	88,785,683.87	(3,238,997.03)	804,993.16	86,351,680.00	2,434,003.87
Sep-04	30	120.2033	86,546.4	(0.03369)	86,351,680.00	(2,915,748.22)	782,924.78	84,218,856.56	2,132,823.44
Oct-04	31	113.9548	84,782.4	(0.03369)	84,218,856.56	(2,856,319.06)	763,587.11	82,126,124.61	2,092,731.95
Nov-04	30	129.2654	93,071.1	(0.03369)	82,126,124.61	(3,135,565.36)	744,612.93	79,735,172.18	2,390,952.43
Dec-04	31	146.2024	108,774.6	(0.03369)	79,735,172.18	(3,664,616.27)	722,934.89	76,793,490.80	2,941,681.38
Jan-05	31	150.0358	111,626.6	(0.03729)	76,793,490.80	(4,162,555.91)	696,263.54	73,327,198.43	3,466,292.37
Feb-05	28	147.9324	99,410.6	(0.03729)	73,327,198.43	(3,707,021.27)	664,835.71	70,285,012.87	3,042,185.56
Mar-05	31	144.8293	107,753.0	(0.03729)	70,285,012.87	(4,018,109.37)	637,253.13	66,904,156.63	3,380,856.24
Apr-05	30	140.0000	100,800.0	(0.03729)	66,904,156.63	(3,758,832.00)	606,599.92	63,751,924.55	3,152,232.08
May-05	31	100.0000	74,400.0	(0.03729)	63,751,924.55	(2,774,376.00)	578,019.57	61,555,568.12	2,196,356.43
Jun-05	30	120.0000	86,400.0	(0.03729)	61,555,568.12	(3,221,856.00)	558,105.87	58,891,817.99	2,663,750.13
Jul-05	31	130.0000	96,720.0	(0.03729)	58,891,817.99	(3,606,688.80)	533,954.45	55,819,083.64	3,072,734.35
Aug-05	31	130.0000	96,720.0	(0.03729)	55,819,083.64	(3,606,688.80)	506,094.89	52,718,489.73	3,100,593.91
Sep-05	30	130.0000	93,600.0	(0.03729)	52,718,489.73	(3,490,344.00)	477,982.73	49,706,128.46	3,012,361.27
Oct-05	31	130.0000	96,720.0	(0.03729)	49,706,128.46	(3,606,688.80)	450,670.55	46,550,110.21	3,156,018.25
Nov-05	30	110.0000	79,200.0	(0.03729)	46,550,110.21	(2,953,368.00)	422,055.88	44,018,798.09	2,531,312.12
Dec-05	31	140.0000	104,160.0	(0.03729)	44,018,798.09	(3,884,126.40)	399,105.24	40,533,776.93	3,485,021.16
Jan-06	31	150.0000	111,600.0	(0.03486)	40,533,776.93	(3,890,376.00)	367,507.60	37,010,908.53	3,522,868.40
Feb-06	28	150.0000	100,800.0	(0.03486)	37,010,908.53	(3,513,888.00)	335,566.80	33,832,587.33	3,178,321.20
Mar-06	31	140.0000	104,160.0	(0.03486)	33,832,587.33	(3,631,017.60)	306,749.92	30,508,319.65	3,324,267.68
Apr-06	30	140.0000	100,800.0	(0.03486)	30,508,319.65	(3,513,888.00)	276,609.78	27,271,041.43	3,237,278.22
May-06	31	100.0000	74,400.0	(0.03486)	27,271,041.43	(2,593,584.00)	247,258.35	24,924,715.78	2,346,325.65
Jun-06	30	120.0000	86,400.0	(0.03486)	24,924,715.78	(3,011,904.00)	225,984.92	22,138,796.70	2,785,919.08
Jul-06	31	130.0000	96,720.0	(0.03486)	22,138,796.70	(3,371,659.20)	200,725.83	18,967,863.33	3,170,933.37
Aug-06	31	130.0000	96,720.0	(0.03486)	18,967,863.33	(3,371,659.20)	171,975.93	15,768,180.06	3,199,683.27
Sep-06	30	130.0000	93,600.0	(0.03486)	15,768,180.06	(3,262,896.00)	142,965.36	12,648,249.42	3,119,930.64
Oct-06	31	130.0000	96,720.0	(0.03486)	12,648,249.42	(3,371,659.20)	114,677.88	9,391,268.10	3,256,981.32
Nov-06	30	110.0000	79,200.0	(0.03486)	9,391,268.10	(2,760,912.00)	85,147.81	6,715,503.91	2,675,764.19
Dec-06	31	140.0000	104,160.0	(0.03486)	6,715,503.91	(3,631,017.60)	60,887.46	3,145,373.77	3,570,130.14
Jan-07	31	150.0000	111,600.0	(0.03491)	3,145,373.77	(3,895,956.00)	28,518.16	0.00	3,145,373.77
Feb-07	28	150.0000	0.0	0.00000	0.00	0.00	0.00	0.00	0.00
Mar-07	31	140.0000	0.0	0.00000	0.00	0.00	0.00	0.00	0.00

SCHEDULE 6.2(g) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
MONTAUP PPA AMENDMENTS OR MODIFICATIONS
First Amendment dated as of June 28, 1989 Agreement dated May 11, 1992 Agreement dated December 18, 2001 Agreement dated March 31, 2003

AMENDED AND RESTATED POWER PURCHASE AGREEMENT

THIS AMENDED AND RESTATED POWER PURCHASE AGREEMENT (the "Agreement") is entered into as of August 19, 2004 (the "Agreement Date"), by and between Boston Edison Company, a Massachusetts corporation ("BECO") and Northeast Energy Associates Limited Partnership, a Massachusetts limited partnership ("NEA"). BECO and NEA are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties".

WHEREAS, NEA owns a nominal 300 MW natural gas-fired electricity and steam generating plant located in Bellingham, Massachusetts (the "Facility");

WHEREAS, BECO and NEA are parties to a certain Power Purchase Agreement dated January 28, 1988, as amended to date (the "Existing NEA B PPA"), pursuant to which BECO purchases from NEA a portion of the Facility's capacity and associated energy;

WHEREAS, BECO and NEA desire to amend and restate the Existing NEA B PPA as provided for herein; and

WHEREAS, such amendment and restatement of the Existing NEA B PPA is consistent with BECO's invitation, dated October 17, 2003, to submit proposals regarding the transfer of entitlements to certain power purchase agreements and NEA's response, dated December 3, 2003, related to the restructuring of four (4) power purchase agreements (including the Existing NEA B PPA) existing between NEA and each of BECO and Commonwealth Electric Company ("CECO") (the four (4) existing agreements, the "Existing Agreements", are set forth at Exhibit A).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS
In addition to terms defined in the recitals hereto, the following terms shall have the meanings set forth below.

"Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries' controls, is controlled by, or is under common control with, such first Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall have the meaning set forth in the first paragraph of this Agreement.
"Agreement Date" shall have the meaning set forth in the first paragraph of this Agreement.
"Approved Capacity Buyer" shall mean any of the Persons set forth on Schedule 4.1(c) hereto.

"BECO Reorganization Event" shall mean (a) any consolidation, merger or other form of combination of BECO with any other Person, (b) the acquisition of a majority of the outstanding shares of BECO by any Person or (c) the sale, conveyance, lease, transfer or other disposition, in one transaction or a series of related transactions, including without limitation the transfer or "spin-off" of shares of a subsidiary (collectively, a "Transfer"), affecting all or substantially all of the assets of BECO existing on the Agreement Date or hereafter acquired. For purposes of this definition, the transfer, sale or other disposition of all or substantially all of the transmission and/or distribution assets of BECO, will, in either case, constitute a "BECO Reorganization Event."

"BECO Termination Payment" shall mean, with respect to this Agreement and NEA, an amount payable by BECO to NEA equal to the sum of the Losses (net of Gains) and Costs, expressed in U.S. Dollars, which NEA incurs as a result of the termination of this Agreement pursuant to Section 8.2 (a)(i) hereof.

"Business Day" shall mean any day that is not a Saturday, Sunday, or NERC Holiday.
"Capacity" shall mean "Unforced Capacity" as presently defined in the NEPOOL Manual for Definitions and Abbreviations (and, throughout the Term, any successor product thereto).
"Capacity Payment" with respect to any given time period, shall mean the product of (a) the Capacity Price and (b) Capacity Requirement, for such period.

"Capacity Price" with respect to any month, shall mean (a) the Negotiated Capacity Price or (b) in the event that the Parties fail to agree upon a Negotiated Capacity Price on or before the Contract UCAP Transfer Deadline, the price for UCAP for such month established pursuant to the next UCAP Monthly Supply Auction; provided, however, if no price for UCAP is established in the next UCAP Monthly Supply Auction, the price to be used is that established pursuant to the last UCAP Monthly Supply Auction in which UCAP was transacted.

"Capacity Receipt Shortfall" shall have the meaning set forth in Section 3.8(c) hereof.
"Capacity Replacement Damages" shall have the meaning ascribed thereto in Section 3.8(b) herein.

"Capacity Replacement Price" with respect to any portion of the Capacity Requirement that NEA fails to deliver to BECO hereunder, shall mean (a) the price at which BECO, acting in a commercially reasonable manner, purchases Capacity in lieu of such portion of the Capacity Requirement, plus transaction and other administrative costs reasonably incurred by BECO in purchasing such Capacity, or (b) to the extent BECO has not purchased Capacity in lieu of such portion of the Capacity Requirement, the market price for such portion of the Capacity Requirement determined in a commercially reasonable manner.

"Capacity Requirement," shall mean for the applicable month, for so long as NEA is the owner of the Facility during the Term hereof, the lesser of (a) 60 MW or (b) 30% of the Capacity recognized by the ISO as attributable to the Facility. Upon the sale, assignment or transfer by NEA of its interest in the Facility during the Term hereof, Capacity Requirement shall be fixed at the Capacity Requirement in effect on the date immediately prior to such sale, assignment or transfer.

"Capacity Resale Damages" shall have the meaning ascribed thereto in Section 3.8(c) herein.

"Capacity Resale Price" with respect to any portion of the Capacity Requirement that BECO fails to accept delivery from NEA hereunder, shall mean (a) the price at which NEA, acting in a commercially reasonable manner, re-sells Capacity in lieu of such portion of the Capacity Requirement, less transaction and other administrative costs reasonably incurred by NEA in selling such Capacity or (b) to the extent NEA has not sold Capacity in lieu of such portion of the Capacity Requirement, the market price for such portion of the Capacity Requirement determined in a commercially reasonable manner.

"Capacity Supply Shortfall" shall have the meaning set forth in Section 3.8(b) hereof.

"Change in Law or Market Structure" shall mean any of the following events that has a material adverse economic effect on one or both of the Parties: (a) the adoption, promulgation, modification, repeal or reinterpretation by any Governmental Entity of any Law which (or the effects of which) amends or conflicts with the Laws established or in effect as of the Agreement Date, (b) the adoption, promulgation, modification, repeal or reinterpretation by ISO of the ISO Policies which (or the effect of which) amends or conflicts with the ISO Policies established or in effect as of the Agreement Date or (c) the adoption or promulgation of a market structure that differs from the market structure reflected in the ISO Policies established or in effect as of the Agreement Date. For avoidance of doubt, a Change in Law or Market Structure shall include any event described in clauses (a), (b) or (c) above that results in BECO not being able to sell the Contract Energy purchased hereunder at a price greater than or equal to the Energy Payment prices (excluding the Support Payment) paid to NEA hereunder.

"Claiming Party" shall have the meaning set forth in Section 9.2(b) hereof.
"Contract Energy" shall have the meaning set forth in Section 3.1 hereof.

"Contract UCAP Transfer Deadline" with respect to any month, shall mean 5 PM Eastern Prevailing Time on the Business Day preceding the day by which final bids into the NEPOOL ISO Supply Auction must be submitted to be considered timely under the NEPOOL Practices and Market Rules and Procedures governing suppliers' participation in the UCAP Monthly Supply Auction.

"Costs" shall mean brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred in terminating this Agreement; and all reasonable attorneys' fees and expenses incurred in connection with the termination of this Agreement.

"Cover Damages" shall have the meaning set forth in Section 3.6 hereof.
"Credit Support" shall have the meaning set forth in Section 8.2(a)(i)(B) hereof.
"Day-Ahead Energy Market" or "DAM" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"Delivery Point" shall mean the Facility Bus; provided, however, that (a) if a LMP is not established for a node at the Facility Bus, or during periods of Force Majeure, NEA may deliver Contract Energy to an alternate node within the ISO control area that has a published LMP price and (b) NEA may deliver to any other delivery point mutually agreed to by the Parties.

"Delivery Shortfall" shall have the meaning set forth in Section 3.6 hereof.
"DTE" shall mean the Massachusetts Department of Telecommunications and Energy or its successor state regulatory agency.
"Eastern Prevailing Time" shall mean either Eastern Standard Time or Eastern Daylight Savings Time, as in effect from time to time.
"Effective Date" shall have the meaning set forth in Section 2.1 hereof.
"Energy Bank" shall mean that certain account described in Article 9A of the Existing NEA PPA.
"Energy Payment" shall have the meaning set forth in Section 4.1(a)(i) hereof.
"Event of Default" shall have the meaning set forth in Section 8.1 hereof.
"Existing Agreements" shall have the meaning set forth in the Recitals.
"Execution Agreement" shall mean the Execution Agreement by and among NEA, Commonwealth Electric Company and BECO dated as of August 19, 2004.
"Existing NEA B PPA" shall have the meaning set forth in the Recitals.
"Facility" shall have the meaning set forth in the Recitals.
"Facility Bus" shall mean the point of interconnection between the Facility and the NEPOOL transmission system, which as of the Agreement Date is the UN.Bellinghm 13.2 NEA bus.
"FERC" shall mean the United States Federal Energy Regulatory Commission, and shall include its successors.
"Force Majeure" shall have the meaning set forth in Section 9.1(a) hereof.

"Gains" shall mean an amount equal to the present value, at an eight point one percent (8.1%) discount rate, of the economic benefit, if any (exclusive of Costs) resulting from the termination of this Agreement, determined in a commercially reasonable manner.

"Governmental Entity" shall mean any federal, state or local governmental agency, authority, department, instrumentality or regulatory body, and any court or tribunal, with jurisdiction over NEA, BECO or the Facility.

"IBT Containers" shall have the meaning as set forth in Section 3.3(a) hereof.
"Indemnified Party" shall have the meaning set forth in Section 12.1 hereof.
"Indemnifying Party" shall have the meaning set forth in Section 12.1 hereof.
"Internal Bilateral Transaction" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"ISO" or ISO-NE" shall mean the ISO New England, Inc., the independent system operator established in accordance with the NEPOOL Agreement, or its successor.
"ISO Policies" shall mean the Market Rules and Procedures, NEPOOL Agreement, NEPOOL Manual for Definitions and Abbreviations and NEPOOL Practices.
"ISO Settlement Market System" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"ISO UCAP Transfer Deadline" with respect to any month, shall mean the latest date upon which Capacity for that month may be transferred under an Internal Bilateral Transaction in accordance with ISO rules.

"Late Payment Rate" shall have the meaning set forth in Section 4.3 hereof.
"Law" shall mean all federal, state and local statutes, regulations, rules, orders, executive orders, decrees, policies, judicial decisions and notifications.
"Lead Participant" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"LMP" shall mean, for any ISO nodal point for any hour on any day, the "Day Ahead LMP" or "Real Time LMP" ($/MWh) at such ISO nodal point calculated in accordance with Section 2 of Market Rule 1, as reported on the ISO website at www.iso-ne.com on the "Data & Reports" page, "Hourly Markets Data" subpage and "Selectable Hourly LMP Data" category, for such nodal point on such date and time. If such price should ever cease to be published, then the LMP shall be a regularly published comparable substitute price, as agreed to by the Parties in writing.

"Losses" shall mean, with respect to any Party, an amount equal to the present value, at an eight point one percent (8.1%) discount rate, of the economic loss to it, if any (exclusive of Costs), resulting from termination of this Agreement, determined in a commercially reasonable manner.

"Market Rules and Procedures" shall mean the Market Rules, Manuals and Procedures adopted by the ISO and/or members of NEPOOL, as may be amended from time to time, and as administered by the ISO to govern the operation of the NEPOOL markets, and any applicable successor rules, manuals and procedures.

"Moody's" shall mean Moody's Investors Service, Inc., and any successor thereto.
"MW" shall mean a megawatt.
"MWh" shall mean a megawatt-hour (one MWh shall equal 1,000 kWh).

"NEA Termination Payment" shall mean, with respect to this Agreement and BECO, an amount payable by NEA to BECO equal to the Losses (net of Gains) and Costs, expressed in U.S. Dollars, which BECO incurs as a result of the termination of this Agreement pursuant to Section 8.2(a)(ii) hereof.

"Negotiated Capacity Price" shall mean the price for Capacity as agreed to by the Parties pursuant to Section 4.1(b) herein.
"NEPOOL" shall mean the New England Power Pool, or its successor.

"NEPOOL Agreement" shall mean that certain Restated New England Power Pool Agreement, as restated by an amendment dated as of December 1, 1996, as amended and restated from time to time, and any applicable successor agreement.

"NEPOOL ISO Supply Auction" shall mean the auction currently defined as the "Supply Auction" in the Market Rules and Procedures, or any successor to such auction.

"NEPOOL Manual for Definitions and Abbreviations" shall mean that certain Manual for Definitions and Abbreviations prepared by ISO-NE, as may be amended from time to time, and any applicable successor manual.

"NEPOOL Practices" shall mean the NEPOOL practices and procedures for delivery and transmission of electricity and capacity and capacity testing in effect from time to time and shall include, without limitation, applicable requirements of the NEPOOL Agreement, and any applicable successor practices and procedures.

"NERC Holiday" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and any other day declared a holiday by NERC.
"Ownership Share" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"Party" and "Parties" shall have the meaning set forth in the first paragraph of this Agreement.
"Performance Assurance" shall mean collateral in the form of either cash, letter(s) of credit, or other security acceptable to the requesting Party.

"Person" shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, limited partnership, association, trust, unincorporated organization, or a government authority or agency or political subdivision thereof.

"PURPA" shall mean the Public Utility Regulatory Policies Act of 1978, as amended.
"QF" shall have the meaning set forth in Section 6.3(a)(i) hereof.
"Quote Period" shall have the meaning set forth in Section 4.1(b) herein.
"Real-Time Energy Market" or "RTM" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"Rejected Power" shall have the meaning set forth in Section 3.7 hereof.

"Replacement Power" shall mean electricity purchased by BECO and delivered to the Delivery Point as replacement for any Delivery Shortfall. Replacement Power shall not include Contract Energy delivered to BECO on behalf of NEA pursuant to Section 3.1 hereof.

"Replacement Price" shall mean the lesser of (a) the price at which BECO, acting in a commercially reasonable manner, purchases Replacement Power, plus (i) transaction and other administrative costs reasonably incurred by BECO in purchasing such Replacement Power and (ii) additional transmission charges, if any, reasonably incurred by BECO to transmit Replacement Power to the Delivery Point, or (b) the locational marginal pricing at the Delivery Point for such Replacement Power; provided, however, that in no event shall the Replacement Price include any penalties, ratcheted demand or similar charges, nor shall BECO be required to utilize or change its utilization of its owned or controlled assets or market positions to minimize NEA's liability.

"Resale Damages" shall have the meaning set forth in Section 3.7 hereof.

"Resale Price" shall mean the higher of (a) the price at which NEA, acting in a commercially reasonable manner, sells or is paid for Rejected Power, plus transaction and other administrative costs reasonably incurred by NEA in re-selling such Rejected Power; or (b) the LMP at the Delivery Point for such Rejected Power; provided, however, that in no event shall such price include any penalties, ratcheted demand or similar charges, and further provided that in no event shall NEA be required to utilize or change its utilization of the Facility or its other assets or market positions in order to minimize BECO's liability for Rejected Power.

"Schedule or Scheduling" shall mean the actions of NEA or BECO and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity of Contract Energy to be delivered on any given day or days (or in any given hour or hours) during the Term at the Delivery Point.

"S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and any successor thereto.
"Support Payment" shall have the meaning set forth in Section 4.1(a)(i) hereof.
"Term" shall have the meaning set forth in Section 2.2 hereof.

"Third-Party Quote" with respect to any Capacity Requirement, shall mean a firm offer by an Approved Capacity Buyer to purchase Capacity from BECO in a volume and for a time period equal to such Capacity Requirement.

"Transmission Provider" shall mean (a) ISO, its respective successor or Affiliates; (b) NEPOOL; (c) BECO; or (d) such other third parties from whom transmission services are necessary for NEA to fulfill its performance obligations to BECO hereunder.

"UCAP" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"UCAP Monthly Supply Auction" shall mean the auction currently defined as the "UCAP Monthly Auction" in the NEPOOL Manual for Definitions and Abbreviations, or any successor to such auction that establishes a price for UCAP or its successor product.

2. EFFECTIVE DATE; CONDITIONS; TERM
2.1 Effective Date. The "Effective Date" of this Agreement shall be the Closing Date as established under the Execution Agreement.
2.2 Term.

(a) The "Term" of this Agreement shall mean the period from and including 11:59 p.m. (Eastern Prevailing Time) on the Effective Date through and including 11:59 p.m. (Eastern Prevailing Time) on September 15, 2011, unless this Agreement is sooner terminated in accordance with the provisions hereof.

(b) At the expiration of the Term, the Parties shall no longer be bound by the terms and provisions hereof (including, without limitation, any payment obligation hereunder), except (i) to the extent necessary to provide invoices and make payments or refunds with respect to Contract Energy or Capacity delivered prior to such expiration or termination, (ii) to the extent necessary to enforce the rights and the obligations of the Parties arising under this Agreement before such expiration or termination and (iii) the obligations of the Parties hereunder with respect to confidentiality and indemnification shall survive the expiration or termination of this Agreement and shall continue for a period of two (2) calendar years following such expiration or termination.

3. DELIVERY OF CONTRACT ENERGY AND CAPACITY

3.1 Obligation to Sell and Purchase Contract Energy. During each hour of the Term, NEA shall sell and deliver at the Delivery Point, and BECO shall purchase and receive at the Delivery Point, electricity in the amounts set forth in Section 3.3 and otherwise in accordance with the terms and conditions of this Agreement ("Contract Energy"). NEA shall be permitted to satisfy its obligation to deliver Contract Energy from any source of supply available to NEA. Contract Energy delivered to BECO by NEA or on behalf of NEA by NEA's suppliers, designees or any other Person engaged by NEA to deliver Contract Energy shall be deemed delivered by NEA hereunder and NEA shall be solely responsible for any costs payable to its suppliers for such delivery. The aforementioned obligations for NEA to sell and deliver the Energy and for BECO to purchase and receive the Energy shall be firm and subject to adjustment only to reflect performance interruptions excused by this Agreement.

3.2 Characteristics. Contract Energy delivered by NEA to BECO at the Delivery Point shall be in the form of three (3)-phase, sixty (60) hertz, alternating current and otherwise in the form required by Market Rules and Procedures.

3.3 Scheduling.

(a) NEA shall Schedule deliveries of Contract Energy delivered hereunder with ISO in equal hourly quantities in accordance with all NEPOOL Practices and Market Rules and Procedures applicable thereto as set forth in Schedule 3.3. Furthermore, Contract Energy will be sold and delivered for purchase by BECO in the form of Internal Bilateral Transactions ("IBTs") and NEA will use commercially reasonable efforts to transfer Contract Energy in the DAM; provided, however, that if such transfer cannot be made in the DAM, the Contract Energy shall be transferred in the RTM. All Contract Energy will be delivered to a specific node and not a zone. NEA will submit IBT Containers, as defined below, and notify BECO that the IBT Containers have been submitted into the ISO Settlement Market System.

Subject to the satisfaction of NEA's obligations in this Section 3.3, BECO will confirm the IBT Container in the ISO Settlement Market System. For purposes of this Agreement, "IBT Container" shall mean the form of electronic contract submittal, as implemented in the ISO Settlement Market System effective March 1, 2003 as amended from time to time, that requires BECO to confirm the general parameters of the IBT. IBTs shall be submitted and confirmed for the longest term permitted by the ISO. NEA shall be responsible for any inaccuracies in any schedules and shall correct such schedules upon notification by BECO; provided, however, BECO shall cooperate with NEA in connection with any such Scheduling and bidding and in complying with all NEPOOL Practices and shall promptly provide information reasonably requested by NEA for the purpose of assisting NEA with its Scheduling obligations hereunder. Notwithstanding the agreement to Schedule all Contract Energy in the DAM, the Energy Payment made by BECO to NEA shall be as calculated pursuant to Section 4.1(a) hereof.

(b) The Parties agree to use commercially reasonable efforts to comply with all applicable ISO Policies in connection with the Scheduling and delivery of Contract Energy hereunder. For administrative convenience, the Parties agree that all Contract Energy deliveries and receipts made pursuant to this Agreement and any other power purchase agreement between the Parties may be provided for in a single Schedule. Penalties or similar charges assessed by a Transmission Provider and caused by a Party's noncompliance with the Scheduling obligations set forth in this Section 3.3 shall be the responsibility of the Party whose action or inaction caused the penalty.

3.4 Lead Participant; Ownership Share. NEA, or any entity so identified by NEA, shall be the Lead Participant of the Facility and BECO shall use commercially reasonable efforts to transfer such designation to NEA or the entity so identified by NEA. BECO shall use commercially reasonable efforts to transfer to NEA, or any entity so identified by NEA, the Ownership Share now held by BECO relating to the Facility.

3.5 Sales for Resale. All Contract Energy delivered by NEA to BECO hereunder shall be sales for resale, with BECO reselling such Contract Energy. BECO shall provide NEA with any certificates reasonably requested by NEA to evidence that the deliveries of Contract Energy hereunder are sales for resale. Nothing in this Agreement shall be construed to prohibit or restrict such resale by BECO.

3.6 Failure of NEA to Deliver Scheduled Contract Energy; Cover Damages.

Subject to Section 8.1(g) hereof, in the event NEA fails to deliver Contract Energy it is obligated to deliver hereunder and such failure is not excused under the terms of this Agreement (such undelivered Contract Energy to be referred to herein as the "Delivery Shortfall"), then NEA shall pay BECO, on the date payment would otherwise be due in respect of the month in which the failure occurred, an amount for such Delivery Shortfall equal to the Cover Damages. "Cover Damages" means an amount equal to (i) the amount, if any, by which (A) the Replacement Price ($/MWh) multiplied by the quantity (in MWh) of the Delivery Shortfall, exceeds (B) the Energy Payment that would have been paid pursuant to Section 4.1 hereof had the Delivery Shortfall been delivered, plus (ii) any applicable penalties assessed by NEPOOL, ISO-NE or any other party against BECO as a direct result of NEA's failure to deliver such Contract Energy; provided, however, BECO shall use commercially reasonable efforts to purchase replacement power or otherwise mitigate such damages, penalties and related costs and charges wherever possible pursuant to applicable NEPOOL, ISO-NE or any other party's tariffs and operating procedures then in effect. Except as otherwise provided in Section 8.1(g) and 8.2 hereof, the damages provided in this Section 3.6 shall be the sole and exclusive remedy of BECO for any failure of NEA to deliver Contract Energy that it is obligated to deliver hereunder. The invoice for the amount payable pursuant to this Section 3.6 shall include a written statement explaining in reasonable detail the calculation of such amount.

3.7 Failure by BECO to Accept Delivery of Contract Energy; Resale Damages. If BECO fails to accept all or part of the Contract Energy it is obligated to accept hereunder and such failure to accept is not excused under the terms of this Agreement (such Contract Energy is referred to herein as "Rejected Power"), then BECO shall pay NEA, on the date payment would otherwise be due in respect of the month in which the failure occurred, an amount for such Rejected Power equal to the Resale Damages. "Resale Damages" means an amount equal to (a) the amount, if any, by which (i) the Energy Payment that would have been paid pursuant to Section 4.1(a) hereof for such Rejected Power, had it been accepted, exceeds (ii) the Resale Price ($/MWh) multiplied by the quantity (in MWh) of Rejected Power resold by NEA, plus (b) any applicable penalties assessed by NEPOOL, ISO-NE or any other party against NEA as a direct result of BECO's failure to accept such Contract Energy; provided, however, NEA shall use commercially reasonable efforts to sell such Rejected Power or otherwise mitigate such damages, penalties and related costs and charges wherever possible pursuant to applicable NEPOOL, ISO-NE or any other party's tariffs and operating procedures then in effect. Except as otherwise provided in Section 8.1(h) and 8.2 hereof, the damages provided in this Section 3.7 shall be the sole and exclusive remedy of NEA for any failure of BECO to accept delivery of Contract Energy that it is obligated to accept hereunder. The invoice for the amount payable pursuant to this Section 3.7 shall include a written statement explaining in reasonable detail the calculation of such amount.

3.8 Obligation to Sell and Purchase Capacity Requirements.

(a) During the Term, NEA shall sell to BECO and BECO shall purchase from NEA the Capacity Requirement. In the event there is no longer a market for Capacity in New England, NEA shall not be obligated to sell and BECO shall not be obligated to purchase the Capacity Requirement.

(i) For so long as NEA is the owner of the Facility, NEA shall be permitted to satisfy its obligation to deliver the Capacity Requirement only from the Facility. In the event that NEA sells, assigns or transfers its interests in the Facility, NEA shall be permitted to satisfy its obligation to deliver the Capacity Requirement from any source of supply available to NEA. Nothing in this Agreement shall be construed to restrict or bar NEA from any sale, assignment or transfer of its interests in the Facility.

(ii) The Parties acknowledge that as of the Agreement Date, the Market Rules and Procedures do not impose any locational requirement with respect to Capacity. In the event that, at any time during the Term, the Market Rules and Procedures do impose a zonal, nodal or other geographic locational requirement, the Capacity Requirement will be fulfilled for the zone, node or other geographic area in which the Facility is located.

(b) If NEA fails to provide BECO with all or part of the Capacity Requirement it is required to provide pursuant to Section 3.8(a) hereof (a "Capacity Supply Shortfall") and such failure is not excused under the terms of this Agreement, then the Capacity Replacement Damages associated with such Capacity Supply Shortfall shall be deducted from amounts payable by BECO hereunder for the next succeeding month or paid by NEA to BECO, at BECO's election. "Capacity Replacement Damages," with respect to any portion of the Capacity Requirement that NEA fails to deliver to BECO hereunder, means an amount equal to: (i) the amount, if any, by which the Capacity Replacement Price exceeds the Capacity Price, multiplied by the Capacity Supply Shortfall, plus (ii) any penalties assessed by NEPOOL, ISO-NE or any other party against BECO as a direct result of NEA's failure to deliver the Capacity Requirement in accordance with Section 3.8(a) hereof. Subject to Section 8.1(g) hereof, the damages provided in this Section 3.8(b) shall be the sole and exclusive remedy of BECO for any failure of NEA to deliver the Capacity Requirement hereunder. With respect to any calendar month during the Term, NEA will be deemed to have failed to deliver the Capacity Requirement for such calendar month if it has not scheduled a bilateral transfer of the Capacity Requirement (or otherwise effected delivery in accordance with applicable Market Rules and Procedures as in effect at any time during the Term) on or before the Contract UCAP Transfer Deadline.

(c) If BECO fails to accept delivery of all or part of the Capacity Requirement it is required to purchase pursuant to Section 3.8(a) hereof (a "Capacity Receipt Shortfall"), and such failure is not excused under the terms of this Agreement, then the Capacity Resale Damages associated with such Capacity Receipt Shortfall shall be payable by BECO on the date payment would otherwise be due in respect of the month in which the failure occurred. "Capacity Resale Damages," with respect to any portion of the Capacity Requirement that BECO fails to accept delivery of from NEA hereunder, means an amount equal to: (i) the amount, if any, by which the Capacity Price exceeds the Capacity Resale Price, multiplied by the Capacity Receipt Shortfall, plus (ii) any penalties assessed by NEPOOL, ISO-NE or any other party against NEA as a direct result of BECO's failure to accept delivery of the Capacity Requirement in accordance with Section 3.8(a) hereof. Subject to Section 8.1(h) hereof, the damages provided in this Section 3.8(c) shall be the sole and exclusive remedy of NEA for any failure of BECO to accept delivery of the Capacity Requirement hereunder and there shall be no adjustment of the Energy Payment or Support Payment as a result of BECO's failure to accept delivery of such Capacity Requirement. With respect to any calendar month during the Term, BECO will be deemed to have failed to accept delivery of the Capacity Requirement for such calendar month if it has not confirmed a schedule (or an equivalent commitment instrument) entered by NEA for bilateral transfer of the Capacity Requirement (or otherwise effected acceptance of delivery in accordance with applicable Market Rules and Procedures as in effect at any time during the Term) on or before the Contract UCAP Transfer Deadline.

3.9 Delivery Point.
(a) All Contract Energy shall be delivered hereunder by NEA to BECO at the Delivery Point.

(b) Except as provided for in Section 3.3(b) herein, NEA shall be responsible for all transmission and distribution charges, including applicable ancillary service charges, line losses, congestion charges and other NEPOOL or applicable system costs or charges associated with transmission incurred, in each case, in connection with the delivery of Contract Energy to the Delivery Point.

(c) Except as provided for in Section 3.3(b) herein, BECO shall be responsible for all transmission charges, ancillary services charges, line losses, congestion charges and other NEPOOL or applicable system costs or charges associated with transmission, incurred, in each case, in connection with the transmission of Contract Energy delivered under this Agreement from and after the Delivery Point.

4. PAYMENTS FOR CONTRACT ENERGY AND CAPACITY REQUIREMENTS
4.1 Payment for Contract Energy and Capacity Requirements.
(a) All Contract Energy delivered to BECO under this Agreement shall be purchased by BECO for an amount calculated pursuant to this Section 4.1(a).

(i) Beginning on the Effective Date and continuing for the Term, BECO shall pay NEA a monthly energy payment (the "Energy Payment") equal to the sum of: (A) the product of (I) the Contract Energy (in MWhs) delivered to BECO hereunder during each hour during such month that cleared in the DAM and (II) the hourly DAM LMP Price for such hour at the Delivery Point for MWhs that cleared in the DAM for such month, plus (B) the product of (I) the Contract Energy (in MWhs) delivered to BECO hereunder during each hour during such month that cleared in the RTM and (II) the hourly RTM LMP Price for such hour at the Delivery Point for MWhs that cleared in the RTM for such month, plus (C) a support payment (the "Support Payment") equal to the product of (I) the lesser of: the total Contract Energy (in MWhs) delivered to BECO hereunder during such month or the MWh quantity for the applicable month, as set forth in Schedule 4.1(a), and (II) the $/MWh price (the "Monthly Support Payment Price") for the applicable month, as set forth in Schedule 4.1(a). Notwithstanding anything in this Agreement to the contrary, no exercise by NEA of its right under Section 8.2 to reduce Contract Energy delivered to BECO as a result of BECO's failure to timely pay for such Contract Energy shall have the effect of reducing the Support Payment as calculated pursuant to this Section.

(ii) BECO's sole payment obligation, including without limitation any Support Payment obligation, with respect to Contract Energy is limited to the payment of the Energy Payment for Contract Energy delivered in accordance with the terms of this Agreement by or on behalf of NEA to the Delivery Point.

(b) All Capacity delivered to BECO under this Agreement shall be purchased by BECO at the Capacity Price. BECO's sole payment obligation with respect to Capacity is limited to the payment of the Capacity Payment for the Capacity Requirement actually provided to BECO in accordance with the terms of this Agreement by or on behalf of NEA. The Parties will negotiate in good faith and in a commercially reasonable manner towards agreement upon a negotiated price for Capacity (the "Negotiated Capacity Price") for each month of the Term in accordance with the terms and provisions of this Section 4.1(b). At any time during the Term, NEA may request BECO to provide it with an indicative quote for the Capacity Requirement for one month or any period of months (the "Quote Period") as set forth in such request. Within six (6) Business Days after BECO's receipt of such request, BECO will provide NEA with an indicative quote for a purchase price of such Capacity Requirement for the Quote Period which BECO in its commercially reasonable judgment believes reflects the fair market value for such Capacity Requirement. Within one Business Day after its receipt of such indicative quote, NEA will inform BECO as to whether NEA accepts or rejects the indicative quote.

(i) In the event that NEA accepts the indicative quote, the pricing reflected in such indicative quote will be established as the Negotiated Capacity Price for such Capacity Requirement unless BECO notifies NEA, within one Business Day after NEA's acceptance, that BECO retracts the indicative quote. BECO may retract the indicative quote only in the event that BECO, in its commercially reasonable judgment, believes that the fair market value of the Capacity Requirement has materially declined since BECO delivered the indicative quote to NEA. In the event that BECO retracts the indicative quote, NEA may, at its election, (A) provide Third-Party Quotes to BECO for the applicable Capacity Requirement, provided that NEA does so within two (2) Business Days after BECO's retraction of the indicative quote (and, in which event, the procedures set forth in Section 4.1(b)(ii) will be followed to determine the Negotiated Capacity Price), or (B) request a new indicative quote from BECO (which request may be for the same or a different period), in which event the negotiation process set forth in this Section 4.1(b) will be repeated with respect to such request.

(ii) In the event that NEA rejects such indicative quote, NEA may, at its election, provide one or more Third-Party Quotes to BECO for the Capacity Requirement, provided that NEA does so within two (2) Business Days after NEA's rejection of the indicative quote. In the event that NEA so delivers one or more Third-Party Quotes to BECO, BECO will, within one Business Day after delivery of the Third-Party Quotes, either (A) agree to establish any one of the Third-Party Quotes as the Negotiated Capacity Price or (B) sell Capacity (in an amount equal to the Capacity Requirement and for the Quote Period) to any of the Approved Capacity Buyers cited in the Third-Party Quotes at a different price, in which case such different price will be established as the Negotiated Capacity Price. Notwithstanding the foregoing, if, by the close of business on the Business Day immediately following NEA's delivery of Third-Party Quotes, BECO, after making commercially reasonable efforts, is able to neither consummate a transaction as described in clause (B) of the immediately preceding sentence, nor confirm to its reasonable satisfaction the validity and firmness of at least one of the Third Party Quotes, then no Negotiated Capacity Price will be deemed to have been established for the applicable Capacity Requirement. In such event (or in the event that NEA does not deliver any Third-Party Quotes to BECO within two (2) Business Days after its rejection of the indicative quote), NEA may request a new indicative quote from BECO (which request may be for the same or a different period), in which event the negotiation process set forth in this Section 4.1(b) will be repeated with respect to such request.

(c) If, despite their good faith efforts, the Parties are not able to agree upon a Negotiated Capacity price prior to the Contract UCAP Transfer Deadline then the Capacity Requirement shall be purchased by BECO from NEA on a bilateral basis and the Capacity Price paid by BECO to NEA shall be the settlement price set at the UCAP Monthly Supply Auction.

4.2 Payment and Netting.

(a) Billing Period. Unless otherwise specifically agreed upon by the Parties, the calendar month shall be the standard period for all payments under this Agreement (other than Termination Payments). On or before the third (3rd) day following the end of each month, NEA will render to BECO an invoice for the Energy Payment and Capacity Payment obligations incurred hereunder during the preceding month.

(b) Timeliness of Payment. BECO shall use its reasonable efforts to pay all NEA invoices under this Agreement on the fifteenth (15th) day after receipt of the invoice; provided, however, unless otherwise agreed by the Parties, all invoices under this Agreement shall be due and payable in accordance with each Party's invoice instructions on or before the later of thirty (30) days following the receipt of such invoice or, if such day is not a Business Day, then on the next Business Day. Each Party will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by the other Party. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Late Payment Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

(c) Disputes and Adjustments of Invoices. A Party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the Late Payment Rate from and including the due date but excluding the date paid. Inadvertent overpayments shall be reimbursed or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Late Payment Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment, as directed by the other party. Any dispute with respect to an invoice is waived unless the other Party is notified in accordance with this Section 4.2 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the month during which performance occurred, the right to payment for such performance is waived.

(d) Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other under this Agreement on the same date through netting, in which case all amounts owed by each Party to the other Party for the purchase and sale of Contract Energy during the monthly billing period under this Agreement, including any related damages calculated pursuant to this Agreement, interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other during the monthly billing period, such Party shall pay such sum in full when due. The Parties agree to provide each other with reasonable detail of such net payment or net payment request.

4.3 Interest on Late Payment. If a payment is not received when due under this Agreement, the delinquent Party shall pay to the other Party interest on such unpaid amount which shall accrue from the due date until the date upon which payment in full is made at the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published) (the "Late Payment Rate").

5. RESERVED
6. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDMENTS
6.1 Representations and Warranties of BECO. BECO hereby represents and warrants to NEA as of the Effective Date as follows:

(a) Organization and Good Standing; Power and Authority. BECO is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. BECO has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement.

(b) Due Authorization; No Conflicts. The execution and delivery by BECO of this Agreement, and the performance by BECO of its obligations hereunder, have been duly authorized by all necessary actions on the part of BECO and do not and, under existing facts and law, will not: (i) contravene its restated certificate of incorporation or any other governing documents; (ii) conflict with, result in a breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, contract or other agreement to which it is a party or by which any of its properties may be bound or affected; (iii) assuming receipt of the requisite regulatory approvals, violate any order, writ, injunction, decree, judgment, award, statute, law, rule, regulation or ordinance of any Governmental Entity or agency applicable to it or any of its properties; or (iv) result in the creation of any lien, charge or encumbrance upon any of its properties pursuant to any of the foregoing.

(c) Binding Agreement. This Agreement has been duly executed and delivered on behalf of BECO and, assuming the due execution hereof and performance hereunder by NEA, constitutes a legal, valid and binding obligation of BECO, enforceable against it in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(d) No Proceedings. There are no actions, suits or other proceedings, at law or in equity, by or before any Governmental Entity or agency or any other body pending or, to the best of its knowledge, threatened against or affecting BECO or any of its properties (including, without limitation, this Agreement) which relate in any manner to this Agreement or any transaction contemplated hereby, or which BECO reasonably expects to lead to a material adverse effect on (i) the validity or enforceability of this Agreement or (ii) BECO's ability to perform its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by BECO of its obligations under this Agreement does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any Person which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(f) Negotiations. The terms and provisions of this Agreement are the result of arm's length and good faith negotiations on the part of BECO.
6.2 Representations and Warranties of NEA. NEA hereby represents and warrants to BECO as of the Effective Date as follows:

(a) Organization and Good Standing; Power and Authority. NEA is a limited partnership, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. NEA has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement.

(b) Due Authorization; No Conflicts. The execution and delivery by NEA of this Agreement, and the performance by NEA of its obligations hereunder, have been duly authorized by all necessary actions on the part of NEA and do not and, under existing facts and law, will not: (i) contravene any of its governing documents; (ii) conflict with, result in a breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, contract or other agreement to which it is a party or by which any of its properties may be bound or affected; (iii) assuming receipt of the requisite regulatory approvals, violate any order, writ, injunction, decree, judgment, award, statute, law, rule, regulation or ordinance of any Governmental Entity or agency applicable to it or any of its properties; or (iv) result in the creation of any lien, charge or encumbrance upon any of its properties pursuant to any of the foregoing.

(c) Binding Agreement. This Agreement has been duly executed and delivered on behalf of NEA and, assuming the due execution hereof and performance hereunder by NEA, constitutes a legal, valid and binding obligation of NEA, enforceable against it in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(d) No Proceedings. There are no actions, suits or other proceedings, at law or in equity, by or before any Governmental Entity or agency or any other body pending or, to the best of its knowledge, threatened against or affecting NEA or any of its properties (including, without limitation, this Agreement) which relate in any manner to this Agreement or any transaction contemplated hereby, or which NEA reasonably expects to lead to a material adverse effect on (i) the validity or enforceability of this Agreement or (ii) NEA's ability to perform its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by NEA of its obligations under this Agreement does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any Person which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(f) Negotiations. The terms and provisions of this Agreement are the result of arm's length and good faith negotiations on the part of NEA.

(g) Other Agreements. NEA has not entered into any (i) agreements for the sale of energy or capacity other than (A) the Existing Agreements and (B) that certain Power Purchase Agreement between NEA and Montaup Electric Company dated October 17, 1986 (the "Montaup PPA"), and (ii) amendment or modification of the Montaup PPA other than as set forth in Schedule 6.2(g).

6.3 PURPA Acknowledgements.
(a) The Parties acknowledge and agree that:

(i) Under the Existing NEA B PPA, NEA was entitled to all rights afforded to a "qualifying facility" (as defined in 18 C.F.R. Part 292) ("QF") under applicable law, including, but not limited to, PURPA, for as long as the Facility maintained its status as a QF, and

(ii) The consideration for NEA's agreement to amend and restate the Existing NEA B PPA and to waive its rights under PURPA, as provided in Section 6.3(c) below, is the execution and delivery of this Agreement by BECO.

(b) It is the express intent of the Parties that this Agreement shall be deemed a successor to, replacement of and substitute for the Existing NEA B PPA, which is being amended and restated in its entirety as of the Effective Date.

(c) As of the Effective Date, NEA forever relinquishes and waives any rights it may have or may have in the future under PURPA or any federal or state regulation, act or order implementing PURPA, to require BECO or any of its affiliates to purchase electricity and or capacity generated at the Facility. NEA shall cause any third party successor to NEA's rights and interest in the Facility to agree to be bound by the foregoing waiver. NEA shall indemnify, defend and hold BECO and its partners, shareholders, members, directors, officers, employees and agents harmless from and against all liabilities, damages, losses, penalties, claims, demands, suits and proceedings of any nature whatsoever suffered or incurred by BECO arising out of any failure by NEA to comply with the waiver of PURPA rights set forth in this Section 6.3 (c).

(d) As of the Effective Date and continuing throughout the Term, each Party hereby irrevocably waives its right to seek or support, and agrees not to seek or support, in any way, including, but not limited to, seeking or supporting through application, complaint, petition, motion, filing before any Governmental Entity (including, without limitation, DTE and FERC), rule, regulation or statute: (i) reconsideration by DTE of its approval of this Agreement; (ii) modification or invalidation of this Agreement or any term or condition contained herein (including, without limitation, any pricing provision herein); or (iii) disallowance or impairment, in whole or in part, of BECO's right to fully and timely recover from its customers its costs of purchasing electricity and capacity pursuant to this Agreement.

(e) Nothing contained herein shall be deemed or construed as (i) a waiver by either Party of any right to challenge any attempt by DTE, FERC or any other Governmental Entity to disallow rate recovery or modify, amend or supplement this Agreement or (ii) an acknowledgment by any such Party that DTE, FERC or any other Governmental Entity would have such authority if it so attempted.

(f) As of the Effective Date, NEA's and BECO's obligations under this Agreement are expressly not conditioned on the maintenance of the QF status of the Facility under PURPA, and this Agreement shall remain binding upon the Parties without regard to whether the Facility or any other source of power delivered to BECO under this Agreement is, was or remains a QF. Each Party shall obtain and maintain all permits or licenses necessary for it to perform its obligations under this Agreement.

(g) The Parties acknowledge and agree that, to the extent this Agreement is or becomes subject to review pursuant to the Federal Power Act, the standard of review for any change or modification to the pricing provisions of this Agreement proposed by any Person who is not a party hereto or FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

6.4 Release. The Parties agree to each release the other of all obligations, liabilities and costs arising under the Existing NEA B PPA as of the Effective Date, and to further release each other regarding potential claims against one another and related to differing interpretations of the Existing NEA B PPA (the "PPA and Related Potential Claims"). Such claims include, without limitation, the obligations to deliver, sell, receive and purchase energy and capacity under the Existing NEA B PPA, and disputes related to: (a) the payment for Capacity and Associated Energy (as such terms are defined in the Existing NEA B PPA) delivered by NEA and received by BECO in excess of the Company's Entitlement (as such term is defined in the Existing NEA B PPA); (b) the application of Article 16(a), as set forth in the Existing NEA B PPA; (c) the allocation of certain congestion charges/credits imposed by the ISO; and (d) the calculation of the Qualifying Facility Power Purchase Rate (as such term is defined in the Existing NEA B PPA). The Parties agree that it is in their mutual best interests to waive such PPA and Related Potential Claims and to release each other from liability thereunder. Therefore, as of the Effective Date, the Parties, intending to be legally bound on behalf of themselves and their past, present and future parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, insurers, employees, stockholders, members, partners and representatives ABSOLUTELY, IRREVOCABLY, AND UNCONDITIONALLY, FULLY AND FOREVER ACQUIT, RELEASE, AND DISCHARGE AND COVENANT NOT TO SUE each other and any and all of their past, present and future parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, insurers, employees, stockholders, members, partners and representatives, from any and all claims, causes of action, demands, obligations, charges, complaints, controversies, damages, liabilities, costs, expenses, judgments, guarantees, agreements, or defaults of every and any nature, relating to or arising out of the PPA and Related Potential Claims, whether in law or equity and whether arising in contract (including breach), tort or otherwise, and irrespective of fault, negligence or strict liability, which a Party may have had, or may now have, prior to the Effective Date.

7. RESERVED
8. BREACHES; REMEDIES
8.1 Events of Default; Cure Rights. It shall constitute an event of default ("Event of Default") hereunder if:

(a) Representation or Warranty. Any representation or warranty set forth herein is not accurate and complete in all material respects as of the date made, unless such inaccuracy or incompleteness is capable of cure by the payment of money and is cured within thirty (30) days after written notice thereof is given by the non-defaulting Party to the defaulting Party, or unless such inaccuracy or incompleteness is not capable of cure by the payment of money, but is otherwise capable of cure, and the Party in default promptly begins and diligently and continuously pursues such cure activity.

(b) Payment Obligations. Any undisputed payment due and payable hereunder is not made on the date due, and such failure continues for more than five (5) Business Days after notice thereof is given by the non-defaulting Party to the defaulting Party.

(c) Other Covenants. Subject to Sections 3.6, 3.7, 3.8, 8.1(g) and 8.1(h) hereof, a Party fails to perform, observe or otherwise to comply with any obligation hereunder and such failure continues for more than thirty (30) days after notice thereof is given by the non-defaulting Party to the defaulting Party, or if such default is not capable of cure within thirty (30) days, the Party in default promptly begins such cure activity within such thirty (30) day period and diligently and continuously pursues the cure activity such that the failure is cured within ninety (90) days after notice thereof is given by the non-defaulting Party to the defaulting Party.

(d) BECO Bankruptcy. BECO (i) is adjudged bankrupt or files a petition in voluntary bankruptcy under any provision of any bankruptcy law or consents to the filing of any bankruptcy or reorganization petition against BECO under any such law, or (without limiting the generality of the foregoing) files a petition to reorganize BECO pursuant to 11 U.S.C. Subsection 101 or any similar statute applicable to BECO, as now or hereinafter in effect, (ii) makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of BECO, or (iii) is subject to an order of a court of competent jurisdiction appointing a receiver or liquidator or custodian or trustee of BECO or of a major part of its property.

(e) NEA Bankruptcy. NEA (i) is adjudged bankrupt or files a petition in voluntary bankruptcy under any provision of any bankruptcy law or consents to the filing of any bankruptcy or reorganization petition against NEA under any such law, or (without limiting the generality of the foregoing) files a petition to reorganize NEA pursuant to 11 U.S.C. Subsection 101 or any similar statute applicable to NEA, as now or hereinafter in effect, (ii) makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of NEA, or (iii) is subject to an order of a court of competent jurisdiction appointing a receiver or liquidator or custodian or trustee of NEA or of a major part of its property.

(f) Consolidation. A Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party.

(g) Continuing Failure by NEA to Deliver Contract Energy or Satisfy the Capacity Requirement. NEA (i) fails to deliver and sell Contract Energy hereunder for a period of ten (10) continuous days during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than five (5) days after written notice thereof is given by BECO to NEA, or if such failure is not capable of cure within five (5) days, NEA shall cure such failure as soon as commercially practicable but not later than six (6) months after notice thereof is given by BECO to NEA or (ii) fails to satisfy the Capacity Requirement hereunder for a period of one (1) calendar month during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than two (2) calendar months after written notice thereof is given by BECO to NEA, or if such failure is not capable of cure within two (2) calendar months, NEA shall cure such failure as soon as commercially practicable but not later than six (6) months after notice thereof is given by BECO to NEA; provided, however, the foregoing shall not be construed to limit or otherwise affect NEA's obligation to pay Cover Damages or Capacity Replacement Damages for any day on which NEA fails to deliver Contract Energy or satisfy the Capacity Requirement.

(h) Continuing Failure by BECO to Accept Delivery of Contract Energy or the Capacity Requirement. BECO fails to accept delivery of Contract Energy or the Capacity Requirement hereunder for a period of ten (10) continuous days during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than five (5) days after written notice thereof is given by NEA to BECO, or if such failure is not capable of cure within five (5) days, BECO promptly begins such cure activity within such five (5) day period and diligently and continuously pursues the cure activity such that the failure is cured within thirty (30) days after notice thereof is given by BECO to NEA; provided, however, the foregoing shall not be construed to limit or otherwise affect BECO's obligation to pay Resale Damages or Capacity Resale Damages for any day on which BECO fails to accept Contract Energy or the Capacity Requirement.

8.2 Remedies.
(a) Declaration of an Early Termination Date and Calculation of Termination Payments.
(i) BECO Termination Payment.

(A) If an Event of Default with respect to BECO shall have occurred and be continuing, NEA shall have the right (I) to designate a day on which this Agreement will terminate (the "BECO Early Termination Date"), (II) withhold any payments due to BECO under this Agreement and (III) suspend performance. NEA shall calculate, in a commercially reasonable manner, a BECO Termination Payment as of the BECO Early Termination Date. As soon as practicable after termination, notice shall be given by NEA to BECO of the amount of the BECO Termination Payment. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. BECO shall make the BECO Termination Payment within two (2) Business Days after such notice is effective. If BECO disputes NEA's calculation of the BECO Termination Payment, in whole or in part, BECO shall, within two (2) Business Days of receipt of the calculation of the BECO Termination Payment, provide to NEA a detailed written explanation of the basis for such dispute; provided, however, BECO shall first transfer Performance Assurance to NEA in an amount equal to the BECO Termination Payment as calculated by NEA.

(B) Notwithstanding the provisions of Section 8.2(a)(i)(A), if on the first occasion that an Event of Default by BECO pursuant to Section 8.1(b) shall have occurred and be continuing, and NEA has exercised its rights under Section 8.2(a)(i)(A) to designate a BECO Early Termination Date, which date shall be no less than twenty (20) Business Days from the date NEA provides BECO with the notice of default under Section 8.1(b), BECO may, within twenty (20) Business Days of such notice, provide NEA with any amounts then due, plus credit support in an amount equal to the aggregate of the payments to be made by BECO pursuant to Article 4 hereof for the subsequent three (3) month period, as calculated in good faith by NEA (and disregarding any suspension of performance by NEA under Section 8.2(a)(i)) ("Credit Support") in any of the following forms: (I) a letter of credit with an initial term of at least six (6) months issued by a bank or other financial institution reasonably acceptable to NEA, which will allow NEA to draw on the letter of credit up to the full amount upon a subsequent Event of Default by BECO, or (II) such other credit support proposed by BECO that is reasonably acceptable to NEA. If BECO makes such payments and provides such Credit Support, then NEA's rights under Section 8.2(a)(i) shall no longer be in effect and, if NEA has suspended performance under Section 8.2(a)(i), NEA shall recommence such performance.

(C) In the event of either (I) a subsequent Event of Default by BECO pursuant to Section 8.1(b) and a failure by BECO to maintain Credit Support as required under Section 8.2(a)(i)(B) or (II) a failure by BECO to maintain Credit Support as required under Section 8.2(a)(i)(B), NEA will have all rights as set forth in Section 8.2(a)(i).

(D) BECO shall be relieved of the obligation to maintain such Credit Support to the extent that each of the following shall have occurred: (I) for at least six (6) months BECO shall have provided and maintained the Credit Support in accordance with Section 8.2(a)(i)(B) and there shall have been no drawdown by NEA under such Credit Support on account of a subsequent Event of Default by BECO; (II) BECO's senior secured Credit Rating, not supported by third party credit enhancements, is at or above BBB-/Stable Outlook from S&P and at or above Baa3, Stable Outlook from Moody's (or in the event BECO does not have, or no longer has, a senior secured credit rating, its issuer and/or long term debt rating shall be referenced); and (III) no other Event of Default has occurred and is continuing, including an event of Default under Section 8.1(b).

(ii) NEA Termination Payment. If an Event of Default with respect to NEA shall have occurred and be continuing, BECO shall have the right (A) to designate a day on which this Agreement will terminate (the "NEA Early Termination Date"), (B) withhold any payments due to NEA under this Agreement and (C) suspend performance. BECO shall calculate, in a commercially reasonable manner, a NEA Termination Payment as of the NEA Early Termination Date. As soon as practicable after termination, notice shall be given by BECO to NEA of the amount of the NEA Termination Payment. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. NEA shall make the NEA Termination Payment within two (2) Business Days after such notice is effective. If NEA disputes BECO's calculation of the NEA Termination Payment, in whole or in part, NEA shall, within two (2) Business Days of receipt of the calculation of the NEA Termination Payment, provide to BECO a detailed written explanation of the basis for such dispute; provided, however, NEA shall first transfer Performance Assurance to BECO in an amount equal to the NEA Termination Payment as calculated by BECO.

(b) Limitation of Remedies, Liability and Damages. EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

9. FORCE MAJEURE
9.1 Force Majeure.

(a) The term "Force Majeure" means an event or circumstance which prevents one Party from performing its obligations under this Agreement, which event or circumstance was not anticipated as of the date this Agreement was agreed to, which is not within the control of, or the result of the negligence of, the Claiming Party or its agents, contractors, suppliers or Affiliates, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided, including storms, floods, earthquakes, tornados, fires, explosions, wars, riots or other civil disturbances, acts of war or acts of a public enemy, strikes, lockout, work stoppage or other industrial disturbances, labor or material shortage, and failure of the plant or plant equipment resulting from such force majeure events. Force Majeure shall not be based on (i) the loss of BECO's markets; (ii) BECO's inability economically to use or resell the Contract Energy purchased hereunder; (iii) the loss or failure of NEA's supply; or (iv) NEA's ability to sell the Contract Energy at a price greater than the amount provided for in Section 4.1(a).

(b) Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Contract Energy to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff; provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in Section 9.1(a) has occurred.

9.2 Notice and Excuse of Performance.

(a) Following a Force Majeure event, if either Party believes that such event will, or is reasonably likely to, adversely affect the performance of its obligations under this Agreement, then as early as commercially practicable but in no event later than two (2) Business Days after the initial occurrence of such event and for contingency planning purposes, such Party shall provide preliminary telephonic notice of the occurrence of a Force Majeure to the other Party promptly followed by written notice on or before the tenth (10th) Business Day after the initial occurrence of such event. Such written notice shall specify the nature and, if known, cause of the Force Majeure, its anticipated effect on the ability of such Party to perform obligations under this Agreement and the estimated duration of any interruption in service or other adverse effects resulting from such Force Majeure and shall be updated or supplemented as necessary to keep the other Party advised of the effect and remedial measures being undertaken to overcome the Force Majeure.

(b) To the extent either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations under this Agreement and such Party (the "Claiming Party") gives notice and details of the Force Majeure to the other Party as soon as practicable, then the Claiming Party shall be excused from the performance of its obligations with respect to such obligations (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

10. DISPUTE RESOLUTION

In the event of any dispute, controversy or claim between the Parties arising out of or relating to this Agreement (collectively, a "Dispute"), the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations between the Parties. If such consultations do not result in a resolution of the Dispute within fifteen (15) Days after notice of the Dispute has been delivered to either Party, then such Dispute shall be referred to the senior management of the Parties for resolution. If the Dispute has not been resolved within fifteen (15) Days after such referral to the senior management of the Parties, then either Party may pursue all of its remedies available hereunder. The Parties agree to attempt to resolve all Disputes promptly, equitably and in a good faith manner. In the event a dispute hereunder is resolved pursuant to arbitration or judicial proceedings, the Party whose position does not prevail in such proceedings shall reimburse all of the other Party's third party costs (including reasonable attorney's fees) incurred to prosecute or defend (as the case may be) such proceedings.

11. CONFIDENTIALITY

11.1 Nondisclosure. BECO and NEA each agree not to disclose to any Person and to keep confidential, and to cause and instruct its Affiliates, officers, directors, employees, partners and representatives not to disclose to any Person and to keep confidential, any and all of the following non-public information relating to the terms and provisions of this Agreement; any financial, pricing or supply quantity information relating to the Contract Energy to be supplied by NEA hereunder, the Facility or NEA and any information that is clearly marked or identified as "Confidential". Notwithstanding the foregoing, any such information may be disclosed: (a) to the extent required by applicable laws and regulations or by any subpoena or similar legal process of any court or agency of federal, state or local government so long as the receiving Party gives the non-disclosing Party written notice at least three (3) Business Days prior to such disclosure, if practicable; (b) to lenders and potential lenders to BECO or to lenders to NEA or other Person(s) in connection with the implementation of this Agreement and to financial advisors, rating agencies, and any other Persons involved in the acquisition, marketing or sale or placement of such debt; (c) to agents, trustees, advisors and accountants of the Parties or their Affiliates involved in the financings described in clause (b) above, (d) to potential assignees of BECO or NEA or other Persons in connection with such proposed assignment and to financial advisors, rating agencies, and any other Persons involved in the marketing, placement or rating of such assignment, (e) to agents, trustees, advisors and accountants of the Parties or their Affiliates or agents, trustees, advisors and accountants of Persons involved in the potential assignment described in clause (d) above or (f) to the extent the non-disclosing Party shall have consented in writing prior to any such disclosure.

11.2 Public Statements.  No public statement, press release or other voluntary publication regarding this Agreement shall be made or issued without the prior consent of the other Party, which consent shall not be unreasonably withheld.

12. INDEMNIFICATION AND INDEMNIFICATION PROCEDURES

12.1 Indemnification. Each Party ("Indemnifying Party") shall indemnify, defend and hold the other Party ("Indemnified Party") and its partners, shareholders, partners, directors, officers, employees and agents (including, but not limited to, Affiliates and contractors and their employees), harmless from and against all liabilities, damages, losses, penalties, claims, demands, suits and proceedings of any nature whatsoever related to this Agreement suffered or incurred by such Indemnified Party arising out of the Indemnifying Party's gross negligence or willful misconduct (including, without limitation, any breach of this Agreement resulting from gross negligence or willful misconduct). In the event injury or damage results from the joint or concurrent grossly negligent or willful misconduct of the Parties, each Party shall be liable under this indemnification in proportion to its relative degree of fault. Such duty to indemnify shall not apply to any claims which arise or are first asserted more than two (2) years after the termination of this Agreement. Such indemnity shall not include or compensate for indirect, punitive, exemplary, incidental or consequential damages incurred by either Party.

12.2 Indemnification Procedures. Each Indemnified Party shall promptly notify the Indemnifying Party of any claim in respect of which the Indemnified Party is entitled to be indemnified under this Article 12. Such notice shall be given as soon as is reasonably practicable after the Indemnified Party becomes aware of each claim; provided, however, that failure to give prompt notice shall not adversely affect any claim for indemnification hereunder except to the extent the Indemnifying Party's ability to contest any claim by any third party is materially adversely affected. The Indemnifying Party shall have the right, but not the obligation, at its expense, to contest, defend, litigate and settle, and to control the contest, defense, litigation and/or settlement of, any claim by any third party alleged or asserted against any Indemnified Party arising out of any matter in respect of which such Indemnified Party is entitled to be indemnified hereunder. The Indemnifying Party shall promptly notify such Indemnified Party of its intention to exercise such right set forth in the immediately preceding sentence and shall reimburse the Indemnified Party for the reasonable costs and expenses paid or incurred by it prior to the assumption of such contest, defense or litigation by the Indemnifying Party. The Indemnifying Party shall have the right to select legal counsel to defend a claim for which the Indemnified Party is seeking indemnification pursuant to this Section 12.2, subject to the consent of the Indemnified Party, which shall not be unreasonably delayed or withheld. If the Indemnifying Party exercises such right in accordance with the provisions of this Article 12 and any Indemnified Party notifies the Indemnifying Party that it desires to retain separate counsel in order to participate in or proceed independently with such contest, defense or litigation, such Indemnified Party may do so at its own expense. If the Indemnifying Party fails to exercise it rights set forth in the third sentence of this Section 12.2, then the Indemnifying Party will reimburse the Indemnified Party for its reasonable costs and expenses incurred in connection with the contest, defense or litigation of such claim. No Indemnified Party shall settle or compromise any claim in respect of which the Indemnified Party is entitled to be indemnified under this Article 12 without the prior written consent of the Indemnifying Party; provided, however, that such consent shall not be unreasonably withheld by the Indemnifying Party.

13. ASSIGNMENT

13.1 Prohibition on Assignment. Except as provided in Section 13.2 hereof, this Agreement may not be assigned by either Party without the prior written consent of the other Party, which may not be unreasonably withheld. Any attempted or purported assignment of this Agreement that is not expressly permitted pursuant to Section 13.2 hereof shall be null and void and shall have no effect on or with respect to the rights and obligations of the Parties hereunder.

13.2 Permitted Assignment.

(a) NEA shall have the right to assign all or any portion of its rights or obligations under this Agreement without the consent of BECO solely for financing purposes to existing and any future lenders secured, in whole or in part, by interests in the Facility, NEA's contractual rights, or NEA or Affiliates of NEA. Such assignment to lenders shall not operate to relieve NEA of any duty or obligation under this Agreement. In connection with the exercise of remedies under the security documents relating to such financing(s), the lender(s) or trustee(s) shall be entitled to assign this Agreement to any third-party transferee designated by such lender(s) or trustee(s), provided that BECO determines, in BECO's reasonable discretion, that such proposed transferee or assignee is qualified and capable to satisfy NEA's obligations hereunder.

(b) BECO shall have the right to assign this Agreement in connection with a BECO Reorganization Event to any assignee without the consent of NEA so long as (i) the proposed assignee serves load in NEPOOL and (ii) the proposed assignee's credit rating as established by Moody's or S&P is equal to or better than that of BECO at the time of the proposed assignment (provided, that any such rating that is on "watch" for downgrading shall not satisfy the credit rating criteria described in clause (ii)).

(c) If either Party assigns this Agreement as provided in this Section 13.2, then such Party shall cause to be delivered to the other Party an assumption agreement (in form and substance reasonably satisfactory to the non-assigning Party) of all of the obligations of the assigning Party hereunder by such assignee.

(d) An assignment of this Agreement pursuant to this Section 13.2 shall not release or discharge the assignor from its obligations hereunder unless the assignee executes a written assumption agreement in accordance with Section 13.2(c) hereof.

14. NOTICES

Any notice or communication given pursuant hereto shall be in writing and (1) delivered personally (personally delivered notices shall be deemed given upon written acknowledgment of receipt after delivery to the address specified or upon refusal of receipt); (2) mailed by registered or certified mail, postage prepaid (mailed notices shall be deemed given on the actual date of delivery, as set forth in the return receipt, or upon refusal of receipt); (3) e-mailed (e-mailed notices shall be deemed given upon actual receipt) or (4) delivered in full by telecopy (telecopied notices shall be deemed given upon actual receipt), in either case addressed or telecopied as follows or to such other addresses or telecopy numbers as may hereafter be designed by either Party to the other in writing:

If to BECO: Boston Edison Company One NSTAR Way, NE 220 Westwood, MA 02090-9230 Attention: Ellen K. Angley, Vice President, Energy Supply and Transmission Facsimile: (781) 441-8078
Copy to: Legal Department NSTAR Electric & Gas Corporation 800 Boylston Street Boston, Ma 02109 Attention: T.N. Cronin, Assistant General Counsel Facsimile: (617) 424-2733

If to NEA:

Northeast Energy Associates, A Limited Partnership
c/o Northeast Energy LP
c/o ESI Northeast Energy GP, Inc.
Its Administrative General Partner
700 Universe Blvd.
P.O. Box 14000
Juno Beach, FL 33408
Attention: Business Manager
Facsimile: 561-304-5161

With a copy to: Tractebel Power, Inc. 1990 Post Oak Blvd Suite 1900 Houston, TX 77056 Attention: General Counsel Facsimile: 713-636-1858
15. WAIVER AND MODIFICATION

This Agreement may be amended and its provisions and the effects thereof waived only by a writing executed by the Parties, and no subsequent conduct of any Party or course of dealings between the Parties shall effect or be deemed to effect any such amendment or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver of or acquiescence in or to such provision.

16. INTERPRETATION

16.1 Choice of Law. Interpretation and performance of this Agreement shall be in accordance with, and shall be controlled by, the laws of the Commonwealth of Massachusetts (without regard to its principles of conflicts of law).

16.2 Headings. Article and Section headings are for convenience only and shall not affect the interpretation of this Agreement. References to articles, sections and appendices, and schedules are, unless the context otherwise requires, references to articles, sections, appendices, and schedules of this Agreement. The words "hereof" and "hereunder" shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

17. COUNTERPARTS
Any number of counterparts of this Agreement may be executed, and each shall have the same force and effect as an original.
18. NO DUTY TO THIRD PARTIES

Except as provided in any consent to assignment of this Agreement, nothing in this Agreement nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person not a Party to this Agreement.

19. SEVERABILITY

If any term or provision of this Agreement or the interpretation or application of any term or provision to any prior circumstance is held to be unenforceable, illegal or invalid by a court or agency of competent jurisdiction, the remainder of this Agreement and the interpretation or application of all other terms or provisions to Persons or circumstances other than those which are unenforceable, illegal or invalid shall not be affected thereby, and each term and provision shall be valid and be enforced to the fullest extent permitted by law.

20. ENTIRE AGREEMENT

Upon the Effective Date, this Agreement, together with the agreements executed or delivered on the Effective Date in connection herewith, shall constitute the entire agreement and understanding between the Parties hereto and shall supersede all prior agreements including, without limitation, the Existing NEA B PPA and understandings relating to the subject matter hereof.

21. CHANGE IN LAW OR MARKET STRUCTURE

The Parties acknowledge that this Agreement is based on the Laws, ISO Policies and market structure in effect as of the Agreement Date. In the event of a Change in Law or Market Structure, the Parties shall make such amendments to this Agreement as are necessary to accommodate such Change in Law or Market Structure, provided that any such amendments shall preserve the economic and business arrangements embodied or referenced in this Agreement.

IN WITNESS WHEREOF, each of BECO and NEA has caused this Agreement to be duly executed on its behalf as of the date first above written.
Boston Edison Company
By:	ELLEN K. ANGLEY

Name: Title:	Ellen K. Angley VP Energy Supply & Transmission

NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By Northeast Energy LP Its General Partner
By ESI Northeast Energy GP Inc. Its Administrative General Partner
By:	NATHAN E. HANSON

Authorized Representative
Nathan E. Hanson

EXHIBIT A
to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
EXISTING AGREEMENT
NEA-B PPA between BECO and NEA executed on January 28, 1988, as amended.

SCHEDULE 3.3 to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
DELIVERY SCHEDULE FOR CONTRACT ENERGY

Month	MWh/h

January	90.0000
February	90.0000
March	90.0000
Apri	90.0000
May	60.0000
June	60.0000
July	70.0000
August	70.0000
September	70.0000
October	90.0000
Novembe	80.0000
December	80.0000

SCHEDULE 4.1(a) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT

Month Ending	No. of Days	MWh/hr BECO B	MWhs BECO B	Monthly Support Payment Price ($/MWh) BECO B

04/30/04	30	90.0000	64,800.0000	87.9630
05/31/04	31	60.0000	44,640.0000	127.6882
06/30/04	30	60.0000	43,200.0000	131.9444
07/31/04	31	70.0000	52,080.0000	109.4470
08/31/04	31	70.0000	52,080.0000	109.4470
09/30/04	30	70.0000	50,400.0000	113.0952
10/31/04	31	90.0000	66,960.0000	85.1254
11/30/04	30	80.0000	57,600.0000	98.9583
12/31/04	31	80.0000	59,520.0000	95.7661
01/31/05	31	90.0000	66,960.0000	71.3859
02/28/05	28	90.0000	60,480.0000	79.0344
03/31/05	31	90.0000	66,960.0000	71.3859
04/30/05	30	90.0000	64,800.0000	73.7654
05/31/05	31	60.0000	44,640.0000	107.0789
06/30/05	30	60.0000	43,200.0000	110.6481
07/31/05	31	70.0000	52,080.0000	91.7819
08/31/05	31	70.0000	52,080.0000	91.7819
09/30/05	30	70.0000	50,400.0000	94.8413
10/31/05	31	90.0000	66,960.0000	71.3859
11/30/05	30	80.0000	57,600.0000	82.9861
12/31/05	31	80.0000	59,520.0000	80.3091
01/31/06	31	90.0000	66,960.0000	80.0478
02/28/06	28	90.0000	60,480.0000	88.6243
03/31/06	31	90.0000	66,960.0000	80.0478
04/30/06	30	90.0000	64,800.0000	82.7160
05/31/06	31	60.0000	44,640.0000	120.0717
06/30/06	30	60.0000	43,200.0000	124.0741
07/31/06	31	70.0000	52,080.0000	102.9186
08/31/06	31	70.0000	52,080.0000	102.9186
09/30/06	30	70.0000	50,400.0000	106.3492
10/31/06	31	90.0000	66,960.0000	80.0478
11/30/06	30	80.0000	57,600.0000	93.0556
12/31/06	31	80.0000	59,520.0000	90.0538
01/31/07	31	90.0000	66,960.0000	84.8268
02/28/07	28	90.0000	60,480.0000	93.9153
03/31/07	31	90.0000	66,960.0000	84.8268
04/30/07	30	90.0000	64,800.0000	87.6543
05/31/07	31	60.0000	44,640.0000	127.2401
06/30/07	30	60.0000	43,200.0000	131.4815
07/31/07	31	70.0000	52,080.0000	109.0630
08/31/07	31	70.0000	52,080.0000	109.0630
09/30/07	30	70.0000	50,400.0000	112.6984
10/31/07	31	90.0000	66,960.0000	84.8268
11/30/07	30	80.0000	57,600.0000	98.6111
12/31/07	31	80.0000	59,520.0000	95.4301
01/31/08	31	90.0000	66,960.0000	92.1446
02/29/08	29	90.0000	62,640.0000	98.4994
03/31/08	31	90.0000	66,960.0000	92.1446
04/30/08	30	90.0000	64,800.0000	95.2160
05/31/08	31	60.0000	44,640.0000	138.2168
06/30/08	30	60.0000	43,200.0000	142.8241

Month Ending	No. of Days	MWh/hr BECO B	MWhs BECO B	Monthly Support Payment Price ($/MWh) BECO B

07/31/08	31	70.0000	52,080.0000	118.4716
08/31/08	31	70.0000	52,080.0000	118.4716
09/30/08	30	70.0000	50,400.0000	122.4206
10/31/08	31	90.0000	66,960.0000	92.1446
11/30/08	30	80.0000	57,600.0000	107.1181
12/31/08	31	80.0000	59,520.0000	103.6626
01/31/09	31	90.0000	66,960.0000	98.4170
02/28/09	28	90.0000	60,480.0000	108.9616
03/31/09	31	90.0000	66,960.0000	98.4170
04/30/09	30	90.0000	64,800.0000	101.6975
05/31/09	31	60.0000	44,640.0000	147.6254
06/30/09	30	60.0000	43,200.0000	152.5463
07/31/09	31	70.0000	52,080.0000	126.5361
08/31/09	31	70.0000	52,080.0000	126.5361
09/30/09	30	70.0000	50,400.0000	130.7540
10/31/09	31	90.0000	66,960.0000	98.4170
11/30/09	30	80.0000	57,600.0000	114.4097
12/31/09	31	80.0000	59,520.0000	110.7191
01/31/10	31	90.0000	66,960.0000	106.3321
02/28/10	28	90.0000	60,480.0000	117.7249
03/31/10	31	90.0000	66,960.0000	106.3321
04/30/10	30	90.0000	64,800.0000	109.8765
05/31/10	31	60.0000	44,640.0000	159.4982
06/30/10	30	60.0000	43,200.0000	164.8148
07/31/10	31	70.0000	52,080.0000	136.7127
08/31/10	31	70.0000	52,080.0000	136.7127
09/30/10	30	70.0000	50,400.0000	141.2698
10/31/10	31	90.0000	66,960.0000	106.3321
11/30/10	30	80.0000	57,600.0000	123.6111
12/31/10	31	80.0000	59,520.0000	119.6237
01/31/11	31	90.0000	66,960.0000	56.7503
02/28/11	28	90.0000	60,480.0000	62.8307
03/31/11	31	90.0000	66,960.0000	56.7503
04/30/11	30	90.0000	64,800.0000	58.6420
05/31/11	31	60.0000	44,640.0000	85.1254
06/30/11	30	60.0000	43,200.0000	87.9630
07/31/11	31	70.0000	52,080.0000	72.9647
08/31/11	31	70.0000	52,080.0000	72.9647
09/30/11	15	70.0000	25,200.0000	75.3968
10/31/11	31	0.0000	0.0000	0.0000

SCHEDULE 4.1(c) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
LIST OF APPROVED CAPACITY BUYERS

Constellation Power Source, Inc.
J Aron & Company
Morgan Stanley Group Capital
PP&L Energy Plus, LLC
PSE&G Energy Resources & Trading, LLC
Select Energy, Inc.
Sempra Energy Trading Corp.
TransCanada Power Marketing Ltd.

SCHEDULE 6.2(g) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
MONTAUP PPA AMENDMENTS OR MODIFICATIONS
First Amendment dated as of June 28, 1989 Agreement dated May 11, 1992 Agreement dated December 18, 2001 Agreement dated March 31, 2003

AMENDED AND RESTATED POWER PURCHASE AGREEMENT

THIS AMENDED AND RESTATED POWER PURCHASE AGREEMENT (the "Agreement") is entered into as of August 19, 2004 (the "Agreement Date"), by and between Commonwealth Electric Company, a Massachusetts corporation ("CECO") and Northeast Energy Associates Limited Partnership, a Massachusetts limited partnership ("NEA"). CECO and NEA are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties".

WHEREAS, NEA owns a nominal 300 MW natural gas-fired electricity and steam generating plant located in Bellingham, Massachusetts (the "Facility");

WHEREAS, CECO and NEA are parties to a certain Power Purchase Agreement dated November 26, 1986, as amended to date (the "Existing CECO 1 PPA"), pursuant to which CECO purchases from NEA a portion of the Facility's capacity and associated energy;

WHEREAS, CECO and NEA desire to amend and restate the Existing CECO 1 PPA as provided for herein; and

WHEREAS, such amendment and restatement of the Existing CECO 1 PPA is consistent with CECO's invitation, dated October 17, 2003, to submit proposals regarding the transfer of entitlements to certain power purchase agreements and NEA's response, dated December 3, 2003, related to the restructuring of four (4) power purchase agreements (including the Existing CECO 1 PPA) existing between NEA and each of CECO and Boston Electric Company ("BECO") (the four (4) existing agreements, the "Existing Agreements", are set forth at Exhibit A).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS
In addition to terms defined in the recitals hereto, the following terms shall have the meanings set forth below.

"Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries' controls, is controlled by, or is under common control with, such first Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall have the meaning set forth in the first paragraph of this Agreement.
"Agreement Date" shall have the meaning set forth in the first paragraph of this Agreement.
"Approved Capacity Buyer" shall mean any of the Persons set forth on Schedule 4.1(c) hereto.
"Business Day" shall mean any day that is not a Saturday, Sunday, or NERC Holiday.
"Capacity" shall mean "Unforced Capacity" as presently defined in the NEPOOL Manual for Definitions and Abbreviations (and, throughout the Term, any successor product thereto).
"Capacity Payment" with respect to any given time period, shall mean the product of (a) the Capacity Price and (b) Capacity Requirement, for such period.

"Capacity Price" with respect to any month, shall mean (a) the Negotiated Capacity Price or (b) in the event that the Parties fail to agree upon a Negotiated Capacity Price on or before the Contract UCAP Transfer Deadline, the price for UCAP for such month established pursuant to the next UCAP Monthly Supply Auction; provided, however, if no price for UCAP is established in the next UCAP Monthly Supply Auction, the price to be used is that established pursuant to the last UCAP Monthly Supply Auction in which UCAP was transacted.

"Capacity Receipt Shortfall" shall have the meaning set forth in Section 3.8(c) hereof.
"Capacity Replacement Damages" shall have the meaning ascribed thereto in Section 3.8(b) herein.

"Capacity Replacement Price" with respect to any portion of the Capacity Requirement that NEA fails to deliver to CECO hereunder, shall mean (a) the price at which CECO, acting in a commercially reasonable manner, purchases Capacity in lieu of such portion of the Capacity Requirement, plus transaction and other administrative costs reasonably incurred by CECO in purchasing such Capacity, or (b) to the extent CECO has not purchased Capacity in lieu of such portion of the Capacity Requirement, the market price for such portion of the Capacity Requirement determined in a commercially reasonable manner.

"Capacity Requirement," shall mean for the applicable month, for so long as NEA is the owner of the Facility during the Term hereof, the lesser of (a) 20 MW or (b) 10% of the Capacity recognized by the ISO as attributable to the Facility. Upon the sale, assignment or transfer by NEA of its interest in the Facility during the Term hereof, Capacity Requirement shall be fixed at the Capacity Requirement in effect on the date immediately prior to such sale, assignment or transfer.

"Capacity Resale Damages" shall have the meaning ascribed thereto in Section 3.8(c) herein.

"Capacity Resale Price" with respect to any portion of the Capacity Requirement that CECO fails to accept delivery from NEA hereunder, shall mean (a) the price at which NEA, acting in a commercially reasonable manner, re-sells Capacity in lieu of such portion of the Capacity Requirement, less transaction and other administrative costs reasonably incurred by NEA in selling such Capacity or (b) to the extent NEA has not sold Capacity in lieu of such portion of the Capacity Requirement, the market price for such portion of the Capacity Requirement determined in a commercially reasonable manner.

"Capacity Supply Shortfall" shall have the meaning set forth in Section 3.8(b) hereof.

"CECO Reorganization Event" shall mean (a) any consolidation, merger or other form of combination of CECO with any other Person, (b) the acquisition of a majority of the outstanding shares of CBECO by any Person or (c) the sale, conveyance, lease, transfer or other disposition, in one transaction or a series of related transactions, including without limitation the transfer or "spin-off" of shares of a subsidiary (collectively, a "Transfer"), affecting all or substantially all of the assets of CECO existing on the Agreement Date or hereafter acquired. For purposes of this definition, the transfer, sale or other disposition of all or substantially all of the transmission and/or distribution assets of CECO, will, in either case, constitute a "CECO Reorganization Event."

"CECO Termination Payment" shall mean, with respect to this Agreement and NEA, an amount payable by CECO to NEA equal to the sum of the Losses (net of Gains) and Costs, expressed in U.S. Dollars, which NEA incurs as a result of the termination of this Agreement pursuant to Section 8.2(a)(i) hereof.

"Change in Law or Market Structure" shall mean any of the following events that has a material adverse economic effect on one or both of the Parties: (a) the adoption, promulgation, modification, repeal or reinterpretation by any Governmental Entity of any Law which (or the effects of which) amends or conflicts with the Laws established or in effect as of the Agreement Date, (b) the adoption, promulgation, modification, repeal or reinterpretation by ISO of the ISO Policies which (or the effect of which) amends or conflicts with the ISO Policies established or in effect as of the Agreement Date or (c) the adoption or promulgation of a market structure that differs from the market structure reflected in the ISO Policies established or in effect as of the Agreement Date. For avoidance of doubt, a Change in Law or Market Structure shall include any event described in clauses (a), (b) or (c) above that results in CECO not being able to sell the Contract Energy purchased hereunder at a price greater than or equal to the Energy Payment prices (excluding the Support Payment) paid to NEA hereunder.

"Claiming Party" shall have the meaning set forth in Section 9.2(b) hereof.
"Contract Energy" shall have the meaning set forth in Section 3.1 hereof.

"Contract UCAP Transfer Deadline" with respect to any month, shall mean 5 PM Eastern Prevailing Time on the Business Day preceding the day by which final bids into the NEPOOL ISO Supply Auction must be submitted to be considered timely under the NEPOOL Practices and Market Rules and Procedures governing suppliers' participation in the UCAP Monthly Supply Auction.

"Costs" shall mean brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred in terminating this Agreement; and all reasonable attorneys' fees and expenses incurred in connection with the termination of this Agreement.

"Cover Damages" shall have the meaning set forth in Section 3.6 hereof.
"Credit Support" shall have the meaning set forth in Section 8.2(a)(i)(B) hereof.
"Day-Ahead Energy Market" or "DAM" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"Delivery Point" shall mean the Facility Bus; provided, however, that (a) if a LMP is not established for a node at the Facility Bus, or during periods of Force Majeure, NEA may deliver Contract Energy to an alternate node within the ISO control area that has a published LMP price and (b) NEA may deliver to any other delivery point mutually agreed to by the Parties.

"Delivery Shortfall" shall have the meaning set forth in Section 3.6 hereof.
"DTE" shall mean the Massachusetts Department of Telecommunications and Energy or its successor state regulatory agency.
"Eastern Prevailing Time" shall mean either Eastern Standard Time or Eastern Daylight Savings Time, as in effect from time to time.
"Effective Date" shall have the meaning set forth in Section 2.1 hereof.
"Energy Payment" shall have the meaning set forth in Section 4.1(a)(i) hereof.
"Event of Default" shall have the meaning set forth in Section 8.1 hereof.
"Existing Agreements" shall have the meaning set forth in the Recitals.
"Execution Agreement" shall mean the Execution Agreement by and among NEA, BECO and CECO dated as of August 19, 2004.
"Existing CECO 1 PPA" shall have the meaning set forth in the Recitals.
"Facility" shall have the meaning set forth in the Recitals.
"Facility Bus" shall mean the point of interconnection between the Facility and the NEPOOL transmission system, which as of the Agreement Date is the UN.Bellinghm 13.2 NEA bus.
"FERC" shall mean the United States Federal Energy Regulatory Commission, and shall include its successors.
"Force Majeure" shall have the meaning set forth in Section 9.1(a) hereof.

"Gains" shall mean an amount equal to the present value, at an eight point one percent (8.1%) discount rate, of the economic benefit, if any (exclusive of Costs) resulting from the termination of this Agreement, determined in a commercially reasonable manner.

"Governmental Entity" shall mean any federal, state or local governmental agency, authority, department, instrumentality or regulatory body, and any court or tribunal, with jurisdiction over NEA, CECO or the Facility.

"IBT Containers" shall have the meaning as set forth in Section 3.3(a) hereof.
"Indemnified Party" shall have the meaning set forth in Section 12.1 hereof.
"Indemnifying Party" shall have the meaning set forth in Section 12.1 hereof.
"Internal Bilateral Transaction" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"ISO" or ISO-NE" shall mean the ISO New England, Inc., the independent system operator established in accordance with the NEPOOL Agreement, or its successor.
"ISO Policies" shall mean the Market Rules and Procedures, NEPOOL Agreement, NEPOOL Manual for Definitions and Abbreviations and NEPOOL Practices.
"ISO Settlement Market System" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"ISO UCAP Transfer Deadline" with respect to any month, shall mean the latest date upon which Capacity for that month may be transferred under an Internal Bilateral Transaction in accordance with ISO rules.

"Late Payment Rate" shall have the meaning set forth in Section 4.3 hereof.
"Law" shall mean all federal, state and local statutes, regulations, rules, orders, executive orders, decrees, policies, judicial decisions and notifications.
"Lead Participant" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"LMP" shall mean, for any ISO nodal point for any hour on any day, the "Day Ahead LMP" or "Real Time LMP" ($/MWh) at such ISO nodal point calculated in accordance with Section 2 of Market Rule 1, as reported on the ISO website at www.iso-ne.com on the "Data & Reports" page, "Hourly Markets Data" subpage and "Selectable Hourly LMP Data" category, for such nodal point on such date and time. If such price should ever cease to be published, then the LMP shall be a regularly published comparable substitute price, as agreed to by the Parties in writing.

"Losses" shall mean, with respect to any Party, an amount equal to the present value, at an eight point one percent (8.1%) discount rate, of the economic loss to it, if any (exclusive of Costs), resulting from termination of this Agreement, determined in a commercially reasonable manner.

"Market Rules and Procedures" shall mean the Market Rules, Manuals and Procedures adopted by the ISO and/or members of NEPOOL, as may be amended from time to time, and as administered by the ISO to govern the operation of the NEPOOL markets, and any applicable successor rules, manuals and procedures.

"Moody's" shall mean Moody's Investors Service, Inc., and any successor thereto.
"MW" shall mean a megawatt.
"MWh" shall mean a megawatt-hour (one MWh shall equal 1,000 kWh).

"NEA Termination Payment" shall mean, with respect to this Agreement and CECO, an amount payable by NEA to CECO equal to the Losses (net of Gains) and Costs, expressed in U.S. Dollars, which CECO incurs as a result of the termination of this Agreement pursuant to Section 8.2(a)(ii) hereof.

"Negotiated Capacity Price" shall mean the price for Capacity as agreed to by the Parties pursuant to Section 4.1(b) herein.
"NEPOOL" shall mean the New England Power Pool, or its successor.

"NEPOOL Agreement" shall mean that certain Restated New England Power Pool Agreement, as restated by an amendment dated as of December 1, 1996, as amended and restated from time to time, and any applicable successor agreement.

"NEPOOL ISO Supply Auction" shall mean the auction currently defined as the "Supply Auction" in the Market Rules and Procedures, or any successor to such auction.

"NEPOOL Manual for Definitions and Abbreviations" shall mean that certain Manual for Definitions and Abbreviations prepared by ISO-NE, as may be amended from time to time, and any applicable successor manual.

"NEPOOL Practices" shall mean the NEPOOL practices and procedures for delivery and transmission of electricity and capacity and capacity testing in effect from time to time and shall include, without limitation, applicable requirements of the NEPOOL Agreement, and any applicable successor practices and procedures.

"NERC Holiday" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and any other day declared a holiday by NERC.
"Ownership Share" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"Party" and "Parties" shall have the meaning set forth in the first paragraph of this Agreement.
"Performance Assurance" shall mean collateral in the form of either cash, letter(s) of credit, or other security acceptable to the requesting Party.

"Person" shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, limited partnership, association, trust, unincorporated organization, or a government authority or agency or political subdivision thereof.

"PURPA" shall mean the Public Utility Regulatory Policies Act of 1978, as amended.
"QF" shall have the meaning set forth in Section 6.3(a)(i) hereof.
"Quote Period" shall have the meaning set forth in Section 4.1(b) herein.
"Real-Time Energy Market" or "RTM" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"Rejected Power" shall have the meaning set forth in Section 3.7 hereof.

"Replacement Power" shall mean electricity purchased by CECO and delivered to the Delivery Point as replacement for any Delivery Shortfall. Replacement Power shall not include Contract Energy delivered to CECO on behalf of NEA pursuant to Section 3.1 hereof.

"Replacement Price" shall mean the lesser of (a) the price at which CECO, acting in a commercially reasonable manner, purchases Replacement Power, plus (i) transaction and other administrative costs reasonably incurred by CECO in purchasing such Replacement Power and (ii) additional transmission charges, if any, reasonably incurred by CECO to transmit Replacement Power to the Delivery Point, or (b) the locational marginal pricing at the Delivery Point for such Replacement Power; provided, however, that in no event shall the Replacement Price include any penalties, ratcheted demand or similar charges, nor shall CECO be required to utilize or change its utilization of its owned or controlled assets or market positions to minimize NEA's liability.

"Resale Damages" shall have the meaning set forth in Section 3.7 hereof.

"Resale Price" shall mean the higher of (a) the price at which NEA, acting in a commercially reasonable manner, sells or is paid for Rejected Power, plus transaction and other administrative costs reasonably incurred by NEA in re-selling such Rejected Power; or (b) the LMP at the Delivery Point for such Rejected Power; provided, however, that in no event shall such price include any penalties, ratcheted demand or similar charges, and further provided that in no event shall NEA be required to utilize or change its utilization of the Facility or its other assets or market positions in order to minimize CECO's liability for Rejected Power.

"Schedule or Scheduling" shall mean the actions of NEA or CECO and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity of Contract Energy to be delivered on any given day or days (or in any given hour or hours) during the Term at the Delivery Point.

"S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and any successor thereto.
"Support Payment" shall have the meaning set forth in Section 4.1(a)(i) hereof.
"Term" shall have the meaning set forth in Section 2.2 hereof.

"Third-Party Quote" with respect to any Capacity Requirement, shall mean a firm offer by an Approved Capacity Buyer to purchase Capacity from CECO in a volume and for a time period equal to such Capacity Requirement.

"Transmission Provider" shall mean (a) ISO, its respective successor or Affiliates; (b) NEPOOL; (c) CECO; or (d) such other third parties from whom transmission services are necessary for NEA to fulfill its performance obligations to CECO hereunder.

"UCAP" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"UCAP Monthly Supply Auction" shall mean the auction currently defined as the "UCAP Monthly Auction" in the NEPOOL Manual for Definitions and Abbreviations, or any successor to such auction that establishes a price for UCAP or its successor product.

2. EFFECTIVE DATE; CONDITIONS; TERM
2.1 Effective Date. The "Effective Date" of this Agreement shall be the Closing Date as established under the Execution Agreement.
2.2 Term.

(a) The "Term" of this Agreement shall mean the period from and including 11:59 p.m. (Eastern Prevailing Time) on the Effective Date through and including 11:59 p.m. (Eastern Prevailing Time) on September 15, 2016, unless this Agreement is sooner terminated in accordance with the provisions hereof.

(b) At the expiration of the Term, the Parties shall no longer be bound by the terms and provisions hereof (including, without limitation, any payment obligation hereunder), except (i) to the extent necessary to provide invoices and make payments or refunds with respect to Contract Energy or Capacity delivered prior to such expiration or termination, (ii) to the extent necessary to enforce the rights and the obligations of the Parties arising under this Agreement before such expiration or termination and (iii) the obligations of the Parties hereunder with respect to confidentiality and indemnification shall survive the expiration or termination of this Agreement and shall continue for a period of two (2) calendar years following such expiration or termination.

3. DELIVERY OF CONTRACT ENERGY AND CAPACITY

3.1 Obligation to Sell and Purchase Contract Energy. During each hour of the Term, NEA shall sell and deliver at the Delivery Point, and CECO shall purchase and receive at the Delivery Point, electricity in the amounts set forth in Section 3.3 and otherwise in accordance with the terms and conditions of this Agreement ("Contract Energy"). NEA shall be permitted to satisfy its obligation to deliver Contract Energy from any source of supply available to NEA. Contract Energy delivered to CECO by NEA or on behalf of NEA by NEA's suppliers, designees or any other Person engaged by NEA to deliver Contract Energy shall be deemed delivered by NEA hereunder and NEA shall be solely responsible for any costs payable to its suppliers for such delivery. The aforementioned obligations for NEA to sell and deliver the Energy and for CECO to purchase and receive the Energy shall be firm and subject to adjustment only to reflect performance interruptions excused by this Agreement.

3.2 Characteristics. Contract Energy delivered by NEA to CECO at the Delivery Point shall be in the form of three (3)-phase, sixty (60) hertz, alternating current and otherwise in the form required by Market Rules and Procedures.

3.3 Scheduling.

(a) NEA shall Schedule deliveries of Contract Energy delivered hereunder with ISO in equal hourly quantities in accordance with all NEPOOL Practices and Market Rules and Procedures applicable thereto as set forth in Schedule 3.3. Furthermore, Contract Energy will be sold and delivered for purchase by CECO in the form of Internal Bilateral Transactions ("IBTs") and NEA will use commercially reasonable efforts to transfer Contract Energy in the DAM; provided, however, that if such transfer cannot be made in the DAM, the Contract Energy shall be transferred in the RTM. All Contract Energy will be delivered to a specific node and not a zone. NEA will submit IBT Containers, as defined below, and notify CECO that the IBT Containers have been submitted into the ISO Settlement Market System.

Subject to the satisfaction of NEA's obligations in this Section 3.3, CECO will confirm the IBT Container in the ISO Settlement Market System. For purposes of this Agreement, "IBT Container" shall mean the form of electronic contract submittal, as implemented in the ISO Settlement Market System effective March 1, 2003 as amended from time to time, that requires CECO to confirm the general parameters of the IBT. IBTs shall be submitted and confirmed for the longest term permitted by the ISO. NEA shall be responsible for any inaccuracies in any schedules and shall correct such schedules upon notification by CECO; provided, however, CECO shall cooperate with NEA in connection with any such Scheduling and bidding and in complying with all NEPOOL Practices and shall promptly provide information reasonably requested by NEA for the purpose of assisting NEA with its Scheduling obligations hereunder. Notwithstanding the agreement to Schedule all Contract Energy in the DAM, the Energy Payment made by CECO to NEA shall be as calculated pursuant to Section 4.1(a) hereof.

(b) The Parties agree to use commercially reasonable efforts to comply with all applicable ISO Policies in connection with the Scheduling and delivery of Contract Energy hereunder. For administrative convenience, the Parties agree that all Contract Energy deliveries and receipts made pursuant to this Agreement and any other power purchase agreement between the Parties may be provided for in a single Schedule. Penalties or similar charges assessed by a Transmission Provider and caused by a Party's noncompliance with the Scheduling obligations set forth in this Section 3.3 shall be the responsibility of the Party whose action or inaction caused the penalty.

3.4 Lead Participant; Ownership Share. NEA, or any entity so identified by NEA, shall be the Lead Participant of the Facility and CECO shall use commercially reasonable efforts to transfer such designation to NEA or the entity so identified by NEA. CECO shall use commercially reasonable efforts to transfer to NEA, or any entity so identified by NEA, the Ownership Share now held by CECO relating to the Facility.

3.5 Sales for Resale. All Contract Energy delivered by NEA to CECO hereunder shall be sales for resale, with CECO reselling such Contract Energy. CECO shall provide NEA with any certificates reasonably requested by NEA to evidence that the deliveries of Contract Energy hereunder are sales for resale. Nothing in this Agreement shall be construed to prohibit or restrict such resale by CECO.

3.6 Failure of NEA to Deliver Scheduled Contract Energy; Cover Damages.

Subject to Section 8.1(g) hereof, in the event NEA fails to deliver Contract Energy it is obligated to deliver hereunder and such failure is not excused under the terms of this Agreement (such undelivered Contract Energy to be referred to herein as the "Delivery Shortfall"), then NEA shall pay CECO, on the date payment would otherwise be due in respect of the month in which the failure occurred, an amount for such Delivery Shortfall equal to the Cover Damages. "Cover Damages" means an amount equal to (i) the amount, if any, by which (A) the Replacement Price ($/MWh) multiplied by the quantity (in MWh) of the Delivery Shortfall, exceeds (B) the Energy Payment that would have been paid pursuant to Section 4.1 hereof had the Delivery Shortfall been delivered, plus (ii) any applicable penalties assessed by NEPOOL, ISO-NE or any other party against CECO as a direct result of NEA's failure to deliver such Contract Energy; provided, however, CECO shall use commercially reasonable efforts to purchase replacement power or otherwise mitigate such damages, penalties and related costs and charges wherever possible pursuant to applicable NEPOOL, ISO-NE or any other party's tariffs and operating procedures then in effect. Except as otherwise provided in Section 8.1(g) and 8.2 hereof, the damages provided in this Section 3.6 shall be the sole and exclusive remedy of CECO for any failure of NEA to deliver Contract Energy that it is obligated to deliver hereunder. The invoice for the amount payable pursuant to this Section 3.6 shall include a written statement explaining in reasonable detail the calculation of such amount.

3.7 Failure by CECO to Accept Delivery of Contract Energy; Resale Damages. If CECO fails to accept all or part of the Contract Energy it is obligated to accept hereunder and such failure to accept is not excused under the terms of this Agreement (such Contract Energy is referred to herein as "Rejected Power"), then CECO shall pay NEA, on the date payment would otherwise be due in respect of the month in which the failure occurred, an amount for such Rejected Power equal to the Resale Damages. "Resale Damages" means an amount equal to (a) the amount, if any, by which (i) the Energy Payment that would have been paid pursuant to Section 4.1(a) hereof for such Rejected Power, had it been accepted, exceeds (ii) the Resale Price ($/MWh) multiplied by the quantity (in MWh) of Rejected Power resold by NEA, plus (b) any applicable penalties assessed by NEPOOL, ISO-NE or any other party against NEA as a direct result of CECO's failure to accept such Contract Energy; provided, however, NEA shall use commercially reasonable efforts to sell such Rejected Power or otherwise mitigate such damages, penalties and related costs and charges wherever possible pursuant to applicable NEPOOL, ISO-NE or any other party's tariffs and operating procedures then in effect. Except as otherwise provided in Section 8.1(h) and 8.2 hereof, the damages provided in this Section 3.7 shall be the sole and exclusive remedy of NEA for any failure of CECO to accept delivery of Contract Energy that it is obligated to accept hereunder. The invoice for the amount payable pursuant to this Section 3.7 shall include a written statement explaining in reasonable detail the calculation of such amount.

3.8 Obligation to Sell and Purchase Capacity Requirements.

(a) During the Term, NEA shall sell to CECO and CECO shall purchase from NEA the Capacity Requirement. In the event there is no longer a market for Capacity in New England, NEA shall not be obligated to sell and CECO shall not be obligated to purchase the Capacity Requirement.

(i) For so long as NEA is the owner of the Facility, NEA shall be permitted to satisfy its obligation to deliver the Capacity Requirement only from the Facility. In the event that NEA sells, assigns or transfers its interests in the Facility, NEA shall be permitted to satisfy its obligation to deliver the Capacity Requirement from any source of supply available to NEA. Nothing in this Agreement shall be construed to restrict or bar NEA from any sale, assignment or transfer of its interests in the Facility.

(ii) The Parties acknowledge that as of the Agreement Date, the Market Rules and Procedures do not impose any locational requirement with respect to Capacity. In the event that, at any time during the Term, the Market Rules and Procedures do impose a zonal, nodal or other geographic locational requirement, the Capacity Requirement will be fulfilled for the zone, node or other geographic area in which the Facility is located.

(b) If NEA fails to provide CECO with all or part of the Capacity Requirement it is required to provide pursuant to Section 3.8(a) hereof (a "Capacity Supply Shortfall") and such failure is not excused under the terms of this Agreement, then the Capacity Replacement Damages associated with such Capacity Supply Shortfall shall be deducted from amounts payable by CECO hereunder for the next succeeding month or paid by NEA to CECO, at CECO's election. "Capacity Replacement Damages," with respect to any portion of the Capacity Requirement that NEA fails to deliver to CECO hereunder, means an amount equal to: (i) the amount, if any, by which the Capacity Replacement Price exceeds the Capacity Price, multiplied by the Capacity Supply Shortfall, plus (ii) any penalties assessed by NEPOOL, ISO-NE or any other party against CECO as a direct result of NEA's failure to deliver the Capacity Requirement in accordance with Section 3.8(a) hereof. Subject to Section 8.1(g) hereof, the damages provided in this Section 3.8(b) shall be the sole and exclusive remedy of CECO for any failure of NEA to deliver the Capacity Requirement hereunder. With respect to any calendar month during the Term, NEA will be deemed to have failed to deliver the Capacity Requirement for such calendar month if it has not scheduled a bilateral transfer of the Capacity Requirement (or otherwise effected delivery in accordance with applicable Market Rules and Procedures as in effect at any time during the Term) on or before the Contract UCAP Transfer Deadline.

(c) If CECO fails to accept delivery of all or part of the Capacity Requirement it is required to purchase pursuant to Section 3.8(a) hereof (a "Capacity Receipt Shortfall"), and such failure is not excused under the terms of this Agreement, then the Capacity Resale Damages associated with such Capacity Receipt Shortfall shall be payable by CECO on the date payment would otherwise be due in respect of the month in which the failure occurred. "Capacity Resale Damages," with respect to any portion of the Capacity Requirement that CECO fails to accept delivery of from NEA hereunder, means an amount equal to: (i) the amount, if any, by which the Capacity Price exceeds the Capacity Resale Price, multiplied by the Capacity Receipt Shortfall, plus (ii) any penalties assessed by NEPOOL, ISO-NE or any other party against NEA as a direct result of CECO's failure to accept delivery of the Capacity Requirement in accordance with Section 3.8(a) hereof. Subject to Section 8.1(h) hereof, the damages provided in this Section 3.8(c) shall be the sole and exclusive remedy of NEA for any failure of CECO to accept delivery of the Capacity Requirement hereunder and there shall be no adjustment of the Energy Payment or Support Payment as a result of CECO's failure to accept delivery of such Capacity Requirement. With respect to any calendar month during the Term, CECO will be deemed to have failed to accept delivery of the Capacity Requirement for such calendar month if it has not confirmed a schedule (or an equivalent commitment instrument) entered by NEA for bilateral transfer of the Capacity Requirement (or otherwise effected acceptance of delivery in accordance with applicable Market Rules and Procedures as in effect at any time during the Term) on or before the Contract UCAP Transfer Deadline.

3.9 Delivery Point.
(a) All Contract Energy shall be delivered hereunder by NEA to CECO at the Delivery Point.

(b) Except as provided for in Section 3.3(b) herein, NEA shall be responsible for all transmission and distribution charges, including applicable ancillary service charges, line losses, congestion charges and other NEPOOL or applicable system costs or charges associated with transmission incurred, in each case, in connection with the delivery of Contract Energy to the Delivery Point.

(c) Except as provided for in Section 3.3(b) herein, CECO shall be responsible for all transmission charges, ancillary services charges, line losses, congestion charges and other NEPOOL or applicable system costs or charges associated with transmission, incurred, in each case, in connection with the transmission of Contract Energy delivered under this Agreement from and after the Delivery Point.

4. PAYMENTS FOR CONTRACT ENERGY AND CAPACITY REQUIREMENTS
4.1 Payment for Contract Energy and Capacity Requirements.
(a) All Contract Energy delivered to CECO under this Agreement shall be purchased by CECO for an amount calculated pursuant to this Section 4.1(a).

(i) Beginning on the Effective Date and continuing for the Term, CECO shall pay NEA a monthly energy payment (the "Energy Payment") equal to the sum of: (A) the product of (I) the Contract Energy (in MWhs) delivered to CECO hereunder during each hour during such month that cleared in the DAM and (II) the hourly DAM LMP Price for such hour at the Delivery Point for MWhs that cleared in the DAM for such month, plus (B) the product of (I) the Contract Energy (in MWhs) delivered to CECO hereunder during each hour during such month that cleared in the RTM and (II) he hourly RTM LMP Price for such hour at the Delivery Point for MWhs that cleared in the RTM for such month, plus (C) a support payment (the "Support Payment") equal to the product of (I) the lesser of: the total Contract Energy (in MWhs) delivered to CECO hereunder during such month or the MWh quantity for the applicable month, as set forth in Schedule 4.1(a), and (II) the $/MWh price (the "Monthly Support Payment Price") for the applicable month, as set forth in Schedule 4.1(a). Notwithstanding anything in this Agreement to the contrary, no exercise by NEA of its right under Section 8.2 to reduce Contract Energy delivered to CECO as a result of CECO's failure to timely pay for such Contract Energy shall have the effect of reducing the Support Payment as calculated pursuant to this Section.

(ii) CECO's sole payment obligation, including without limitation any Support Payment obligation, with respect to Contract Energy is limited to the payment of the Energy Payment for Contract Energy delivered in accordance with the terms of this Agreement by or on behalf of NEA to the Delivery Point.

(b) All Capacity delivered to CECO under this Agreement shall be purchased by CECO at the Capacity Price. CECO's sole payment obligation with respect to Capacity is limited to the payment of the Capacity Payment for the Capacity Requirement actually provided to CECO in accordance with the terms of this Agreement by or on behalf of NEA. The Parties will negotiate in good faith and in a commercially reasonable manner towards agreement upon a negotiated price for Capacity (the "Negotiated Capacity Price") for each month of the Term in accordance with the terms and provisions of this Section 4.1(b). At any time during the Term, NEA may request CECO to provide it with an indicative quote for the Capacity Requirement for one month or any period of months (the "Quote Period") as set forth in such request. Within six (6) Business Days after CECO's receipt of such request, CECO will provide NEA with an indicative quote for a purchase price of such Capacity Requirement for the Quote Period which CECO in its commercially reasonable judgment believes reflects the fair market value for such Capacity Requirement. Within one Business Day after its receipt of such indicative quote, NEA will inform CECO as to whether NEA accepts or rejects the indicative quote.

(i) In the event that NEA accepts the indicative quote, the pricing reflected in such indicative quote will be established as the Negotiated Capacity Price for such Capacity Requirement unless CECO notifies NEA, within one Business Day after NEA's acceptance, that CECO retracts the indicative quote. CECO may retract the indicative quote only in the event that CECO, in its commercially reasonable judgment, believes that the fair market value of the Capacity Requirement has materially declined since CECO delivered the indicative quote to NEA. In the event that CECO retracts the indicative quote, NEA may, at its election, (A) provide Third-Party Quotes to CECO for the applicable Capacity Requirement, provided that NEA does so within two (2) Business Days after CECO's retraction of the indicative quote (and, in which event, the procedures set forth in Section 4.1(b)(ii) will be followed to determine the Negotiated Capacity Price), or (B) request a new indicative quote from CECO (which request may be for the same or a different period), in which event the negotiation process set forth in this Section 4.1(b) will be repeated with respect to such request.

(ii) In the event that NEA rejects such indicative quote, NEA may, at its election, provide one or more Third-Party Quotes to CECO for the Capacity Requirement, provided that NEA does so within two (2) Business Days after NEA's rejection of the indicative quote. In the event that NEA so delivers one or more Third-Party Quotes to CECO, CECO will, within one Business Day after delivery of the Third-Party Quotes, either (A) agree to establish any one of the Third-Party Quotes as the Negotiated Capacity Price or (B) sell Capacity (in an amount equal to the Capacity Requirement and for the Quote Period) to any of the Approved Capacity Buyers cited in the Third-Party Quotes at a different price, in which case such different price will be established as the Negotiated Capacity Price. Notwithstanding the foregoing, if, by the close of business on the Business Day immediately following NEA's delivery of Third-Party Quotes, CECO, after making commercially reasonable efforts, is able to neither consummate a transaction as described in clause (B) of the immediately preceding sentence, nor confirm to its reasonable satisfaction the validity and firmness of at least one of the Third Party Quotes, then no Negotiated Capacity Price will be deemed to have been established for the applicable Capacity Requirement. In such event (or in the event that NEA does not deliver any Third-Party Quotes to CECO within two (2) Business Days after its rejection of the indicative quote), NEA may request a new indicative quote from CECO (which request may be for the same or a different period), in which event the negotiation process set forth in this Section 4.1(b) will be repeated with respect to such request.

(c) If, despite their good faith efforts, the Parties are not able to agree upon a Negotiated Capacity price prior to the Contract UCAP Transfer Deadline then the Capacity Requirement shall be purchased by CECO from NEA on a bilateral basis and the Capacity Price paid by CECO to NEA shall be the settlement price set at the UCAP Monthly Supply Auction.

4.2 Payment and Netting.

(a) Billing Period. Unless otherwise specifically agreed upon by the Parties, the calendar month shall be the standard period for all payments under this Agreement (other than Termination Payments). On or before the third (3rd) day following the end of each month, NEA will render to CECO an invoice for the Energy Payment and Capacity Payment obligations incurred hereunder during the preceding month.

(b) Timeliness of Payment. CECO shall use its reasonable efforts to pay all NEA invoices under this Agreement on the fifteenth (15th) day after receipt of the invoice; provided, however, unless otherwise agreed by the Parties, all invoices under this Agreement shall be due and payable in accordance with each Party's invoice instructions on or before the later of thirty (30) days following the receipt of such invoice or, if such day is not a Business Day, then on the next Business Day. Each Party will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by the other Party. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Late Payment Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

(c) Disputes and Adjustments of Invoices. A Party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the Late Payment Rate from and including the due date but excluding the date paid. Inadvertent overpayments shall be reimbursed or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Late Payment Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment, as directed by the other party. Any dispute with respect to an invoice is waived unless the other Party is notified in accordance with this Section 4.2 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the month during which performance occurred, the right to payment for such performance is waived.

(d) Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other under this Agreement on the same date through netting, in which case all amounts owed by each Party to the other Party for the purchase and sale of Contract Energy during the monthly billing period under this Agreement, including any related damages calculated pursuant to this Agreement, interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other during the monthly billing period, such Party shall pay such sum in full when due. The Parties agree to provide each other with reasonable detail of such net payment or net payment request.

4.3 Interest on Late Payment. If a payment is not received when due under this Agreement, the delinquent Party shall pay to the other Party interest on such unpaid amount which shall accrue from the due date until the date upon which payment in full is made at the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published) (the "Late Payment Rate").

5. RESERVED
6. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDMENTS
6.1 Representations and Warranties of CECO. CECO hereby represents and warrants to NEA as of the Effective Date as follows:

(a) Organization and Good Standing; Power and Authority. CECO is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. CECO has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement.

(b) Due Authorization; No Conflicts. The execution and delivery by CECO of this Agreement, and the performance by CECO of its obligations hereunder, have been duly authorized by all necessary actions on the part of CECO and do not and, under existing facts and law, will not: (i) contravene its restated certificate of incorporation or any other governing documents; (ii) conflict with, result in a breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, contract or other agreement to which it is a party or by which any of its properties may be bound or affected; (iii) assuming receipt of the requisite regulatory approvals, violate any order, writ, injunction, decree, judgment, award, statute, law, rule, regulation or ordinance of any Governmental Entity or agency applicable to it or any of its properties; or (iv) result in the creation of any lien, charge or encumbrance upon any of its properties pursuant to any of the foregoing.

(c) Binding Agreement. This Agreement has been duly executed and delivered on behalf of CECO and, assuming the due execution hereof and performance hereunder by NEA, constitutes a legal, valid and binding obligation of CECO, enforceable against it in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(d) No Proceedings. There are no actions, suits or other proceedings, at law or in equity, by or before any Governmental Entity or agency or any other body pending or, to the best of its knowledge, threatened against or affecting CECO or any of its properties (including, without limitation, this Agreement) which relate in any manner to this Agreement or any transaction contemplated hereby, or which CECO reasonably expects to lead to a material adverse effect on (i) the validity or enforceability of this Agreement or (ii) CECO's ability to perform its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by CECO of its obligations under this Agreement does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any Person which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(f) Negotiations. The terms and provisions of this Agreement are the result of arm's length and good faith negotiations on the part of CECO.
6.2 Representations and Warranties of NEA. NEA hereby represents and warrants to CECO as of the Effective Date as follows:

(a) Organization and Good Standing; Power and Authority. NEA is a limited partnership, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. NEA has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement.

(b) Due Authorization; No Conflicts. The execution and delivery by NEA of this Agreement, and the performance by NEA of its obligations hereunder, have been duly authorized by all necessary actions on the part of NEA and do not and, under existing facts and law, will not: (i) contravene any of its governing documents; (ii) conflict with, result in a breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, contract or other agreement to which it is a party or by which any of its properties may be bound or affected; (iii) assuming receipt of the requisite regulatory approvals, violate any order, writ, injunction, decree, judgment, award, statute, law, rule, regulation or ordinance of any Governmental Entity or agency applicable to it or any of its properties; or (iv) result in the creation of any lien, charge or encumbrance upon any of its properties pursuant to any of the foregoing.

(c) Binding Agreement. This Agreement has been duly executed and delivered on behalf of NEA and, assuming the due execution hereof and performance hereunder by NEA, constitutes a legal, valid and binding obligation of NEA, enforceable against it in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(d) No Proceedings. There are no actions, suits or other proceedings, at law or in equity, by or before any Governmental Entity or agency or any other body pending or, to the best of its knowledge, threatened against or affecting NEA or any of its properties (including, without limitation, this Agreement) which relate in any manner to this Agreement or any transaction contemplated hereby, or which NEA reasonably expects to lead to a material adverse effect on (i) the validity or enforceability of this Agreement or (ii) NEA's ability to perform its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by NEA of its obligations under this Agreement does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any Person which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(f) Negotiations. The terms and provisions of this Agreement are the result of arm's length and good faith negotiations on the part of NEA.

(g) Other Agreements. NEA has not entered into any (i) agreements for the sale of energy or capacity other than (A) the Existing Agreements and (B) that certain Power Purchase Agreement between NEA and Montaup Electric Company dated October 17, 1986 (the "Montaup PPA"), and (ii) amendment or modification of the Montaup PPA other than as set forth in Schedule 6.2(g).

6.3 PURPA Acknowledgements.
(a) The Parties acknowledge and agree that:

(i) Under the Existing CECO 1 PPA, NEA was entitled to all rights afforded to a "qualifying facility" (as defined in 18 C.F.R. Part 292) ("QF") under applicable law, including, but not limited to, PURPA, for as long as the Facility maintained its status as a QF, and

(ii) The consideration for NEA's agreement to amend and restate the Existing CECO 1 PPA and to waive its rights under PURPA, as provided in Section 6.3(c) below, is the execution and delivery of this Agreement by CECO.

(b) It is the express intent of the Parties that this Agreement shall be deemed a successor to, replacement of and substitute for the Existing CECO 1 PPA, which is being amended and restated in its entirety as of the Effective Date.

(c) As of the Effective Date, NEA forever relinquishes and waives any rights it may have or may have in the future under PURPA or any federal or state regulation, act or order implementing PURPA, to require CECO or any of its affiliates to purchase electricity and or capacity generated at the Facility. NEA shall cause any third party successor to NEA's rights and interest in the Facility to agree to be bound by the foregoing waiver. NEA shall indemnify, defend and hold CECO and its partners, shareholders, members, directors, officers, employees and agents harmless from and against all liabilities, damages, losses, penalties, claims, demands, suits and proceedings of any nature whatsoever suffered or incurred by CECO arising out of any failure by NEA to comply with the waiver of PURPA rights set forth in this Section 6.3 (c).

(d) As of the Effective Date and continuing throughout the Term, each Party hereby irrevocably waives its right to seek or support, and agrees not to seek or support, in any way, including, but not limited to, seeking or supporting through application, complaint, petition, motion, filing before any Governmental Entity (including, without limitation, DTE and FERC), rule, regulation or statute: (i) reconsideration by DTE of its approval of this Agreement; (ii) modification or invalidation of this Agreement or any term or condition contained herein (including, without limitation, any pricing provision herein); or (iii) disallowance or impairment, in whole or in part, of CECO's right to fully and timely recover from its customers its costs of purchasing electricity and capacity pursuant to this Agreement.

(e) Nothing contained herein shall be deemed or construed as (i) a waiver by either Party of any right to challenge any attempt by DTE, FERC or any other Governmental Entity to disallow rate recovery or modify, amend or supplement this Agreement or (ii) an acknowledgment by any such Party that DTE, FERC or any other Governmental Entity would have such authority if it so attempted.

(f) As of the Effective Date, NEA's and CECO's obligations under this Agreement are expressly not conditioned on the maintenance of the QF status of the Facility under PURPA, and this Agreement shall remain binding upon the Parties without regard to whether the Facility or any other source of power delivered to CECO under this Agreement is, was or remains a QF. Each Party shall obtain and maintain all permits or licenses necessary for it to perform its obligations under this Agreement.

(g) The Parties acknowledge and agree that, to the extent this Agreement is or becomes subject to review pursuant to the Federal Power Act, the standard of review for any change or modification to the pricing provisions of this Agreement proposed by any Person who is not a party hereto or FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

6.4 Release. The Parties agree to each release the other of all obligations, liabilities and costs arising under the Existing CECO 1 PPA as of the Effective Date, and to further release each other regarding potential claims against one another and related to differing interpretations of the Existing CECO 1 PPA (the "PPA and Related Potential Claims"). Such claims include, without limitation, the obligations to deliver, sell, receive and purchase energy and capacity under the Existing CECO 1 PPA, and disputes related to: (a) the payment for Delivered Energy (as such term is defined in the Existing CECO 1 PPA) delivered by NEA and received by CECO in excess of CECO's entitlement; (b) the application of Article X(i), as set forth in the Existing CECO 1 PPA; and (c) the allocation of certain congestion charges/credits imposed by the ISO. The Parties agree that it is in their mutual best interests to waive such PPA and Related Potential Claims and to release each other from liability thereunder. Therefore, as of the Effective Date, the Parties, intending to be legally bound on behalf of themselves and their past, present and future parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, insurers, employees, stockholders, members, partners and representatives ABSOLUTELY, IRREVOCABLY, AND UNCONDITIONALLY, FULLY AND FOREVER ACQUIT, RELEASE, AND DISCHARGE AND COVENANT NOT TO SUE each other and any and all of their past, present and future parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, insurers, employees, stockholders, members, partners and representatives, from any and all claims, causes of action, demands, obligations, charges, complaints, controversies, damages, liabilities, costs, expenses, judgments, guarantees, agreements, or defaults of every and any nature, relating to or arising out of the PPA and Related Potential Claims, whether in law or equity and whether arising in contract (including breach), tort or otherwise, and irrespective of fault, negligence or strict liability, which a Party may have had, or may now have, prior to the Effective Date.

7. RESERVED
8. BREACHES; REMEDIES
8.1 Events of Default; Cure Rights. It shall constitute an event of default ("Event of Default") hereunder if:

(a) Representation or Warranty. Any representation or warranty set forth herein is not accurate and complete in all material respects as of the date made, unless such inaccuracy or incompleteness is capable of cure by the payment of money and is cured within thirty (30) days after written notice thereof is given by the non-defaulting Party to the defaulting Party, or unless such inaccuracy or incompleteness is not capable of cure by the payment of money, but is otherwise capable of cure, and the Party in default promptly begins and diligently and continuously pursues such cure activity.

(b) Payment Obligations. Any undisputed payment due and payable hereunder is not made on the date due, and such failure continues for more than five (5) Business Days after notice thereof is given by the non-defaulting Party to the defaulting Party.

(c) Other Covenants. Subject to Sections 3.6, 3.7, 3.8, 8.1(g) and 8.1(h) hereof, a Party fails to perform, observe or otherwise to comply with any obligation hereunder and such failure continues for more than thirty (30) days after notice thereof is given by the non-defaulting Party to the defaulting Party, or if such default is not capable of cure within thirty (30) days, the Party in default promptly begins such cure activity within such thirty (30) day period and diligently and continuously pursues the cure activity such that the failure is cured within ninety (90) days after notice thereof is given by the non-defaulting Party to the defaulting Party.

(d) CECO Bankruptcy. CECO (i) is adjudged bankrupt or files a petition in voluntary bankruptcy under any provision of any bankruptcy law or consents to the filing of any bankruptcy or reorganization petition against CECO under any such law, or (without limiting the generality of the foregoing) files a petition to reorganize CECO pursuant to 11 U.S.C. SubSection 101 or any similar statute applicable to CECO, as now or hereinafter in effect, (ii) makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of CECO, or (iii) is subject to an order of a court of competent jurisdiction appointing a receiver or liquidator or custodian or trustee of CECO or of a major part of its property.

(e) NEA Bankruptcy. NEA (i) is adjudged bankrupt or files a petition in voluntary bankruptcy under any provision of any bankruptcy law or consents to the filing of any bankruptcy or reorganization petition against NEA under any such law, or (without limiting the generality of the foregoing) files a petition to reorganize NEA pursuant to 11 U.S.C. Subsection 101 or any similar statute applicable to NEA, as now or hereinafter in effect, (ii) makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of NEA, or (iii) is subject to an order of a court of competent jurisdiction appointing a receiver or liquidator or custodian or trustee of NEA or of a major part of its property.

(f) Consolidation. A Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party.

(g) Continuing Failure by NEA to Deliver Contract Energy or Satisfy the Capacity Requirement. NEA (i) fails to deliver and sell Contract Energy hereunder for a period of ten (10) continuous days during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than five (5) days after written notice thereof is given by CECO to NEA, or if such failure is not capable of cure within five (5) days, NEA shall cure such failure as soon as commercially practicable but not later than six (6) months after notice thereof is given by CECO to NEA or (ii) fails to satisfy the Capacity Requirement hereunder for a period of one (1) calendar month during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than two (2) calendar months after written notice thereof is given by CECO to NEA, or if such failure is not capable of cure within two (2) calendar months, NEA shall cure such failure as soon as commercially practicable but not later than six (6) months after notice thereof is given by CECO to NEA; provided, however, the foregoing shall not be construed to limit or otherwise affect NEA's obligation to pay Cover Damages or Capacity Replacement Damages for any day on which NEA fails to deliver Contract Energy or satisfy the Capacity Requirement.

(h) Continuing Failure by CECO to Accept Delivery of Contract Energy or the Capacity Requirement. CECO fails to accept delivery of Contract Energy or the Capacity Requirement hereunder for a period of ten (10) continuous days during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than five (5) days after written notice thereof is given by NEA to CECO, or if such failure is not capable of cure within five (5) days, CECO promptly begins such cure activity within such five (5) day period and diligently and continuously pursues the cure activity such that the failure is cured within thirty (30) days after notice thereof is given by CECO to NEA; provided, however, the foregoing shall not be construed to limit or otherwise affect CECO's obligation to pay Resale Damages or Capacity Resale Damages for any day on which CECO fails to accept Contract Energy or the Capacity Requirement.

8.2 Remedies.
(a) Declaration of an Early Termination Date and Calculation of Termination Payments.
(i) CECO Termination Payment.

(A) If an Event of Default with respect to CECO shall have occurred and be continuing, NEA shall have the right (I) to designate a day on which this Agreement will terminate (the "CECO Early Termination Date"), (II) withhold any payments due to CECO under this Agreement and (III) suspend performance. NEA shall calculate, in a commercially reasonable manner, a CECO Termination Payment as of the CECO Early Termination Date. As soon as practicable after termination, notice shall be given by NEA to CECO of the amount of the CECO Termination Payment. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. CECO shall make the CECO Termination Payment within two (2) Business Days after such notice is effective. If CECO disputes NEA's calculation of the CECO Termination Payment, in whole or in part, CECO shall, within two (2) Business Days of receipt of the calculation of the CECO Termination Payment, provide to NEA a detailed written explanation of the basis for such dispute; provided, however, CECO shall first transfer Performance Assurance to NEA in an amount equal to the CECO Termination Payment as calculated by NEA.

(B) Notwithstanding the provisions of Section 8.2(a)(i)(A), if on the first occasion that an Event of Default by CECO pursuant to Section 8.1(b) shall have occurred and be continuing, and NEA has exercised its rights under Section 8.2(a)(i)(A) to designate a CECO Early Termination Date, which date shall be no less than twenty (20) Business Days from the date NEA provides CECO with the notice of default under Section 8.1(b), CECO may, within twenty (20) Business Days of such notice, provide NEA with any amounts then due, plus credit support in an amount equal to the aggregate of the payments to be made by CECO pursuant to Article 4 hereof for the subsequent three (3) month period, as calculated in good faith by NEA (and disregarding any suspension of performance by NEA under Section 8.2(a)(i)) ("Credit Support") in any of the following forms: (I) a letter of credit with an initial term of at least six (6) months issued by a bank or other financial institution reasonably acceptable to NEA, which will allow NEA to draw on the letter of credit up to the full amount upon a subsequent Event of Default by CECO, or (II) such other credit support proposed by CECO that is reasonably acceptable to NEA. If CECO makes such payments and provides such Credit Support, then NEA's rights under Section 8.2(a)(i) shall no longer be in effect and, if NEA has suspended performance under Section 8.2(a)(i), NEA shall recommence such performance.

(C) In the event of either (I) a subsequent Event of Default by BECO pursuant to Section 8.1(b) and a failure by BECO to maintain Credit Support as required under Section 8.2(a)(i)(B) or (II) a failure by BECO to maintain Credit Support as required under Section 8.2(a)(i)(B), NEA will have all rights as set forth in Section 8.2(a)(i).

(D) CECO shall be relieved of the obligation to maintain such Credit Support to the extent that each of the following shall have occurred: (I) for at least six (6) months CECO shall have provided and maintained the Credit Support in accordance with Section 8.2(a)(i)(B) and there shall have been no drawdown by NEA under such Credit Support on account of a subsequent Event of Default by CECO; (II) CECO's senior secured Credit Rating, not supported by third party credit enhancements, is at or above BBB-/Stable Outlook from S&P and at or above Baa3, Stable Outlook from Moody's (or in the event CECO does not have, or no longer has, a senior secured credit rating, its issuer and/or long term debt rating shall be referenced); and (III) no other Event of Default has occurred and is continuing, including an event of Default under Section 8.1(b).

(ii) NEA Termination Payment. If an Event of Default with respect to NEA shall have occurred and be continuing, CECO shall have the right (A) to designate a day on which this Agreement will terminate (the "NEA Early Termination Date"), (B) withhold any payments due to NEA under this Agreement and (C) suspend performance. CECO shall calculate, in a commercially reasonable manner, a NEA Termination Payment as of the NEA Early Termination Date. As soon as practicable after termination, notice shall be given by CECO to NEA of the amount of the NEA Termination Payment. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. NEA shall make the NEA Termination Payment within two (2) Business Days after such notice is effective. If NEA disputes CECO's calculation of the NEA Termination Payment, in whole or in part, NEA shall, within two (2) Business Days of receipt of the calculation of the NEA Termination Payment, provide to CECO a detailed written explanation of the basis for such dispute; provided, however, NEA shall first transfer Performance Assurance to CECO in an amount equal to the NEA Termination Payment as calculated by CECO.

(b) Limitation of Remedies, Liability and Damages. EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

9. FORCE MAJEURE
9.1 Force Majeure.

(a) The term "Force Majeure" means an event or circumstance which prevents one Party from performing its obligations under this Agreement, which event or circumstance was not anticipated as of the date this Agreement was agreed to, which is not within the control of, or the result of the negligence of, the Claiming Party or its agents, contractors, suppliers or Affiliates, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided, including storms, floods, earthquakes, tornados, fires, explosions, wars, riots or other civil disturbances, acts of war or acts of a public enemy, strikes, lockout, work stoppage or other industrial disturbances, labor or material shortage, and failure of the plant or plant equipment resulting from such force majeure events. Force Majeure shall not be based on (i) the loss of CECO's markets; (ii) CECO's inability economically to use or resell the Contract Energy purchased hereunder; (iii) the loss or failure of NEA's supply; or (iv) NEA's ability to sell the Contract Energy at a price greater than the amount provided for in Section 4.1(a).

(b) Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Contract Energy to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff; provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in Section 9.1(a) has occurred.

9.2 Notice and Excuse of Performance.

(a) Following a Force Majeure event, if either Party believes that such event will, or is reasonably likely to, adversely affect the performance of its obligations under this Agreement, then as early as commercially practicable but in no event later than two (2) Business Days after the initial occurrence of such event and for contingency planning purposes, such Party shall provide preliminary telephonic notice of the occurrence of a Force Majeure to the other Party promptly followed by written notice on or before the tenth (10th) Business Day after the initial occurrence of such event. Such written notice shall specify the nature and, if known, cause of the Force Majeure, its anticipated effect on the ability of such Party to perform obligations under this Agreement and the estimated duration of any interruption in service or other adverse effects resulting from such Force Majeure and shall be updated or supplemented as necessary to keep the other Party advised of the effect and remedial measures being undertaken to overcome the Force Majeure.

(b) To the extent either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations under this Agreement and such Party (the "Claiming Party") gives notice and details of the Force Majeure to the other Party as soon as practicable, then the Claiming Party shall be excused from the performance of its obligations with respect to such obligations (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

10. DISPUTE RESOLUTION

In the event of any dispute, controversy or claim between the Parties arising out of or relating to this Agreement (collectively, a "Dispute"), the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations between the Parties. If such consultations do not result in a resolution of the Dispute within fifteen (15) Days after notice of the Dispute has been delivered to either Party, then such Dispute shall be referred to the senior management of the Parties for resolution. If the Dispute has not been resolved within fifteen (15) Days after such referral to the senior management of the Parties, then either Party may pursue all of its remedies available hereunder. The Parties agree to attempt to resolve all Disputes promptly, equitably and in a good faith manner. In the event a dispute hereunder is resolved pursuant to arbitration or judicial proceedings, the Party whose position does not prevail in such proceedings shall reimburse all of the other Party's third party costs (including reasonable attorney's fees) incurred to prosecute or defend (as the case may be) such proceedings.

11. CONFIDENTIALITY

11.1 Nondisclosure. CECO and NEA each agree not to disclose to any Person and to keep confidential, and to cause and instruct its Affiliates, officers, directors, employees, partners and representatives not to disclose to any Person and to keep confidential, any and all of the following non-public information relating to the terms and provisions of this Agreement; any financial, pricing or supply quantity information relating to the Contract Energy to be supplied by NEA hereunder, the Facility or NEA and any information that is clearly marked or identified as "Confidential". Notwithstanding the foregoing, any such information may be disclosed: (a) to the extent required by applicable laws and regulations or by any subpoena or similar legal process of any court or agency of federal, state or local government so long as the receiving Party gives the non-disclosing Party written notice at least three (3) Business Days prior to such disclosure, if practicable; (b) to lenders and potential lenders to CECO or to lenders to NEA or other Person(s) in connection with the implementation of this Agreement and to financial advisors, rating agencies, and any other Persons involved in the acquisition, marketing or sale or placement of such debt; (c) to agents, trustees, advisors and accountants of the Parties or their Affiliates involved in the financings described in clause (b) above, (d) to potential assignees of CECO or NEA or other Persons in connection with such proposed assignment and to financial advisors, rating agencies, and any other Persons involved in the marketing, placement or rating of such assignment, (e) to agents, trustees, advisors and accountants of the Parties or their Affiliates or agents, trustees, advisors and accountants of Persons involved in the potential assignment described in clause (d) above or (f) to the extent the non-disclosing Party shall have consented in writing prior to any such disclosure.

11.2 Public Statements.  No public statement, press release or other voluntary publication regarding this Agreement shall be made or issued without the prior consent of the other Party, which consent shall not be unreasonably withheld.

12. INDEMNIFICATION AND INDEMNIFICATION PROCEDURES

12.1 Indemnification. Each Party ("Indemnifying Party") shall indemnify, defend and hold the other Party ("Indemnified Party") and its partners, shareholders, partners, directors, officers, employees and agents (including, but not limited to, Affiliates and contractors and their employees), harmless from and against all liabilities, damages, losses, penalties, claims, demands, suits and proceedings of any nature whatsoever related to this Agreement suffered or incurred by such Indemnified Party arising out of the Indemnifying Party's gross negligence or willful misconduct (including, without limitation, any breach of this Agreement resulting from gross negligence or willful misconduct). In the event injury or damage results from the joint or concurrent grossly negligent or willful misconduct of the Parties, each Party shall be liable under this indemnification in proportion to its relative degree of fault. Such duty to indemnify shall not apply to any claims which arise or are first asserted more than two (2) years after the termination of this Agreement. Such indemnity shall not include or compensate for indirect, punitive, exemplary, incidental or consequential damages incurred by either Party.

12.2 Indemnification Procedures. Each Indemnified Party shall promptly notify the Indemnifying Party of any claim in respect of which the Indemnified Party is entitled to be indemnified under this Article 12. Such notice shall be given as soon as is reasonably practicable after the Indemnified Party becomes aware of each claim; provided, however, that failure to give prompt notice shall not adversely affect any claim for indemnification hereunder except to the extent the Indemnifying Party's ability to contest any claim by any third party is materially adversely affected. The Indemnifying Party shall have the right, but not the obligation, at its expense, to contest, defend, litigate and settle, and to control the contest, defense, litigation and/or settlement of, any claim by any third party alleged or asserted against any Indemnified Party arising out of any matter in respect of which such Indemnified Party is entitled to be indemnified hereunder. The Indemnifying Party shall promptly notify such Indemnified Party of its intention to exercise such right set forth in the immediately preceding sentence and shall reimburse the Indemnified Party for the reasonable costs and expenses paid or incurred by it prior to the assumption of such contest, defense or litigation by the Indemnifying Party. The Indemnifying Party shall have the right to select legal counsel to defend a claim for which the Indemnified Party is seeking indemnification pursuant to this Section 12.2, subject to the consent of the Indemnified Party, which shall not be unreasonably delayed or withheld. If the Indemnifying Party exercises such right in accordance with the provisions of this Article 12 and any Indemnified Party notifies the Indemnifying Party that it desires to retain separate counsel in order to participate in or proceed independently with such contest, defense or litigation, such Indemnified Party may do so at its own expense. If the Indemnifying Party fails to exercise it rights set forth in the third sentence of this Section 12.2, then the Indemnifying Party will reimburse the Indemnified Party for its reasonable costs and expenses incurred in connection with the contest, defense or litigation of such claim. No Indemnified Party shall settle or compromise any claim in respect of which the Indemnified Party is entitled to be indemnified under this Article 12 without the prior written consent of the Indemnifying Party; provided, however, that such consent shall not be unreasonably withheld by the Indemnifying Party.

13. ASSIGNMENT

13.1 Prohibition on Assignment. Except as provided in Section 13.2 hereof, this Agreement may not be assigned by either Party without the prior written consent of the other Party, which may not be unreasonably withheld. Any attempted or purported assignment of this Agreement that is not expressly permitted pursuant to Section 13.2 hereof shall be null and void and shall have no effect on or with respect to the rights and obligations of the Parties hereunder.

13.2 Permitted Assignment.

(a) NEA shall have the right to assign all or any portion of its rights or obligations under this Agreement without the consent of CECO solely for financing purposes to existing and any future lenders secured, in whole or in part, by interests in the Facility, NEA's contractual rights, or NEA or Affiliates of NEA. Such assignment to lenders shall not operate to relieve NEA of any duty or obligation under this Agreement. In connection with the exercise of remedies under the security documents relating to such financing(s), the lender(s) or trustee(s) shall be entitled to assign this Agreement to any third-party transferee designated by such lender(s) or trustee(s), provided that CECO determines, in CECO's reasonable discretion, that such proposed transferee or assignee is qualified and capable to satisfy NEA's obligations hereunder.

(b) CECO shall have the right to assign this Agreement in connection with a CECO Reorganization Event to any assignee without the consent of NEA so long as (i) the proposed assignee serves load in NEPOOL and (ii) the proposed assignee's credit rating as established by Moody's or S&P is equal to or better than that of CECO at the time of the proposed assignment (provided, that any such rating that is on "watch" for downgrading shall not satisfy the credit rating criteria described in clause (ii)).

(c) If either Party assigns this Agreement as provided in this Section 13.2, then such Party shall cause to be delivered to the other Party an assumption agreement (in form and substance reasonably satisfactory to the non-assigning Party) of all of the obligations of the assigning Party hereunder by such assignee.

(d) An assignment of this Agreement pursuant to this Section 13.2 shall not release or discharge the assignor from its obligations hereunder unless the assignee executes a written assumption agreement in accordance with Section 13.2(c) hereof.

14. NOTICES

Any notice or communication given pursuant hereto shall be in writing and (1) delivered personally (personally delivered notices shall be deemed given upon written acknowledgment of receipt after delivery to the address specified or upon refusal of receipt); (2) mailed by registered or certified mail, postage prepaid (mailed notices shall be deemed given on the actual date of delivery, as set forth in the return receipt, or upon refusal of receipt); (3) e-mailed (e-mailed notices shall be deemed given upon actual receipt) or (4) delivered in full by telecopy (telecopied notices shall be deemed given upon actual receipt), in either case addressed or telecopied as follows or to such other addresses or telecopy numbers as may hereafter be designed by either Party to the other in writing:

If to CECO: Commonwealth Electric Company One NSTAR Way, NE 220 Westwood, MA 02090-9230 Attention: Ellen K. Angley, Vice President, Energy Supply and Transmission Facsimile: (781) 441-8078
Copy to: Legal Department NSTAR Electric & Gas Corporation 800 Boylston Street Boston, Ma 02109 Attention: T.N. Cronin, Assistant General Counsel Facsimile: (617) 424-2733

If to NEA:

Northeast Energy Associates, A Limited Partnership
c/o Northeast Energy LP
c/o ESI Northeast Energy GP, Inc.
Its Administrative General Partner
700 Universe Blvd.
P.O. Box 14000
Juno Beach, FL 33408
Attention: Business Manager
Facsimile: 561-304-5161

With a copy to: Tractebel Power, Inc. 1990 Post Oak Blvd Suite 1900 Houston, TX 77056 Attention: General Counsel Facsimile: 713-636-1858
15. WAIVER AND MODIFICATION

This Agreement may be amended and its provisions and the effects thereof waived only by a writing executed by the Parties, and no subsequent conduct of any Party or course of dealings between the Parties shall effect or be deemed to effect any such amendment or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver of or acquiescence in or to such provision.

16. INTERPRETATION

16.1 Choice of Law. Interpretation and performance of this Agreement shall be in accordance with, and shall be controlled by, the laws of the Commonwealth of Massachusetts (without regard to its principles of conflicts of law).

16.2 Headings. Article and Section headings are for convenience only and shall not affect the interpretation of this Agreement. References to articles, sections and appendices, and schedules are, unless the context otherwise requires, references to articles, sections, appendices, and schedules of this Agreement. The words "hereof" and "hereunder" shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

17. COUNTERPARTS
Any number of counterparts of this Agreement may be executed, and each shall have the same force and effect as an original.
18. NO DUTY TO THIRD PARTIES

Except as provided in any consent to assignment of this Agreement, nothing in this Agreement nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person not a Party to this Agreement.

19. SEVERABILITY

If any term or provision of this Agreement or the interpretation or application of any term or provision to any prior circumstance is held to be unenforceable, illegal or invalid by a court or agency of competent jurisdiction, the remainder of this Agreement and the interpretation or application of all other terms or provisions to Persons or circumstances other than those which are unenforceable, illegal or invalid shall not be affected thereby, and each term and provision shall be valid and be enforced to the fullest extent permitted by law.

20. ENTIRE AGREEMENT

Upon the Effective Date, this Agreement, together with the agreements executed or delivered on the Effective Date in connection herewith, shall constitute the entire agreement and understanding between the Parties hereto and shall supersede all prior agreements including, without limitation, the Existing CECO 1 PPA and understandings relating to the subject matter hereof.

21. CHANGE IN LAW OR MARKET STRUCTURE

The Parties acknowledge that this Agreement is based on the Laws, ISO Policies and market structure in effect as of the Agreement Date. In the event of a Change in Law or Market Structure, the Parties shall make such amendments to this Agreement as are necessary to accommodate such Change in Law or Market Structure, provided that any such amendments shall preserve the economic and business arrangements embodied or referenced in this Agreement.

IN WITNESS WHEREOF, each of CECO and NEA has caused this Agreement to be duly executed on its behalf as of the date first above written.
Commonwealth Electric Company
By:	ELLEN K. ANGLEY

Name: Title:	Ellen K. Angley VP Energy Supply & Transmission

NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By Northeast Energy LP Its General Partner
By ESI Northeast Energy GP Inc. Its Administrative General Partner
By:	NATHAN E. HANSON

Authorized Representative
Nathan E. Hanson

EXHIBIT A
to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
EXISTING AGREEMENT
CECO-1 PPA between CECO and NEA executed on November 26, 1986, as amended.

SCHEDULE 3.3 to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
DELIVERY SCHEDULE FOR CONTRACT ENERGY

Month	MWh/h

January	30.0000
February	30.0000
March	30.0000
Apri	30.0000
May	20.0000
June	20.0000
July	20.0000
August	20.0000
September	30.0000
October	30.0000
Novembe	20.0000
December	30.0000

SCHEDULE 4.1(a) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT

Month Ending	No. of Days	MWh/hr CECo 1	MWhs CECo 1	Monthly Support Payment Price ($/MWh) CECo 1

04/30/04	30	30.0000	21,600.0000	47.6852
05/31/04	31	20.0000	14,880.0000	69.2204
06/30/04	30	20.0000	14,400.0000	71.5278
07/31/04	31	20.0000	14,880.0000	69.2204
08/31/04	31	20.0000	14,880.0000	69.2204
09/30/04	30	30.0000	21,600.0000	47.6852
10/31/04	31	30.0000	22,320.0000	46.1470
11/30/04	30	20.0000	14,400.0000	71.5278
12/31/04	31	30.0000	22,320.0000	46.1470
01/31/05	31	30.0000	22,320.0000	29.1219
02/28/05	28	30.0000	20,160.0000	32.2421
03/31/05	31	30.0000	22,320.0000	29.1219
04/30/05	30	30.0000	21,600.0000	30.0926
05/31/05	31	20.0000	14,880.0000	43.6828
06/30/05	30	20.0000	14,400.0000	45.1389
07/31/05	31	20.0000	14,880.0000	43.6828
08/31/05	31	20.0000	14,880.0000	43.6828
09/30/05	30	30.0000	21,600.0000	30.0926
10/31/05	31	30.0000	22,320.0000	29.1219
11/30/05	30	20.0000	14,400.0000	45.1389
12/31/05	31	30.0000	22,320.0000	29.1219
01/31/06	31	30.0000	22,320.0000	27.7778
02/28/06	28	30.0000	20,160.0000	30.7540
03/31/06	31	30.0000	22,320.0000	27.7778
04/30/06	30	30.0000	21,600.0000	28.7037
05/31/06	31	20.0000	14,880.0000	41.6667
06/30/06	30	20.0000	14,400.0000	43.0556
07/31/06	31	20.0000	14,880.0000	41.6667
08/31/06	31	20.0000	14,880.0000	41.6667
09/30/06	30	30.0000	21,600.0000	28.7037
10/31/06	31	30.0000	22,320.0000	27.7778
11/30/06	30	20.0000	14,400.0000	43.0556
12/31/06	31	30.0000	22,320.0000	27.7778
01/31/07	31	30.0000	22,320.0000	19.2652
02/28/07	28	30.0000	20,160.0000	21.3294
03/31/07	31	30.0000	22,320.0000	19.2652
04/30/07	30	30.0000	21,600.0000	19.9074
05/31/07	31	20.0000	14,880.0000	28.8978
06/30/07	30	20.0000	14,400.0000	29.8611
07/31/07	31	20.0000	14,880.0000	28.8978
08/31/07	31	20.0000	14,880.0000	28.8978
09/30/07	30	30.0000	21,600.0000	19.9074
10/31/07	31	30.0000	22,320.0000	19.2652
11/30/07	30	20.0000	14,400.0000	29.8611
12/31/07	31	30.0000	22,320.0000	19.2652
01/31/08	31	30.0000	22,320.0000	17.4731
02/29/08	29	30.0000	20,880.0000	18.6782
03/31/08	31	30.0000	22,320.0000	17.4731
04/30/08	30	30.0000	21,600.0000	18.0556
05/31/08	31	20.0000	14,880.0000	26.2097
06/30/08	30	20.0000	14,400.0000	27.0833

Month Ending	No. of Days	MWh/hr CECo 1	MWhs CECo 1	Monthly Support Payment Price ($/MWh) CECo 1

07/31/08	31	20.0000	14,880.0000	26.2097
08/31/08	31	20.0000	14,880.0000	26.2097
09/30/08	30	30.0000	21,600.0000	18.0556
10/31/08	31	30.0000	22,320.0000	17.4731
11/30/08	30	20.0000	14,400.0000	27.0833
12/31/08	31	30.0000	22,320.0000	17.4731
01/31/09	31	30.0000	22,320.0000	15.2330
02/28/09	28	30.0000	20,160.0000	16.8651
03/31/09	31	30.0000	22,320.0000	15.2330
04/30/09	30	30.0000	21,600.0000	15.7407
05/31/09	31	20.0000	14,880.0000	22.8495
06/30/09	30	20.0000	14,400.0000	23.6111
07/31/09	31	20.0000	14,880.0000	22.8495
08/31/09	31	20.0000	14,880.0000	22.8495
09/30/09	30	30.0000	21,600.0000	15.7407
10/31/09	31	30.0000	22,320.0000	15.2330
11/30/09	30	20.0000	14,400.0000	23.6111
12/31/09	31	30.0000	22,320.0000	15.2330
01/31/10	31	30.0000	22,320.0000	12.9928
02/28/10	28	30.0000	20,160.0000	14.3849
03/31/10	31	30.0000	22,320.0000	12.9928
04/30/10	30	30.0000	21,600.0000	13.4259
05/31/10	31	20.0000	14,880.0000	19.4892
06/30/10	30	20.0000	14,400.0000	20.1389
07/31/10	31	20.0000	14,880.0000	19.4892
08/31/10	31	20.0000	14,880.0000	19.4892
09/30/10	30	30.0000	21,600.0000	13.4259
10/31/10	31	30.0000	22,320.0000	12.9928
11/30/10	30	20.0000	14,400.0000	20.1389
12/31/10	31	30.0000	22,320.0000	12.9928
01/31/11	31	30.0000	22,320.0000	10.3047
02/28/11	28	30.0000	20,160.0000	11.4087
03/31/11	31	30.0000	22,320.0000	10.3047
04/30/11	30	30.0000	21,600.0000	10.6481
05/31/11	31	20.0000	14,880.0000	15.4570
06/30/11	30	20.0000	14,400.0000	15.9722
07/31/11	31	20.0000	14,880.0000	15.4570
08/31/11	31	20.0000	14,880.0000	15.4570
09/30/11	30	30.0000	21,600.0000	10.6481
10/31/11	31	30.0000	22,320.0000	10.3047
11/30/11	30	20.0000	14,400.0000	15.9722
12/31/11	31	30.0000	22,320.0000	10.3047
01/31/12	31	30.0000	22,320.0000	6.2724
02/29/12	29	30.0000	20,880.0000	6.7050
03/31/12	31	30.0000	22,320.0000	6.2724
04/30/12	30	30.0000	21,600.0000	6.4815
05/31/12	31	20.0000	14,880.0000	9.4086
06/30/12	30	20.0000	14,400.0000	9.7222
07/31/12	31	20.0000	14,880.0000	9.4086
08/31/12	31	20.0000	14,880.0000	9.4086
09/30/12	30	30.0000	21,600.0000	6.4815

Month Ending	No. of Days	MWh/hr CECo 1	MWhs CECo 1	Monthly Support Payment Price ($/MWh) CECo 1

10/31/12	31	30.0000	22,320.0000	6.2724
11/30/12	30	20.0000	14,400.0000	9.7222
12/31/12	31	30.0000	22,320.0000	6.2724
01/31/13	31	30.0000	22,320.0000	2.6882
02/28/13	28	30.0000	20,160.0000	2.9762
03/31/13	31	30.0000	22,320.0000	2.6882
04/30/13	30	30.0000	21,600.0000	2.7778
05/31/13	31	20.0000	14,880.0000	4.0323
06/30/13	30	20.0000	14,400.0000	4.1667
07/31/13	31	20.0000	14,880.0000	4.0323
08/31/13	31	20.0000	14,880.0000	4.0323
09/30/13	30	30.0000	21,600.0000	2.7778
10/31/13	31	30.0000	22,320.0000	2.6882
11/30/13	30	20.0000	14,400.0000	4.1667
12/31/13	31	30.0000	22,320.0000	2.6882
01/31/14	31	30.0000	22,320.0000	3.1362
02/28/14	28	30.0000	20,160.0000	3.4722
03/31/14	31	30.0000	22,320.0000	3.1362
04/30/14	30	30.0000	21,600.0000	3.2407
05/31/14	31	20.0000	14,880.0000	4.7043
06/30/14	30	20.0000	14,400.0000	4.8611
07/31/14	31	20.0000	14,880.0000	4.7043
08/31/14	31	20.0000	14,880.0000	4.7043
09/30/14	30	30.0000	21,600.0000	3.2407
10/31/14	31	30.0000	22,320.0000	3.1362
11/30/14	30	20.0000	14,400.0000	4.8611
12/31/14	31	30.0000	22,320.0000	3.1362
01/31/15	31	30.0000	22,320.0000	3.1362
02/28/15	28	30.0000	20,160.0000	3.4722
03/31/15	31	30.0000	22,320.0000	3.1362
04/30/15	30	30.0000	21,600.0000	3.2407
05/31/15	31	20.0000	14,880.0000	4.7043
06/30/15	30	20.0000	14,400.0000	4.8611
07/31/15	31	20.0000	14,880.0000	4.7043
08/31/15	31	20.0000	14,880.0000	4.7043
09/30/15	30	30.0000	21,600.0000	3.2407
10/31/15	31	30.0000	22,320.0000	3.1362
11/30/15	30	20.0000	14,400.0000	4.8611
12/31/15	31	30.0000	22,320.0000	3.1362
01/31/16	31	30.0000	22,320.0000	(1.3441)
02/29/16	29	30.0000	20,880.0000	(1.4368)
03/31/16	31	30.0000	22,320.0000	(1.3441)
04/30/16	30	30.0000	21,600.0000	(1.3889)
05/31/16	31	20.0000	14,880.0000	(2.0161)
06/30/16	30	20.0000	14,400.0000	(2.0833)
07/31/16	31	20.0000	14,880.0000	(2.0161)
08/31/16	31	20.0000	14,880.0000	(2.0161)
09/30/16	15	30.0000	10,800.0000	(1.3889)

SCHEDULE 4.1(c) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
LIST OF APPROVED CAPACITY BUYERS

Constellation Power Source, Inc.
J Aron & Company
Morgan Stanley Group Capital
PP&L Energy Plus, LLC
PSE&G Energy Resources & Trading, LLC
Select Energy, Inc.
Sempra Energy Trading Corp.
TransCanada Power Marketing Ltd.

SCHEDULE 6.2(g) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
MONTAUP PPA AMENDMENTS OR MODIFICATIONS
First Amendment dated as of June 28, 1989 Agreement dated May 11, 1992 Agreement dated December 18, 2001 Agreement dated March 31, 2003

AMENDED AND RESTATED POWER PURCHASE AGREEMENT

THIS AMENDED AND RESTATED POWER PURCHASE AGREEMENT (the "Agreement") is entered into as of August 19, 2004 (the "Agreement Date"), by and between Commonwealth Electric Company, a Massachusetts corporation ("CECO") and Northeast Energy Associates Limited Partnership, a Massachusetts limited partnership ("NEA"). CECO and NEA are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties".

WHEREAS, NEA owns a nominal 300 MW natural gas-fired electricity and steam generating plant located in Bellingham, Massachusetts (the "Facility");

WHEREAS, CECO and NEA are parties to a certain Power Purchase Agreement dated August 15, 1988, as amended to date (the "Existing CECO 2 PPA"), pursuant to which CECO purchases from NEA a portion of the Facility's capacity and associated energy;

WHEREAS, CECO and NEA desire to amend and restate the Existing CECO 2 PPA as provided for herein; and

WHEREAS, such amendment and restatement of the Existing CECO 2 PPA is consistent with CECO's invitation, dated October 17, 2003, to submit proposals regarding the transfer of entitlements to certain power purchase agreements and NEA's response, dated December 3, 2003, related to the restructuring of four (4) power purchase agreements (including the Existing CECO 2 PPA) existing between NEA and each of CECO and Boston Edison Company ("BECO") (the four (4) existing agreements, the "Existing Agreements", are set forth at Exhibit A).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS
In addition to terms defined in the recitals hereto, the following terms shall have the meanings set forth below.

"Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries' controls, is controlled by, or is under common control with, such first Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall have the meaning set forth in the first paragraph of this Agreement.
"Agreement Date" shall have the meaning set forth in the first paragraph of this Agreement.
"Approved Capacity Buyer" shall mean any of the Persons set forth on Schedule 4.1(c) hereto.
"Business Day" shall mean any day that is not a Saturday, Sunday, or NERC Holiday.
"Capacity" shall mean "Unforced Capacity" as presently defined in the NEPOOL Manual for Definitions and Abbreviations (and, throughout the Term, any successor product thereto).
"Capacity Payment" with respect to any given time period, shall mean the product of (a) the Capacity Price and (b) Capacity Requirement, for such period.

"Capacity Price" with respect to any month, shall mean (a) the Negotiated Capacity Price or (b) in the event that the Parties fail to agree upon a Negotiated Capacity Price on or before the Contract UCAP Transfer Deadline, the price for UCAP for such month established pursuant to the next UCAP Monthly Supply Auction; provided, however, if no price for UCAP is established in the next UCAP Monthly Supply Auction, the price to be used is that established pursuant to the last UCAP Monthly Supply Auction in which UCAP was transacted.

"Capacity Receipt Shortfall" shall have the meaning set forth in Section 3.8(c) hereof.
"Capacity Replacement Damages" shall have the meaning ascribed thereto in Section 3.8(b) herein.

"Capacity Replacement Price" with respect to any portion of the Capacity Requirement that NEA fails to deliver to CECO hereunder, shall mean (a) the price at which CECO, acting in a commercially reasonable manner, purchases Capacity in lieu of such portion of the Capacity Requirement, plus transaction and other administrative costs reasonably incurred by CECO in purchasing such Capacity, or (b) to the extent CECO has not purchased Capacity in lieu of such portion of the Capacity Requirement, the market price for such portion of the Capacity Requirement determined in a commercially reasonable manner.

"Capacity Requirement," shall mean for the applicable month, for so long as NEA is the owner of the Facility during the Term hereof, the lesser of (a) 20 MW or (b) 10% of the Capacity recognized by the ISO as attributable to the Facility. Upon the sale, assignment or transfer by NEA of its interest in the Facility during the Term hereof, Capacity Requirement shall be fixed at the Capacity Requirement in effect on the date immediately prior to such sale, assignment or transfer.

"Capacity Resale Damages" shall have the meaning ascribed thereto in Section 3.8(c) herein.

"Capacity Resale Price" with respect to any portion of the Capacity Requirement that CECO fails to accept delivery from NEA hereunder, shall mean (a) the price at which NEA, acting in a commercially reasonable manner, re-sells Capacity in lieu of such portion of the Capacity Requirement, less transaction and other administrative costs reasonably incurred by NEA in selling such Capacity or (b) to the extent NEA has not sold Capacity in lieu of such portion of the Capacity Requirement, the market price for such portion of the Capacity Requirement determined in a commercially reasonable manner.

"Capacity Supply Shortfall" shall have the meaning set forth in Section 3.8(b) hereof.

"CECO Reorganization Event" shall mean (a) any consolidation, merger or other form of combination of CECO with any other Person, (b) the acquisition of a majority of the outstanding shares of CECO by any Person or (c) the sale, conveyance, lease, transfer or other disposition, in one transaction or a series of related transactions, including without limitation the transfer or "spin-off" of shares of a subsidiary (collectively, a "Transfer"), affecting all or substantially all of the assets of CECO existing on the Agreement Date or hereafter acquired. For purposes of this definition, the transfer, sale or other disposition of all or substantially all of the transmission and/or distribution assets of CECO, will, in either case, constitute a "CECO Reorganization Event."

"CECO Termination Payment" shall mean, with respect to this Agreement and NEA, an amount payable by CECO to NEA equal to the sum of the Losses (net of Gains) and Costs, expressed in U.S. Dollars, which NEA incurs as a result of the termination of this Agreement pursuant to Section 8.2(a)(i) hereof.

"Change in Law or Market Structure" shall mean any of the following events that has a material adverse economic effect on one or both of the Parties: (a) the adoption, promulgation, modification, repeal or reinterpretation by any Governmental Entity of any Law which (or the effects of which) amends or conflicts with the Laws established or in effect as of the Agreement Date, (b) the adoption, promulgation, modification, repeal or reinterpretation by ISO of the ISO Policies which (or the effect of which) amends or conflicts with the ISO Policies established or in effect as of the Agreement Date or (c) the adoption or promulgation of a market structure that differs from the market structure reflected in the ISO Policies established or in effect as of the Agreement Date. For avoidance of doubt, a Change in Law or Market Structure shall include any event described in clauses (a), (b) or (c) above that results in CECO not being able to sell the Contract Energy purchased hereunder at a price greater than or equal to the Energy Payment prices (excluding the Support Payment) paid to NEA hereunder.

"Claiming Party" shall have the meaning set forth in Section 9.2(b) hereof.
"Contract Energy" shall have the meaning set forth in Section 3.1 hereof.

"Contract UCAP Transfer Deadline" with respect to any month, shall mean 5 PM Eastern Prevailing Time on the Business Day preceding the day by which final bids into the NEPOOL ISO Supply Auction must be submitted to be considered timely under the NEPOOL Practices and Market Rules and Procedures governing suppliers' participation in the UCAP Monthly Supply Auction.

"Costs" shall mean brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred in terminating this Agreement; and all reasonable attorneys' fees and expenses incurred in connection with the termination of this Agreement.

"Cover Damages" shall have the meaning set forth in Section 3.6 hereof.
"Credit Support" shall have the meaning set forth in Section 8.2(a)(i)(B) hereof.
"Day-Ahead Energy Market" or "DAM" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"Delivery Point" shall mean the Facility Bus; provided, however, that (a) if a LMP is not established for a node at the Facility Bus, or during periods of Force Majeure, NEA may deliver Contract Energy to an alternate node within the ISO control area that has a published LMP price and (b) NEA may deliver to any other delivery point mutually agreed to by the Parties.

"Delivery Shortfall" shall have the meaning set forth in Section 3.6 hereof.
"DTE" shall mean the Massachusetts Department of Telecommunications and Energy or its successor state regulatory agency.
"Eastern Prevailing Time" shall mean either Eastern Standard Time or Eastern Daylight Savings Time, as in effect from time to time.
"Effective Date" shall have the meaning set forth in Section 2.1 hereof.
"Energy Payment" shall have the meaning set forth in Section 4.1(a)(i) hereof.
"Event of Default" shall have the meaning set forth in Section 8.1 hereof.
"Existing Agreements" shall have the meaning set forth in the Recitals.
"Execution Agreement" shall mean the Execution Agreement by and among NEA, BECO and CECO dated as of August 19, 2004.
"Existing CECO 2 PPA" shall have the meaning set forth in the Recitals.
"Facility" shall have the meaning set forth in the Recitals.
"Facility Bus" shall mean the point of interconnection between the Facility and the NEPOOL transmission system, which as of the Agreement Date is the UN.Bellinghm 13.2 NEA bus.
"FERC" shall mean the United States Federal Energy Regulatory Commission, and shall include its successors.
"Force Majeure" shall have the meaning set forth in Section 9.1(a) hereof.

"Gains" shall mean an amount equal to the present value, at an eight point one percent (8.1%) discount rate, of the economic benefit, if any (exclusive of Costs) resulting from the termination of this Agreement, determined in a commercially reasonable manner.

"Governmental Entity" shall mean any federal, state or local governmental agency, authority, department, instrumentality or regulatory body, and any court or tribunal, with jurisdiction over NEA, CECO or the Facility.

"IBT Containers" shall have the meaning as set forth in Section 3.3(a) hereof.
"Indemnified Party" shall have the meaning set forth in Section 12.1 hereof.
"Indemnifying Party" shall have the meaning set forth in Section 12.1 hereof.
"Internal Bilateral Transaction" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"ISO" or ISO-NE" shall mean the ISO New England, Inc., the independent system operator established in accordance with the NEPOOL Agreement, or its successor.
"ISO Policies" shall mean the Market Rules and Procedures, NEPOOL Agreement, NEPOOL Manual for Definitions and Abbreviations and NEPOOL Practices.
"ISO Settlement Market System" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"ISO UCAP Transfer Deadline" with respect to any month, shall mean the latest date upon which Capacity for that month may be transferred under an Internal Bilateral Transaction in accordance with ISO rules.

"Late Payment Rate" shall have the meaning set forth in Section 4.3 hereof.
"Law" shall mean all federal, state and local statutes, regulations, rules, orders, executive orders, decrees, policies, judicial decisions and notifications.
"Lead Participant" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"LMP" shall mean, for any ISO nodal point for any hour on any day, the "Day Ahead LMP" or "Real Time LMP" ($/MWh) at such ISO nodal point calculated in accordance with Section 2 of Market Rule 1, as reported on the ISO website at www.iso-ne.com on the "Data & Reports" page, "Hourly Markets Data" subpage and "Selectable Hourly LMP Data" category, for such nodal point on such date and time. If such price should ever cease to be published, then the LMP shall be a regularly published comparable substitute price, as agreed to by the Parties in writing.

"Losses" shall mean, with respect to any Party, an amount equal to the present value, at an eight point one percent (8.1%) discount rate, of the economic loss to it, if any (exclusive of Costs), resulting from termination of this Agreement, determined in a commercially reasonable manner.

"Market Rules and Procedures" shall mean the Market Rules, Manuals and Procedures adopted by the ISO and/or members of NEPOOL, as may be amended from time to time, and as administered by the ISO to govern the operation of the NEPOOL markets, and any applicable successor rules, manuals and procedures.

"Moody's" shall mean Moody's Investors Service, Inc., and any successor thereto.
"MW" shall mean a megawatt.
"MWh" shall mean a megawatt-hour (one MWh shall equal 1,000 kWh).

"NEA Termination Payment" shall mean, with respect to this Agreement and CECO, an amount payable by NEA to CECO equal to the Losses (net of Gains) and Costs, expressed in U.S. Dollars, which CECO incurs as a result of the termination of this Agreement pursuant to Section 8.2(a)(ii) hereof.

"Negotiated Capacity Price" shall mean the price for Capacity as agreed to by the Parties pursuant to Section 4.1(b) herein.
"NEPOOL" shall mean the New England Power Pool, or its successor.

"NEPOOL Agreement" shall mean that certain Restated New England Power Pool Agreement, as restated by an amendment dated as of December 1, 1996, as amended and restated from time to time, and any applicable successor agreement.

"NEPOOL ISO Supply Auction" shall mean the auction currently defined as the "Supply Auction" in the Market Rules and Procedures, or any successor to such auction.

"NEPOOL Manual for Definitions and Abbreviations" shall mean that certain Manual for Definitions and Abbreviations prepared by ISO-NE, as may be amended from time to time, and any applicable successor manual.

"NEPOOL Practices" shall mean the NEPOOL practices and procedures for delivery and transmission of electricity and capacity and capacity testing in effect from time to time and shall include, without limitation, applicable requirements of the NEPOOL Agreement, and any applicable successor practices and procedures.

"NERC Holiday" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and any other day declared a holiday by NERC.
"Ownership Share" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"Party" and "Parties" shall have the meaning set forth in the first paragraph of this Agreement.
"Performance Assurance" shall mean collateral in the form of either cash, letter(s) of credit, or other security acceptable to the requesting Party.

"Person" shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, limited partnership, association, trust, unincorporated organization, or a government authority or agency or political subdivision thereof.

"PURPA" shall mean the Public Utility Regulatory Policies Act of 1978, as amended.
"QF" shall have the meaning set forth in Section 6.3(a)(i) hereof.
"Quote Period" shall have the meaning set forth in Section 4.1(b) herein.
"Real-Time Energy Market" or "RTM" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.
"Rejected Power" shall have the meaning set forth in Section 3.7 hereof.

"Replacement Power" shall mean electricity purchased by CECO and delivered to the Delivery Point as replacement for any Delivery Shortfall. Replacement Power shall not include Contract Energy delivered to CECO on behalf of NEA pursuant to Section 3.1 hereof.

"Replacement Price" shall mean the lesser of (a) the price at which CECO, acting in a commercially reasonable manner, purchases Replacement Power, plus (i) transaction and other administrative costs reasonably incurred by CECO in purchasing such Replacement Power and (ii) additional transmission charges, if any, reasonably incurred by CECO to transmit Replacement Power to the Delivery Point, or (b) the locational marginal pricing at the Delivery Point for such Replacement Power; provided, however, that in no event shall the Replacement Price include any penalties, ratcheted demand or similar charges, nor shall CECO be required to utilize or change its utilization of its owned or controlled assets or market positions to minimize NEA's liability.

"Resale Damages" shall have the meaning set forth in Section 3.7 hereof.

"Resale Price" shall mean the higher of (a) the price at which NEA, acting in a commercially reasonable manner, sells or is paid for Rejected Power, plus transaction and other administrative costs reasonably incurred by NEA in re-selling such Rejected Power; or (b) the LMP at the Delivery Point for such Rejected Power; provided, however, that in no event shall such price include any penalties, ratcheted demand or similar charges, and further provided that in no event shall NEA be required to utilize or change its utilization of the Facility or its other assets or market positions in order to minimize CECO's liability for Rejected Power.

"Schedule or Scheduling" shall mean the actions of NEA or CECO and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity of Contract Energy to be delivered on any given day or days (or in any given hour or hours) during the Term at the Delivery Point.

"S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and any successor thereto.
"Support Payment " shall have the meaning set forth in Section 4.1(a)(i) hereof.
"Term" shall have the meaning set forth in Section 2.2 hereof.

"Third-Party Quote" with respect to any Capacity Requirement, shall mean a firm offer by an Approved Capacity Buyer to purchase Capacity from CECO in a volume and for a time period equal to such Capacity Requirement.

"Transmission Provider" shall mean (a) ISO, its respective successor or Affiliates; (b) NEPOOL; (c) CECO; or (d) such other third parties from whom transmission services are necessary for NEA to fulfill its performance obligations to CECO hereunder.

"UCAP" shall have the meaning as set forth in the NEPOOL Manual for Definitions and Abbreviations.

"UCAP Monthly Supply Auction" shall mean the auction currently defined as the "UCAP Monthly Auction" in the NEPOOL Manual for Definitions and Abbreviations, or any successor to such auction that establishes a price for UCAP or its successor product.

2. EFFECTIVE DATE; CONDITIONS; TERM
2.1 Effective Date. The "Effective Date" of this Agreement shall be the Closing Date as established under the Execution Agreement.
2.2 Term.

(a) The "Term" of this Agreement shall mean the period from and including 11:59 p.m. (Eastern Prevailing Time) on the Effective Date through and including 11:59 p.m. (Eastern Prevailing Time) on September 15, 2016, unless this Agreement is sooner terminated in accordance with the provisions hereof.

(b) At the expiration of the Term, the Parties shall no longer be bound by the terms and provisions hereof (including, without limitation, any payment obligation hereunder), except (i) to the extent necessary to provide invoices and make payments or refunds with respect to Contract Energy or Capacity delivered prior to such expiration or termination, (ii) to the extent necessary to enforce the rights and the obligations of the Parties arising under this Agreement before such expiration or termination and (iii) the obligations of the Parties hereunder with respect to confidentiality and indemnification shall survive the expiration or termination of this Agreement and shall continue for a period of two (2) calendar years following such expiration or termination.

3. DELIVERY OF CONTRACT ENERGY AND CAPACITY

3.1 Obligation to Sell and Purchase Contract Energy. During each hour of the Term, NEA shall sell and deliver at the Delivery Point, and CECO shall purchase and receive at the Delivery Point, electricity in the amounts set forth in Section 3.3 and otherwise in accordance with the terms and conditions of this Agreement ("Contract Energy"). NEA shall be permitted to satisfy its obligation to deliver Contract Energy from any source of supply available to NEA. Contract Energy delivered to CECO by NEA or on behalf of NEA by NEA's suppliers, designees or any other Person engaged by NEA to deliver Contract Energy shall be deemed delivered by NEA hereunder and NEA shall be solely responsible for any costs payable to its suppliers for such delivery. The aforementioned obligations for NEA to sell and deliver the Energy and for CECO to purchase and receive the Energy shall be firm and subject to adjustment only to reflect performance interruptions excused by this Agreement.

3.2 Characteristics. Contract Energy delivered by NEA to CECO at the Delivery Point shall be in the form of three (3)-phase, sixty (60) hertz, alternating current and otherwise in the form required by Market Rules and Procedures.

3.3 Scheduling.

(a) NEA shall Schedule deliveries of Contract Energy delivered hereunder with ISO in equal hourly quantities in accordance with all NEPOOL Practices and Market Rules and Procedures applicable thereto as set forth in Schedule 3.3. Furthermore, Contract Energy will be sold and delivered for purchase by CECO in the form of Internal Bilateral Transactions ("IBTs") and NEA will use commercially reasonable efforts to transfer Contract Energy in the DAM; provided, however, that if such transfer cannot be made in the DAM, the Contract Energy shall be transferred in the RTM. All Contract Energy will be delivered to a specific node and not a zone. NEA will submit IBT Containers, as defined below, and notify CECO that the IBT Containers have been submitted into the ISO Settlement Market System.

Subject to the satisfaction of NEA's obligations in this Section 3.3, CECO will confirm the IBT Container in the ISO Settlement Market System. For purposes of this Agreement, "IBT Container" shall mean the form of electronic contract submittal, as implemented in the ISO Settlement Market System effective March 1, 2003 as amended from time to time, that requires CECO to confirm the general parameters of the IBT. IBTs shall be submitted and confirmed for the longest term permitted by the ISO. NEA shall be responsible for any inaccuracies in any schedules and shall correct such schedules upon notification by CECO; provided, however, CECO shall cooperate with NEA in connection with any such Scheduling and bidding and in complying with all NEPOOL Practices and shall promptly provide information reasonably requested by NEA for the purpose of assisting NEA with its Scheduling obligations hereunder. Notwithstanding the agreement to Schedule all Contract Energy in the DAM, the Energy Payment made by CECO to NEA shall be as calculated pursuant to Section 4.1(a) hereof.

(b) The Parties agree to use commercially reasonable efforts to comply with all applicable ISO Policies in connection with the Scheduling and delivery of Contract Energy hereunder. For administrative convenience, the Parties agree that all Contract Energy deliveries and receipts made pursuant to this Agreement and any other power purchase agreement between the Parties may be provided for in a single Schedule. Penalties or similar charges assessed by a Transmission Provider and caused by a Party's noncompliance with the Scheduling obligations set forth in this Section 3.3 shall be the responsibility of the Party whose action or inaction caused the penalty.

3.4 Lead Participant; Ownership Share. NEA, or any entity so identified by NEA, shall be the Lead Participant of the Facility and CECO shall use commercially reasonable efforts to transfer such designation to NEA or the entity so identified by NEA. CECO shall use commercially reasonable efforts to transfer to NEA, or any entity so identified by NEA, the Ownership Share now held by CECO relating to the Facility.

3.5 Sales for Resale. All Contract Energy delivered by NEA to CECO hereunder shall be sales for resale, with CECO reselling such Contract Energy. CECO shall provide NEA with any certificates reasonably requested by NEA to evidence that the deliveries of Contract Energy hereunder are sales for resale. Nothing in this Agreement shall be construed to prohibit or restrict such resale by CECO.

3.6 Failure of NEA to Deliver Scheduled Contract Energy; Cover Damages.

Subject to Section 8.1(g) hereof, in the event NEA fails to deliver Contract Energy it is obligated to deliver hereunder and such failure is not excused under the terms of this Agreement (such undelivered Contract Energy to be referred to herein as the "Delivery Shortfall"), then NEA shall pay CECO, on the date payment would otherwise be due in respect of the month in which the failure occurred, an amount for such Delivery Shortfall equal to the Cover Damages. "Cover Damages" means an amount equal to (i) the amount, if any, by which (A) the Replacement Price ($/MWh) multiplied by the quantity (in MWh) of the Delivery Shortfall, exceeds (B) the Energy Payment that would have been paid pursuant to Section 4.1 hereof had the Delivery Shortfall been delivered, plus (ii) any applicable penalties assessed by NEPOOL, ISO-NE or any other party against CECO as a direct result of NEA's failure to deliver such Contract Energy; provided, however, CECO shall use commercially reasonable efforts to purchase replacement power or otherwise mitigate such damages, penalties and related costs and charges wherever possible pursuant to applicable NEPOOL, ISO-NE or any other party's tariffs and operating procedures then in effect. Except as otherwise provided in Section 8.1(g) and 8.2 hereof, the damages provided in this Section 3.6 shall be the sole and exclusive remedy of CECO for any failure of NEA to deliver Contract Energy that it is obligated to deliver hereunder. The invoice for the amount payable pursuant to this Section 3.6 shall include a written statement explaining in reasonable detail the calculation of such amount.

3.7 Failure by CECO to Accept Delivery of Contract Energy; Resale Damages. If CECO fails to accept all or part of the Contract Energy it is obligated to accept hereunder and such failure to accept is not excused under the terms of this Agreement (such Contract Energy is referred to herein as "Rejected Power"), then CECO shall pay NEA, on the date payment would otherwise be due in respect of the month in which the failure occurred, an amount for such Rejected Power equal to the Resale Damages. "Resale Damages" means an amount equal to (a) the amount, if any, by which (i) the Energy Payment that would have been paid pursuant to Section 4.1(a) hereof for such Rejected Power, had it been accepted, exceeds (ii) the Resale Price ($/MWh) multiplied by the quantity (in MWh) of Rejected Power resold by NEA, plus (b) any applicable penalties assessed by NEPOOL, ISO-NE or any other party against NEA as a direct result of CECO's failure to accept such Contract Energy; provided, however, NEA shall use commercially reasonable efforts to sell such Rejected Power or otherwise mitigate such damages, penalties and related costs and charges wherever possible pursuant to applicable NEPOOL, ISO-NE or any other party's tariffs and operating procedures then in effect. Except as otherwise provided in Section 8.1(h) and 8.2 hereof, the damages provided in this Section 3.7 shall be the sole and exclusive remedy of NEA for any failure of CECO to accept delivery of Contract Energy that it is obligated to accept hereunder. The invoice for the amount payable pursuant to this Section 3.7 shall include a written statement explaining in reasonable detail the calculation of such amount.

3.8 Obligation to Sell and Purchase Capacity Requirements.

(a) During the Term, NEA shall sell to CECO and CECO shall purchase from NEA the Capacity Requirement. In the event there is no longer a market for Capacity in New England, NEA shall not be obligated to sell and CECO shall not be obligated to purchase the Capacity Requirement.

(i) For so long as NEA is the owner of the Facility, NEA shall be permitted to satisfy its obligation to deliver the Capacity Requirement only from the Facility. In the event that NEA sells, assigns or transfers its interests in the Facility, NEA shall be permitted to satisfy its obligation to deliver the Capacity Requirement from any source of supply available to NEA. Nothing in this Agreement shall be construed to restrict or bar NEA from any sale, assignment or transfer of its interests in the Facility.

(ii) The Parties acknowledge that as of the Agreement Date, the Market Rules and Procedures do not impose any locational requirement with respect to Capacity. In the event that, at any time during the Term, the Market Rules and Procedures do impose a zonal, nodal or other geographic locational requirement, the Capacity Requirement will be fulfilled for the zone, node or other geographic area in which the Facility is located.

(b) If NEA fails to provide CECO with all or part of the Capacity Requirement it is required to provide pursuant to Section 3.8(a) hereof (a "Capacity Supply Shortfall") and such failure is not excused under the terms of this Agreement, then the Capacity Replacement Damages associated with such Capacity Supply Shortfall shall be deducted from amounts payable by CECO hereunder for the next succeeding month or paid by NEA to CECO, at CECO's election. "Capacity Replacement Damages," with respect to any portion of the Capacity Requirement that NEA fails to deliver to CECO hereunder, means an amount equal to: (i) the amount, if any, by which the Capacity Replacement Price exceeds the Capacity Price, multiplied by the Capacity Supply Shortfall, plus (ii) any penalties assessed by NEPOOL, ISO-NE or any other party against CECO as a direct result of NEA's failure to deliver the Capacity Requirement in accordance with Section 3.8(a) hereof. Subject to Section 8.1(g) hereof, the damages provided in this Section 3.8(b) shall be the sole and exclusive remedy of CECO for any failure of NEA to deliver the Capacity Requirement hereunder. With respect to any calendar month during the Term, NEA will be deemed to have failed to deliver the Capacity Requirement for such calendar month if it has not scheduled a bilateral transfer of the Capacity Requirement (or otherwise effected delivery in accordance with applicable Market Rules and Procedures as in effect at any time during the Term) on or before the Contract UCAP Transfer Deadline.

(c) If CECO fails to accept delivery of all or part of the Capacity Requirement it is required to purchase pursuant to Section 3.8(a) hereof (a "Capacity Receipt Shortfall"), and such failure is not excused under the terms of this Agreement, then the Capacity Resale Damages associated with such Capacity Receipt Shortfall shall be payable by CECO on the date payment would otherwise be due in respect of the month in which the failure occurred. "Capacity Resale Damages," with respect to any portion of the Capacity Requirement that CECO fails to accept delivery of from NEA hereunder, means an amount equal to: (i) the amount, if any, by which the Capacity Price exceeds the Capacity Resale Price, multiplied by the Capacity Receipt Shortfall, plus (ii) any penalties assessed by NEPOOL, ISO-NE or any other party against NEA as a direct result of CECO's failure to accept delivery of the Capacity Requirement in accordance with Section 3.8(a) hereof. Subject to Section 8.1(h) hereof, the damages provided in this Section 3.8(c) shall be the sole and exclusive remedy of NEA for any failure of CECO to accept delivery of the Capacity Requirement hereunder and there shall be no adjustment of the Energy Payment or Support Payment as a result of CECO's failure to accept delivery of such Capacity Requirement. With respect to any calendar month during the Term, CECO will be deemed to have failed to accept delivery of the Capacity Requirement for such calendar month if it has not confirmed a schedule (or an equivalent commitment instrument) entered by NEA for bilateral transfer of the Capacity Requirement (or otherwise effected acceptance of delivery in accordance with applicable Market Rules and Procedures as in effect at any time during the Term) on or before the Contract UCAP Transfer Deadline.

3.9 Delivery Point.
(a) All Contract Energy shall be delivered hereunder by NEA to CECO at the Delivery Point.

(b) Except as provided for in Section 3.3(b) herein, NEA shall be responsible for all transmission and distribution charges, including applicable ancillary service charges, line losses, congestion charges and other NEPOOL or applicable system costs or charges associated with transmission incurred, in each case, in connection with the delivery of Contract Energy to the Delivery Point.

(c) Except as provided for in Section 3.3(b) herein, CECO shall be responsible for all transmission charges, ancillary services charges, line losses, congestion charges and other NEPOOL or applicable system costs or charges associated with transmission, incurred, in each case, in connection with the transmission of Contract Energy delivered under this Agreement from and after the Delivery Point.

4. PAYMENTS FOR CONTRACT ENERGY AND CAPACITY REQUIREMENTS
4.1 Payment for Contract Energy and Capacity Requirements.
(a) All Contract Energy delivered to CECO under this Agreement shall be purchased by CECO for an amount calculated pursuant to this Section 4.1(a).

(i) Beginning on the Effective Date and continuing for the Term, CECO shall pay NEA a monthly energy payment (the "Energy Payment") equal to the sum of: (A) the product of (I) the Contract Energy (in MWhs) delivered to CECO hereunder during each hour during such month that cleared in the DAM and (II) the hourly DAM LMP Price for such hour at the Delivery Point for MWhs that cleared in the DAM for such month, plus (B) the product of (I) the Contract Energy (in MWhs) delivered to CECO hereunder during each hour during such month that cleared in the RTM and (II) the hourly RTM LMP Price for such hour at the Delivery Point for MWhs that cleared in the RTM for such month, plus (C) a support payment (the "Support Payment") equal to the product of (I) the lesser of: the total Contract Energy (in MWhs) delivered to CECO hereunder during such month or the MWh quantity for the applicable month, as set forth in Schedule 4.1(a), and (II) the $/MWh price (the "Monthly Support Payment Price") for the applicable month, as set forth in Schedule 4.1(a). Notwithstanding anything in this Agreement to the contrary, no exercise by NEA of its right under Section 8.2 to reduce Contract Energy delivered to CECO as a result of CECO's failure to timely pay for such Contract Energy shall have the effect of reducing the Support Payment as calculated pursuant to this Section.

(ii) CECO's sole payment obligation, including without limitation any Support Payment obligation, with respect to Contract Energy is limited to the payment of the Energy Payment for Contract Energy delivered in accordance with the terms of this Agreement by or on behalf of NEA to the Delivery Point.

(b) All Capacity delivered to CECO under this Agreement shall be purchased by CECO at the Capacity Price. CECO's sole payment obligation with respect to Capacity is limited to the payment of the Capacity Payment for the Capacity Requirement actually provided to CECO in accordance with the terms of this Agreement by or on behalf of NEA. The Parties will negotiate in good faith and in a commercially reasonable manner towards agreement upon a negotiated price for Capacity (the "Negotiated Capacity Price") for each month of the Term in accordance with the terms and provisions of this Section 4.1(b). At any time during the Term, NEA may request CECO to provide it with an indicative quote for the Capacity Requirement for one month or any period of months (the "Quote Period") as set forth in such request. Within six (6) Business Days after CECO's receipt of such request, CECO will provide NEA with an indicative quote for a purchase price of such Capacity Requirement for the Quote Period which CECO in its commercially reasonable judgment believes reflects the fair market value for such Capacity Requirement. Within one Business Day after its receipt of such indicative quote, NEA will inform CECO as to whether NEA accepts or rejects the indicative quote.

(i) In the event that NEA accepts the indicative quote, the pricing reflected in such indicative quote will be established as the Negotiated Capacity Price for such Capacity Requirement unless CECO notifies NEA, within one Business Day after NEA's acceptance, that CECO retracts the indicative quote. CECO may retract the indicative quote only in the event that CECO, in its commercially reasonable judgment, believes that the fair market value of the Capacity Requirement has materially declined since CECO delivered the indicative quote to NEA. In the event that CECO retracts the indicative quote, NEA may, at its election, (A) provide Third-Party Quotes to CECO for the applicable Capacity Requirement, provided that NEA does so within two (2) Business Days after CECO's retraction of the indicative quote (and, in which event, the procedures set forth in Section 4.1(b)(ii) will be followed to determine the Negotiated Capacity Price), or (B) request a new indicative quote from CECO (which request may be for the same or a different period), in which event the negotiation process set forth in this Section 4.1(b) will be repeated with respect to such request.

(ii) In the event that NEA rejects such indicative quote, NEA may, at its election, provide one or more Third-Party Quotes to CECO for the Capacity Requirement, provided that NEA does so within two (2) Business Days after NEA's rejection of the indicative quote. In the event that NEA so delivers one or more Third-Party Quotes to CECO, CECO will, within one Business Day after delivery of the Third-Party Quotes, either (A) agree to establish any one of the Third-Party Quotes as the Negotiated Capacity Price or (B) sell Capacity (in an amount equal to the Capacity Requirement and for the Quote Period) to any of the Approved Capacity Buyers cited in the Third-Party Quotes at a different price, in which case such different price will be established as the Negotiated Capacity Price. Notwithstanding the foregoing, if, by the close of business on the Business Day immediately following NEA's delivery of Third-Party Quotes, CECO, after making commercially reasonable efforts, is able to neither consummate a transaction as described in clause (B) of the immediately preceding sentence, nor confirm to its reasonable satisfaction the validity and firmness of at least one of the Third Party Quotes, then no Negotiated Capacity Price will be deemed to have been established for the applicable Capacity Requirement. In such event (or in the event that NEA does not deliver any Third-Party Quotes to CECO within two (2) Business Days after its rejection of the indicative quote), NEA may request a new indicative quote from CECO (which request may be for the same or a different period), in which event the negotiation process set forth in this Section 4.1(b) will be repeated with respect to such request.

(c) If, despite their good faith efforts, the Parties are not able to agree upon a Negotiated Capacity price prior to the Contract UCAP Transfer Deadline then the Capacity Requirement shall be purchased by CECO from NEA on a bilateral basis and the Capacity Price paid by CECO to NEA shall be the settlement price set at the UCAP Monthly Supply Auction.

4.2 Payment and Netting.

(a) Billing Period. Unless otherwise specifically agreed upon by the Parties, the calendar month shall be the standard period for all payments under this Agreement (other than Termination Payments). On or before the third (3rd) day following the end of each month, NEA will render to CECO an invoice for the Energy Payment and Capacity Payment obligations incurred hereunder during the preceding month.

(b) Timeliness of Payment. CECO shall use its reasonable efforts to pay all NEA invoices under this Agreement on the fifteenth (15th) day after receipt of the invoice; provided, however, unless otherwise agreed by the Parties, all invoices under this Agreement shall be due and payable in accordance with each Party's invoice instructions on or before the later of thirty (30) days following the receipt of such invoice or, if such day is not a Business Day, then on the next Business Day. Each Party will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by the other Party. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Late Payment Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

(c) Disputes and Adjustments of Invoices. A Party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the Late Payment Rate from and including the due date but excluding the date paid. Inadvertent overpayments shall be reimbursed or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Late Payment Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment, as directed by the other party. Any dispute with respect to an invoice is waived unless the other Party is notified in accordance with this Section 4.2 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the month during which performance occurred, the right to payment for such performance is waived.

(d) Netting of Payments. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other under this Agreement on the same date through netting, in which case all amounts owed by each Party to the other Party for the purchase and sale of Contract Energy during the monthly billing period under this Agreement, including any related damages calculated pursuant to this Agreement, interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other during the monthly billing period, such Party shall pay such sum in full when due. The Parties agree to provide each other with reasonable detail of such net payment or net payment request.

4.3 Interest on Late Payment. If a payment is not received when due under this Agreement, the delinquent Party shall pay to the other Party interest on such unpaid amount which shall accrue from the due date until the date upon which payment in full is made at the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published) (the "Late Payment Rate").

5. RESERVED
6. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDMENTS
6.1 Representations and Warranties of CECO. CECO hereby represents and warrants to NEA as of the Effective Date as follows

(a) Organization and Good Standing; Power and Authority. CECO is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. CECO has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement.

(b) Due Authorization; No Conflicts. The execution and delivery by CECO of this Agreement, and the performance by CECO of its obligations hereunder, have been duly authorized by all necessary actions on the part of CECO and do not and, under existing facts and law, will not: (i) contravene its restated certificate of incorporation or any other governing documents; (ii) conflict with, result in a breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, contract or other agreement to which it is a party or by which any of its properties may be bound or affected; (iii) assuming receipt of the requisite regulatory approvals, violate any order, writ, injunction, decree, judgment, award, statute, law, rule, regulation or ordinance of any Governmental Entity or agency applicable to it or any of its properties; or (iv) result in the creation of any lien, charge or encumbrance upon any of its properties pursuant to any of the foregoing.

(c) Binding Agreement. This Agreement has been duly executed and delivered on behalf of CECO and, assuming the due execution hereof and performance hereunder by NEA, constitutes a legal, valid and binding obligation of CECO, enforceable against it in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(d) No Proceedings. There are no actions, suits or other proceedings, at law or in equity, by or before any Governmental Entity or agency or any other body pending or, to the best of its knowledge, threatened against or affecting CECO or any of its properties (including, without limitation, this Agreement) which relate in any manner to this Agreement or any transaction contemplated hereby, or which CECO reasonably expects to lead to a material adverse effect on (i) the validity or enforceability of this Agreement or (ii) CECO's ability to perform its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by CECO of its obligations under this Agreement does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any Person which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(f) Negotiations. The terms and provisions of this Agreement are the result of arm's length and good faith negotiations on the part of CECO.
6.2 Representations and Warranties of NEA. NEA hereby represents and warrants to CECO as of the Effective Date as follows:

(a) Organization and Good Standing; Power and Authority. NEA is a limited partnership, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. NEA has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement.

(b) Due Authorization; No Conflicts. The execution and delivery by NEA of this Agreement, and the performance by NEA of its obligations hereunder, have been duly authorized by all necessary actions on the part of NEA and do not and, under existing facts and law, will not: (i) contravene any of its governing documents; (ii) conflict with, result in a breach of, or constitute a default under any note, bond, mortgage, indenture, deed of trust, license, contract or other agreement to which it is a party or by which any of its properties may be bound or affected; (iii) assuming receipt of the requisite regulatory approvals, violate any order, writ, injunction, decree, judgment, award, statute, law, rule, regulation or ordinance of any Governmental Entity or agency applicable to it or any of its properties; or (iv) result in the creation of any lien, charge or encumbrance upon any of its properties pursuant to any of the foregoing.

(c) Binding Agreement. This Agreement has been duly executed and delivered on behalf of NEA and, assuming the due execution hereof and performance hereunder by NEA, constitutes a legal, valid and binding obligation of NEA, enforceable against it in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(d) No Proceedings. There are no actions, suits or other proceedings, at law or in equity, by or before any Governmental Entity or agency or any other body pending or, to the best of its knowledge, threatened against or affecting NEA or any of its properties (including, without limitation, this Agreement) which relate in any manner to this Agreement or any transaction contemplated hereby, or which NEA reasonably expects to lead to a material adverse effect on (i) the validity or enforceability of this Agreement or (ii) NEA's ability to perform its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by NEA of its obligations under this Agreement does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any Person which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(f) Negotiations. The terms and provisions of this Agreement are the result of arm's length and good faith negotiations on the part of NEA.

(g) Other Agreements. NEA has not entered into any (i) agreements for the sale of energy or capacity other than (A) the Existing Agreements and (B) that certain Power Purchase Agreement between NEA and Montaup Electric Company dated October 17, 1986 (the "Montaup PPA"), and (ii) amendment or modification of the Montaup PPA other than as set forth in Schedule 6.2(g).

6.3 PURPA Acknowledgements.
(a) The Parties acknowledge and agree that:

(i) Under the Existing CECO 2 PPA, NEA was entitled to all rights afforded to a "qualifying facility" (as defined in 18 C.F.R. Part 292) ("QF") under applicable law, including, but not limited to, PURPA, for as long as the Facility maintained its status as a QF, and

(ii) The consideration for NEA's agreement to amend and restate the Existing CECO 2 PPA and to waive its rights under PURPA, as provided in Section 6.3(c) below, is the execution and delivery of this Agreement by CECO.

(b) It is the express intent of the Parties that this Agreement shall be deemed a successor to, replacement of and substitute for the Existing CECO 2 PPA, which is being amended and restated in its entirety as of the Effective Date.

(c) As of the Effective Date, NEA forever relinquishes and waives any rights it may have or may have in the future under PURPA or any federal or state regulation, act or order implementing PURPA, to require CECO or any of its affiliates to purchase electricity and or capacity generated at the Facility. NEA shall cause any third party successor to NEA's rights and interest in the Facility to agree to be bound by the foregoing waiver. NEA shall indemnify, defend and hold CECO and its partners, shareholders, members, directors, officers, employees and agents harmless from and against all liabilities, damages, losses, penalties, claims, demands, suits and proceedings of any nature whatsoever suffered or incurred by CECO arising out of any failure by NEA to comply with the waiver of PURPA rights set forth in this Section 6.3 (c).

(d) As of the Effective Date and continuing throughout the Term, each Party hereby irrevocably waives its right to seek or support, and agrees not to seek or support, in any way, including, but not limited to, seeking or supporting through application, complaint, petition, motion, filing before any Governmental Entity (including, without limitation, DTE and FERC), rule, regulation or statute: (i) reconsideration by DTE of its approval of this Agreement; (ii) modification or invalidation of this Agreement or any term or condition contained herein (including, without limitation, any pricing provision herein); or (iii) disallowance or impairment, in whole or in part, of CECO's right to fully and timely recover from its customers its costs of purchasing electricity and capacity pursuant to this Agreement.

(e) Nothing contained herein shall be deemed or construed as (i) a waiver by either Party of any right to challenge any attempt by DTE, FERC or any other Governmental Entity to disallow rate recovery or modify, amend or supplement this Agreement or (ii) an acknowledgment by any such Party that DTE, FERC or any other Governmental Entity would have such authority if it so attempted.

(f) As of the Effective Date, NEA's and CECO's obligations under this Agreement are expressly not conditioned on the maintenance of the QF status of the Facility under PURPA, and this Agreement shall remain binding upon the Parties without regard to whether the Facility or any other source of power delivered to CECO under this Agreement is, was or remains a QF. Each Party shall obtain and maintain all permits or licenses necessary for it to perform its obligations under this Agreement.

(g) The Parties acknowledge and agree that, to the extent this Agreement is or becomes subject to review pursuant to the Federal Power Act, the standard of review for any change or modification to the pricing provisions of this Agreement proposed by any Person who is not a party hereto or FERC acting sua sponte shall be the "public interest" standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the "Mobile-Sierra" doctrine).

6.4 Release. The Parties agree to each release the other of all obligations, liabilities and costs arising under the Existing CECO 2 PPA as of the Effective Date, and to further release each other regarding potential claims against one another and related to differing interpretations of the Existing CECO 2 PPA (the "PPA and Related Potential Claims"). Such claims include, without limitation, the obligations to deliver, sell, receive and purchase energy and capacity under the Existing CECO 2 PPA, and disputes related to: (a) the payment for Delivered Energy (as such term is defined in the Existing CECO 2 PPA) delivered by NEA and received by CECO in excess of CECO's entitlement; (b) the application of Article X(i), as set forth in the Existing CECO 2 PPA; (c) the allocation of certain congestion charges/credits imposed by the ISO; and (d) the pricing for the full term of the Existing CECO 2 PPA. The Parties agree that it is in their mutual best interests to waive such PPA and Related Potential Claims and to release each other from liability thereunder. Therefore, as of the Effective Date, the Parties, intending to be legally bound on behalf of themselves and their past, present and future parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, insurers, employees, stockholders, members, partners and representatives ABSOLUTELY, IRREVOCABLY, AND UNCONDITIONALLY, FULLY AND FOREVER ACQUIT, RELEASE, AND DISCHARGE AND COVENANT NOT TO SUE each other and any and all of their past, present and future parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, insurers, employees, stockholders, members, partners and representatives, from any and all claims, causes of action, demands, obligations, charges, complaints, controversies, damages, liabilities, costs, expenses, judgments, guarantees, agreements, or defaults of every and any nature, relating to or arising out of the PPA and Related Potential Claims, whether in law or equity and whether arising in contract (including breach), tort or otherwise, and irrespective of fault, negligence or strict liability, which a Party may have had, or may now have, prior to the Effective Date.

7. RESERVED
8. BREACHES; REMEDIES
8.1 Events of Default; Cure Rights. It shall constitute an event of default ("Event of Default") hereunder if:

(a) Representation or Warranty. Any representation or warranty set forth herein is not accurate and complete in all material respects as of the date made, unless such inaccuracy or incompleteness is capable of cure by the payment of money and is cured within thirty (30) days after written notice thereof is given by the non-defaulting Party to the defaulting Party, or unless such inaccuracy or incompleteness is not capable of cure by the payment of money, but is otherwise capable of cure, and the Party in default promptly begins and diligently and continuously pursues such cure activity.

(b) Payment Obligations. Any undisputed payment due and payable hereunder is not made on the date due, and such failure continues for more than five (5) Business Days after notice thereof is given by the non-defaulting Party to the defaulting Party.

(c) Other Covenants. Subject to Sections 3.6, 3.7, 3.8, 8.1(g) and 8.1(h) hereof, a Party fails to perform, observe or otherwise to comply with any obligation hereunder and such failure continues for more than thirty (30) days after notice thereof is given by the non-defaulting Party to the defaulting Party, or if such default is not capable of cure within thirty (30) days, the Party in default promptly begins such cure activity within such thirty (30) day period and diligently and continuously pursues the cure activity such that the failure is cured within ninety (90) days after notice thereof is given by the non-defaulting Party to the defaulting Party.

(d) CECO Bankruptcy. CECO (i) is adjudged bankrupt or files a petition in voluntary bankruptcy under any provision of any bankruptcy law or consents to the filing of any bankruptcy or reorganization petition against CECO under any such law, or (without limiting the generality of the foregoing) files a petition to reorganize CECO pursuant to 11 U.S.C. Subsection 101 or any similar statute applicable to CECO, as now or hereinafter in effect, (ii) makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of CECO, or (iii) is subject to an order of a court of competent jurisdiction appointing a receiver or liquidator or custodian or trustee of CECO or of a major part of its property.

(e) NEA Bankruptcy. NEA (i) is adjudged bankrupt or files a petition in voluntary bankruptcy under any provision of any bankruptcy law or consents to the filing of any bankruptcy or reorganization petition against NEA under any such law, or (without limiting the generality of the foregoing) files a petition to reorganize NEA pursuant to 11 U.S.C. Subsection 101 or any similar statute applicable to NEA, as now or hereinafter in effect, (ii) makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of NEA, or (iii) is subject to an order of a court of competent jurisdiction appointing a receiver or liquidator or custodian or trustee of NEA or of a major part of its property.

(f) Consolidation. A Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party.

(g) Continuing Failure by NEA to Deliver Contract Energy or Satisfy the Capacity Requirement. NEA (i) fails to deliver and sell Contract Energy hereunder for a period of ten (10) continuous days during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than five (5) days after written notice thereof is given by CECO to NEA, or if such failure is not capable of cure within five (5) days, NEA shall cure such failure as soon as commercially practicable but not later than six (6) months after notice thereof is given by CECO to NEA or (ii) fails to satisfy the Capacity Requirement hereunder for a period of one (1) calendar month during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than two (2) calendar months after written notice thereof is given by CECO to NEA, or if such failure is not capable of cure within two (2) calendar months, NEA shall cure such failure as soon as commercially practicable but not later than six (6) months after notice thereof is given by CECO to NEA; provided, however, the foregoing shall not be construed to limit or otherwise affect NEA's obligation to pay Cover Damages or Capacity Replacement Damages for any day on which NEA fails to deliver Contract Energy or satisfy the Capacity Requirement.

(h) Continuing Failure by CECO to Accept Delivery of Contract Energy or the Capacity Requirement. CECO fails to accept delivery of Contract Energy or the Capacity Requirement hereunder for a period of ten (10) continuous days during the Term hereof and such failure is not excused for reasons set forth in this Agreement and such failure continues for more than five (5) days after written notice thereof is given by NEA to CECO, or if such failure is not capable of cure within five (5) days, CECO promptly begins such cure activity within such five (5) day period and diligently and continuously pursues the cure activity such that the failure is cured within thirty (30) days after notice thereof is given by CECO to NEA; provided, however, the foregoing shall not be construed to limit or otherwise affect CECO's obligation to pay Resale Damages or Capacity Resale Damages for any day on which CECO fails to accept Contract Energy or the Capacity Requirement.

8.2 Remedies.
(a) Declaration of an Early Termination Date and Calculation of Termination Payments.
(i) CECO Termination Payment.

(A) If an Event of Default with respect to CECO shall have occurred and be continuing, NEA shall have the right (I) to designate a day on which this Agreement will terminate (the "CECO Early Termination Date"), (II) withhold any payments due to CECO under this Agreement and (III) suspend performance. NEA shall calculate, in a commercially reasonable manner, a CECO Termination Payment as of the CECO Early Termination Date. As soon as practicable after termination, notice shall be given by NEA to CECO of the amount of the CECO Termination Payment. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. CECO shall make the CECO Termination Payment within two (2) Business Days after such notice is effective. If CECO disputes NEA's calculation of the CECO Termination Payment, in whole or in part, CECO shall, within two (2) Business Days of receipt of the calculation of the CECO Termination Payment, provide to NEA a detailed written explanation of the basis for such dispute; provided, however, CECO shall first transfer Performance Assurance to NEA in an amount equal to the CECO Termination Payment as calculated by NEA.

(B) Notwithstanding the provisions of Section 8.2(a)(i)(A), if on the first occasion that an Event of Default by CECO pursuant to Section 8.1(b) shall have occurred and be continuing, and NEA has exercised its rights under Section 8.2(a)(i)(A) to designate a CECO Early Termination Date, which date shall be no less than twenty (20) Business Days from the date NEA provides CECO with the notice of default under Section 8.1(b), CECO may, within twenty (20) Business Days of such notice, provide NEA with any amounts then due, plus credit support in an amount equal to the aggregate of the payments to be made by CECO pursuant to Article 4 hereof for the subsequent three (3) month period, as calculated in good faith by NEA (and disregarding any suspension of performance by NEA under Section 8.2(a)(i)) ("Credit Support") in any of the following forms: (I) a letter of credit with an initial term of at least six (6) months issued by a bank or other financial institution reasonably acceptable to NEA, which will allow NEA to draw on the letter of credit up to the full amount upon a subsequent Event of Default by CECO, or (II) such other credit support proposed by CECO that is reasonably acceptable to NEA. If CECO makes such payments and provides such Credit Support, then NEA's rights under Section 8.2(a)(i) shall no longer be in effect and, if NEA has suspended performance under Section 8.2(a)(i), NEA shall recommence such performance.

(C) In the event of either (I) a subsequent Event of Default by BECO pursuant to Section 8.1(b) and a failure by BECO to maintain Credit Support as required under Section 8.2(a)(i)(B) or (II) a failure by BECO to maintain Credit Support as required under Section 8.2(a)(i)(B), NEA will have all rights as set forth in Section 8.2(a)(i).

(D) CECO shall be relieved of the obligation to maintain such Credit Support to the extent that each of the following shall have occurred: (I) for at least six (6) months CECO shall have provided and maintained the Credit Support in accordance with Section 8.2(a)(i)(B) and there shall have been no drawdown by NEA under such Credit Support on account of a subsequent Event of Default by CECO; (II) CECO's senior secured Credit Rating, not supported by third party credit enhancements, is at or above BBB-/Stable Outlook from S&P and at or above Baa3, Stable Outlook from Moody's (or in the event CECO does not have, or no longer has, a senior secured credit rating, its issuer and/or long term debt rating shall be referenced); and (III) no other Event of Default has occurred and is continuing, including an event of Default under Section 8.1(b).

(ii) NEA Termination Payment. If an Event of Default with respect to NEA shall have occurred and be continuing, CECO shall have the right (A) to designate a day on which this Agreement will terminate (the "NEA Early Termination Date"), (B) withhold any payments due to NEA under this Agreement and (C) suspend performance. CECO shall calculate, in a commercially reasonable manner, a NEA Termination Payment as of the NEA Early Termination Date. As soon as practicable after termination, notice shall be given by CECO to NEA of the amount of the NEA Termination Payment. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. NEA shall make the NEA Termination Payment within two (2) Business Days after such notice is effective. If NEA disputes CECO's calculation of the NEA Termination Payment, in whole or in part, NEA shall, within two (2) Business Days of receipt of the calculation of the NEA Termination Payment, provide to CECO a detailed written explanation of the basis for such dispute; provided, however, NEA shall first transfer Performance Assurance to CECO in an amount equal to the NEA Termination Payment as calculated by CECO.

(b) Limitation of Remedies, Liability and Damages. EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

9. FORCE MAJEURE
9.1 Force Majeure.

(a) The term "Force Majeure" means an event or circumstance which prevents one Party from performing its obligations under this Agreement, which event or circumstance was not anticipated as of the date this Agreement was agreed to, which is not within the control of, or the result of the negligence of, the Claiming Party or its agents, contractors, suppliers or Affiliates, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided, including storms, floods, earthquakes, tornados, fires, explosions, wars, riots or other civil disturbances, acts of war or acts of a public enemy, strikes, lockout, work stoppage or other industrial disturbances, labor or material shortage, and failure of the plant or plant equipment resulting from such force majeure events. Force Majeure shall not be based on (i) the loss of CECO's markets; (ii) CECO's inability economically to use or resell the Contract Energy purchased hereunder; (iii) the loss or failure of NEA's supply; or (iv) NEA's ability to sell the Contract Energy at a price greater than the amount provided for in Section 4.1(a).

(b) Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Contract Energy to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff; provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in Section 9.1(a) has occurred.

9.2 Notice and Excuse of Performance.

(a) Following a Force Majeure event, if either Party believes that such event will, or is reasonably likely to, adversely affect the performance of its obligations under this Agreement, then as early as commercially practicable but in no event later than two (2) Business Days after the initial occurrence of such event and for contingency planning purposes, such Party shall provide preliminary telephonic notice of the occurrence of a Force Majeure to the other Party promptly followed by written notice on or before the tenth (10th) Business Day after the initial occurrence of such event. Such written notice shall specify the nature and, if known, cause of the Force Majeure, its anticipated effect on the ability of such Party to perform obligations under this Agreement and the estimated duration of any interruption in service or other adverse effects resulting from such Force Majeure and shall be updated or supplemented as necessary to keep the other Party advised of the effect and remedial measures being undertaken to overcome the Force Majeure.

(b) To the extent either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations under this Agreement and such Party (the "Claiming Party") gives notice and details of the Force Majeure to the other Party as soon as practicable, then the Claiming Party shall be excused from the performance of its obligations with respect to such obligations (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

10. DISPUTE RESOLUTION

In the event of any dispute, controversy or claim between the Parties arising out of or relating to this Agreement (collectively, a "Dispute"), the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations between the Parties. If such consultations do not result in a resolution of the Dispute within fifteen (15) Days after notice of the Dispute has been delivered to either Party, then such Dispute shall be referred to the senior management of the Parties for resolution. If the Dispute has not been resolved within fifteen (15) Days after such referral to the senior management of the Parties, then either Party may pursue all of its remedies available hereunder. The Parties agree to attempt to resolve all Disputes promptly, equitably and in a good faith manner. In the event a dispute hereunder is resolved pursuant to arbitration or judicial proceedings, the Party whose position does not prevail in such proceedings shall reimburse all of the other Party's third party costs (including reasonable attorney's fees) incurred to prosecute or defend (as the case may be) such proceedings.

11. CONFIDENTIALITY

11.1 Nondisclosure. CECO and NEA each agree not to disclose to any Person and to keep confidential, and to cause and instruct its Affiliates, officers, directors, employees, partners and representatives not to disclose to any Person and to keep confidential, any and all of the following non-public information relating to the terms and provisions of this Agreement; any financial, pricing or supply quantity information relating to the Contract Energy to be supplied by NEA hereunder, the Facility or NEA and any information that is clearly marked or identified as "Confidential". Notwithstanding the foregoing, any such information may be disclosed: (a) to the extent required by applicable laws and regulations or by any subpoena or similar legal process of any court or agency of federal, state or local government so long as the receiving Party gives the non-disclosing Party written notice at least three (3) Business Days prior to such disclosure, if practicable; (b) to lenders and potential lenders to CECO or to lenders to NEA or other Person(s) in connection with the implementation of this Agreement and to financial advisors, rating agencies, and any other Persons involved in the acquisition, marketing or sale or placement of such debt; (c) to agents, trustees, advisors and accountants of the Parties or their Affiliates involved in the financings described in clause (b) above, (d) to potential assignees of CECO or NEA or other Persons in connection with such proposed assignment and to financial advisors, rating agencies, and any other Persons involved in the marketing, placement or rating of such assignment, (e) to agents, trustees, advisors and accountants of the Parties or their Affiliates or agents, trustees, advisors and accountants of Persons involved in the potential assignment described in clause (d) above or (f) to the extent the non-disclosing Party shall have consented in writing prior to any such disclosure.

11.2 Public Statements.  No public statement, press release or other voluntary publication regarding this Agreement shall be made or issued without the prior consent of the other Party, which consent shall not be unreasonably withheld.

12. INDEMNIFICATION AND INDEMNIFICATION PROCEDURES

12.1 Indemnification. Each Party ("Indemnifying Party") shall indemnify, defend and hold the other Party ("Indemnified Party") and its partners, shareholders, partners, directors, officers, employees and agents (including, but not limited to, Affiliates and contractors and their employees), harmless from and against all liabilities, damages, losses, penalties, claims, demands, suits and proceedings of any nature whatsoever related to this Agreement suffered or incurred by such Indemnified Party arising out of the Indemnifying Party's gross negligence or willful misconduct (including, without limitation, any breach of this Agreement resulting from gross negligence or willful misconduct). In the event injury or damage results from the joint or concurrent grossly negligent or willful misconduct of the Parties, each Party shall be liable under this indemnification in proportion to its relative degree of fault. Such duty to indemnify shall not apply to any claims which arise or are first asserted more than two (2) years after the termination of this Agreement. Such indemnity shall not include or compensate for indirect, punitive, exemplary, incidental or consequential damages incurred by either Party.

12.2 Indemnification Procedures. Each Indemnified Party shall promptly notify the Indemnifying Party of any claim in respect of which the Indemnified Party is entitled to be indemnified under this Article 12. Such notice shall be given as soon as is reasonably practicable after the Indemnified Party becomes aware of each claim; provided, however, that failure to give prompt notice shall not adversely affect any claim for indemnification hereunder except to the extent the Indemnifying Party's ability to contest any claim by any third party is materially adversely affected. The Indemnifying Party shall have the right, but not the obligation, at its expense, to contest, defend, litigate and settle, and to control the contest, defense, litigation and/or settlement of, any claim by any third party alleged or asserted against any Indemnified Party arising out of any matter in respect of which such Indemnified Party is entitled to be indemnified hereunder. The Indemnifying Party shall promptly notify such Indemnified Party of its intention to exercise such right set forth in the immediately preceding sentence and shall reimburse the Indemnified Party for the reasonable costs and expenses paid or incurred by it prior to the assumption of such contest, defense or litigation by the Indemnifying Party. The Indemnifying Party shall have the right to select legal counsel to defend a claim for which the Indemnified Party is seeking indemnification pursuant to this Section 12.2, subject to the consent of the Indemnified Party, which shall not be unreasonably delayed or withheld. If the Indemnifying Party exercises such right in accordance with the provisions of this Article 12 and any Indemnified Party notifies the Indemnifying Party that it desires to retain separate counsel in order to participate in or proceed independently with such contest, defense or litigation, such Indemnified Party may do so at its own expense. If the Indemnifying Party fails to exercise it rights set forth in the third sentence of this Section 12.2, then the Indemnifying Party will reimburse the Indemnified Party for its reasonable costs and expenses incurred in connection with the contest, defense or litigation of such claim. No Indemnified Party shall settle or compromise any claim in respect of which the Indemnified Party is entitled to be indemnified under this Article 12 without the prior written consent of the Indemnifying Party; provided, however, that such consent shall not be unreasonably withheld by the Indemnifying Party

13. ASSIGNMENT

13.1 Prohibition on Assignment. Except as provided in Section 13.2 hereof, this Agreement may not be assigned by either Party without the prior written consent of the other Party, which may not be unreasonably withheld. Any attempted or purported assignment of this Agreement that is not expressly permitted pursuant to Section 13.2 hereof shall be null and void and shall have no effect on or with respect to the rights and obligations of the Parties hereunder.

13.2 Permitted Assignment.

(a) NEA shall have the right to assign all or any portion of its rights or obligations under this Agreement without the consent of CECO solely for financing purposes to existing and any future lenders secured, in whole or in part, by interests in the Facility, NEA's contractual rights, or NEA or Affiliates of NEA. Such assignment to lenders shall not operate to relieve NEA of any duty or obligation under this Agreement. In connection with the exercise of remedies under the security documents relating to such financing(s), the lender(s) or trustee(s) shall be entitled to assign this Agreement to any third-party transferee designated by such lender(s) or trustee(s), provided that CECO determines, in CECO's reasonable discretion, that such proposed transferee or assignee is qualified and capable to satisfy NEA's obligations hereunder.

(b) CECO shall have the right to assign this Agreement in connection with a CECO Reorganization Event to any assignee without the consent of NEA so long as (i) the proposed assignee serves load in NEPOOL and (ii) the proposed assignee's credit rating as established by Moody's or S&P is equal to or better than that of CECO at the time of the proposed assignment (provided, that any such rating that is on "watch" for downgrading shall not satisfy the credit rating criteria described in clause (ii)).

(c) If either Party assigns this Agreement as provided in this Section 13.2, then such Party shall cause to be delivered to the other Party an assumption agreement (in form and substance reasonably satisfactory to the non-assigning Party) of all of the obligations of the assigning Party hereunder by such assignee.

(d) An assignment of this Agreement pursuant to this Section 13.2 shall not release or discharge the assignor from its obligations hereunder unless the assignee executes a written assumption agreement in accordance with Section 13.2(c) hereof.

14. NOTICES

Any notice or communication given pursuant hereto shall be in writing and (1) delivered personally (personally delivered notices shall be deemed given upon written acknowledgment of receipt after delivery to the address specified or upon refusal of receipt); (2) mailed by registered or certified mail, postage prepaid (mailed notices shall be deemed given on the actual date of delivery, as set forth in the return receipt, or upon refusal of receipt); (3) e-mailed (e-mailed notices shall be deemed given upon actual receipt) or (4) delivered in full by telecopy (telecopied notices shall be deemed given upon actual receipt), in either case addressed or telecopied as follows or to such other addresses or telecopy numbers as may hereafter be designed by either Party to the other in writing:

If to CECO: Commonwealth Electric Company One NSTAR Way, NE 220 Westwood, MA 02090-9230 Attention: Ellen K. Angley, Vice President, Energy Supply and Transmission Facsimile: (781) 441-8078
Copy to: Legal Department NSTAR Electric & Gas Corporation 800 Boylston Street Boston, Ma 02109 Attention: T.N. Cronin, Assistant General Counsel Facsimile: (617) 424-2733

If to NEA:

Northeast Energy Associates, A Limited Partnership
c/o Northeast Energy LP
c/o ESI Northeast Energy GP, Inc.
Its Administrative General Partner
700 Universe Blvd.
P.O. Box 14000
Juno Beach, FL 33408
Attention: Business Manager
Facsimile: 561-304-5161

With a copy to: Tractebel Power, Inc. 1990 Post Oak Blvd Suite 1900 Houston, TX 77056 Attention: General Counsel Facsimile: 713-636-1858
15. WAIVER AND MODIFICATION

This Agreement may be amended and its provisions and the effects thereof waived only by a writing executed by the Parties, and no subsequent conduct of any Party or course of dealings between the Parties shall effect or be deemed to effect any such amendment or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver of or acquiescence in or to such provision.

16. INTERPRETATION

16.1 Choice of Law. Interpretation and performance of this Agreement shall be in accordance with, and shall be controlled by, the laws of the Commonwealth of Massachusetts (without regard to its principles of conflicts of law).

16.2 Headings. Article and Section headings are for convenience only and shall not affect the interpretation of this Agreement. References to articles, sections and appendices, and schedules are, unless the context otherwise requires, references to articles, sections, appendices, and schedules of this Agreement. The words "hereof" and "hereunder" shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

17. COUNTERPARTS
Any number of counterparts of this Agreement may be executed, and each shall have the same force and effect as an original
18. NO DUTY TO THIRD PARTIES

Except as provided in any consent to assignment of this Agreement, nothing in this Agreement nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person not a Party to this Agreement.

19. SEVERABILITY

If any term or provision of this Agreement or the interpretation or application of any term or provision to any prior circumstance is held to be unenforceable, illegal or invalid by a court or agency of competent jurisdiction, the remainder of this Agreement and the interpretation or application of all other terms or provisions to Persons or circumstances other than those which are unenforceable, illegal or invalid shall not be affected thereby, and each term and provision shall be valid and be enforced to the fullest extent permitted by law.

20. ENTIRE AGREEMENT

Upon the Effective Date, this Agreement, together with the agreements executed or delivered on the Effective Date in connection herewith, shall constitute the entire agreement and understanding between the Parties hereto and shall supersede all prior agreements including, without limitation, the Existing CECO 2 PPA and understandings relating to the subject matter hereof.

21. CHANGE IN LAW OR MARKET STRUCTURE

The Parties acknowledge that this Agreement is based on the Laws, ISO Policies and market structure in effect as of the Agreement Date. In the event of a Change in Law or Market Structure, the Parties shall make such amendments to this Agreement as are necessary to accommodate such Change in Law or Market Structure, provided that any such amendments shall preserve the economic and business arrangements embodied or referenced in this Agreement.

IN WITNESS WHEREOF, each of CECO and NEA has caused this Agreement to be duly executed on its behalf as of the date first above written.
Commonwealth Electric Company
By:	ELLEN K. ANGLEY

Name: Title:	Ellen K. Angley VP Energy Supply & Transmission

NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By Northeast Energy LP Its General Partner
By ESI Northeast Energy GP Inc. Its Administrative General Partner
By:	NATHAN E. HANSON

Authorized Representative
Nathan E. Hanson

EXHIBIT A
to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
EXISTING AGREEMENT
CECO-2 PPA between CECO and NEA executed on August 15, 1988, as amended.

SCHEDULE 3.3 to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
DELIVERY SCHEDULE FOR CONTRACT ENERGY

Month	MWh/h

January	20.0000
February	20.0000
March	20.0000
Apri	20.0000
May	20.0000
June	20.0000
July	20.0000
August	20.0000
September	20.0000
October	20.0000
Novembe	20.0000
December	20.0000

SCHEDULE 4.1(a) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT

Month Ending	No. of Days	MWh/hr CECo 2	MWhs CECo 2	Monthly Support Payment Price ($/MWh) CECo 2

04/30/04	30	20.0000	14,400.0000	86.1111
05/31/04	31	20.0000	14,880.0000	83.3333
06/30/04	30	20.0000	14,400.0000	86.1111
07/31/04	31	20.0000	14,880.0000	83.3333
08/31/04	31	20.0000	14,880.0000	83.3333
09/30/04	30	20.0000	14,400.0000	86.1111
10/31/04	31	20.0000	14,880.0000	83.3333
11/30/04	30	20.0000	14,400.0000	86.1111
12/31/04	31	20.0000	14,880.0000	83.3333
01/31/05	31	20.0000	14,880.0000	69.2204
02/28/05	28	20.0000	13,440.0000	76.6369
03/31/05	31	20.0000	14,880.0000	69.2204
04/30/05	30	20.0000	14,400.0000	71.5278
05/31/05	31	20.0000	14,880.0000	69.2204
06/30/05	30	20.0000	14,400.0000	71.5278
07/31/05	31	20.0000	14,880.0000	69.2204
08/31/05	31	20.0000	14,880.0000	69.2204
09/30/05	30	20.0000	14,400.0000	71.5278
10/31/05	31	20.0000	14,880.0000	69.2204
11/30/05	30	20.0000	14,400.0000	71.5278
12/31/05	31	20.0000	14,880.0000	69.2204
01/31/06	31	20.0000	14,880.0000	79.3011
02/28/06	28	20.0000	13,440.0000	87.7976
03/31/06	31	20.0000	14,880.0000	79.3011
04/30/06	30	20.0000	14,400.0000	81.9444
05/31/06	31	20.0000	14,880.0000	79.3011
06/30/06	30	20.0000	14,400.0000	81.9444
07/31/06	31	20.0000	14,880.0000	79.3011
08/31/06	31	20.0000	14,880.0000	79.3011
09/30/06	30	20.0000	14,400.0000	81.9444
10/31/06	31	20.0000	14,880.0000	79.3011
11/30/06	30	20.0000	14,400.0000	81.9444
12/31/06	31	20.0000	14,880.0000	79.3011
01/31/07	31	20.0000	14,880.0000	89.3817
02/28/07	28	20.0000	13,440.0000	98.9583
03/31/07	31	20.0000	14,880.0000	89.3817
04/30/07	30	20.0000	14,400.0000	92.3611
05/31/07	31	20.0000	14,880.0000	89.3817
06/30/07	30	20.0000	14,400.0000	92.3611
07/31/07	31	20.0000	14,880.0000	89.3817
08/31/07	31	20.0000	14,880.0000	89.3817
09/30/07	30	20.0000	14,400.0000	92.3611
10/31/07	31	20.0000	14,880.0000	89.3817
11/30/07	30	20.0000	14,400.0000	92.3611
12/31/07	31	20.0000	14,880.0000	89.3817
01/31/08	31	20.0000	14,880.0000	96.1022
02/29/08	29	20.0000	13,920.0000	102.7299
03/31/08	31	20.0000	14,880.0000	96.1022
04/30/08	30	20.0000	14,400.0000	99.3056
05/31/08	31	20.0000	14,880.0000	96.1022
06/30/08	30	20.0000	14,400.0000	99.3056

Month Ending	No. of Days	MWh/hr CECo 2	MWhs CECo 2	Monthly Support Payment Price ($/MWh) CECo 2

07/31/08	31	20.0000	14,880.0000	96.1022
08/31/08	31	20.0000	14,880.0000	96.1022
09/30/08	30	20.0000	14,400.0000	99.3056
10/31/08	31	20.0000	14,880.0000	96.1022
11/30/08	30	20.0000	14,400.0000	99.3056
12/31/08	31	20.0000	14,880.0000	96.1022
01/31/09	31	20.0000	14,880.0000	103.4946
02/28/09	28	20.0000	13,440.0000	114.5833
03/31/09	31	20.0000	14,880.0000	103.4946
04/30/09	30	20.0000	14,400.0000	106.9444
05/31/09	31	20.0000	14,880.0000	103.4946
06/30/09	30	20.0000	14,400.0000	106.9444
07/31/09	31	20.0000	14,880.0000	103.4946
08/31/09	31	20.0000	14,880.0000	103.4946
09/30/09	30	20.0000	14,400.0000	106.9444
10/31/09	31	20.0000	14,880.0000	103.4946
11/30/09	30	20.0000	14,400.0000	106.9444
12/31/09	31	20.0000	14,880.0000	103.4946
01/31/10	31	20.0000	14,880.0000	111.5591
02/28/10	28	20.0000	13,440.0000	123.5119
03/31/10	31	20.0000	14,880.0000	111.5591
04/30/10	30	20.0000	14,400.0000	115.2778
05/31/10	31	20.0000	14,880.0000	111.5591
06/30/10	30	20.0000	14,400.0000	115.2778
07/31/10	31	20.0000	14,880.0000	111.5591
08/31/10	31	20.0000	14,880.0000	111.5591
09/30/10	30	20.0000	14,400.0000	115.2778
10/31/10	31	20.0000	14,880.0000	111.5591
11/30/10	30	20.0000	14,400.0000	115.2778
12/31/10	31	20.0000	14,880.0000	111.5591
01/31/11	31	20.0000	14,880.0000	120.2957
02/28/11	28	20.0000	13,440.0000	133.1845
03/31/11	31	20.0000	14,880.0000	120.2957
04/30/11	30	20.0000	14,400.0000	124.3056
05/31/11	31	20.0000	14,880.0000	120.2957
06/30/11	30	20.0000	14,400.0000	124.3056
07/31/11	31	20.0000	14,880.0000	120.2957
08/31/11	31	20.0000	14,880.0000	120.2957
09/30/11	30	20.0000	14,400.0000	124.3056
10/31/11	31	20.0000	14,880.0000	120.2957
11/30/11	30	20.0000	14,400.0000	124.3056
12/31/11	31	20.0000	14,880.0000	120.2957
01/31/12	31	20.0000	14,880.0000	127.6882
02/29/12	29	20.0000	13,920.0000	136.4943
03/31/12	31	20.0000	14,880.0000	127.6882
04/30/12	30	20.0000	14,400.0000	131.9444
05/31/12	31	20.0000	14,880.0000	127.6882
06/30/12	30	20.0000	14,400.0000	131.9444
07/31/12	31	20.0000	14,880.0000	127.6882
08/31/12	31	20.0000	14,880.0000	127.6882
09/30/12	30	20.0000	14,400.0000	131.9444

Month Ending	No. of Days	MWh/hr CECo 2	MWhs CECo 2	Monthly Support Payment Price ($/MWh) CECo 2

10/31/12	31	20.0000	14,880.0000	127.6882
11/30/12	30	20.0000	14,400.0000	131.9444
12/31/12	31	20.0000	14,880.0000	127.6882
01/31/13	31	20.0000	14,880.0000	137.0968
02/28/13	28	20.0000	13,440.0000	151.7857
03/31/13	31	20.0000	14,880.0000	137.0968
04/30/13	30	20.0000	14,400.0000	141.6667
05/31/13	31	20.0000	14,880.0000	137.0968
06/30/13	30	20.0000	14,400.0000	141.6667
07/31/13	31	20.0000	14,880.0000	137.0968
08/31/13	31	20.0000	14,880.0000	137.0968
09/30/13	30	20.0000	14,400.0000	141.6667
10/31/13	31	20.0000	14,880.0000	137.0968
11/30/13	30	20.0000	14,400.0000	141.6667
12/31/13	31	20.0000	14,880.0000	137.0968
01/31/14	31	20.0000	14,880.0000	152.5538
02/28/14	28	20.0000	13,440.0000	168.8988
03/31/14	31	20.0000	14,880.0000	152.5538
04/30/14	30	20.0000	14,400.0000	157.6389
05/31/14	31	20.0000	14,880.0000	152.5538
06/30/14	30	20.0000	14,400.0000	157.6389
07/31/14	31	20.0000	14,880.0000	152.5538
08/31/14	31	20.0000	14,880.0000	152.5538
09/30/14	30	20.0000	14,400.0000	157.6389
10/31/14	31	20.0000	14,880.0000	152.5538
11/30/14	30	20.0000	14,400.0000	157.6389
12/31/14	31	20.0000	14,880.0000	152.5538
01/31/15	31	20.0000	14,880.0000	152.5538
02/28/15	28	20.0000	13,440.0000	168.8988
03/31/15	31	20.0000	14,880.0000	152.5538
04/30/15	30	20.0000	14,400.0000	157.6389
05/31/15	31	20.0000	14,880.0000	152.5538
06/30/15	30	20.0000	14,400.0000	157.6389
07/31/15	31	20.0000	14,880.0000	152.5538
08/31/15	31	20.0000	14,880.0000	152.5538
09/30/15	30	20.0000	14,400.0000	157.6389
10/31/15	31	20.0000	14,880.0000	152.5538
11/30/15	30	20.0000	14,400.0000	157.6389
12/31/15	31	20.0000	14,880.0000	152.5538
01/31/16	31	20.0000	14,880.0000	109.5430
02/29/16	29	20.0000	13,920.0000	117.0977
03/31/16	31	20.0000	14,880.0000	109.5430
04/30/16	30	20.0000	14,400.0000	113.1944
05/31/16	31	20.0000	14,880.0000	109.5430
06/30/16	30	20.0000	14,400.0000	113.1944
07/31/16	31	20.0000	14,880.0000	109.5430
08/31/16	31	20.0000	14,880.0000	109.5430
09/30/16	15	20.0000	7,200.0000	113.1944

SCHEDULE 4.1(c) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
LIST OF APPROVED CAPACITY BUYERS

Constellation Power Source, Inc.
J Aron & Company
Morgan Stanley Group Capital
PP&L Energy Plus, LLC
PSE&G Energy Resources & Trading, LLC
Select Energy, Inc.
Sempra Energy Trading Corp.
TransCanada Power Marketing Ltd.

SCHEDULE 6.2(g) to AMENDED AND RESTATED POWER PURCHASE AGREEMENT
MONTAUP PPA AMENDMENTS OR MODIFICATIONS
First Amendment dated as of June 28, 1989 Agreement dated May 11, 1992 Agreement dated December 18, 2001 Agreement dated March 31, 2003

SCHEDULE G REQUIRED FINDINGS
(1)

The MDTE shall find that the Utilities' auction from which the Agreement was negotiated was consistent with BECo's Restructuring Settlement Agreement approved by the MDTE in D.P.U./D.T.E. 96-23 (the "Settlement Agreement") and CECo's Restructuring Plan approved by the MDTE in D.P.U./D.T.E. 97-111 (the "Restructuring Plan") in that the auction was equitable and maximized the value of the assets that were subject to the auction

(2)

The MDTE shall find the renegotiating the Power Purchase Agreements is consistent with the Massachusetts Electric Restructuring Act of 1997 ("Restructuring Act") and maximizes the mitigation of the Utilities' respective transition costs.

(3)

The MDTE shall find that the Bellingham Execution Agreement and the Amended and Restated Power Purchase Agreements are reasonable, are in the public interest and are consistent with the requirements of G.L. c.164.

(4)

The MDTE shall find that the Utilities' proposed ratemaking treatment for the above-market portion of the Amended and Restated Purchase Power Agreements are consistent with the Settlement Agreement, the Restructuring Plan, the Restructuring Act and G.L. c. 164.

SCHEDULE 1 ADJUSTED BID PRICE AMOUNT: SAMPLE
CALCULATIONS

Peak MWh percentage of total MWh	46.5753%
Peak Heat Rate (MMBtu/MWh)	8.60
Discount Rate	8.10%
Closing Date*	01/01/05	*Asterik indicates an assumption that will be inserted at Calculation Date or a numeric value that will change as a result of that Calculation Date insertion
Start of Adjuster Period*	02/01/05
Initial NEA Bid Price Amount	-$12,566,453.00
Bid Date On Peak Energy Cost*	$273,886,759.99
Calculation Date On-Peak Energy Cost*	$293,296,029.90

Adjusted Bid Price Amount	-$31,975,722.91

Month	Discount Rate	On-Peak MWhs				Bid Date Gas Price ($/MMBtu)	Bid Date On-Peak Energy Price ($/MWh)	Bid Date On-Peak Energy Cost* ($)	Forward NYMEX Gas Price* ($/MMBtu)	Calculation Date On-Peak Energy Price* ($/MWh)	Calculation Date On-Peak Energy Cost* ($)
		BECo 1	BECo 2	CECo	Total

						12/1/2003	12/1/2003	12/1/2003	Example	Example	Example

4/1/2004	8.10%							273,886,759.9900			293,296,029.9000

4/30/04	0.9938	0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
5/31/04	0.9873	0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
6/30/04	0.9810	0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
7/31/04	0.9745	0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
8/31/04	0.9681	0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
9/30/04	0.9619	0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
10/31/04	0.9556	0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
11/30/04	0.9495	0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
12/31/04	0.9432	0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
1/31/05	0.9370	0.0000	0.0000	0.0000	0.0000	0.000	$0.0000	0.0000	0.000	0.0000	0.0000
2/28/05	0.9314	46,300.7725	28,245.0787	15,618.0022	90,163.8534	5.125	$44.0750	3,973,971.8386	7.065	60.7590	5,478,265.5687
3/31/05	0.9253	50,186.2826	30,970.6616	16,928.6568	98,085.6010	4.980	$42.8280	4,200,810.1196	6.900	59.3400	5,820,399.5633
4/30/05	0.9194	47,049.4440	29,842.9036	15,870.5372	92,762.8848	4.605	$39.6030	3,673,688.5267	6.128	52.7008	4,888,678.2393
5/31/05	0.9133	33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.533	$38.9838	2,629,371.8107	5.943	51.1098	3,447,243.9160
6/30/05	0.9075	41,733.3989	21,049.6621	14,077.3621	76,860.4231	4.550	$39.1300	3,007,548.3559	5.943	51.1098	3,928,320.8526
7/31/05	0.9015	45,954.4043	23,303.2777	15,501.2014	84,758.8834	4.567	$39.2762	3,329,006.8562	5.973	51.3678	4,353,877.3707
8/31/05	0.8955	45,597.7310	23,399.0905	15,380.8203	84,377.6418	4.589	$39.4654	3,329,997.3847	5.978	51.4108	4,337,922.0671
9/30/05	0.8898	43,080.5019	23,624.9558	15,951.6900	82,657.1477	4.577	$39.3622	3,253,567.1792	5.948	51.1528	4,228,144.5449
10/31/05	0.8840	45,304.2284	32,341.4956	16,755.9165	94,401.6405	4.602	$39.5772	3,736,152.6064	5.961	51.2646	4,839,462.3396
11/30/05	0.8783	37,869.7542	26,629.1520	14,302.2090	78,801.1152	4.772	$41.0392	3,233,934.7269	6.126	52.6836	4,151,526.4328
12/31/05	0.8725	47,527.4329	29,132.6489	16,031.7585	92,691.8403	4.952	$42.5872	3,947,485.9412	6.291	54.1026	5,014,869.5590
1/31/06	0.8668	51,990.4402	31,595.1950	17,537.2157	101,122.8509	5.053	$43.4558	4,394,374.3841	6.406	55.0916	5,571,019.6526
2/28/06	0.8616	46,300.7725	28,245.0787	15,618.0022	90,163.8534	5.018	$43.1548	3,891,003.0607	6.361	54.7046	4,932,377.5347
3/31/06	0.8559	50,186.2826	30,970.6616	16,928.6568	98,085.6010	4.873	$41.9078	4,110,551.7496	6.171	53.0706	5,205,461.6964
4/30/06	0.8505	47,049.4440	29,842.9036	15,870.5372	92,762.8848	4.573	$39.3278	3,648,160.1808	5.511	47.3946	4,396,459.8199
5/31/06	0.8449	33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.513	$38.8118	2,617,770.7880	5.346	45.9756	3,100,953.3863
6/30/06	0.8395	41,733.3989	21,049.6621	14,077.3621	76,860.4231	4.513	$38.8118	2,983,091.3693	5.351	46.0186	3,537,009.0665
7/31/06	0.8339	45,954.4043	23,303.2777	15,501.2014	84,758.8834	4.528	$38.9408	3,300,578.7267	5.371	46.1906	3,915,063.6796
8/31/06	0.8284	45,597.7310	23,399.0905	15,380.8203	84,377.6418	4.544	$39.0784	3,297,343.2373	5.389	46.3454	3,910,515.5603
9/30/06	0.8232	43,080.5019	23,624.9558	15,951.6900	82,657.1477	4.544	$39.0784	3,230,109.0807	5.359	46.0874	3,809,453.0289
10/31/06	0.8177	45,304.2284	32,341.4956	16,755.9165	94,401.6405	4.589	$39.4654	3,725,598.5030	5.371	46.1906	4,360,468.4157
11/30/06	0.8125	37,869.7542	26,629.1520	14,302.2090	78,801.1152	4.770	$41.0220	3,232,579.3477	5.541	47.6526	3,755,078.0222
12/31/06	0.8072	47,527.4329	29,132.6489	16,031.7585	92,691.8403	4.940	$42.4840	3,937,920.1433	5.706	49.0716	4,548,536.9105
1/31/07	0.8018	51,990.4402	31,595.1950	17,537.2157	101,122.8509	5.049	$43.4214	4,390,895.7581	5.806	49.9316	5,049,225.7420
2/28/07	0.7971	46,300.7725	28,245.0787	15,618.0022	90,163.8534	5.009	$43.0774	3,884,024.3785	5.756	49.5016	4,463,255.0055
3/31/07	0.7918	50,186.2826	30,970.6616	16,928.6568	98,085.6010	4.869	$41.8734	4,107,177.6049	5.556	47.7816	4,686,686.9527
4/30/07	0.7867	47,049.4440	29,842.9036	15,870.5372	92,762.8848	4.614	$39.6804	3,680,868.3740	5.081	43.6966	4,053,422.6720
5/31/07	0.7816	33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.579	$39.3794	2,656,054.1631	4.921	42.3206	2,854,431.6525
6/30/07	0.7766	41,733.3989	21,049.6621	14,077.3621	76,860.4231	4.588	$39.4568	3,032,666.3422	4.923	42.3378	3,254,101.2211
7/31/07	0.7715	45,954.4043	23,303.2777	15,501.2014	84,758.8834	4.608	$39.6288	3,358,892.8385	4.933	42.4238	3,595,793.9176
8/31/07	0.7664	45,597.7310	23,399.0905	15,380.8203	84,377.6418	4.623	$39.7578	3,354,669.4072	4.946	42.5356	3,589,053.6205
9/30/07	0.7615	43,080.5019	23,624.9558	15,951.6900	82,657.1477	4.608	$39.6288	3,275,603.5748	4.909	42.2174	3,489,569.8673
10/31/07	0.7565	45,304.2284	32,341.4956	16,755.9165	94,401.6405	4.598	$39.5428	3,732,905.1900	4.922	42.3292	3,995,945.9211
11/30/07	0.7516	37,869.7542	26,629.1520	14,302.2090	78,801.1152	4.728	$40.6608	3,204,116.3849	5.086	43.7396	3,446,729.2584
12/31/07	0.7467	47,527.4329	29,132.6489	16,031.7585	92,691.8403	4.858	$41.7788	3,872,553.8575	5.251	45.1586	4,185,833.7394
1/31/08	0.7418	51,990.4402	31,595.1950	17,537.2157	101,122.8509	4.953	$42.5958	4,307,408.7324	5.351	46.0186	4,653,532.0264
2/29/08	0.7372	47,954.3715	29,253.8315	16,175.7880	93,383.9910	4.893	$42.0798	3,929,579.6645	5.316	45.7176	4,269,291.9469
3/31/08	0.7323	50,186.2826	30,970.6616	16,928.6568	98,085.6010	4.803	$41.3058	4,051,504.2178	5.136	44.1696	4,332,401.7619
4/30/08	0.7276	47,049.4440	29,842.9036	15,870.5372	92,762.8848	4.613	$39.6718	3,680,070.6132	4.726	40.6436	3,770,217.5847
5/31/08	0.7228	33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.613	$39.6718	2,675,775.9018	4.673	40.1878	2,710,578.9701
6/30/08	0.7182	41,733.3989	21,049.6621	14,077.3621	76,860.4231	4.613	$39.6718	3,049,191.3331	4.673	40.1878	3,088,851.3115
7/31/08	0.7135	45,954.4043	23,303.2777	15,501.2014	84,758.8834	4.643	$39.9298	3,384,405.2624	4.698	40.4028	3,424,496.2142
8/31/08	0.7088	45,597.7310	23,399.0905	15,380.8203	84,377.6418	4.673	$40.1878	3,390,951.7931	4.723	40.6178	3,427,234.1791
9/30/08	0.7043	43,080.5019	23,624.9558	15,951.6900	82,657.1477	4.683	$40.2738	3,328,917.7350	4.703	40.4458	3,343,134.4644
10/31/08	0.6996	45,304.2284	32,341.4956	16,755.9165	94,401.6405	4.673	$40.1878	3,793,794.2481	4.708	40.4888	3,822,209.1419
11/30/08	0.6952	37,869.7542	26,629.1520	14,302.2090	78,801.1152	4.773	$41.0478	3,234,612.4165	4.853	41.7358	3,288,827.5838
12/31/08	0.6906	47,527.4329	29,132.6489	16,031.7585	92,691.8403	4.873	$41.9078	3,884,511.1049	5.008	43.0688	3,992,126.3315
1/31/09	0.6860	51,990.4402	31,595.1950	17,537.2157	101,122.8509	4.943	$42.5098	4,298,712.1672	5.113	43.9718	4,446,553.7752
2/28/09	0.6819	46,300.7725	28,245.0787	15,618.0022	90,163.8534	4.893	$42.0798	3,794,076.9183	5.073	43.6278	3,933,650.5634
3/31/09	0.6774	50,186.2826	30,970.6616	16,928.6568	98,085.6010	4.833	$41.5638	4,076,810.3028	4.923	42.3378	4,152,728.5580
4/30/09	0.6731	47,049.4440	29,842.9036	15,870.5372	92,762.8848	4.678	$40.2308	3,731,925.0658	4.583	39.4138	3,656,137.7889
5/31/09	0.6687	33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.678	$40.2308	2,713,479.2258	4.538	39.0268	2,632,272.0664
6/30/09	0.6644	41,733.3989	21,049.6621	14,077.3621	76,860.4231	4.678	$40.2308	3,092,156.3097	4.548	39.1128	3,006,226.3566
7/31/09	0.6600	45,954.4043	23,303.2777	15,501.2014	84,758.8834	4.678	$40.2308	3,409,917.6863	4.558	39.1988	3,332,446.5186
8/31/09	0.6557	45,597.7310	23,299.0905	15,380.8203	84,377.6418	4.683	$40.2738	3,398,208.2703	4.568	39.2848	3,314,758.7826
9/30/09	0.6515	43,080.5019	23,624.9558	15,951.6900	82,657.1477	4.683	$40.2738	3,328,917.4350	4.568	39.2848	3,247,169.5160
10/31/09	0.6472	45,304.2284	32,341.4956	16,755.9165	94,401.6405	4.683	$40.2738	3,801,912.7892	4.578	39.3708	3,716,668.1078
11/30/09	0.6431	37,869.7542	26,629.1520	14,302.2090	78,801.1152	4.758	$40.9188	3,224,447.0726	4.688	40.3168	3,177,008.8013
12/31/09	0.6388	47,527.4329	29,132.6489	16,031.7585	92,691.8403	4.893	$42.0798	3,900,454.1015	4.808	41.3488	3,832,696.3662
1/31/10	0.6346	51,990.4402	31,595.1950	17,537.2157	101,122.8509	4.943	$42.5098	4,298,712.1672	4.903	42.1658	4,263,925.9065
2/28/10	0.6308	46,300.7725	28,245.0787	15,618.0022	90,163.8534	4.893	$42.0798	3,794,076.9183	4.863	41.8218	3,770,814.6441
3/31/10	0.6267	50,186.2826	30,970.6616	16,928.6568	98,085.6010	4.833	$41.5638	4,076,810.3028	4.783	41.1338	4,034,633.4944
4/30/10	0.6227	47,049.4440	29,842.9036	15,870.5372	92,762.8848	4.678	$40.2308	3,731,925.0658	4.433	38.1238	3,536,473.6675
5/31/10	0.6186	33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.678	$40.2308	2,713,479.2258	4.393	37.7798	2,548,164.6513
6/30/10	0.6146	41,733.3989	21,049.6621	14,077.3621	76,860.4231	4.678	$40.2308	3,092,156.3097	4.393	37.7798	2,903,771.4126
7/31/10	0.6106	45,954.4043	23,303.2777	15,501.2014	84,758.8834	4.678	$40.2308	3,409,914.6863	4.558	39.1988	3,322,446.5186
8/31/10	0.6066	45,597.7310	23,399.0905	15,380.8203	84,377.6418	4.683	$40.2738	3,398,208.2703	4.568	39.2848	3,314,758.7826
9/30/10	0.6027	43,080.5019	23,624.9558	15,951.6900	82,657.1477	4.683	$40.2738	3,328,917.4350	4.568	39.2848	3,247,169.5160
10/31/10	0.5987	45,304.2284	32,341.4956	16,755.9165	94,401.6405	4.683	$40.2738	3,801,912.7892	4.578	39.3708	3,716,668.1078
11/30/10	0.5949	37,869.7542	26,629.1520	14,302.2090	78,801.1152	4.758	$40.9188	3,224,447.0726	4.688	40.3168	3,177,008.8013
12/31/10	0.5910	47,527.4329	29,132.6489	16,031.7585	92,691.8403	4.893	$42.0798	3,900,454.1015	4.808	41.3488	3,832,696.3662
1/31/11	0.5871	51,990.4402	31,595.1950	17,537.2157	101,122.8509	4.943	$42.5098	4,298,712.1672	4.903	42.1658	4,263,925.9065
2/28/11	0.5836	46,300.7725	28,245.0787	15,618.0022	90,163.8534	4.893	$42.0798	3,794,076.9183	4.863	41.8218	3,770,814.6441
3/31/11	0.5797	50,186.2826	30,970.6616	16,928.6568	98,085.6010	4.833	$41.5638	4,076,810.3028	4.783	41.1338	4,034,633.4944
4/30/11	0.5760	47,049.4440	29,842.9036	15,870.5372	9,2762.8848	4.678	$40.2308	3,731,925.0658	4.433	38.1238	3,536,473.6675
5/31/11	0.5722	33,795.2519	22,252.8709	11,399.6840	67,447.8068	4.678	$40.2308	2,713,479.2258	4.393	37.7798	2,548,164.6513
6/30/11	0.5686	41,733.3989	21,049.6621	14,077.3621	76,860.4231	4.678	$40.2308	3,092,156.3097	4.393	37.7798	2,903,771.4126
7/31/11	0.5648	45,954.4043	23,303.2777	15,501.2014	84,758.8834	4.678	$40.2308	3,409,917.6863	4.558	39.1988	3,322,446.5186
8/31/11	0.5611	45,597.7310	23,399.0905	15,380.8203	84,377.6418	4.683	$40.2738	3,398,208.2703	4.568	39.2848	3,314,758.7826
9/30/11	0.5575	43,080.5019	11,024.9771	15,951.6900	70,057.1690	4.683	$40.2738	2,821,468.4129	4.568	39.2848	2,752,181.8727
10/31/11	0.5538	45,304.2284	0.0000	16,755.9165	62,060.1449	4.683	$40.2738	2,499,397.8637	4.578	39.3708	2,443,357.5528
11/30/11	0.5503	37,869.7542	0.0000	14,302.2090	52,171.9632	4.758	$40.9188	2,134,814.1278	4.688	40.3168	2,103,406.6059
12/31/11	0.5467	47,527.4329	0.0000	16,031.7585	63,559.1914	4.893	$42.0798	2,674,558.0623	4.808	41.3488	2,628,096.2934
1/31/12	0.5431	51,990.4402	0.0000	17,537.2157	69,527.6559	4.943	$42.5098	2,955,606.7468	4.903	42.1658	2,931,689.2331
2/29/12	0.5397	47,954.3715	0.0000	16,175.7880	64,130.1595	4.893	$42.0798	2,698,584.2857	4.863	41.8218	2,682,038.7046
3/31/12	0.5362	50,186.2826	0.0000	16,928.6568	67,144.9394	4.833	$41.5638	2,789,551.9182	4.783	41.1338	2,760,692.4943
4/30/12	0.5327	47,049.4440	0.0000	15,870.5372	62,919.9812	4.678	$40.2308	2,531,321.1797	4.433	38.1238	2,398,748.7793
5/31/12	0.5292	33,795.2519	0.0000	11,399.6840	45,194.9359	4.678	$40.2308	1,818,228.4272	4.393	37.7798	1,707,455.6393
6/30/12	0.5259	41,733.3989	0.0000	14,077.3621	55,810.7610	4.678	$40.2308	2,245,311.5636	4.393	37.7798	2,108,519.3884
7/31/12	0.5224	45,954.4043	0.0000	15,501.2014	61,455.6057	4.678	$40.2308	2,472,408.1818	4.558	39.1988	2,408,985.9967
8/31/12	0.5189	45,597.7310	0.0000	15,380.8203	60,978.5513	4.683	$40.2738	2,455,837.9793	4.568	39.2848	2,395,530.1921
9/30/12	0.5156	43,080.5019	0.0000	15,951.6900	59,032.1919	4.683	$40.2738	2,377,450.6901	4.568	39.2848	2,319,067.8524
10/31/12	0.5122	45,304.2284	0.0000	16,755.9165	62,060.1449	4.683	$40.2738	2,499,397.8637	4.578	39.3708	2,443,357.5528
11/30/12	0.5090	37,869.7542	0.0000	14,302.2090	52,171.9632	4.758	$40.9188	2,134,814.1278	4.688	40.3168	2,103,406.6059
12/31/12	0.5056	47,527.4329	0.0000	16,031.7585	63,559.1914	4.893	$42.0798	2,674,558.0623	4.808	41.3488	2,628,096.2934
1/31/13	0.5023	51,990.4402	0.0000	17,537.2157	69,527.6559	4.943	$42.5098	2,955,606.7468	4.903	42.1658	2,931,689.2331
2/28/13	0.4993	46,300.7725	0.0000	15,618.0022	61,918.7747	4.893	$42.0798	2,605,529.6556	4.863	41.8218	2,589,554.6117
3/31/13	0.4960	50,186.2826	0.0000	16,928.6568	67,114.9394	4.833	$41.5638	2,789,551.9182	4.783	41.1338	2,760,692.4943
4/30/13	0.4928	47,049.4440	0.0000	15,870.5372	62,919.9812	4.678	$40.2308	2,531,321.1797	4.433	38.1238	2,398,748.7793
5/31/13	0.4896	33,795.2519	0.0000	11,399.6840	45,194.9359	4.678	$40.2308	1,818,228.4272	4.393	37.7798	1,707,455.6393
6/30/13	0.4865	41,733.3989	0.0000	14,077.3621	55,810.7610	4.678	$40.2308	2,245,311.5636	4.393	37.7798	2,108,519.3884
7/31/13	0.4832	45,954.4043	0.0000	15,501.2014	61,455.6057	4.678	$40.2308	2,472,408.1818	4.558	39.1988	2,408,985.9967
8/31/13	0.4801	45,597.7310	0.0000	15,380.8203	60,978.5513	4.683	$40.2738	2,455,837.9793	4.568	39.2848	2,395,530.1921
9/30/13	0.4770	43,080.5019	0.0000	15,951.6900	59,032.1919	4.683	$40.2738	2,377,450.6901	4.568	39.2848	2,319,067.8524
10/31/13	0.4739	45,304.2284	0.0000	16,755.9165	62,060.1449	4.683	$40.2738	2,499,397.8637	4.578	39.3708	2,443,357.5528
11/30/13	0.4708	37,869.7542	0.0000	14,302.2090	52,171.9632	4.758	$40.9188	2,134,814.1278	4.688	40.3168	2,103,406.6059
12/31/13	0.4677	47,527.4329	0.0000	16,031.7585	63,559.1914	4.893	$42.0798	2,674,558.0623	4.808	41.3488	2,628,096.2934
1/31/14	0.4646	51,990.4402	0.0000	17,537.2157	69,527.6559	4.943	$42.5098	2,955,606.7468	4.903	42.1658	2,931,689.2331
2/28/14	0.4619	46,300.7725	0.0000	15,618.0022	61,918.7747	4.893	$42.0798	2,605,529.6556	4.863	41.8218	2,589,554.6117
3/31/14	0.4588	50,186.2826	0.0000	16,928.6568	67,114.9394	4.833	$41.5638	2,789,551.9182	4.783	41.1338	2,760,692.4943
4/30/14	0.4559	47,049.4440	0.0000	15,870.5372	62,919.9812	4.678	$40.2308	2,531,321.1797	4.433	38.1238	2,398,748.7793
5/31/14	0.4529	33,795.2519	0.0000	11,399.6840	45,194.9359	4.678	$40.2308	1,818,228.4272	4.393	37.7798	1,707,455.6393
6/30/14	0.4500	41,733.3989	0.0000	14,077.3621	55,810.7610	4.678	$40.2308	2,245,311.5636	4.393	37.7798	2,108,519.3884
7/31/14	0.4470	45,954.4043	0.0000	15,501.2014	61,455.6057	4.678	$40.2308	2,472,408.1818	4.558	39.1988	2,408,985.9967
8/31/14	0.4441	45,597.7310	0.0000	15,380.8203	60,978.5513	4.683	$40.2738	2,455,837.9793	4.568	39.2848	2,395,530.1921
9/30/14	0.4413	43,080.5019	0.0000	15,951.6900	59,032.1919	4.683	$40.2738	2,377,450.6901	4.568	39.2848	2,319,067.8524
10/31/14	0.4383	45,304.2284	0.0000	16,755.9165	62,060.1449	4.683	$40.2738	2,499,397.8637	4.578	39.3708	2,443,357.5528
11/30/14	0.4356	37,869.7542	0.0000	14,302.2090	52,171.9632	4.758	$40.9188	2,134,814.1278	4.688	40.3168	2,103,406.6059
12/31/14	0.4327	47,527.4329	0.0000	16,031.7585	63,559.1914	4.893	$42.0798	2,674,558.0623	4.808	41.3488	2,628,096.2934
1/31/15	0.4298	51,990.4402	0.0000	17,537.2157	69,527.6559	4.943	$42.5098	2,955,606.7468	4.903	42.1658	2,931,689.2331
2/28/15	0.4273	46,300.7725	0.0000	15,618.0022	61,918.7747	4.893	$42.0798	2,605,529.6556	4.863	41.8218	2,589,554.6117
3/31/15	0.4244	50,186.2826	0.0000	16,928.6268	67,114.9394	4.833	$41.5638	2,789,551.9182	4.783	41.1338	2,760,692.4943
4/30/15	0.4217	47,049.4440	0.0000	15,870.5372	62,919.9812	4.678	$40.2308	2,531,321.1797	4.433	38.1238	2,398,748.7793
5/31/15	0.4190	33,795.2519	0.0000	11,399.6840	45,194.9359	4.678	$40.2308	1,818,228.4272	4.393	37.7798	1,707,455.6393
6/30/15	0.4163	41,733.3989	0.0000	14,077.3621	55,810.7610	4.678	$40.2308	2,245,311.5636	4.393	37.7798	2,108,519.3884
7/31/15	0.4135	45,954.4043	0.0000	15,501.2014	61,455.6057	4.678	$40.2308	2,472,408.1818	4.558	39.1988	2,408,985.9967
8/31/15	0.4108	45,597.7310	0.0000	15,380.8203	60,978.5513	4.683	$40.2738	2,455,837.9793	4.568	39.2848	2,395,530.1921
9/30/15	0.4082	43,080.5019	0.0000	15,951.6900	59,032.1919	4.683	$40.2738	2,377,450.6901	4.568	39.2848	2,319,067.8524
10/31/15	0.4055	45,304.2284	0.0000	16,755.9165	62,060.1449	4.683	$40.2738	2,499,397.8637	4.578	39.3708	2,443,357.5528
11/30/15	0.4029	37,869.7542	0.0000	14,302.2090	52,171.9632	4.758	$40.9188	2,134,814.1278	4.688	40.3168	2,103,406.6059
12/31/15	0.4003	47,527.4329	0.0000	16,031.7585	63,559.1914	4.893	$42.0798	2,674,558.0623	4.808	41.3488	2,628,096.2934
1/31/16	0.3976	51,990.4402	0.0000	17,537.2157	69,527.6559	4.943	$42.5098	2,955,606.7468	4.903	42.1658	2,931,689.2331
2/29/16	0.3952	47,954.3715	0.0000	16,175.7880	64,130.1595	4.893	$42.0798	2,698,584.2857	4.863	41.8218	2,682,038.7046
3/31/16	0.3926	50,186.2826	0.0000	16,928.6568	67,114.9394	4.833	$41.5638	2,789,551.9182	4.783	41.1338	2,760,692.4943
4/30/16	0.3901	47,049.4440	0.0000	15,870.5372	62,919.9812	4.678	$40.2308	2,531,321.1797	4.433	38.1238	2,398,748.7793
5/31/16	0.3875	33,795.2519	0.0000	11,399.6840	45,194.9359	4.678	$40.2308	1,818,228.4272	4.393	37.7798	1,707,455.6393
6/30/16	0.3850	41,733.3989	0.0000	14,077.3621	55,810.7610	4.678	$40.2308	2,245,311.5636	4.393	37.7798	2,108,519.3884
7/31/16	0.3825	45,954.4043	0.0000	15,501.2014	61,455.6057	4.678	$40.2308	2,472,408.1818	4.558	39.1988	2,408,985.9967
8/31/16	0.3800	45,597.7310	0.0000	15,380.8203	60,978.5513	4.683	$40.2738	2,455,837.9793	4.568	39.2848	2,395,530.1921
9/30/16	0.3775	21,011.8422	0.0000	8,507.5680	29,519.4102	4.683	$40.2738	1,188,858.8225	4.568	39.2848	1,159,664.1258

SCHEDULE 1.5 CALCULATION DATE ADJUSTED BID PRICE AMOUNT

SCHEDULE 2.2(b)(iii) FORM OF COLLATERAL ASSIGNMENT

AFFIRMATION OF CONSENT TO COLLATERAL ASSIGNMENT

Reference is made to (a) the Consent and Agreement dated as of June 28, 1989 (the "Consent") between Boston Edison Company ("BECo") and the Chase Manhattan Bank (National Association) as agent (the "Agent"), and accepted by Northeast Energy Associates, a Limited Partnership ("Northeast"), (b) the Accommodation Agreement dated as of June 28, 1989 (the "Accommodation Agreement") among Northeast, the Agent, BECo and certain other parties, (c) the Confirmation Agreement dated September 16, 1994 (the "Confirmation Agreement") between BECo, NEA and State Street Bank and Trust Company as collateral agent (the Collateral Agent") and (d) the confirmation letter dated December 1, 1994 (the "Confirmation Letter") between BECo and the Collateral Agent.

BECo hereby affirms and agrees as follows:

(a) The Consent, Accommodation Agreement, Confirmation Letter and Confirmation Agreement shall remain in full force and effect following the "Effective Date" of the Amended and Restated Power Purchase Agreement (as such term is defined in that agreement).

(b) Upon the Effective Date, all references in Paragraphs 3, 4(c), 4(d), 4(f), 4(j), 5, 6, 7, 8, 9, 10, 11 and 12 of the Consent to the "Power Purchase Agreement" shall mean the Amended and Restated Power Purchase Agreement and all references to the "Power Purchase Agreements" shall mean the Amended and Restated Power Purchase Agreements.

(c) Upon the Effective Date, all references in Articles 4 and 5 and Appendix A of the Accommodation Agreement to the "Power Sale Agreements," "Commonwealth Agreements" and "Edison Agreements" shall mean the Amended and Restated Power Purchase Agreements.

The provisions hereof shall be governed by the laws of the Commonwealth of Massachusetts.
IN WITNESS WHEREOF, BECo has caused this agreement to be executed as of the date set forth below.
BOSTON EDISON COMPANY
By:

Name:
Title:
Dated:

AGREED:
NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By Northeast Energy LP Its General Partner
By ESI Northeast Energy GP Inc. Its Administrative General Partner
By:

Authorized Representative

SCHEDULE 2.2(b)(iv) FORM OF MUTUAL RELEASE

Schedule 2.2(b)(iv) to Execution Agreement
MUTUAL RELEASE

THIS MUTUAL RELEASE ("Release") is made as of __________, 2004, by and between Boston Edison Company, a Massachusetts corporation (the "Utility"), and Northeast Energy Associates, A Limited Partnership, a Massachusetts limited partnership ("NEA"). The Utility and NEA are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties").

Recitals
A. NEA owns a nominal 300 MW natural gas-fired electricity and steam generating plant located in Bellingham, Massachusetts (the "Facility").

B. BECO and NEA are parties to (1) a certain Power Purchase Agreement dated April 1, 1986, as amended as of the Effective Time (as defined herein), pursuant to which BECO purchases from NEA a portion of the Facility's capacity and associated energy, and (2) a certain Power Purchase Agreement dated January 28, 1988, as mended as of the Effective Time, pursuant to which BECO purchases from NEA a portion of the Facility's capacity and associated energy (each of (1) and (2), singly, a "Power Purchase Agreement," and collectively, the "Power Purchase Agreements").

C. BECO and NEA desire to amend and restate each of the Power Purchase Agreements, and contemporaneously herewith, are entering into amended and restated power purchase agreements for each of the Power Purchase Agreements (collectively, the "Amended and Restated Power Purchase Agreements").

D. In connection with entering into the Amended and Restated Power Purchase Agreements, BECO and NEA, pursuant to all terms, conditions and provisions of this Release, desire to release each other from obligations arising prior to the Effective Time under the Power Purchase Agreements.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Effective Time of Release. This Release shall be effective as of the Effective Time (the "Effective Time") as such term is defined in that certain Bellingham Execution Agreement dated as of ____________, 2004 by and among the Utility, NEA, and Commonwealth Electric Company (the "Execution Agreement").

2. Releases.

(a) Except as provided in Section 2(b) hereof, each Party (the "Releasing Party"), intending to be legally bound on behalf of themselves, their past, present and future parents, subsidiaries, Affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, employees (acting in their capacity as such), members, partners and representatives ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY, FULLY AND FOREVER ACQUIT, RELEASE AND DISCHARGE AND COVENANT NOT TO SUE the other Party (the "Released Party") and any and all of its past, present and future parents, subsidiaries, Affiliates, successors, predecessors, assigns, directors, officers, agents, attorneys, employees (acting in their capacity as such), members, partners and representatives (i) from or with respect to any and all Claims (as hereinafter defined) that the Releasing Party ever had, now has or hereafter can, shall or may have arising out of or in connection with the execution, performance or nonperformance or assignment of the Power Purchase Agreements and the sale and purchase of electric energy and capacity from the Facility up to the Effective Time and (ii) from or with respect to any and all Claims whether in law or equity and whether arising in contract (including breach), tort or otherwise, and irrespective of fault, negligence or strict liability that the Releasing Party ever had, now has or hereafter can, shall or may have arising out of or in connection with any business or activities of the Released Party, including activities associated with the Facility or relating to the Power Purchase Agreements and the sale and purchase of electric energy and capacity from the Facility up to the Effective Time. For purposes of this Release, "Claims" shall mean all claims, causes of action, demands, obligations, charges, complaints, controversies, damages, liabilities, costs, expenses (including, without limitation, interest penalties and attorneys' fees and disbursements), judgments, guarantees, agreements or defaults of every and any nature.

(b) The Releases set forth in this Section 2 will not apply with respect to any electric energy or capacity delivered by NEA to the Utility under the Power Purchase Agreements for which NEA has not been compensated by the Utility as of the Effective Time or as to which NEA owes refunds or credits to the Utility as of the Effective Time.

Representations and Warranties of the Utility. The Utility hereby represents and warrants as of the Effective Time that:

(a) Authority. The Utility is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to enter into and be bound by the terms of this Release. The execution and delivery of, and the performance by the Utility of its obligations under, this Release have been duly and validly authorized by all necessary corporate action of the Utility. This Release has been duly and validly executed and delivered by the Utility and constitutes a valid and binding obligation of the Utility, enforceable against the Utility in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(b) No Conflicts. The execution and delivery of this Release will not (i) violate or conflict with any provisions of the Utility's articles of organization or bylaws, (ii) violate, conflict with or result in the breach or termination of any material agreement or instrument to which the Utility is a party or (iii) violate or conflict with (or require any filing, consent, or similar action under) any law, rule, regulation, judgment, order, injunction, decree or award that applies to or binds the Utility or its property.

(c) Litigation. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of the Utility, threatened against or relating to this Release, which could reasonably be expected to (i) have a material adverse effect on this Release or (ii) prevent the performance by the Utility of its obligations under this Release.

(d) Consents and Approvals. The execution, delivery and performance by the Utility of its obligations under this Release does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any person or entity which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(e) Assignments. The Utility has not assigned nor otherwise transferred its rights or obligations under either of the Power Purchase Agreements to any third party.

(f) No Default. Neither the Utility nor, to the best of the Utility's knowledge, NEA is in default under either of the Power Purchase Agreements, and no condition exists that, with the passage of time, the giving of notice, or both, would constitute any such default.

(g) Negotiations. The terms and provisions of this Release are the result of arm's length and good faith negotiations on the part of the Utility.
4. Representations and Warranties of NEA. NEA hereby represents and warrants as of the Effective Time that:

(a) Authority. NEA is a limited partnership validly formed and validly existing under the laws of the Commonwealth of Massachusetts and has all requisite partnership power and authority to be bound by the terms of this Release. The execution and delivery of, and the performance by NEA of its obligations under, this Release have been duly and validly authorized by all necessary partnership action of NEA. This Release has been duly and validly executed and delivered by the Utility and constitutes a valid and binding obligation of NEA, enforceable against NEA in accordance with its terms, except as such enforceability may be limited by law or principles of equity.

(b) No Conflicts. The execution and delivery of this Release will not (i) violate or conflict with any provisions of NEA's formation or governance documents, (ii) violate, conflict with or result in the breach or termination of any material agreement or instrument to which NEA is a party or (iii) violate or conflict with (or require any filing, consent, or similar action under) any law, rule, regulation, judgment, order, injunction, decree or award that applies to or binds NEA or its property.

(c) Litigation. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of NEA, threatened against or relating to this Release, which could reasonably be expected to (i) have a material adverse effect on this Release or (ii) prevent the performance by NEA of its obligations under this Release.

(d) Consents and Approvals. The execution, delivery and performance by NEA of its obligations under this Release does not and, under existing facts and law, will not, require any approval, consent, permit, license or other authorization of, or filing or registration with, or any other action by, any person or entity which has not been duly obtained, made or taken, and all such approvals, consents, permits, licenses, authorizations, filings, registrations and actions are in full force and effect, final and non-appealable.

(e) Assignments. Except for such assignments that have been made in connection with the financing of the Facility, NEA has not assigned nor otherwise transferred its rights or obligations under either of the Power Purchase Agreements to any third party.

(f) No Default. Neither NEA nor, to the best of NEA's knowledge, the Utility is in default under either of the Power Purchase Agreements, and no condition exists that, with the passage of time, the giving of notice, or both, would constitute any such default.

(g) Negotiations. The terms and provisions of this Release are the result of arm's length and good faith negotiations on the part of NEA.

5. Governing Law. This Release shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts. All disputes arising between the Parties concerning the construction or enforcement of this Release that the Parties are unable to settle between themselves shall be submitted to a trial by judge. The Parties hereby waive any rights to a trial by jury. All proceedings shall be held in Massachusetts.

6. Assignment. This Release shall be binding upon and inure to the benefit of the respective administrators, representatives, successors and permitted assigns of the Parties.

7. Entire Agreement. As of the Effective Time, this Release, the Execution Agreement and the Amended and Restated Power Purchase Agreements between the Parties constitute the entire agreement between the Parties with respect to the release of each of the Parties' Claims under the Power Purchase Agreements. All prior communications between or involving the Parties, whether oral or written, pertaining to or made in connection with this Release are void, shall have no binding force or effect and are replaced in their entirety by this Release.

8. Notices. Any notice or communication given pursuant hereto shall be in writing and (a) delivered personally (personally delivered notices shall be deemed given upon written acknowledgment of receipt after delivery to the address specified or upon refusal of receipt); (b) mailed by registered or certified mail, postage prepaid (mailed notices shall be deemed given on the actual date of delivery, as set forth in the return receipt, or upon refusal of receipt); (c) e-mailed (e-mailed notices shall be deemed given upon actual receipt) or (d) delivered in full by telecopy (telecopied notices shall be deemed given upon actual receipt), in either case addressed or telecopied as follows or to such other addresses or telecopy numbers as may hereafter be designated by either Party to the other in writing:

If to NEA:

Northeast Energy Associates, A Limited Partnership
c/o Northeast Energy LP
c/o ESI Northeast Energy GP, Inc.
Its Administrative General Partner
700 Universe Blvd.
P.O. Box 14000
Juno Beach, FL 33408
Attention: Business Manager
Facsimile: 561-304-5161

with a copy to: Tractebel Power, Inc. 1990 Post Oak Blvd Suite 1900 Houston, TX 77056 Attention: General Counsel Facsimile: 713-636-1858
If to the Utility: Boston Edison Company One NSTAR Way, NE 220 Westwood, MA 02090-9230 Attention: Ellen K. Angley, Vice President, Energy Supply and Transmission Facsimile: (781) 441-8078
with a copy to: Legal Department NSTAR Electric & Gas Corporation 800 Boylston Street Boston, Ma 02109 Attention: T.N. Cronin, Assistant General Counsel Facsimile: (617) 424-2733
9. Counterparts. This Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, each Party has caused this Release to be executed by its duly authorized officer or representative, as applicable, as of the date first above written.
Boston Edison Company
By:

Name:

Title:

NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP
By Northeast Energy LP Its General Partner
By ESI Northeast Energy GP Inc. Its Administrative General Partner
By:

Authorized Representative

SCHEDULE 3.5 UTILITY BROKER/AGENT
Concentric Energy Advisors, Inc.

SCHEDULE 4.5 NEA BROKER/AGENT
None.

SCHEDULE 5.3
INTERIM PERIOD DELIVERY POINTS
Interim Period Delivery Points

Interim Period Delivery Point	Medway 115	Bellingham Bus 132	Sandwich 115	Sandwich 115
Power Purchase Agreement	BECo A	BECo B	CECo 1	CECo 2

Interim Period On-Peak Energy Price ($/MWh)

Month	Medway 115	Bellingham Bus 132	Sandwich 115

April-04	45.1646	43.9375	43.7705
May-04	48.8666	47.5389	47.3583
June-04	50.8410	49.4597	49.2718
July-04	58.7387	57.1427	56.9258
August-04	58.7387	57.1427	56.9256
September-04	48.8666	47.5389	47.3583
October-04	47.8794	46.5785	46.4016
November-04	47.8794	46.5785	46.4016
December-04	49.8538	48.4993	48.3150
January-05	57.4232	55.8630	55.6508
February-05	55.5739	54.0639	53.8585
March-05	48.4982	47.1805	47.0012

Interim Period On-Peak Delivery Quantities (MWh)

Interim Period On-Peak Delivery Quantities (MWh)

Month	BECo A	BECo B	CECo 1	CECo 2	Total

April-04	50,896.2705	31,677.9430	9,333.6964	7,840.3180	99,748.2279
May-04	13,650.7412	8,496.2493	2,503.3637	2,102.8289	26,753.1831
June-04	46,327.9168	23,363.4368	8,493.0208	7,134.1248	85,318.4992
July-04	43,115.7552	22,301.4624	7,904.1648	6,639.4944	79,960.8768
August-04	45,486.1792	23,363.4368	8,338.7040	7,004.5184	84,192.8384
September-04	40,388.3088	22,301.4624	8,176.6944	6,868.4112	77,734.8768
October-04	38,288.8128	27,726.0816	7,794.8640	6,547.6992	80,357.4576
November-04	43,433.1744	30,172.5984	8,793.1536	7,386.2208	89,785.1472
December-04	53,802.4832	33,046.1792	9,863.2832	8,285.1520	104,997.0976
January-05	50,412.0288	30,635,9760	9,241.7472	7,763.0448	98,052.7968
February-05	47,338.3680	28,878.0480	8,678.2720	7,289.7280	92,184.4160
March-05	53,297.1824	32,890.4416	9,770.6576	8,207.3568	104,165.6384

Interim Period Off-Peak Delivery Quantities (MWh)

Interim Period Off-Peak Delivery Quantities (MWh)

Month	BECo A	BECo B	CECo 1	CECo 2	Total

April-04	53,209.7373	33,114.8495	9,757.9553	8,196.6960	104,282.2381
May-04	18,087.2321	11,257.5303	3,316.9568	2,786.2484	35,447.9676
June-04	48,433.7312	24,425.4112	8,879.0672	7,458.4032	89,196.6128
July-04	52,354.8456	27,080.3472	9,597.9144	8,062.2432	97,095.3504
August-04	50,655.0632	26,018.3728	9,286.2840	7,800.4864	93,760.2064
September-04	46,158.0672	25,487.3856	9,344.7936	7,849.6128	88,839.8592
October-04	46,493.5584	33,667.3848	9,465.1920	7,950.7776	97,576.9128
November-04	49,637.9136	34,482.9696	10,049.3184	8,441.3952	102,611.5968
December-04	54,972.1024	33,764.5744	10,077.7024	8,465.2640	107,279.6432
January-05	61,214.6064	37,200.8280	11,222.1216	9,426.5544	119,064.1104
February-05	52,072.2048	31,765.8528	9,546.0992	8,018.7008	101,402.8576
March-05	54,455.8168	33,605.4512	9,983.0632	8,385.7776	106,430.1088

Interim Period Delivery Rate (MWh/h)

Interim Period Delivery Schedule MWh/h

Month	BECo A	BECo B	CECo 1	CECo 2	Total

April-04	144.5917	89.9942	26.5162	22.2736	283.3757
May-04	42.6586	26.5508	7.8230	6.5713	83.6037
June-04	131.6134	66.3734	24.1279	20.2674	242.3821
July-04	128.3207	66.3734	23.5243	19.7604	237.9788
August-04	129.2221	66.3734	23.6895	19.8992	239.1842
September-04	120.2033	66.3734	24.3354	20.4417	231.3538
October-04	113.9548	82.5181	23.1990	19.4872	239.1591
November-04	129.2654	89.7994	26.1701	21.9828	267.2177
December-04	146.2024	89.7994	26.8024	22.5140	285.3182
January-05	150.0358	91.1785	27.5052	23.1043	291.8238
February-05	147.9324	90.2439	27.1196	22.7804	288.0763
March-05	144.8293	89.3762	26.5507	22.3026	283.0588

Interim Period Support Payment Rate ($/MWh)

Interim Period Support Payment Rate ($/MWh)

Month	BECo A	BECo B	CECo 1	CECo 2

April-04	28.5286	87.9687	53.9503	77.3211
May-04	93.5788	288.5524	176.9662	253.6266
June-04	31.3418	119.2747	59.2905	84.9750
July-04	31.1091	115.4271	58.8502	84.3438
August-04	30.8920	115.4271	58.4398	83.7555
September-04	34.3169	119.2747	58.7850	84.2504
October-04	35.0309	92.8438	59.6754	85.5262
November-04	31.9111	88.1595	54.6637	78.3441
December-04	27.3042	85.3156	51.6524	74.0280
January-05	19.2606	70.4632	31.7633	59.9200
February-05	21.6275	78.8208	35.6665	67.2832
March-05	19.9530	71.8841	32.9052	62.0739